Exhibit 10.8

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of September 20, 2017

Among

Lupert Ltd, as Holdings,

Syneron Medical Ltd and

Syneron, Inc. as the Borrowers,

ING Capital LLC,

as Administrative Agent and Collateral Agent,

THE OTHER LENDERS FROM TIME TO TIME PARTY HERETO

ING CAPITAL LLC

and,

HSBC BANK PLC

as Joint Lead Arrangers and Joint Bookrunners

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

SCHEDULES

1.01A	–	Certain Security Interests and Guarantees
1.01B	–	Unrestricted Subsidiaries
1.01D	–	Guarantors
2.01(b)	–	Revolving Credit Commitments
5.06	–	Litigation
5.11	–	Subsidiaries
5.22(a)	–	Products
5.22(d)(vi)	–	FDA/DEA Letters
5.22(d)(vii)	–	Product Retrievals
6.12(b)	–	Post-Closing
7.01(b)	–	Existing Liens
7.02(g)	–	Existing Investments
7.03(c)	–	Existing Indebtedness
7.05		Dispositions
7.07	–	Transactions with Affiliates
7.11		Negative Pledge Clauses
10.02	–	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	–	Committed Loan Notice
B-1	–	[Reserved]
B-2	–	[Reserved]
C-1	–	[Reserved]
C-2	–	Revolving Credit Note
D	–	Compliance Certificate
E	–	Assignment and Assumption
F	–	Guaranty
G	–	Security Agreement
H	–	Israeli Collateral Documents
I	–	IIA Undertaking
J-1	–	Closing Certificate
J-2		Israeli Closing Certificate
K	–	[Reserved]
L	–	[Reserved]
M	–	[Reserved]
N	–	Solvency Certificate
O	–	U.S. Tax Compliance Certificate
P	–	[Reserved]
Q	–	Subordinated Intercompany Note
R	–	[Reserved]
S	–	[Reserved]
T	–	[Reserved]
U-1	–	Form of Hedge Bank Designation
U-2	–	Form of Cash Management Bank Designation

-v-

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of September 20, 2017, among Syneron Medical Ltd, a company formed under the laws of the State of Israel (the “Israeli Borrower”). Syneron, Inc., a Delaware corporation (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrower”), Lupert Ltd, a private company formed under the laws of the State of Israel (“Israeli Holdings”), ING Capital LLC (“ING”), as Administrative Agent and Collateral Agent, and each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”; each as hereafter further defined).

PRELIMINARY STATEMENTS

1. The Borrower has requested that the Lenders extend credit to the Borrower in the form of Revolving Credit Commitments in an initial aggregate principal amount of $50,000,000 (the “Revolving Credit Facility”) available in US Dollars and Alternative Currencies.

2. The proceeds of the Revolving Credit Facility may be used by the Borrower for working capital and other general corporate purposes, including the financing of Permitted Acquisitions and other investments and dividends (to the extent permitted herein) and any other use not prohibited by the Loan Documents.

3. The applicable Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary (determined as if references to the Holdings and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Acquired Entity or Business or Converted Restricted Subsidiary and its subsidiaries that will become Restricted Subsidiaries), as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary in accordance with GAAP.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Additional Lender” has the meaning specified in Section 2.14(d).

“Adjusted Eurocurrency Rate” means, for any Interest Period with respect to any Eurocurrency Rate Loan, a rate per annum equal to the product of (i) the Eurocurrency Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Administrative Agent” means ING, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.09.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Agent Fee Letter” means the Administrative Agent Fee Letter between the Borrower and the Administrative Agent dated as of the date hereof.

“ADI” means an authorised deposit-taking institution as defined by the Banking Act 1959 (Cth) of Australia.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has a meaning correlative thereto.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, advisors and other representatives of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.17.

“Alternative Currency” means each of the following currencies: Euros, Sterling and Canadian Dollars, together with each other currency (other than Dollars) that is approved in accordance with Section 1.10.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to 33.3% of the Aggregate Commitments. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Ancillary Commitment” shall mean, with respect to any Ancillary Lender and Ancillary Facility, the maximum amount that such Ancillary Lender has agreed to make available from time to time prior to the Maturity Date with respect to the Revolving Credit Commitments under such Ancillary Facility pursuant to Section 2.03 by such Ancillary Lender; provided that at no time shall (a) all Ancillary Commitments of such Ancillary Lender and the Revolving Credit Exposure of such Ancillary Lender exceed the Revolving Credit Commitment of such Ancillary Lender or (b) all Ancillary Commitments exceed the Revolving Credit Commitment.

“Ancillary Facility” shall mean any letter of credit facility made available to any Borrower in accordance with Section 2.03.

“Ancillary Facility Document” means, with respect to any Ancillary Facility, each document or instrument between any Restricted Subsidiary and the applicable Ancillary Lender thereunder governing such Ancillary Facility.

“Ancillary Facility Exposure” shall mean, at any time, with respect to any Ancillary Lender and any Ancillary Facility then in effect, the Dollar Equivalent of the sum of the following amounts outstanding under such Ancillary Facility:

(a) the face amount of each letter of credit under such Ancillary Facility (net of any cash cover and otherwise as the maximum liability thereunder is reduced in accordance with its terms and by calls thereon which have been satisfied, and excluding any liability in respect of amounts of interest, fees and similar charges); and

(b) the amount fairly representing the aggregate exposure (excluding interest, fees and similar charges) of such Ancillary Lender under each other type of accommodation provided under such Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Facility Document.

“Ancillary Facility Obligations” means, with respect to any Person, the obligations of such Person owing to any Ancillary Lender under an Ancillary Facility and any related Ancillary Facility Documents.

“Ancillary Lender” shall mean, with respect to any Ancillary Facility, the Revolving Credit Lender or an Affiliate of such Revolving Credit Lender that has made such Ancillary Facility available under Section 2.03; provided that with respect to any Ancillary Lender that is not a Lender or an Agent, such Ancillary Lender shall have delivered to the Administrative Agent a letter agreement substantially in the form of Exhibit U-3 or such other form as shall be reasonably acceptable to the Borrower and the Administrative Agent.

“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for Eurocurrency Rate Loans or Base Rate Loans as notified to the Administrative Agent and the Borrower or as otherwise specified in the Assignment and Assumption pursuant to which such Lender became a party hereto, any of which offices may, subject to Section 3.01(e) and Section 3.02, be changed by such Lender upon ten (10) days’ prior written notice to the Administrative Agent and the Borrower.

“Applicable Rate” means a percentage per annum equal to, (i) until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 6.01, for (x) Revolving Credit Loans that are Eurocurrency Rate Loans, 3.00% and (y) Revolving Credit Loans that are Base Rate Loans, 2.00% and (ii) thereafter, in connection with Revolving Credit Loans and Commitment Fees, the percentages per annum set forth in the table below, based upon the First Lien Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate for Revolving Credit Loans

Pricing Level	First Lien Senior Secured Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans	Commitment Fee Rate
I	> 2.00:1.00	3.50%	2.50%	1.16550%
II	< 2.00:1.00 but > 1.00:1.00	3.25%	2.25%	1.083%

III	< 1.00:1.00	3.00%	2.00%	1.000%

Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Senior Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a).

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the First Lien Senior Secured Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Rate that is less than that which would have been applicable had the First Lien Senior Secured Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Rate” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined First Lien Senior Secured Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period as a result of the miscalculation of First Lien Senior Secured Leverage Ratio shall be deemed to be (and shall be) earned and due and, subject to the foregoing proviso payable, at the time the interest or fees for such period were required to be paid pursuant to Section 2.08, 2.09 or 2.12, as applicable; provided that notwithstanding the foregoing, so long as an Event of Default described in Section 8.01(a) (other than solely as a result of the failure to pay amounts required due to a miscalculation as provided in this paragraph) or Section 8.01(f) has not occurred with respect to the Borrower, such shortfall shall not be required to be paid until the date that is five (5) Business Days following the demand thereof by the Administrative Agent. In addition, (i) at the option of the Required Lenders, at any time during which the Borrower shall have failed to deliver the Section 6.01 Financials by the date required under Section 6.01, then the First Lien Senior Secured Leverage Ratio shall be deemed to be in Pricing Level I for the purposes of determining the Applicable Rate (but only for so long as such failure continues, after which the Pricing Level shall be otherwise as determined as set forth above) and (ii) at any time an Event of Default exists, pursuant to clause (a) or (f) of Section 8.01, then the First Lien Senior Secured Leverage Ratio shall be deemed to be in Pricing Level I for the purposes of determining the Applicable Rate.

Notwithstanding the foregoing, in the event that the Effective Yield applicable to any first priority term loans incurred pursuant to Section 7.03(u)(i) would be more than 0.50% greater than the Effective Yield for the Revolving Credit Loans, the Applicable Rate set forth above for Revolving Credit Loans shall be increased from those provided above so that the Effective Yield for the Revolving Credit Loans is equal to (x) the Effective Yield for such indebtedness minus (y) 0.50%.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Foreign Bank” has the meaning specified in the definition of “Cash Equivalents.”

“Approved Fund” means any Person (other than a natural person) that is engaged or advises funds or other investment vehicles that are engaged in making, purchasing, holding or investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business and that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E or such other form as shall be reasonably acceptable to the Borrower and the Administrative Agent.

“Attorney Costs” means and includes all reasonable and documented or invoiced out-of-pocket fees, expenses and disbursements of any specified law firm or other specified external legal counsel.

“Available Amount” means, (a) at any time (the “Available Amount Reference Time”), the sum (which shall not be less than zero) of, without duplication:

(i) an amount equal to $7,500,000;

(ii) the amount (which amount shall not be less than zero) equal to 50% of the Cumulative Consolidated Net Income of the Borrower and the Restricted Subsidiaries;

(iii) to the extent not already included in the calculation of Consolidated Net Income, the aggregate amount of all dividends, returns, interest, profits, distributions, income and similar amounts (in each case, to the extent received in cash or Cash Equivalents (valued at the Fair Market Value of such Cash Equivalents at the time received) or to the extent not received as cash or Cash Equivalents, an amount not to exceed, in the aggregate together with the amounts not received as cash or Cash Equivalents under clause (iv) below, $2,500,000) received by the Borrower or any Restricted Subsidiary from any Investment to the extent such Investment was made by using the Available Amount during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time (other than the portion of any such dividends and other distributions that is used by the Borrower or any Restricted Subsidiary to pay taxes);

(iv) to the extent not already included in the calculation of Consolidated Net Income, the aggregate amount of all repayments made in cash or Cash Equivalents (valued at the Fair Market Value of such Cash Equivalents at the time received (or to the extent not received as cash or Cash Equivalents, an amount not to exceed, in the aggregate together with the amounts not received as cash or Cash Equivalents under clause (iii) above, $2,500,000)) of principal received by the Borrower or any Restricted Subsidiary from any Investment to the extent such Investment was made by using the Available Amount during the period, from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time in respect of loans made by the Borrower or any Restricted Subsidiary and that constituted Investments;

(v) to the extent not already included in the calculation of Consolidated Net Income or applied to prepay the Loans in accordance with Section 2.05(a) or to prepay, repurchase, defease or redeem any secured Permitted Additional Debt (or any Indebtedness representing secured Permitted Refinancing Indebtedness in respect thereof in accordance with the corresponding provisions of the governing documentation thereof), the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the Disposition of its ownership interest in any Investment to any Person other than to the Borrower or a Restricted Subsidiary and to the extent such Investment was made by using the Available Amount during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; and

(vi) the amount of any Investment of the Borrower or any of its Restricted Subsidiaries in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary pursuant to Section 6.13 or that has been merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries pursuant to Section 7.04, in each case following the Closing Date and at or prior to the Available Amount Reference Time, in each case, such amount not to exceed the lesser of (x) the Fair Market Value of the Investments of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary immediately prior to giving effect to such re-designation or merger, amalgamation or consolidation and (y) the amount originally invested from the Available Amount by the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary;

minus (b) the sum of, without duplication and without taking into account the proposed portion of the amount calculated above to be used at the applicable Available Amount Reference Time:

(i) the aggregate amount of any Investments made by the Borrower or any Restricted Subsidiary using the Available Amount pursuant to Section 7.02(d), 7.02(j) or 7.02(n) after the Closing Date and prior to the Available Amount Reference Time;

(ii) the aggregate amount of any Restricted Payments made by the Borrower using the Available Amount pursuant to Section 7.06(j) after the Closing Date and prior to the Available Amount Reference Time; and

(iii) the aggregate amount expended on prepayments, repurchases, redemptions and defeasements made by the Borrower or any Restricted Subsidiary using the Available Amount pursuant to Section 7.08(a) after the Closing Date and prior to the Available Amount Reference Time.

“Available Amount Reference Time” has the meaning specified in the definition of the term “Available Amount.”

“Available Equity Amount” means, at any time (the “Available Equity Amount Reference Time”), an amount equal to, without duplication,

(a) the amount of any capital contribution or other equity issuances (or issuances of Indebtedness that have been converted into or exchanged for Qualified Equity Interests) received as cash equity (other than intercompany equity contributions among the Borrower and the Restricted Subsidiaries) by the Borrower or one of the Restricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Available Equity Amount Reference Time, but excluding (i) all proceeds from the issuance of Disqualified Equity Interests, (ii) any Cure Amount and (iii) any proceeds from the issuance of Equity Interests used for, or otherwise having the effect of increasing any baskets under Section 7.02 (other than Section 7.02(n)(ii)), Section 7.02(d)(iv) and Section 7.02(j)(iv)(II)), Section 7.03(cc), Section 7.06 (other than Section 7.06(j)(i)) or Section 7.08 (other than Section 7.08(a)(iii)), plus

(b) the amount of any capital contributions received by the Borrower or one of the Restricted Subsidiaries (provided that the gross proceeds received in a form other than cash and Cash Equivalents shall not exceed $2,500,000) during the period from and including the Business Day immediately following the Closing Date through and including the Available Equity Amount Reference Time, but excluding (i) all proceeds from the issuance of Disqualified Equity Interests, (ii) any Cure Amount and (iii) any capital contributions used for, or otherwise having the effect of increasing any baskets under Section 7.02 (other than Section 7.02(n)(ii)), Section 7.02(d)(iv), and Section 7.02(j)(iv)(II)) Section 7.03(cc), Section 7.06 (other than Section 7.06(j)(i)) or Section 7.08 (other than Section 7.08(a)(iii)), plus

(c) the aggregate amount of all dividends, returns, interests, profits, distributions, income and similar amounts (in each case, to the extent made in cash or Cash Equivalents (valued at the Fair Market Value of such Cash Equivalents at the time received), which amounts shall not exceed the amount of such Investment (valued at the Fair Market Value of such Investment at the time such Investment was made)) received by the Borrower or any Restricted Subsidiary on Investments made using the Available Equity Amount during the period from and including the Business Day immediately following the Closing Date through and including the Available Equity Amount Reference Time, minus

(d) the sum, without duplication, and, without taking into account the proposed portion of the Available Equity Amount calculated above to be used at the applicable Available Equity Amount Reference Time, of:

(i) the aggregate amount of any Investments made by the Borrower or any Restricted Subsidiary using the Available Equity Amount pursuant to Section 7.02(n)(ii), Section 7.02(d)(iv), Section 7.02(j)(iv)(II) after the Closing Date and prior to the Available Equity Amount Reference Time;

(ii) the aggregate amount of any Restricted Payments made by the Borrower using the Available Equity Amount pursuant to Section 7.06(j) after the Closing Date and prior to the Available Equity Amount Reference Time; and

(iii) the aggregate amount expended on prepayments, repurchases, redemptions and defeasements made by the Borrower or any Restricted Subsidiary using the Available Equity Amount pursuant to Section 7.08(a) after the Closing Date and prior to the Available Equity Amount Reference Time.

“Available Equity Amount Reference Time” has the meaning specified in the definition of the term “Available Equity Amount.”

“Available Revolving Credit Commitment” means, in respect of any Revolving Credit Lender, at any time, (a) such Lender’s Revolving Credit Commitment then in effect minus (b) such Lender’s (and its Affiliate’s) Ancillary Commitment (if any) then in effect.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a) the Prime Rate in effect on such day;

(b) 1⁄2 of 1% per annum above the Federal Funds Rate in effect on such day; and

(c) the Eurocurrency Rate plus 1%. Any change in such rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurocurrency Rate, as the case may be.

Notwithstanding any provision to the contrary in this Agreement, the applicable Base Rate shall not be less than 1.0%.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time).

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers or board of directors of such Person, (c) in the case of any partnership, the board of directors or board of managers of a general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement and includes, to the extent applicable, any Successor Borrower. All references to “Borrower” herein shall be a collective reference to both the Israeli Borrower and the U.S. Borrower.

“Borrowing” means (a) the Incurrence of one Class and Type of Revolving Credit Loan on a given date (or resulting from conversions on a given date) having, in the case of Eurocurrency Rate Loans, the same Interest Period and (b) the Incurrence of one Type of Extended Revolving Credit Loan of a specified Class on a given date (or resulting from conversions on a given date) having, in the case of Eurocurrency Rate Loans, the same Interest Period.

“Business Day” means any (i) day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and (ii) any day in Israel on which banking institutions are authorized or required by law or other government action to close and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Business Day;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means, as applied to any Person, all leases of property that have been or are required to be, in accordance with GAAP, recorded as capitalized leases of such Person.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are, or are required to be, reflected as capitalized costs on the consolidated balance sheet of Holdings and the Restricted Subsidiaries.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(1) (i) Dollars and (ii) with respect to any Foreign Subsidiaries, other currencies held by such Foreign Subsidiary in the ordinary course of business;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality of the foregoing the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) certificates of deposit, bankers’ acceptances, time deposits and eurocurrency time deposits with maturities of two years or less from the date of acquisition, with any United States or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the equivalent in any local currency as of the date of determination) in the case of non-U.S. banks;

(4) repurchase agreements with a term of not more than thirty (30) days for underlying securities of the types described in clauses (2), (3) and (7) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper or any variable or fixed rate note rated at least “P-2” by Moody’s or at least “A-2” by S&P, and in each case maturing within 36 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with an Investment Grade Rating from Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower), with maturities of 36 months or less from the date of acquisition;

(6) marketable short-term money market and similar securities having either (a) a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) or (b) having assets in excess of $1,000,000,000;

(7) readily marketable direct obligations issued by any state, commonwealth, province or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(8) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(9) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(10) with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided that such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any ADI or other commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided that such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(11) in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (10) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings, described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments described in clauses (1) through (10) of this paragraph.

(12) investment funds investing 90% of their assets in securities of the types described in clauses (1) through (11) above.

“Cash Management Agreement” means any agreement entered into from time to time by Holdings or any Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services or for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services, wire transfer services and other related services.

“Cash Management Bank” means any Lender, any Agent, any Lead Arranger or any Affiliate of the foregoing at the time it provides any Cash Management Services or any Person that shall have become a Lender or an Affiliate of a Lender or an Agent or a Lead Arranger at any time after it has provided any Cash Management Services; provided that with respect to any Cash Management Bank that is not a Lender or an Agent or a Lead Arranger, such Person shall deliver to the Administrative Agent a letter agreement substantially in the form of Exhibit U-2 or such other form as shall be reasonably acceptable to the Borrower and the Administrative Agent.

“Cash Management Obligations” means obligations owed by Holdings or any Restricted Subsidiary to any Cash Management Bank in respect of Cash Management Services.

“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including any Cash Management Agreements.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a Subsidiary of the U.S. Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means the earlier to occur of:

(a) (i) at any time prior to a Qualifying IPO, the Permitted Holders shall at any time cease, directly or indirectly, to have the power to vote or direct the voting of Equity Interests having at least a majority of the ordinary voting power for the election of directors of Holdings (or, for the avoidance of doubt, any New Holdings or Successor Holdings) and/or (ii) at any time on and after a Qualifying IPO, any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person, entity or “group” and their respective Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders (or any Parent Entity of Holdings owned directly or indirectly by the Permitted Holders), shall at any time have acquired direct or indirect beneficial ownership (as defined in SEC Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of Equity Interests having the power to vote or direct the voting of such Equity Interests for the election of directors of Holdings (or, for the avoidance of doubt, any New Holdings or Successor Holdings) having a majority of the ordinary voting power for the election of members of the Board of Directors of Holdings (or, for the avoidance of doubt, any New Holdings or Successor Holdings); and

(b) at any time prior to a Qualifying IPO of the Borrower, the Borrower (or, for the avoidance of doubt, any Successor Borrower) ceasing to be a direct Wholly-Owned Subsidiary of Holdings (or, for the avoidance of doubt, any New Holdings or Successor Holdings);

provided that (i) at any time when at least a majority of the outstanding Voting Stock of Holdings is directly or indirectly owned by a Parent Entity, all references in clause (a) of this definition to “Holdings” (other than in this proviso) shall be deemed to refer to the ultimate Parent Entity that directly or indirectly owns such Voting Stock and (ii) for the purposes of clause (a) of this definition, the members of any Permitted Holder Group will be treated as individual “persons,” and not as a “group.”

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Extended Revolving Credit Loans (of the same Extension Series), and, when used in reference to any Commitment, refers to whether such

Commitment is a Revolving Credit Commitment or an Extended Revolving Credit Commitment (of the same Extension Series) and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment of such Class.

“Closing Date” means September 20, 2017.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” (or similar term) as defined in any Collateral Document and any other asset in which a Lien is (or purported to be) granted pursuant to any Collateral Document and shall include the Mortgaged Properties.

“Collateral Agent” means ING, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent appointed in accordance with Section 9.09.

“Collateral and Guarantee Requirement” means, at any time, the requirement (in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents) that:

(a) the Collateral Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(ii) or, after the Closing Date, pursuant to Section 6.10, Section 6.12, the Security Agreement or any other Collateral Agreement at such time required by such Collateral Documents or such section to be delivered in each case, duly executed by each Loan Party thereto;

(b) all Obligations shall have been guaranteed unconditionally (the “Guarantees”) by Holdings and each Restricted Subsidiary of Holdings (other than any Excluded Subsidiary) and, other than in the case of Obligations incurred directly by it, the Borrower, including as of the Closing Date those Restricted Subsidiaries of Holdings that are listed on Schedule 1.01C (each, a “Guarantor”);

(c) the Obligations shall have been secured by a first priority Lien on (i) all the Equity Interests of the Borrower and (ii) all Equity Interests (other than Excluded Equity Interests) held directly by the Borrower or any Guarantor in any Wholly-Owned Subsidiary and the Collateral Agent shall have received such certificate (to the extent that any such Equity Interests are evidenced by a certificate), together with undated instruments of transfer with respect thereto endorsed in blank , and, with respect to Equity Interests of Persons formed in Israel, irrevocable instructions in relation to payments while an Event of Default shall have occurred and be continuing;

(d) except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations shall have been secured by perfected Lien (other than in the case of real property, which is covered by clause (f) below, to the extent such Lien may be perfected by delivering certificated securities or promissory notes, filing personal property financing statements or making any necessary filings or recordations with the United States Patent and Trademark Office or United States Copyright Office) in, and mortgages, charges and/or assignments (by way of security) on or over, substantially all tangible and intangible assets of each Loan Party (including, without limitation, accounts receivable, inventory, equipment, investment property, Intellectual Property, other general intangibles, owned (but not leased) real property and proceeds of the foregoing but excluding Equity Interests which are covered by clause (c) above), in each case, with the priority required by the Collateral Documents; provided that Liens in real property shall be limited to the Mortgaged Properties;

(e) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01;

(f) to the extent a Lien and Mortgages on any Material Real Property are required from a Loan Party pursuant to clause (d) above, the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Section 4.01(a)(ii) (if applicable), Section 6.10 and Section 6.12 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property together with evidence that counterparts of the Mortgages have been or are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent, (ii) other than with respect to any Mortgaged Property located in the State of Israel, a title insurance policy for such property or the equivalent or other form (if applicable) available in each applicable jurisdiction insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01, in amounts (not to exceed the Fair Market Value of the Mortgaged Property covered thereby) and together with such endorsements, coinsurance and direct access reinsurance as the Collateral Agent may reasonably request and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents), (iii) other than with respect to any Mortgaged Property located in the State of Israel, Guernsey (a) a new ALTA survey or (b) existing as-built surveys of the Mortgaged Properties (together with a no change affidavit) sufficient for the title company to remove the standard survey exceptions and issue the survey-related endorsements (to the extent such endorsements are available at commercially reasonable rates), (iv) with respect to any Mortgaged Property located in the State of Israel, Guernsey or owned by any Israeli Loan Party or Guernsey Loan Party, all documents and instruments required by Law or reasonably requested by the Collateral Agent to be filed, registered or recorded with any Governmental Authority (including for the purpose of perfection), (v) legal opinions (including opinions of local counsel for the Loan Parties addressed to the Collateral Agent and the Secured Parties in states or provinces in which the Mortgaged Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings and in states or provinces in which the Loan Party granting the Mortgage is organized with respect to the due authorization, execution and delivery of the Mortgages, each in form and substance reasonably satisfactory to the Collateral Agent) and other documents as the Collateral Agent may reasonably request with respect to any such Mortgaged Property and (vi) other than with respect to any Mortgaged Property located in the State of Israel or Guernsey, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, and if any improvements on such Mortgaged Property are located in a special flood hazard area, (a) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and (b) evidence of flood insurance required by Section 6.06 in form and substance reasonably satisfactory to the Administrative Agent;

(g) (i) except with respect to intercompany Indebtedness, if any Indebtedness for borrowed money in a principal amount in excess of $2,500,000 (individually) is owing to any Loan Party and such Indebtedness is evidenced by a promissory note, the Collateral Agent shall have received such promissory note, together with undated instruments of transfer with respect thereto endorsed in blank and (ii) with respect to intercompany Indebtedness, all Indebtedness of the Borrower and each of the Restricted Subsidiaries that is owing to any Loan Party (or Person required to become a Loan Party) shall be evidenced by the Subordinated Intercompany Note, and the Collateral Agent shall have received such Subordinated Intercompany Note duly executed by the Borrower, each such Restricted Subsidiary and each such other Loan Party, together with undated instruments of transfer with respect thereto endorsed in blank;

(h) to the extent a Guarantee and/or perfected Lien is required from (or in respect of) a Subsidiary pursuant to clauses (b) to (d) above, the Collateral Agent shall have received such legal opinions (including opinions of local counsel for the Loan Parties or, if customary in the relevant jurisdiction, counsel for the Administrative Agent) and other documents as the Collateral Agent may reasonably request with respect to any such Guarantee or Collateral Document.

The foregoing definition shall not require the creation or perfection of Liens of or in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as the Collateral Agent and the Borrower agree in writing that the cost of creating or perfecting such Liens in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom.

The Collateral Agent may grant extensions of time for the provision or perfection of Liens in, or the obtaining of title insurance and surveys with respect to, particular assets (including extensions beyond the Closing Date for the perfection of Liens in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that provision or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) with respect to leases of real property entered into by any Loan Party where the Loan Party is a tenant, such Loan Party shall not be required to take any action with respect to creation or perfection of Liens with respect to such leases (including requirements to deliver landlord lien waivers, estoppels and collateral access letters), (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Collateral Agent and the Borrower, (c) the Collateral and Guarantee Requirement shall not apply to any of the following assets: (i) any fee-owned real property that is not a Material Real Property, (ii) any governmental licenses or state or local franchises, charters or authorizations, to the extent a Lien on any such licenses, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction and excluding IIA-Funded Know-How (which shall be subject to the IIA Provision)) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and other applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code and other applicable Laws notwithstanding such prohibition, (iii) motor vehicles and other assets and personal property subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement, a PPSA financing statement, a filing with the Registrar of Companies or the Registrar of Pledges or equivalent under applicable law, (iv) assets and personal property for which a pledge thereof or a Lien therein is prohibited by applicable Laws (including any legally effective requirement to obtain the consent of any Governmental Authority) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and other applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code and other applicable Laws notwithstanding such prohibition, (v) Excluded Equity Interests, (vi) assets and personal property to the extent the cost, burden or consequences (including adverse tax consequences) of obtaining or perfecting a Lien on such assets and personal property is excessive in relation to the practical benefit afforded thereby, as reasonably determined by the Borrower and the Collateral Agent, (vii) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a Lien therein would impair the invalidity or enforceability of such intent-to-use trademark applicable under applicable federal law, (viii) [reserved] and (ix) any lease, license, contract, instrument or other agreements or any property (including personal property) subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a Lien therein would violate or invalidate such lease, license, contract, instrument or agreement, purchase money, Capitalized Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than a Borrower or a Guarantor) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and other applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code and other applicable Laws notwithstanding such prohibition (the assets excluded pursuant to this clause (c), collectively, the “Excluded Assets”), (d) control agreements shall not be required with respect to any deposit accounts, securities accounts, futures accounts or commodities accounts, (e) no perfection actions shall be required with respect to (i) motor vehicles and other assets and personal property subject to certificates of title except to the extent perfection is accomplished by the filing of a UCC financing statement, a PPSA financing statement, a filing with the Registrar of Companies or the Registrar of Pledges or equivalent action under any applicable Law and letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection is accomplished by the filing of a UCC financing statement, a PPSA financing statement, a filing with the Registrar of Companies or the Registrar of Pledges or equivalent under applicable Law (it being understood that no actions shall be required to perfect a Lien on assets subject to certificates of title or letter of credit rights, other than the filing of a UCC financing statement, a PPSA financing statement, a filing with the Registrar of Companies or the Registrar of Pledges or equivalent under applicable Law) and (ii) commercial tort claims with an individual value of less than $2,500,000 and (f) no actions in any jurisdiction other than the U.S., Australia, the State of Israel or Guernsey shall be required to be taken to create any security interests in assets located or titled outside of the U.S., Australia, the State of Israel or Guernsey, or to perfect or make enforceable any Liens in any assets outside of the U.S., Australia, the State of Israel or Guernsey (it being understood that there shall be no Collateral Document (or other security agreements or pledge agreements) governed under the laws of any jurisdiction other than the U.S., Israel or Guernsey and it is agreed that notwithstanding anything herein to the contrary, Liens in any IIA-Funded Know-How shall be subject to the immediately following paragraph and shall be granted solely under security documents governed by Israeli law and subject to the exclusive jurisdiction of Israeli courts).

The Secured Parties hereby acknowledge that any Liens in any IIA-Funded Know-How, to the extent applicable, and the realization thereof is subject to the Research Law. In addition, the Secured Parties hereby acknowledge that (a) the grant of the Lien on any IIA-Funded Know-How or (potentially) in Equity Interests in an Israeli Loan Party that owns IIA-Funded Know-How will require and will be subject to the approval of the Israeli Innovation Authority and to the execution and delivery by the Collateral Agent, on behalf of itself and the other Secured Parties, of an undertaking towards the Israeli Innovation Authority, in the form attached hereto as Exhibit H or any similar form requested by the Israeli Innovation Authority which does not adversely affect the Lenders in their capacity as Secured Parties in respect of the IIA-Funded Know-How (the “IIA Undertaking”) (b) any realization of a Lien on IIA-Funded Know-How or (potentially) in Equity Interests in an Israeli Loan Party that owns IIA-Funded Know-How, including the sale, assignment or license of the IIA-Funded Know-How and its transfer within the framework of realization procedures under the Loan Documents will require and be subject to the approval of the Israeli Innovation Authority and to the conditions of the IIA Approval and of the Research Law. In addition, any realization of a Lien on the IIA-Funded Know-How or (potentially) in

Equity Interests in an Israeli Loan Party that owns IIA-Funded Know-How will be subject to receiving an undertaking of the grantee, potential buyer or any other transferee to assume the applicable obligations in respect of such IIA-Funded Know-How in accordance with the Research Law and in accordance with the terms of the program pursuant to which grants were provided to the applicable Loan Party. This paragraph is referred to herein as the “IIA Provision.” The Secured Parties hereby authorize the Collateral Agent to take, or refrain from taking, any actions or to enter into any necessary undertakings or agreements on behalf of the Secured Parties that the Collateral Agent shall determine in its sole discretion are necessary to comply with the IIA Provision or any other requirements of the Israeli Innovation Authority with respect to IIA-Funded Know-How and any ancillary or related property.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, each of the Mortgages, the Israeli Collateral Documents, the Guernsey Collateral Documents, the collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, general or specific security deeds, pledge agreements or other similar agreements delivered to the Collateral Agent and the Lenders pursuant to Section 4.01(a)(ii), Section 6.10 or Section 6.12 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties (or any of them).

“Commitment” means, with respect to each Lender (to the extent applicable), such Lender’s Revolving Credit Commitment, Extended Revolving Credit Commitment or any combination thereof (as the context requires).

“Commitment Fee” has the meaning provided in Section 2.09(a).

“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Companies Law” means the Israeli Companies Law, 5759-1999, and any regulations promulgated thereunder.

“Compensation Period” has the meaning specified in Section 2.12(d)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated Depreciation and Amortization Expense” means, with respect to the Holdings and the Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, Capitalized Software Expenditures and the amortization of original issue discount resulting from the issuance of Indebtedness at less than par, of Holdings and the Restricted Subsidiaries for such period on a consolidated basis and otherwise as determined in accordance with GAAP.

“Consolidated EBITDA” means, the Consolidated Net Income of Holdings and its Restricted Subsidiaries for such period, plus:

(a) without duplication and to the extent already deducted (and not added back or excluded) or, in the case of clause (viii), to the extent not included, in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) provision for taxes based on income, revenues, profits or capital, including federal, foreign, state, franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period (including in respect of repatriated funds and any penalties and interest related to such taxes or arising from any tax examinations); plus

(ii) total interest expense and bank and letter of credit fees, amortization of deferred financing fees or costs and costs of surety bonds in connection with financing activities; plus

(iii) Consolidated Depreciation and Amortization Expense for such; plus

(iv) any expenses, fees, charges or losses (other than Consolidated Depreciation and Amortization Expense) related to any equity offering or issuance, Investment (including compensation expense directly related thereto), acquisition, Disposition, conveyance, Refinancing or recapitalization permitted hereunder or the Incurrence of Indebtedness permitted to be Incurred hereunder (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed and/or not successful), including (A) such fees, expenses or charges related to the Loan Documents and any other credit facilities, (B) such fees, expenses or charges related to the Transactions and (C) any amendment or other modification, including any Refinancing, of the Loans and any other credit facilities; plus

(v) the amount of any restructuring charge or reserve or any non-recurring (on a per-transaction basis) integration cost or other business optimization expense (including in connection with the implementation of operational and reporting systems and technology initiatives), or cost associated with establishing new facilities or migrating from existing facilities that is deducted (and not added back) in such period in computing Consolidated Net Income, costs related to the closure and/or consolidation of facilities and costs related to the development of processes, establishment of facilities and recruiting; provided that (A) a Responsible Officer of the Borrower shall have certified to the Administrative Agent that such restructuring charges are reasonably identifiable and factually supportable and specify such addbacks in reasonable detail; (B) no restructuring charges shall be added pursuant to this clause (v) to the extent duplicative of any adjustments to Consolidated Net Income; and (C) the aggregate amount added back pursuant to this clause (v) for any Test Period shall not exceed $6,000,000 for any Test Period prior to June 30, 2019, and 25% of Consolidated EBITDA for each Test Period thereafter (prior to giving effect to such addbacks); plus

(vi) any other non-cash charges, write-downs, write-offs, expenses, losses or items, including any impairment charges or the impact of purchase accounting, (excluding any such non-cash charge, write-off, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period) or other items classified by the Borrower as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(vii) (A) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to (or on behalf of) the Sponsor and (B) the amount of payments made to option holders of the Borrower or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement; plus

(viii) the amount of “run-rate” cost savings, operating expense reductions and synergies related to any Transaction or any Specified Transaction that are projected by the Borrower in good faith and certified by a Responsible Officer of the Borrower in writing to the Administrative Agent to result from either actions taken, actions for which substantial steps have already been taken, or actions expected to be taken within four fiscal quarters after the closing date of such Transaction or such Specified Transaction, as applicable (which cost savings shall be calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (A) a Responsible Officer of the Borrower shall have certified to the Administrative Agent that such cost savings are reasonably identifiable and factually supportable and specify such addbacks in reasonable detail; (B) no cost savings shall be added pursuant to this clause (viii) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (v) above with respect to such Test Period or duplicative of any adjustments to Consolidated Net Income; and (C) the aggregate amount added back pursuant to this clause (viii) and pursuant to Section 1.13(c) for any Test Period shall not exceed 25% of Consolidated EBITDA for such Test Period (prior to giving effect to such addbacks) and after giving effect to the applicable transactions; provided that this clause (C) shall not apply (x) to actions for which all steps have already been taken as of the Closing Date or (y) on or before the fiscal quarter ending June 30, 2018; plus

(ix) [reserved];

(x) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(xi) (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other Disposition of assets permitted hereunder and (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by or in dispute with the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption; plus

(xii) Public Company Costs; plus

(xiii) [reserved];

(xiv) net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of FASB Accounting Standard Codification Topic 815 and related pronouncements; plus

(xv) (i) interest income on trust cash held by Holdings and its Restricted Subsidiaries and (ii) non-cash losses from joint ventures and non-cash minority interest reductions; plus

(xvi) any transaction bonus, change of control payment or other amount paid to employees, directors or officers of Holdings (or any parent entity thereof) and its Restricted Subsidiaries in connection with the Transactions; minus

(b) without duplication, and to the extent included in arriving at Consolidated Net Income in such period:

(i) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(ii) any net gain or loss resulting from currency gains or losses related to Indebtedness, intercompany balances and/or the valuation of assets or liabilities on the balance sheet of Holdings and its Restricted Subsidiaries; plus

(iii) any non-cash gains attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815; and

(c) increased or decreased (without duplication) by, as applicable, any adjustments resulting for the application of FASB Accounting Standards Codification Topic 460 or any comparable regulation; and

in each case, as determined on a consolidated basis for Holdings and the Restricted Subsidiaries in accordance with GAAP.

There shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by Holdings or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise Disposed of by Holdings or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired (including pursuant to (i) a transaction consummated prior to the Closing Date and (ii) a Permitted Acquisition (or similar Investment)) and not subsequently so Disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted

Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) determined on a historical pro forma basis. There shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise Disposed of, closed or classified as discontinued operations by Holdings or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or Disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period to the extent not subsequently reacquired, reclassified or continued, in each case, during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or Disposition) determined on a historical pro forma basis; provided that for the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the Disposition thereof has been entered into as discontinued operations, the Disposed EBITDA of such Person or business shall not be excluded pursuant to this paragraph until such Disposition shall have been consummated.

Notwithstanding the foregoing, for all purposes of this Agreement, Consolidated EBITDA shall be deemed to equal (a) $5,497,000 for the fiscal quarter ended September 30, 2016, (b) $9,546,000 for the fiscal quarter ended December 31, 2016, (c) $3,864,000 for the fiscal quarter ended March 31, 2017 and (d) $5,309,000 for the fiscal quarter ended June 30, 2017.

“Consolidated Net Income” means, for any period, the net income (loss) attributable to Holdings and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(1) any net income (loss) of any Person if such Person is not Holdings or a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that Holdings’ or any Restricted Subsidiary’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed;

(2) any net gain (or loss) realized upon the sale or other Disposition of any asset of Holdings or any Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) which is not sold or otherwise Disposed of in the ordinary course of business (as determined in good faith by a Responsible Officer or the Board of Directors of the Borrower);

(3) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (other than Transaction Expenses) or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense;

(4) Transaction Expenses;

(5) the cumulative effect of a change in accounting principles;

(6) (i) stock-based, partnership interest-based and similar incentive-based compensation award or arrangement charges or expenses (including with respect to any profits interest relating to membership interests in any partnership or limited liability company and any charges or expenses arising from the grants of stock appreciation or similar rights, options, restricted stock or other rights or equity incentive programs) and any charges associated with the rollover, acceleration or payout of Equity Interests by, or to, officers, directors or employees of

Holdings (or any parent entity thereof) or any of its Restricted Subsidiaries, or any of its Parent Entities, (ii) and any deemed finance charges in respect of any pension liabilities or other provisions, (iii) income (loss) attributable to deferred compensation plans or trusts and (iv) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (or any Parent Entity) (other than Disqualified Equity Interests or any Cure Amount);

(7) all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(8) any unrealized gains or losses in respect of any obligations under any Swap Contracts or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Swap Contracts and any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedging Obligations or such derivative instruments;

(9) any unrealized foreign exchange gains or losses resulting from the impact of foreign currency changes on the valuation of assets and liabilities on the balance sheet of the Borrower;

(10) any purchase accounting effects including, but not limited to, adjustments to property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings and the Restricted Subsidiaries), as a result of any consummated acquisition (including the Transactions and any acquisition prior to the Closing Date), or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(11) any goodwill or other intangible asset impairment charge or write-off;

(12) any income (loss) from the early extinguishment or cancellation of Indebtedness or any obligations under any Swap Contracts or other derivative instruments;

(13) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP or changes as a result of the adoption or modification of accounting policies during such period;

(14) any net unrealized gains and losses resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of FASB Accounting Standards Codification Topic 815 – Derivatives and Hedging and related pronouncements;

(15) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715, and any other items of a similar nature;

(16) income or expense related to changes in the fair value of contingent liability for in connection with earn-out obligations, deferred purchase prices and similar liabilities in connection with the Transactions or any Permitted Acquisition or similar Investment; and

(17) solely for the purpose of determining the amount available under clause (ii) of the definition of “Available Amount,” the net income (or loss) for such period of any Restricted Subsidiary (other than any of the Guarantors) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its equityholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of such dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents prior to the date of such determination) to the Borrower or a Restricted Subsidiary thereof in respect of such period.

“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of Holdings and the Restricted Subsidiaries at such date.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition (or any similar permitted Investment)), consisting of Indebtedness for borrowed money, Unreimbursed Amounts, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments minus (b) the aggregate amount of unrestricted cash and Cash Equivalents included in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date in an amount not to exceed $20,000,000 minus cash and Cash Equivalents which are listed as “restricted” on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date; provided that the proceeds of Indebtedness Incurred by the Borrower or any Restricted Subsidiary shall not be considered cash or Cash Equivalents for purposes of any “netting” pursuant to clause (b) of this definition for purposes of determining any concurrent (or substantially concurrent) Incurrence test under this Agreement and whether the Borrower is in pro forma compliance with any such concurrent (or substantially concurrent) test; provided, further, that Consolidated Total Debt shall not include obligations under Swap Contracts permitted under Section 7.03(h).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Corrective Extension Agreement” has the meaning specified in Section 2.15(e).

“Credit Extension” means a Borrowing.

“Cumulative Consolidated Net Income” means, as at any date of determination, Consolidated Net Income for the period (taken as one accounting period) commencing on July 1, 2017 and ending on the last day of the most recent fiscal quarter for which Section 6.01 Financials have been delivered.

“Cure Amount” has the meaning specified in Section 8.05(a).

“Cure Deadline” has the meaning specified in Section 8.05(a).

“Cure Right” has the meaning specified in Section 8.05(a).

“Customary Intercreditor Agreement” means (a) to the extent executed in connection with the Incurrence of secured Indebtedness permitted under this Agreement, the Liens on the Collateral of which are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), at the option of the Borrower and the Administrative Agent acting together in good faith, either (i) any intercreditor agreement substantially in the form of the Equal Priority Intercreditor Agreement or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the Incurrence of secured Indebtedness permitted under this Agreement the Liens on the Collateral of which are intended to rank junior in priority to the Liens on the Collateral securing the Obligations, at the option of the Borrower and the Administrative Agent acting together in good faith, either (i) in the case of Liens on the Collateral of which are intended to rank junior in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), the Junior Lien Intercreditor Agreement or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Obligations.

“DEA” means the Drug Enforcement Administration of the United States of America, any comparable state or local Governmental Authority, any comparable Governmental Authority in any non-United States jurisdiction, and any successor agency of any of the foregoing.

“Debtor Relief Laws” means the Bankruptcy Code, the Companies Law, the Israeli Companies Ordinance, 5743-1983 and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, rehabilitation, reorganization, or similar debtor relief Laws of the United States, the Commonwealth of Australia, the State of Israel, Guernsey or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including but not limited to Chapter 5 (External Administration) and other insolvency provisions of the Corporations Act 2001 (Cth) of Australia.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (or, in the event of non-Loan amounts, the Base Rate) plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or any Restricted Subsidiaries in connection with a Disposition pursuant to Section 7.05(m) that is designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, setting forth the basis of such valuation (which amount will be reduced by (i) the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition and (ii) the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease or other disposition (including any Sale Leaseback and any sale (or issuance to any Person not an Affiliate of the Borrower) of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings (or any Parent Entity) of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale or casualty or condemnation event so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale or casualty or condemnation event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Hedging Obligations under any Secured Hedge Agreement, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations and other contingent obligations that are not then due and payable) that are accrued and payable and the termination of the Commitments),

(b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), in whole or in part,

(c) provides for the scheduled payments of dividends in cash prior to the date that is ninety-one (91) days after the Latest Maturity Date, or

(d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided that if such Equity Interests are issued pursuant to any plan for the benefit of employees of Holdings (or any Parent Entity thereof), the Borrower or any of their Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings (or any Parent Entity thereof), the Borrower or any of their Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lenders” means (i) those Persons who are competitors of Holdings and its Subsidiaries that are separately identified in writing by the Borrower from time to time and (ii) any of their Affiliates (which, for the avoidance of doubt, shall not include any bona fide debt investment funds that are affiliates of the Persons referenced in clause (i) above) that are either (a) identified in writing by the Borrower from time to time or (b) readily identifiable on the basis of such Affiliates name; provided that (i) no permitted supplement or modification to the list of Disqualified Lenders shall apply retroactively to disqualify any persons that have previously acquired an assignment or participation in the Loans or Commitments, (ii) any permitted supplement or modification to the list of Disqualified Lenders shall be posted to the Platform, (iii) any such supplement or modification will become effective three (3) Business Days after being posted to the Platform, and (iv) if the Borrower has consented to an assignment to a Disqualified Lender, such entity will not be considered a Disqualified Lender for the purpose of such assignment. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not )x (be obligated to ascertain ,monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or(y) espect to or arising out of have any liability with r any assignment or participation of Loans, or disclosure of confidential information, to anyDisqualified Lender.

“Distressed Person” has the meaning specified in the definition of “Lender-Related Distress Event.”

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of (i) the United States or any state thereof or (ii) the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness, the effective yield on such Indebtedness as determined by the Borrower and the Administrative Agent and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate “floors” (the effect of which floors shall be determined in a manner set forth in the proviso below and assuming that, if interest on such Indebtedness is calculated on the basis of a floating rate, that the “LIBOR” component of such formula is used to calculate Effective Yield) or similar devices and all fees, including upfront or similar fees or original issue discount paid by the Borrower (amortized over the four years following the date of Incurrence thereof and without any present value discount) and payable generally to Lenders or other institutions providing such Indebtedness, but excluding any arrangement fees, structuring fees, or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders and, if applicable, ticking fees accruing prior to the funding of such Indebtedness and customary consent fees for an amendment paid generally to consenting Lenders; provided that, with respect to any Indebtedness that includes a “floor,” (a) to the extent that the LIBOR on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (b) to the extent that LIBOR on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) that becomes an Assignee in accordance with Section 10.07(b).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable Laws relating to pollution or the protection of human health (as relating to exposure to Hazardous Materials) and the Environment.

“Equal Priority Intercreditor Agreement” means an Equal Priority Intercreditor Agreement among the Administrative Agent and/or the Collateral Agent and one or more representatives for holders of one or more classes of Indebtedness secured on a pari passu basis to the Liens securing the Obligations in form and substance reasonably satisfactory to the Administrative Agent and Borrower.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated under it.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the failure of any Loan Party or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan; (d) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, or the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard, in each case with respect to a Pension Plan, or a failure to make any required contribution to a Multiemployer Plan; (e) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or that is in endangered or critical status, within the meaning of Section 305 of ERISA; (f) any event or condition which constitutes grounds for a termination under Section 4041A of ERISA, the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (g) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA, but excluding PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate, or the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of a Loan Party or any ERISA Affiliate; (i) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code) or (j) the occurrence of a non-exempt prohibited transaction with respect to any Pension Plan maintained or contributed to by any Loan Party (within the meaning of Section 4975 of the Code or Section 406 of ERISA), which could result in liability to any Loan Party.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Eurocurrency Rate” means (a), with respect to any Credit Extension:

(i) denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii) denominated in Canadian dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent) (or if such day is not a Business Day, then on the immediately preceding Business Day with a term equivalent to such Interest Period);

(b) for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two (2) Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.” Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Exchange Rate” means, on any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into any other currency (including Dollars), as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two (2) Business Days later.

“Excluded Assets” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Excluded Equity Interests” means:

(a) any Equity Interests with respect to which, in the reasonable judgment of the Collateral Agent and the Borrower, the cost of pledging such Equity Interests (including any adverse tax consequences) shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom;

(b) any Equity Interests that are Voting Stock of a Subsidiary that is a CFC or FSHCO in excess of 65% of the outstanding Equity Interests that are Voting Stock of such CFC or FSHCO;

(c) any Equity Interests to the extent, and for so long as, the pledge thereof would be prohibited by any applicable Law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the UCC or any other applicable Law);

(d) any “margin stock” and Equity Interests of any Person (other than any Wholly-Owned Restricted Subsidiary) to the extent, and for so long as, the pledge of such Equity Interests would be prohibited by, or would create an enforceable right of termination in favor of any other party thereto (other than Holdings, the Borrower or any Wholly-Owned Restricted Subsidiary) under, the terms of any Contractual Obligation, Organizational Document, joint venture agreement or shareholders’ agreement applicable to such Person (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the UCC or any other applicable Law);

(e) the Equity Interests of any Subsidiary of a CFC;

(f) the Equity Interests of any Foreign Subsidiary (other than an Israeli Subsidiary or a Guernsey Subsidiary) of an Israeli Subsidiary;

(g) the Equity Interests of any Unrestricted Subsidiary; and

(h) [reserved].

“Excluded Subsidiary” means:

(a) any Subsidiary that is not a Wholly-Owned Subsidiary or is a joint venture on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 6.10 (for so long as such Subsidiary remains a non-Wholly-Owned Subsidiary);

(b) any Subsidiary that is prohibited by (x) subject to clause (h) below, applicable Law or (y) Contractual Obligation from guaranteeing the Obligations (and for so long as such restriction is in effect); provided that in the case of clause (y), such Contractual Obligation existed on the Closing Date or, with respect to any Subsidiary acquired by the Borrower or a Restricted Subsidiary after the Closing Date (and so long as such Contractual Obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired;

(c) (i) any CFC, (ii) any FSHCO and (iii) any direct or indirect Subsidiary of a CFC;

(d) any other Subsidiary for which cost, burden or consequences (including adverse tax consequences) of providing a Guarantee would outweigh the practical benefit afforded thereby (as reasonably determined by the Borrower in consultation with the Administrative Agent);

(e) any Immaterial Subsidiary (provided that the Borrower shall not be permitted to exclude Immaterial Subsidiaries from guaranteeing the Obligations to the extent that (i) the aggregate amount of gross revenue for all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) excluded by this clause (e) exceeds 5% of the consolidated gross revenues (measured as of any date of determination based upon the Section 6.01 Financials most recently delivered on or prior to such date) of the Borrower and its Restricted Subsidiaries that are not otherwise Excluded Subsidiaries by virtue of any other clauses of this definition except for this clause (e) as of the last day of the Test Period most recently ended on or prior to the date of determination, (ii) the aggregate amount of total assets for all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) excluded by this clause (e) exceeds 5% of the aggregate amount of Consolidated Total Assets (measured as of any date of determination based upon the Section 6.01 Financials most recently delivered on or prior to such date) of the Borrower and its Restricted Subsidiaries that are not otherwise Excluded Subsidiaries by virtue of any other clauses of this definition except for this clause (e) as of the last day of the Test Period most recently ended on or prior to the date of determination and (iii) the aggregate amount of EBITDA for all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) excluded by this clause (e) exceeds 5% of Consolidated EBITDA (measured as of any date of determination based upon the Section 6.01 Financials most recently delivered on or prior to such date) of the Borrower and its Restricted Subsidiaries that are not otherwise Excluded Subsidiaries by virtue of any other clauses of this definition except for clause (e) as of the last day of the Test Period most recently ended on or prior to the date of determination);

(f) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent in consultation with the Borrower (confirmed in writing by notice to the Borrower and the Collateral Agent), the cost of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom;

(g) each Unrestricted Subsidiary;

(h) each other Domestic Subsidiary or Israeli Subsidiary acquired pursuant to a Permitted Acquisition (or similar Investment) and financed with secured Indebtedness assumed pursuant to Section 7.03(i) and the Liens securing which are permitted by Section 7.02(j) (and, for the avoidance of doubt, not incurred in contemplation of such Permitted Acquisition (or similar Investment)), and each Restricted Subsidiary acquired in such Permitted Acquisition (or similar Investment) that guarantees such Indebtedness, in each case to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Domestic Subsidiary, Israeli Subsidiary or Restricted Subsidiary, as applicable, is a party prohibits such Subsidiary from guaranteeing the Obligations; and

(i) any Subsidiary that would require any consent, approval, license or authorization from any Governmental Authority to provide a Guarantee unless such consent, approval, license or authorization has been received, or is received after commercially reasonable efforts (including if requested by the Administrative Agent to do so) by the Borrower and/or such Subsidiary to obtain the same.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor pursuant to the Guarantee of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any guarantee pursuant to the Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such Lien by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such Lien by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and Hedge Bank applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or Lien is or becomes excluded in accordance with the first sentence of this definition. As used herein, “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Agent or Lender or required to be withheld or deducted from a payment to any Agent or Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Agent or Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax or (ii) that are Other Connection Taxes, (b) Taxes attributable to such Agent’s or Lender’s failure to comply with Section 3.01(f) or (g) and (c) any withholding Taxes imposed under FATCA.

“Existing Class” means each Class of Existing Revolving Credit Commitments.

“Existing Revolving Credit Class” has the meaning specified in Section 2.15(a)(ii).

“Existing Revolving Credit Commitment” has the meaning specified in Section 2.15(a)(ii).

“Existing Revolving Credit Loans” has the meaning specified in Section 2.15(a)(ii).

“Expected Cure Amount” has the meaning specified in Section 8.05(b).

“Extended Loans/Commitments” means Extended Revolving Credit Loans and/or Extended Revolving Credit Commitments.

“Extended Revolving Credit Commitments” has the meaning specified in Section 2.15(a)(ii).

“Extended Revolving Credit Facility” means each Class of Extended Revolving Credit Commitments established pursuant to Section 2.15(a)(ii).

“Extended Revolving Credit Loans” has the meaning specified in Section 2.15(a)(ii).

“Extending Lender” has the meaning specified in Section 2.15(b).

“Extension Agreement” has the meaning specified in Section 2.15(c).

“Extension Date” has the meaning specified in Section 2.15(d).

“Extension Election” has the meaning specified in Section 2.15(b).

“Extension Request” means Revolving Credit Extension Requests.

“Extension Series” means all Extended Revolving Credit Commitments (as applicable) that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that the Extended Revolving Credit Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.

“Facility” means any of the Revolving Credit Facility or any Extended Revolving Credit Facility, as applicable.

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Borrower.

“fair value” means the amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and the Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations with respect thereto or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the Closing Date (or any amended or successor version described above) and any intergovernmental agreements (or related rules, legislation or official administrative guidance) implementing the foregoing.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” means the Food and Drug Administration of the United States of America, any comparable state or local Governmental Authority, any comparable Governmental Authority in any non-United States jurisdiction, and any successor agency of any of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) determined by the Administrative Agent.

“Fee Letter” means the Agency Fee Letter dated as of September 20, 2017 among ING and the Borrowers.

“Financial Covenant” means the covenants set forth in Section 7.09.

“First Lien Obligations” means (i) the Obligations and (ii) any other Indebtedness that is secured by Liens on the Collateral that rank on an equal priority basis (but without regard to the control of remedies) with the Liens on the Collateral securing the Obligations.

“First Lien Senior Secured Leverage Ratio” means, with respect to any date of determination, the ratio of (a) Consolidated Total Debt (including the Loans hereunder) secured by first priority Liens as of the last day of the Test Period most recently ended on or prior to the date of determination to (b) Consolidated EBITDA for such Test Period.

“Fitch” means Fitch Ratings Ltd, or any successor thereto.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Pension Event” means (a) a contribution or premium required to be paid to or in respect of each Foreign Plan is not paid in a timely fashion in accordance with the terms thereof and all applicable Law, or taxes, penalties or fees are owing or eligible under any Foreign Plan beyond the date permitted for payment of same; (b) the occurrence of an event respecting any Foreign Plan which would entitle any Person to wind-up or terminate any Foreign Plan, or which could reasonably be expected to adversely affect the tax status thereof; (c) the determination of a going concern unfunded actuarial liability, past service unfunded liability or solvency deficiency respecting any Foreign Plan or (d) the occurrence of an improper withdrawal or transfer of assets from any Foreign Plan.

“Foreign Plan” means any employee pension, retirement or other analogous plan, program, policy, arrangement or agreement maintained by, or contributed to by, or entered into with, any Loan Party or any Subsidiary with respect to employees outside the United States providing for retirement income or benefits (other than any plan, program, policy, arrangement or agreement sponsored or maintained exclusively by a Governmental Authority).

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of Holdings that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Fee” has the meaning specified in Section 2.03(h).

“FSHCO” means any Domestic Subsidiary of the U.S. Borrower that owns no material assets other than Equity Interests of one or more direct or indirect Foreign Subsidiaries that are CFCs.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of

GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything herein to the contrary, it is understood and agreed that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on January 1, 2013 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations or Capitalized Leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be recharacterized as Capitalized Lease Obligations or Capitalized Leases.

“Governmental Authority” means any nation or government, any state, territorial or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Bank of Israel, the Commissioner of Capital Markets, Insurance and Savings Department in the Israeli Ministry of Finance and supra-national bodies).

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee Obligations” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee Obligations” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantees” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guaranty” means, collectively, (a) the Guarantee substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.10.

“Guernsey Collateral Documents” means any pledge, charge, mortgage, security and/or collateral agreements, assignments or other documents between any Guernsey Loan Party or any other Loan Party that owns Collateral located in Guernsey (including Equity Interests in any Subsidiary formed in the State of Guernsey (other than Excluded Equity Interests)) and the Collateral Agent.

“Guernsey Holdings” means Dion Holdco Limited, a company organized under the laws of Guernsey.

“Guernsey Intermediate Holdco” has the meaning specified in the definition of “Specified Restructuring.”

“Guernsey Loan Party” means any Loan Party organized under the laws of Guernsey.

“Hazardous Materials” means all substances or wastes regulated as hazardous or toxic or other term of equivalent regulatory import, pursuant to any Environmental Law, including petroleum or petroleum distillates, friable asbestos or friable asbestos containing materials and polychlorinated biphenyls.

“Healthcare Laws” means all applicable Laws relating to the procurement, development, provision, clinical and non-clinical evaluation or investigation, product approval or clearance, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, reimbursement, sale, labeling, advertising, promotion, or postmarket requirements of any drug, medical device, clinical laboratory service, food, dietary supplement, or other product (including, without limitation, any ingredient or component of, or accessory to, the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. et seq.), Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. §263a et seq) and its implementing regulations (42 C.F.R. Part 493) and similar state or foreign laws, controlled substances laws, pharmacy laws, consumer product safety laws, Medicare, Medicaid, and all laws, policies, procedures, requirements and regulations pursuant to which Permits are issued, in each case, as the same may be amended from time to time.

“Hedge Bank” means any Person that is a counterparty to a Secured Hedge Agreement with a Loan Party or one of its Restricted Subsidiaries, in its capacity as such, and that any of (i) a Lender, an Agent, a Lead Arranger or an Affiliate of any of the foregoing at the time it enters into such a Secured Hedge Agreement, in its capacity as a party thereto or (ii) a Person that becomes a Lender or an Affiliate of a Lender or an Agent or an Affiliate of an Agent or a Lead Arranger after it has entered into such a Secured Hedge Agreement; provided that with respect to any Hedge Bank that is not a Lender or an Agent, delivered to the Administrative Agent a letter agreement substantially in the form of Exhibit U-1 or such other form as shall be reasonably acceptable to the Borrower and the Administrative Agent. For the avoidance of doubt, each Agent shall constitute a Hedge Bank to the extent it has entered into a Secured Hedge Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Swap Contracts.

“Holdings” means (i) (a) before the Specified Restructuring, Israeli Holdings (as defined in the introductory paragraph to this Agreement) and (b) after the Specified Restructuring, Guernsey Holdings or (ii) after the Closing Date, at the election of the Borrower, any other Person or Persons (the “New Holdings”) that is a Subsidiary of (or are Subsidiaries of) Holdings or of any Parent Entity of Holdings (or the previous New Holdings, as the case may be) but not the Borrower (the “Previous Holdings”); provided that (a) such New Holdings directly owns 100% of the Equity Interests of the Borrower, (b) the New Holdings shall expressly assume all the obligations of the Previous Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (c) the New Holdings shall have delivered to the Administrative Agent a certificate of a Responsible Officer stating that such substitution and any supplements to the Loan Documents preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Collateral Documents, (d) if reasonably requested by the Administrative Agent, an opinion of counsel in form and substance reasonably satisfactory to the Administrative Agent shall be delivered by the Borrower to the Administrative Agent to the effect that without limitation such substitution does not breach or result in a default under this Agreement or any other Loan Document, (e) all Equity Interests of the Borrower and substantially all of the other assets of the Previous Holdings are contributed or otherwise transferred to such New Holdings and pledged to secure the Obligations and (f) no Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Event of Default or material tax liability; provided, further, that if each of the foregoing is satisfied, the Previous Holdings shall be automatically released of all its obligations under the Loan Documents and any reference to “Holdings” in the Loan Documents shall be meant to refer to the “New Holdings.”

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“IIA Approval” means the Initial IIA Approval and any other approval (substantially similar to the Initial IIA Approval or in form and substance reasonably satisfactory to the Administrative Agent) of the Israeli Innovation Authority granted in connection with the transactions contemplated by the Loan Documents.

“IIA-Funded Know-How” means the Intellectual Property forming part of the Collateral that was developed with the support of the Israeli Innovation Authority, including any rights derived therefrom.

“IIA Provision” has the meaning set forth in the definition of the term “Collateral and Guarantee Requirement”.

“IIA Rights” means all the rights, powers and privileges of the Research Committee by virtue of the Research Law and/or any instrument of approval granted by the Israeli Innovation Authority, pursuant to the Israeli Innovation Authority’s powers under the Research Law.

“IIA Undertaking” has the meaning set forth in the definition of the term “Collateral and Guarantee Requirement.”

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary of the Borrower (i) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) as of the last day of the Test Period most recently ended on or prior to the date of determination were less than 2.5% or (ii) whose gross revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) for such Test Period were less than 2.5%.

“Immediate Family Members” means, with respect to any individual, such individual’s estate, heirs, legatees, distributees, child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Agreement” has the meaning specified in Section 2.14(e).

“Incremental Base Amount” means $25,000,000.

“Incremental Commitments” has the meaning specified in Section 2.14(a).

“Incremental Facilities” has the meaning specified in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(e).

“Incremental Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).

“Incremental Revolving Credit Commitment Increase Lender” has the meaning specified in Section 2.14(g).

“Incur” means, create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 7.03 with respect to any initial incurrence of Indebtedness:

(a) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(b) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms; and

(c) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of prepayment or redemption or making of a mandatory offer to prepay, redeem or purchase such Indebtedness;

will, in each case, not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable, liabilities or accrued expenses in the ordinary course of business and (ii) any earnout obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Capitalized Lease Obligation of such Person;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantee Obligations of such Person in respect of any of the foregoing;

provided that Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such assets and (iii) Guarantee Obligations incurred in the ordinary course of business and not supporting or otherwise related to any Indebtedness for borrowed money.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of Holdings, the Borrower and the Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value of such Swap Contract as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“ING” has the meaning specified in the introductory paragraph hereto.

“Initial IIA Approval” has the meaning set forth in Section 4.01(h).

“Intellectual Property Security Agreement” means each Intellectual Property Security Agreement executed and delivered pursuant to Section 6.10.

“Intellectual Property” means U.S. and non-U.S. rights in all (a) patents, invention registrations and design registrations, together with all inventions, discoveries or designs disclosed or claimed therein, (b) copyrights, (c) trademarks, service marks, domain names, trade names, trade dress and other identifiers of source or goodwill, (d) trade secrets, know how, designs, product configurations, rights in software, data and databases and other confidential or proprietary information or technology, (e) all issuances, registrations and applications for issuance or registration with respect to the foregoing.

“Intellectual Property Security Agreement Supplement” has the meaning specified in the Intellectual Property Security Agreement.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan, the last Business day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all the Appropriate Lenders; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation with respect to any obligation of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Responsible Officer, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property or services by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property or services as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment, except that the amount of any Investment in the form of a Permitted Acquisition or other acquisition shall be the Permitted Acquisition Consideration, minus (i) the amount of any portion of such Investment that has been repaid to the investor as a repayment of principal or a return of capital, and of any payments or other amounts actually received by such investor representing interest, dividends or other distributions or similar payments in respect of such Investment (to the extent the amounts referred to in clause (b) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 7.02, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Responsible Officer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by Fitch.

“Israeli Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Israeli Collateral Documents” means any pledge, charge, mortgage, security and/or collateral agreements, assignments or other documents between the Israeli Borrower, any Israeli Loan Party or any other Loan Party that owns Collateral located in the State of Israel (including Equity Interests in any Subsidiary formed in the State of Israel (other than Excluded Equity Interests)) and the Collateral Agent, in each case substantially in the form attached as Exhibit H.

“Israeli Innovation Authority” means the Israeli National Authority for Technological Innovation (formerly known as the Office of the Chief Scientist of the Israeli Ministry of the Economy), or any successor Governmental Authority.

“Israeli Lender” means a Lender subject to the Bank of Israel guidelines and directives; provided that, solely for purposes of Section 3.01(h), the term “Israeli Lender” shall mean any Lender that is a resident of Israel for Israeli income tax purposes or is subject to Israeli income tax by virtue of making any advance under this Agreement through a branch or office in Israel.

“Israeli Loan Party” means any Loan Party organized under the laws of the State of Israel.

“Israeli Regulatory Guidelines” has the meaning set forth in Section 10.24.

“Israeli Subsidiary” means any subsidiary that is organized under the laws of the State of Israel.

“Israeli Withholding Tax Certificate” means a certificate issued by the Israel Tax Authority to the Israeli Borrower or the U.S. Borrower establishing that any amount advanced pursuant to this Agreement by an Israeli Lender (whether directly or through the Administrative Agent) to the Israeli Borrower or the U.S. Borrower (as applicable) can be advanced free of any withholding of Israeli withholding Tax.

“Judgment Currency” has the meaning specified in Section 10.17.

“Junior Debt” means Subordinated Debt, unsecured Indebtedness and Indebtedness secured by a junior lien (other than, in each case, intercompany debt permitted pursuant to the terms of this Agreement (other than debt owing to a Restricted Subsidiary which is not a Loan Party by a Loan Party)).

“Junior Debt Documents” means any agreement, indenture and instrument pursuant to which any Junior Debt is issued, in each case as amended to the extent permitted under the Loan Documents.

“Junior Lien Intercreditor Agreement” means a Junior Lien Intercreditor Agreement, dated among the Administrative Agent and/or the Collateral Agent and one or more representatives for holders of one or more classes of Indebtedness secured on a junior basis to the Liens securing the Obligations in form and substance reasonably satisfactory to the Administrative Agent and Borrower.

“Latest Maturity Date” means, with respect to the Incurrence of any Indebtedness or the issuance of any Equity Interests, the latest Maturity Date applicable to any Facility that is outstanding hereunder as determined on the date such Indebtedness is Incurred or such Equity Interests are issued.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCA Election” has the meaning provided in Section 1.12.

“LCA Test Date” has the meaning provided in Section 1.12.

“Lead Arrangers” mean HSBC Bank plc and ING Capital LLC in their capacity as Joint Lead Arrangers and Joint Bookrunners.

“Lender” means (a) the Persons listed on Schedule 2.01(b), (b) any other Person that shall become a party hereto as a “lender” pursuant to Section 10.07 and (c) each Person that becomes a party hereto as a “lender” pursuant to the terms of Section 2.13, in each case other than a Person who ceases to hold any outstanding Loans or any Commitment.

“Lender Default” means (i) the refusal (in writing) or failure of any Revolving Credit Lender to make available its portion of any Incurrence of Revolving Credit Loans, which refusal or failure is not cured within two (2) Business Days after the date of such refusal or failure (other than if such Revolving Credit Lender’s refusal or failure is based on its written determination that one or more of the conditions set forth in Section 4.01 or Section 4.02, as applicable, have not been satisfied); (ii) the failure of any Revolving Credit Lender to pay over to the Administrative Agent or any other Revolving Credit Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due; (iii) a Revolving Credit Lender has notified the Borrower or the Administrative Agent that it does not intend or expect to comply with any of its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (other than if such Revolving Credit Lender’s notification is based on its written determination that one or more of the conditions set forth in Section 4.01 or Section 4.02, as applicable, have not been satisfied); (iv) the failure by a Revolving Credit Lender to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations hereunder; provided that the Administrative Agent shall provide such Revolving Credit Lender at least three (3) Business Days to respond to the Administrative Agent’s request; provided, further, that such Revolving Credit Lender’s confirmation shall cure any failure of this clause (iv); (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event; or (vi) a Revolving Credit Lender has become the subject of a Bail-In Action.

“Lender-Related Distress Event” means, with respect to any Revolving Credit Lender, that such Revolving Credit Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof or the appointment of a custodian, conservator, receiver or similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“LIBOR” has the meaning specified in the definition of the term “Eurocurrency Rate.”

“LIBOR Quoted Currency” means Dollars, Euro and Sterling, in each case, for so long as there is a published LIBOR rate with respect thereto.

“Lien” means any mortgage, pledge, hypothecation, assignment in the nature of a security interest, deposit arrangement, encumbrance, lien (statutory or other), charge in the nature of a security interest, deemed trust, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including (i) any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing and (ii) any “security interest” within the meaning of section 12(1) of the PPSA); provided that in no event shall an operating lease be deemed to be a Lien.

“Limited Condition Acquisition” means any acquisition by one or more of the Borrower and its Restricted Subsidiaries of any assets, business or Person permitted to be acquired by this Agreement, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” means any Revolving Credit Loan or Extended Revolving Credit Loan made by any Lender hereunder.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Guaranty, (v) any Incremental Agreement, (vi) any Extension Agreement, (vii) any Customary Intercreditor Agreement entered into after the Closing Date to which the Collateral Agent and/or Administrative Agent is a party and (viii) and any other document related to this Agreement designated in writing by the Borrower and the Administrative Agent as a “Loan Document.”

“Loan Parties” means, collectively, (i) the Borrower, (ii) Holdings and (iii) each other Guarantor.

“Losses” has the meaning specified in Section 10.05.

“Management Stockholders” means the members of management of the Borrower or any Restricted Subsidiaries who are (directly or indirectly through one or more investment vehicles) investors in Holdings or any Parent Entity.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a circumstance or condition that would materially and adversely affect (a) the business or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents to which it is a party or (c) the rights and remedies of the Agents and the Lenders under the Loan Documents.

“Material Real Property” means any real property owned in fee by any Loan Party with a Fair Market Value (i) in the case of real property owned on the Closing Date, in excess of $1,000,000, determined on the Closing Date and (ii) in the case of real property acquired after the Closing Date, in excess of $1,000,000, determined on date of acquisition.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, the fifth anniversary of the Closing Date and (b) any maturity date related to any Class of Extended Revolving Credit Commitments, as applicable; provided that if either such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Medicaid” means the medical assistance programs administered by state agencies and approved by CMS pursuant to the terms of Title XIX of the Social Security Act, codified at 42 U.S.C. 1396 et seq.

“Medicare” means the program of health benefits for the aged and disabled administered by CMS pursuant to the terms of Title XVIII of the Social Security Act, codified at 42 U.S.C. 1395 et seq.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the real property mortgages, deeds of trust, trust deeds, debentures, deeds to secure debt and mortgages creating and evidencing a Lien on a Mortgaged Property made by any Loan Party in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably acceptable to the Collateral Agent, and any other mortgages executed and delivered pursuant to Section 4.01(a)(ii) (if applicable), Section 6.10 and Section 6.12.

“Mortgaged Properties” has the meaning specified in paragraph (f) of the definition of Collateral and Guarantee Requirement.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the immediately preceding six (6) years, has made or been obligated to make contributions.

“Necessary Cure Amount” has the meaning specified in Section 8.05(b).

“New Holdings” has the meaning specified in the definition of the term “Holdings.”

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Non-Loan Party” means any Restricted Subsidiary of Holdings that is not a Loan Party.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Revolving Credit Note.

“Obligations” means all (w) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding, (x) Ancillary Facility Obligations, (y) Hedging Obligations (other than with respect to any Loan Party’s Hedging Obligations that constitute Excluded Swap Obligations) under each Secured Hedge Agreement and (z) Cash Management Obligations under each Secured Cash Management Agreement and, with respect to clauses (x), (y) and (z), including all interest, fees and expenses that accrue after commencement by or against any Loan Party of any proceeding under Debtor Relief Laws, regardless of whether such interest, fees and expenses are allowed claims in such proceeding, with respect to such Loan Party. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document. Notwithstanding the foregoing, (i) unless otherwise agreed to by the Borrower and any Ancillary Lender, any Hedge Bank or Cash Management Bank, the obligations of Holdings, the Borrower or any Subsidiary under any Secured Hedge Agreement or any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Guarantees only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in a manner permitted by this Agreement or any other Loan Document shall not require the consent of any Ancillary Lender, any counterparty to any Secured Hedge Agreement or of the holders of Cash Management Obligations other than in their capacity as a Lender or an Agent.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) with respect to any corporation or company, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction (including the memorandum and articles of association or constitution and any certificates of change of name)); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation, registration or organization (or a trust deed for the relevant trust) and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation, registration or organization with the applicable Governmental Authority in the jurisdiction of its formation, registration or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Agent or Lender, Taxes imposed as a result of a present or former connection between such Agent or Lender and the jurisdiction imposing such Tax (other than connections arising from such Agent or Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a Lien under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary Taxes and any other property, intangible, mortgage recording or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than pursuant to an assignment request by the Borrower under Section 3.07).

“Outstanding Amount” means, with respect to the Revolving Credit Loans and Extended Revolving Credit Loans on any date, the Dollar Equivalent amount of the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Extended Revolving Credit Loans and Revolving Credit Loans, as the case may be, occurring on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of ING in the applicable offshore interbank market for such currency to major banks in such interbank market; provided that, in each case, if the Overnight Rate shall be less than zero, such Overnight Rate shall be deemed to be zero for the purposes of this Agreement.

“Parent Entity” means any Person that is a direct or indirect parent company (which may be organized as, among other things, a corporation or a partnership) of Holdings and/or the Borrower, as applicable.

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(e).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan, that is subject to Title IV of ERISA and in respect of which any Loan Party or any ERISA Affiliate of a Loan Party is (or, if such plan were terminated would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Perfection Certificate” means the Perfection Certificate with respect to the Borrower and the other Loan Parties in a form reasonably satisfactory to the Administrative Agent.

“Permit” means all licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, supplier numbers, marketing authorizations, drug or device authorizations and approvals, other authorizations, franchises, qualifications, accreditations, registrations, permits, consents and approvals of a Loan Party issued or required under Laws applicable to the business of the Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of the Borrower or any of its Subsidiaries. Without limiting the generality of the foregoing, “Permit” includes any Regulatory Required Permit.

“Permitted Acquisition” has the meaning specified in Section 7.02(j).

“Permitted Acquisition Consideration” means, in connection with any Permitted Acquisition or other acquisition, the aggregate amount (as valued at the Fair Market Value of such Permitted Acquisition at the time such Permitted Acquisition is made) of, without duplication: (a) the purchase consideration paid or payable for such Permitted Acquisition, whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Indebtedness and/or Guarantee Obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (b) the aggregate amount of Indebtedness Incurred in connection with such Permitted Acquisition; provided that, in each case, any such future payment that is subject to a contingency shall be considered Permitted Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition) to be established in respect thereof by Holdings, the Borrower or their Restricted Subsidiaries.

“Permitted Additional Debt” means (i) secured or unsecured bonds, notes or debentures (which bonds, notes or debentures, if secured, may be secured either by Liens on the Collateral that rank equal in priority with the Liens on the Collateral securing the Obligations (but without regard to control of remedies) or by Liens on the Collateral that rank junior in priority relative to the Liens on the Collateral securing the Obligations) or (ii) secured or unsecured loans or commitments to provide secured or unsecured loans (which loans, if secured, may be secured either by Liens on the Collateral that rank equal in priority with the Liens on the Collateral securing the Obligations (but without regard to control of remedies) or by Liens on the Collateral that rank junior in priority relative to the Liens on the Collateral securing the Obligations), in each case Incurred by the Borrower or a Guarantor; provided that (a) such Indebtedness has a final maturity date equal to or later than the Latest Maturity Date, (b) subject to customary differences for funded debt in lieu of a revolving facility, the covenants, events of default, Subsidiary guarantees and other terms for such Indebtedness or commitments (excluding interest rates (including through fixed interest rates), interest rate margins, rate floors, fees, funding discounts, original issue discounts and redemption or prepayment terms and premiums determined by the Borrower to be market rates, margins, rate floors, fees, discounts, terms and premiums at the time of Incurrence of such Indebtedness) not materially more restrictive on the Borrower and its Restricted Subsidiaries, when taken as a whole, than the terms of this Agreement, when taken as a whole; provided that such terms shall not be deemed to be more restrictive solely as a result of (i) the inclusion in the documentation governing such Indebtedness or commitment of any Previously Absent Financial Maintenance Covenant so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Maintenance Covenant for the benefit of each Facility or (ii) covenants or other provisions applicable only to periods after the Latest Maturity Date at such time; provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the Incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) if such Indebtedness is secured, such Indebtedness shall not be secured by any property or assets other than the Collateral and shall be subject to an applicable Customary Intercreditor Agreement and (d) no Subsidiary of the Borrower (other than a Guarantor) shall be an obligor under such Indebtedness.

“Permitted Additional Debt Documents” means any document or instrument (including any guarantee, security agreement or mortgage and which may include any or all of the Loan Documents) issued or executed and delivered with respect to any Permitted Additional Debt by any Loan Party.

“Permitted Additional Debt Obligations” means, if any secured Permitted Additional Debt has been Incurred and is outstanding, the collective reference to (a) the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in the applicable Permitted Additional Debt Documents (including interest accruing during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding) on any such Permitted Additional Debt, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment, redemption or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding), of the Borrower or any other Loan Party to any of the Permitted Additional Debt Secured Parties under the applicable Permitted Additional Debt Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower or any Loan Party under or pursuant to applicable Permitted Additional Debt Documents.

“Permitted Additional Debt Secured Parties” means the holders from time to time of the secured Permitted Additional Debt Obligations (and any representative on their behalf).

“Permitted Holder Group” means any “group” (within the meaning of Rule 13d-5 of the Exchange Act) owning Equity Interests having the power to vote or direct the voting for the election of directors of Holdings (or any Parent Entity thereof) if a majority of such Equity Interests owned by the group is owned by Permitted Holders.

“Permitted Holders” means any of (a) the Sponsor and (b) the Management Stockholders.

“Permitted Refinancing Indebtedness” means, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness Incurred in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), either by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, or after the original instrument giving rise to such Indebtedness has been terminated and including, by entering into any new credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the net proceeds of which are Incurred for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, defeasing, amending, supplementing, restructuring, repaying or refunding (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (a) after giving effect to such Refinancing, the principal amount (or accreted value, if applicable) thereof will not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such Refinancing plus an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(f), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity and maturity date that is equal to or greater than the Weighted Average Life to Maturity and maturity date of the Refinanced Indebtedness, (c) (i) if such Refinanced Indebtedness is unsecured, such Permitted Refinancing Indebtedness shall be unsecured and (ii) if such Refinanced Indebtedness is secured, such Permitted Refinancing Indebtedness shall either be unsecured or secured by the same collateral, and with the same (or junior) lien priority, as exists with respect to the Refinanced Indebtedness, (d) each of the obligors with respect to such Permitted Refinancing Indebtedness are Guarantors and (e) if such Refinanced Indebtedness is permitted pursuant to Section 7.03(c), (i) to the extent such Refinanced Indebtedness is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders, when taken as a whole, as those contained in the documentation governing the Indebtedness being so Refinanced and (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rates (including through fixed interest rates), interest rate margins, rate floors, fees, funding discounts, original issue discounts and redemption or prepayment terms and premiums) of any such Permitted Refinancing Indebtedness, taken as a whole, are not materially more restrictive on the Borrower and the Restricted Subsidiaries, when taken as a whole, than the terms and conditions of the Refinancing Indebtedness; provided that such terms and conditions shall not be deemed to be more restrictive solely as a result of (i) the inclusion in the documentation governing such Permitted Refinancing Indebtedness of a Previously Absent Financial Maintenance Covenant so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Maintenance Covenant for the benefit of each Facility (provided, however, that if (x) the documentation governing the Permitted Refinancing Indebtedness that includes a Previously Absent Financial Maintenance Covenant consists of a revolving credit facility (whether or not the documentation therefor includes any other facilities) and (y) such Previously Absent Financial Maintenance Covenant is a “springing” financial maintenance covenant, the Previously Absent Financial Maintenance Covenant shall be included in this Agreement and such Permitted Refinancing Indebtedness shall continue to not be deemed more restrictive solely as a result of such Previously Absent Financial Maintenance Covenant benefiting only such revolving credit facilities) or (ii) covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of such Refinancing; provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the Incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership (including an exempted limited partnership), Governmental Authority or other entity, whether or not having separate legal personality.

“Platform” means IntraLinks, Syndtrak, ClearPar, or any substantially similar electronic transmission system.

“PPSA” means the Personal Property Securities Act 2009 (Cth) of Australia.

“PPS Law” means (a) the PPSA, (b) any regulation made under the PPSA, (c) any provision of the PPSA or any regulation made under, or determination made in relation to, the PPSA, (d) any amendment made at any time to any PPS Law referred to in any of clauses (a) through (c), or (e) any amendment made at any time to any other legislation as a consequence of a PPS Law referred to in any of clauses (a) through (d).

“Present Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the applicable Person taken as a whole are sold on a going-concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“Previous Holdings” has the meaning specified in the definition of “Holdings.”

“Previously Absent Financial Maintenance Covenant” means, at any time (x) any financial maintenance covenant that is not included in this Agreement at such time and (y) any financial maintenance covenant that is included in this Agreement at such time, but with covenant levels in this Agreement that are more restrictive on the Borrower and the Restricted Subsidiaries.

“Prime Rate” means the rate of interest per annum announced from time to time by ING or an Affiliate of ING (or any successor to ING in its capacity as Administrative Agent) as its “prime rate.” The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

“Products” means any products manufactured, sold, developed, tested or marketed by any Borrower or any of its Subsidiaries, including, without limitation, those products set forth on Schedule 5.22(a) (as updated from time to time); provided that, for the avoidance of doubt, any new Product not disclosed on Schedule 5.22(a) shall still constitute a “Product” as herein defined.

“Prohibition on Money Laundering Law” means the Israeli Prohibition on Money Laundering Law 5760-2000, The Israel Trading with the Enemy Ordinance, 1939 and the Israel Combating Terrorism Law, 2016, and in each case, the regulations, rules, circulars and guidelines promulgated or published thereunder and Bank of Israel directives relating thereto.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if the Revolving Credit Commitments or Extended Revolving Credit Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Protected Information” shall mean: (i) any information, in any form, that relates to an individual or that could reasonably be used to identify an individual, including personally identifiable information, personal data and protected health information, (ii) financial information, including payment card information, and (iii) any confidential or non-public information subject to obligations of confidentiality or non-disclosure by applicable laws, rules or regulations or by contract.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means costs relating to compliance with the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, listing fees and all executive, legal and professional fees related to the foregoing.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying IPO” means the issuance by the Borrower, Holdings or any Parent Entity of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC or any other national securities exchange in accordance with the Securities Act or any other applicable laws, as applicable (whether alone or in connection with a secondary public offering) or in a firm commitment underwritten offering (or series of related offerings of securities to the public pursuant to a final prospectus) made pursuant to the Securities Act or the or any other applicable laws, as applicable.

“Recall” means a Person’s Removal or Correction of a marketed product that the FDA considers to be in violation of the laws it administers and against which the FDA would initiate legal action, e.g., seizure.

“Refinance, Refinanced and Refinancing” each has the meaning specified in the definition of the term “Permitted Refinancing Indebtedness.”

“Refinanced Indebtedness” has the meaning specified in the definition of the term “Permitted Refinancing Indebtedness.”

“Registrar of Companies” means the Israeli Registrar of Companies.

“Registrar of Patents” means the Israeli Registrar of Patents, Designs and Trademarks.

“Registrar of Pledges” means the Israeli Registrar of Pledges.

“Register” has the meaning specified in Section 10.07(d).

“Regulatory Reporting Event” has the meaning set forth in Section 6.17(a).

“Regulatory Required Permit” means any and all licenses, approvals and permits issued by the FDA, DEA or any other applicable Governmental Authority, including without limitation Drug Applications, necessary for the testing, manufacture, marketing or sale of any Product by any applicable Borrower(s) and its Subsidiaries as such activities are being conducted by such Borrower and its Subsidiaries with respect to such Product at such time and any drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of Borrower’s or any Subsidiary’s business.

“Release” means any release, spill, leak, discharge, abandonment, disposal, pumping, pouring, emitting, emptying, injecting, leaching, dumping, depositing, dispersing, allowing to escape or migrate into or otherwise enter the Environment (including within any building, structure, facility or fixture, subject in each case, to human occupation) of any Hazardous Materials.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means, with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice.

“Required Class Lenders” means, as of any date of determination with respect to any Class of Loans, Lenders having more than 50% of the sum of the (a) Total Outstandings, (b) Total Available Revolving Credit Commitments and aggregate unused Extended Revolving Credit Commitments of such Class and (c) the Ancillary Commitments (whether used or unused) (with the Ancillary Commitment of a Revolving Credit Lender’s Affiliate being deemed “held” by such Revolving Credit Lender for purposes of this definition); provided that (i) the unused Available Revolving Credit Commitment or Extended Revolving Credit Commitments of, and the portion of the Total Outstandings and the Ancillary Commitments of such Class held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Class Lenders and (ii) a minimum of two Lenders shall be required to constitute Required Class Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than

66.6% of the sum of the (a) Total Outstandings, (b) Total Available Revolving Credit Commitments and aggregate unused Extended Revolving Credit Commitments and (c) the Ancillary Commitments (whether used or unused) (with the Ancillary Commitment of a Revolving Credit Lender’s Affiliate being deemed “held” by such Revolving Credit Lender for purposes of this definition) ; provided that (i) the unused Available Revolving Credit Commitment or Extended Revolving Credit Commitments of, and the portion of the Total Outstandings and the Ancillary Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (ii) a minimum of two Lenders shall be required to constitute Required Lenders.

“Research Committee” means the research committee established in accordance with the Research Law.

“Research Law” means the Israeli Encouragement of Research, Development and

Technological Innovation in Industry Law, 5744-1984 and the regulations, rules, circulars and guidelines promulgated or published thereunder.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, director, treasurer or assistant treasurer, company secretary, or other similar officer or authorized signatory of a Loan Party and, as to any document delivered on the Closing Date, any secretary, assistant secretary or authorized signatory of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Israeli Lender” means, at any time, any Israeli Lender that is at such time (or after giving effect to the making of any requested extension of credit hereunder, would be) in violation of Israeli Regulatory Guidelines.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Borrower, Holdings or any Parent Entity, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest of the Borrower, Holdings or any Parent Entity.

“Restricted Subsidiary” means any Subsidiary of Holdings (including the Borrower) other than an Unrestricted Subsidiary.

“Revaluation Date” means, with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b) or Section 2.03, as applicable in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(b) under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $50,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Exposure” means, as to each Revolving Credit Lender at any time, the sum of the Outstanding Amount of all Revolving Credit Loans held by such Revolving Credit Lender (or its Applicable Lending Office).

“Revolving Credit Extension Request” has the meaning specified in Section 2.15(a)(ii).

“Revolving Credit Facility” has the meaning specified in the Preliminary Statements to this Agreement.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or that holds Revolving Credit Loans at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“Revolving Outstandings” shall mean, with respect to any Lender at any time, the Revolving Credit Exposure and if the Lender is also an Ancillary Lender, the Ancillary Facility Exposure in respect of Ancillary Facilities provided by such Ancillary Lender.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any Restricted Subsidiaries (a) sells, transfers or otherwise Disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or Disposed.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctions” has the meaning specified in Section 5.21(a).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Section 6.01 Financials” means the financial statements delivered, or required to be delivered, pursuant to Section 6.01(a) or (b) together with the Compliance Certificate.

“Secured Cash Management Agreement” means any agreement relating to Cash Management Services that is (a) entered into by and between Holdings or any Restricted Subsidiary and a Cash Management Bank and (b) specified in writing by the Borrower to the Administrative Agent as constituting a “Secured Cash Management Agreement” hereunder.

“Secured Hedge Agreement” means any agreement in respect of any Swap Contract agreement specified by the Borrower and permitted under Section 7.03(h) that (a) is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank and (b) is specified in writing by the Borrower to the Administrative Agent as constituting a “Secured Hedge Agreement” hereunder.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, each Lender, in each case with respect to the Facilities, each Ancillary Lender, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to a Secured Cash Management Agreement and each sub-agent pursuant to Section 9.01(c) appointed by the Administrative Agent with respect to matters relating to the Facilities or the Collateral Agent with respect to matters relating to any Collateral Document.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means, collectively, (a) the Security Agreement executed by certain Loan Parties substantially in the form of Exhibit G and (b) each Security Agreement Supplement and each general security deed or specific security deed executed and delivered pursuant to Section 6.10.

“Security Agreement Supplement” has the meaning specified in the applicable Security Agreement.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Solvency” or “Solvent” means, with respect to any Person, at any date, that (a) the sum of such Person’s debts (including contingent liabilities) do not exceed the Present Fair Saleable Value of such Person’s present assets, (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date and (c) such Person has not incurred and does not intend to incur, or believe that it will incur, debts (including current obligations) beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under FASB Statement of Financial Accounting Standard No. 5).

“SPC” has the meaning specified in Section 10.07(h).

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Existing Revolving Credit Commitment” means any Existing Revolving Credit Commitments belonging to a Specified Existing Revolving Credit Commitment Class.

“Specified Existing Revolving Credit Commitment Class” has the meaning specified in Section 2.15(a)(ii).

“Specified Restructuring” means collectively, along with ancillary transactions reasonably related thereto, (i) the distribution by Israeli Borrower of the equity interests of the U.S. Borrower to Israeli Holdings, (ii) the distribution by Israeli Holdings of the equity interests of the U.S.

Borrower to Guernsey Holdings, (iii) the formation by Guernsey Holdings of a Wholly-Owned Subsidiary organized under the laws of Guernsey (“Guernsey Intermediate Holdco”) and (v) the contribution by Guernsey Holdings of the equity interests of the U.S. Borrower to Guernsey Intermediate Holdco; provided that Guernsey Holdings and Guernsey Intermediate Holdco shall have at all times satisfied the Collateral and Guarantee Requirement immediately prior and after giving effect to the Specified Restructuring.

“Specified Transaction” means, with respect to any period (including any period prior to the Closing Date), any Investment, Disposition, Incurrence of Indebtedness, Refinancing, prepayment or repayment of Indebtedness, Restricted Payment, Subsidiary designation, provision of Incremental Revolving Credit Commitment Increases, creation of Extended Revolving Credit Commitments, restructuring, other strategic initiative (including cost saving initiative) or other action of the Borrower or any Restricted Subsidiaries after the Closing Date or other event that by the terms of the Loan Documents requires “pro forma compliance” with a test, ratio or covenant hereunder or requires such test or covenant to be calculated on a “pro forma basis” or after giving “pro forma effect” thereto, other than, for the avoidance of doubt, any such action or other event that constitutes a “Transaction” as set forth in the definition thereof; provided that any increase in the Revolving Credit Commitment, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn.

“Sponsor” means Apax Partners, L.P. and each of its Affiliates and any funds, partnerships or other investment vehicles managed or controlled by it or its Affiliates, but not including, however, any of their operating portfolio companies.

“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Statutory Reserves” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurocurrency Rate Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Debt” means Indebtedness for borrowed money incurred by a Loan Party that is subordinated in right of payment to the prior payment of the Obligations of such Loan Party under the Loan Documents.

“Subordinated Intercompany Note” means the Intercompany Subordinated Note, dated as of the Closing Date, substantially in the form of Exhibit Q executed by Holdings, the Borrower and each other Restricted Subsidiary.

“Subsidiary” of a Person means a corporation, company, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Holdings that are Guarantors (excluding the Borrower).

“Successor Borrower” has the meaning specified in Section 7.04(a).

“Successor Holdings” has the meaning specified in Section 7.10.

“Swap” means any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings (including backup withholding) or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which Section 6.01

Financials have been delivered; provided that prior to the first date the Section 6.01 Financials have been delivered, the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended March 31, 2017. A Test Period may be designated by reference to the last day thereof (i.e. the March 31, 2017 Test Period refers to the period of four consecutive fiscal quarters of the Borrower ended March 31, 2017), and a Test Period shall be deemed to end on the last day thereof.

“Third Party Payor” means Medicare, Medicaid, TRICARE, and other state or federal health care program, Blue Cross and/or Blue Shield, private insurers, managed care plans and any other Person or entity which presently or in the future maintains Third Party Payor Programs.

“Third Party Payor Programs” means all payment and reimbursement programs, sponsored by a Third Party Payor, in which a Borrower participates.

“Threshold Amount” means $5,000,000.

“Total Available Revolving Credit Commitments” means, at any time, the aggregate of the Available Revolving Credit Commitments of all Lenders at such time.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the Test Period most recently ended on or prior to the date of determination to (b) Consolidated EBITDA for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Total Revolving Outstandings” shall mean the aggregate amount of the Lenders’ Revolving Outstandings.

“Transaction Expenses” means any fees or expenses incurred or paid by Sponsor, any Parent Entity, Holdings, the Borrower, or any of their Affiliates in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the consummation of the transactions contemplated by this Agreement, (b) the transactions contemplated by the Agreement and Plan of Merger, dated as of April 2, 2017, by and among Lupert Ltd, Rendel Amare Ltd, and Syneron Medical Ltd (as amended or otherwise modified from time to time), (c) the consummation of any other transactions in connection with the foregoing and (d) the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Expenses).

“TRICARE” means the program administered pursuant to 10 U.S.C. Section 1071 et. seq), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes.

“Type” means (a) as to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurocurrency Rate Loan and (b) as to any Extended Revolving Credit Loan, its nature as a Base Rate Loan or a Eurocurrency Rate Loan.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(C).

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of Holdings listed on Schedule 1.01B, (ii) any Subsidiary of Holdings designated by the Board of Directors of Holdings as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the Closing Date and (iii) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“VAT” means the Israeli value added tax imposed pursuant to the Israel Value Added Tax Law of 1975 (including any successor law) or any similar Tax imposed by any other jurisdiction.

“Voting Stock” means, with respect to any Person, shares of such Person’s Equity Interests having the right to vote for the election of members of the Board of Directors of such Person (or, in the case of an exempted limited partnership, such Person’s general partner), under ordinary circumstances.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party, the Administrative Agent and any other applicable withholding agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(i) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(ii) The term “including” is by way of example and not limitation.

(iii) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e) Any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

Section 1.03. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

(b) Where reference is made to “Holdings and the Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of Holdings other than Restricted Subsidiaries.

(c) [Reserved].

(d) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification Topic 825 – Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of Holdings or any Subsidiary at “fair value,” as defined therein.

Section 1.04. Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05. References to Agreements, Laws, Etc.. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the relevant Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern Time (daylight or standard, as applicable).

Section 1.07. Exchange Rates; Currency Equivalents.

(a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Eurocurrency Rate Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

(c) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.

Section 1.08. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

Section 1.09. Currency Equivalents Generally.

(a) For purposes of any determination under Article VI, Article VII (other than Section 7.09) or Article VIII or any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate then in effect on the date of such determination; provided, however, that (x) for purposes of determining compliance with Article VII with respect to the amount of any Indebtedness, Investment, Disposition, Restricted Payment or payment under Section 7.08 in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is Incurred or Disposition, Restricted Payment or payment under Section 7.08 is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness, if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency Exchange Rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinanced Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably Incurred, in connection with such Refinancing and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.09 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be Incurred or Disposition, Restricted Payment or payment under Section 7.08 may be made at any time under such Sections. For purposes of Section 7.09, amounts in currencies other than Dollars shall be translated into Dollars at the applicable Exchange Rates used in preparing the most recently delivered Section 6.01 Financials on or prior to such date.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

Section 1.10. Additional Alternative Currencies.

(a) The Company may from time to time request that Eurocurrency Rate Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent in its sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans in such requested currency.

(c) Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit

Eurocurrency Rate Loans to be made in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify the Company.

Section 1.11. Change of Currency.

(a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.12. Limited Condition Acquisition.

In connection with any action being taken solely in connection with a Limited Condition Acquisition, for purposes of:

(i) determining compliance with any provision of this Agreement which requires the calculation of the Total Leverage Ratio and the First Lien Senior Secured Leverage Ratio;

(ii) determining the accuracy of representations and warranties and/or whether a Default or Event of Default shall have occurred and be continuing (or any subset of Defaults or Events of Default (other than Events of Default pursuant to (a) or (f) of Section 8.01)); or

(iii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA);

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), with such option to be exercised on or prior to the date of execution of the definitive agreements related to such Limited Condition Acquisition, the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of the incurrence ratios subject to the LCA Election on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any Incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated, except that (other than solely with respect to the incurrence ratios subject to the LCA Election) EBITDA and Consolidated Net Income of any target or targets of such Limited Condition Acquisition shall only be used in the determination of any incurrence ratio and/or asset-based basket if and when such Limited Condition Acquisition has been consummated.

Section 1.13. Pro Forma and Other Calculations.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests (including measurements of the Total Leverage Ratio and the First Lien Senior Secured Leverage Ratio) shall be calculated in the manner prescribed by this Section 1.13. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis or requires pro forma compliance, the reference to “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which Section 6.01 Financials have been delivered.

(b) For purposes of calculating any financial ratio or test (including Consolidated EBITDA), Specified Transactions (with any Incurrence or Refinancing of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.13) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.13, then such financial ratio or test (including Consolidated EBITDA) shall be calculated to give pro forma effect thereto in accordance with this Section 1.13.

(c) Whenever pro forma effect or a determination of pro forma compliance is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of the Borrower and may include, for the avoidance of doubt, the amount of “run rate” cost savings, operating expense reductions, cost synergies or other synergies relating to any Specified Transaction (including the Transactions) which is being given pro forma effect or for which a determination of pro forma compliance is being made that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions, cost synergies or other synergies have been taken, have been committed to be taken, with respect to which substantial steps have been taken or which are expected to be taken (in the good faith determination of the Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions, cost synergies and other synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, cost synergies and other synergies were realized during the entirety of such period and “run rate” means the full recurring benefit for a period that is associated with any action taken, any action committed to be taken, any action with respect to which substantial steps have been taken or any action that is expected to be taken net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction; provided that (A) a Responsible Officer of the Borrower shall have certified to the Administrative Agent that such cost savings are reasonably identifiable and factually supportable and specify such amounts in reasonable detail, (B) such actions are taken, such actions are committed to be taken, actions respect to which substantial steps have been taken or actions are expected to be taken no later than four fiscal quarters after the date of consummation of such Specified Transaction, (C) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (D) the aggregate amount added back to Consolidated EBITDA pursuant to this Section 1.13(c) and any addback pursuant to clause (viii) of the definition of “Consolidated EBITDA” for any Test Period shall not exceed 25% of Consolidated EBITDA for such Test Period (with such calculation being made prior to giving effect to such addbacks); provided that this clause (D) shall not apply on or before the fiscal quarter ending June 30, 2018.

(d) In the event that the Borrower or any Restricted Subsidiary Incurs (including by assumption or guarantee) or Refinances (including by redemption, repurchase, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness Incurred or Refinanced under any revolving credit facility or line of credit unless such Indebtedness has been permanently repaid and not replaced), in each case included in the calculations of any financial ratio or test, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such Incurrence or Refinancing of Indebtedness, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period.

(e) Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or applicable Restricted Subsidiary may designate. For purposes of making the computations referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01. The Loans.

(a) [Reserved].

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make (or cause its Applicable Lending Office to make) loans denominated in Dollars or an Alternative Currency (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day on or after the Closing Date until the Maturity Date with respect to the Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any such Revolving Credit Borrowing, the aggregate Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow, on a joint and several basis, under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided in Sections 3.02 and 3.03 and the Administrative Agent shall provide notice to the Lenders of any Base Rate Loans and upon the reasonable request of a Lender the method of calculation of the Base Rate.

(c) The Ancillary Facilities. Subject to the terms and conditions set forth herein and in the relevant Ancillary Facility Documents, any Revolving Credit Lender may make all or part of its Revolving Credit Commitment available to the Borrower as an Ancillary Facility. For the avoidance of doubt, any reference to a Revolving Credit Loan shall not include any utilization of any Ancillary Facility.

Section 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Revolving Credit Borrowing and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans and (ii) four (4) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies; provided, however, that if the Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (i) four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) five (5) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them; provided further, that unless required by Sections 3.02 or 3.03 all Revolving Credit Loans shall be Eurocurrency Rate Loans. Not later than 11:00 a.m., (i) three (3) Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars or (ii) four (4) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Loans to be borrowed. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, or in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, then the applicable Loans shall be made as, or converted to, Eurocurrency Rate Loans with an Interest Period of one (1) month. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of such Loans as described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice; provided that on the Closing Date (or, with respect to any Incremental Facilities, on the relevant Incremental Facilities Closing Date), such funds may be made available at such earlier time as may be agreed among the relevant Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions (or any transactions to occur on the Incremental Facility Closing Date). Upon satisfaction of the applicable conditions set forth in Section 4.02, to the extent applicable, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower. For the avoidance of doubt, all funds so received by the Administrative Agent pursuant to this Section 2.02(b) from the Lenders that are intended to be Borrowings shall be received by the Administrative Agent as an intermediary before such funds are transferred to the applicable Borrower.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan, unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency), and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.

(e) Anything in subsections (a) to (d) above to the contrary notwithstanding, after giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect for Revolving Credit Borrowings.

Section 2.03. Ancillary Facilities.

(a) If any Borrower and any Ancillary Lender (or Ancillary Lenders) agree, subject to compliance with the requirements set forth in this Section 2.03, such Ancillary Lender shall be permitted to provide an Ancillary Facility on a bilateral basis to such Borrower; provided that (x) the aggregate amount of Ancillary Commitments shall not exceed the lesser of (i) the aggregate Revolving Credit Commitments then in effect and (ii) $5,000,000 and (y) no Default or Event of Default shall exist or be continuing.

(b) To request the creation of an Ancillary Facility, the Borrower shall deliver to the Administrative Agent not later than 3 Business Days (or such shorter period agreed to by the Administrative Agent) prior to the first date on which such Ancillary Facility is proposed to be made available:

(i) a notice in writing specifying:

(A)	the Borrower to which extensions of credit will be made available thereunder;

(B)

the first Business Day on which such Ancillary Facility shall be made and the expiration date of such Ancillary Facility (which shall be no later than the Maturity Date of the Revolving Credit Commitments);

(C)	the identity of the Ancillary Lender(s); and

(D)

the amount and currency of the Ancillary Commitment with respect to such Ancillary Facility (which shall be expressed in any Available Currency, or in any other currency to which such Ancillary Lender may agree) and shall not exceed such Ancillary Lender’s Available Revolving Credit Commitment; and

(ii) such other information that the Administrative Agent may reasonably request in connection with such Ancillary Facility.

The Administrative Agent shall give notice to each Revolving Credit Lender of such Ancillary Facility notice.

(c) (i) Subject to the terms of this Agreement, an Affiliate of any Revolving Credit Lender (other than any Disqualified Institution) may become an Ancillary Lender, in which case such Revolving Credit Lender and such Affiliate shall be treated as a single Revolving Credit Lender whose Revolving Credit Commitment is as set forth in Schedule 2.01(b) under the caption “Revolving Credit Commitment” or in the Assignment and Acceptance pursuant to which such Revolving Credit Lender assumed its Revolving Credit Commitment, as the same may be modified in accordance with the definition of “Revolving Credit Commitment”; it being understood that the relevant Revolving Credit Lender’s Revolving Credit Commitment will be reduced to the extent of the Ancillary Commitment of such Affiliate.

(ii) To the extent that this Agreement or any other Loan Document imposes any obligation on any Ancillary Lender and such Ancillary Lender is an Affiliate of a Revolving Credit Lender and not a party thereto, the relevant Revolving Credit Lender shall ensure that such obligation is performed by such Affiliate in compliance with the terms hereof or such other Loan Document.

(iii) Each Ancillary Lender, in its capacity as such, hereby appoints the Administrative Agent as its agent for purposes of the Loan Documents.

(d) Each Ancillary Facility shall contain terms and conditions acceptable to the applicable Ancillary Lenders and the applicable Revolving Loan Borrower thereunder; provided that such terms shall at all times: (i) be based upon normal commercial terms at the time of the creation of such Ancillary Facility pursuant to paragraph (b) of this Section 2.03; (ii) permit extensions of credit thereunder to be made only to the Borrowers of Revolving Credit Loans; (iii) provide that the Ancillary Commitment of the applicable Ancillary Lenders under such Ancillary Facility shall not exceed such Ancillary Lender’s Available Revolving Credit Commitment (determined without giving effect to any reduction pursuant to the definition thereof by the amount of such Ancillary Lender’s Ancillary Commitment in relation to such Ancillary Facility) and that, in the event and on such occasion that such Ancillary Commitment exceeds such Available Revolving Credit Commitment (determined without giving effect to any reduction pursuant to the definition thereof by the amount of such Ancillary Lender’s Ancillary Commitment in relation to such Ancillary Facility), such Ancillary Commitment shall be automatically reduced by the amount of such excess; (iv) provide that the Ancillary Facility Exposure shall not exceed the Ancillary Commitment with respect to such Ancillary Facility, (v) provide that the Ancillary Commitment under such Ancillary Facility be canceled, and that all extensions of credit under such Ancillary Facility be repaid, not later than the Maturity Date with respect to the Revolving Credit Commitments; provided that any letter of credit or other similar instrument issued under any Ancillary Facility may provide for a later expiry date (which may be later than the Maturity Date with respect to the Revolving Credit Commitments) or not provide for an expiry date, as in each case may be agreed by the Borrower and the applicable Ancillary Lender, so long as other arrangements are made to the reasonable satisfaction of the Administrative Agent and the applicable Ancillary Lender (which may take the form of an agreement for the relevant facilities to continue on a bilateral basis and not under the Loan Documents from the Maturity Date with respect to the Revolving Credit Commitments) and (vi) provide that the conditions set forth in Article IV shall be conditions to each extension of credit under such Ancillary Facility (in each case to the extent applicable and unless otherwise agreed by the relevant Ancillary Lender).

(e) (i) An Ancillary Facility shall terminate on the Maturity Date with respect to the Revolving Credit Commitments or such earlier date (A) as provided in the relevant Ancillary Facility Document or (B) on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(ii) If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (and the Available Revolving Credit Commitment of that Ancillary Lender shall be increased accordingly).

(iii) No Ancillary Lender may demand repayment or prepayment of, or cash cover of, any Ancillary Facility Exposure prior to the expiry date of the relevant Ancillary Facility unless it gives the Company and the Borrower not less than 3 Business Days’ notice and:

(A)	the Maturity Date with respect to the Revolving Credit Commitments has occurred;

(B)

the Required Lenders or Required Revolving Credit Lenders have accelerated the Revolving Credit Loans and terminated the Revolving Credit Commitments thereunder and demanded repayment of, or otherwise accelerated, the Indebtedness or other obligations thereunder;

(C)	the expiration date of such Ancillary Facility has occurred;

(D)

it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or

(E)

the Ancillary Facility Exposure, if any, under such Ancillary Facility may be refinanced by a Revolving Credit Loan and the relevant Ancillary Lender provides sufficient notice to permit the refinancing of such Ancillary Facility Exposure with a Revolving Credit Loan.

(f) For the purposes of repaying any Ancillary Facility Exposure pursuant to paragraph (e)(iii)(E) of this Section 2.03:

(i) the Available Revolving Credit Commitment of the Ancillary Lender will be increased by the amount of its Ancillary Commitment; and

(ii) a Revolving Credit Loan may be borrowed irrespective of whether a Default is outstanding or any other applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Facility Exposures).

(g) On the making of a Revolving Credit Loan to refinance Ancillary Facility Exposures:

(i) each Lender will participate in that Revolving Credit Loan in an amount (as determined by the Administrative Agent) which will result as nearly as possible in the aggregate amount of the its participation in the Revolving Loans then outstanding bearing the same proportion to the aggregate amount of the Revolving Credit Loans then outstanding as its Revolving Credit Commitment bears to the Total Available Revolving Credit Commitments hereunder; and

(ii) the relevant Ancillary Facility shall be cancelled.

(h) The Borrower and each Borrower to which an Ancillary Facility has been made available and each Ancillary Lender shall, upon request by the Administrative Agent, promptly supply the Administrative Agent with any information relating to the operation of such Ancillary Facility (including the Ancillary Facility Exposure) as the Administrative Agent may reasonably request.

(i) The Borrower acknowledges and consents that Article III of this Agreement shall apply to each Ancillary Facility (unless expressly waived by the relevant Ancillary Lender in its sole discretion).

(j) In the event of any conflict between the terms of an Ancillary Facility Document and any other Loan Document, the terms of such other Loan Document shall govern except for (i) Section 2.08 and Section 2.09 for the purposes of calculating fees, interest or commission relating to the relevant Ancillary Facility, (ii) any Ancillary Facility comprising more than one account where the terms of the Ancillary Facility Documents shall prevail to the extent required to permit the netting of balances in respect of such accounts and (iii) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Facility Document, in which case the relevant term of this Agreement shall be superseded by the terms of the such Ancillary Facility Document to the extent necessary to eliminate the subject conflict or inconsistency.

(k) No amendment or waiver of a term of any Ancillary Facility Document shall require the consent of any Lender other than the relevant Ancillary Lender.

Section 2.04. [Reserved].

Section 2.05. Prepayments.

(a) Optional Prepayments. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars or one (1) Business Days prior to any date of prepayment of Base Rate Loans and (B) four (4) Business Days (or five (5) Business Days, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies; (2) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof; (3) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (4) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in the case of each of clauses (2) and (3), the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon and any additional amounts required pursuant to Section 3.05. At the Borrower’s election in connection with any prepayment pursuant to this Section 2.05(a), such prepayment shall not be applied to any Loan of a Defaulting Lender.

(b) Mandatory Prepayments.

(i) [Reserved].

(ii) [Reserved].

(iii) [Reserved].

(iv) [Reserved].

(v) [Reserved].

(vi) [Reserved].

(vii) If the Administrative Agent notifies the Borrower that the Revolving Credit Exposure at such time exceeds an amount equal to 100% of the Revolving Credit Commitments then in effect within two (2) Business Days after receipt of such notice, the Borrower shall prepay Revolving Credit Loans in an aggregate amount sufficient to reduce such amount outstanding as of such date of payment to an amount not to exceed 100% of the Revolving Credit Commitments.

(viii) If the Administrative Agent notifies the Borrower that the Revolving Credit Exposure denominated in Alternative Currencies at such time exceeds an amount equal to 100% of the Alternative Currency Sublimit then in effect then within two (2) Business Days after receipt of such notice, the Borrower shall prepay Revolving Credit Loans in an aggregate amount sufficient to reduce such amount outstanding as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit.

(ix) With respect to each prepayment of Revolving Credit Loans and Extended Revolving Credit Loans elected by the Borrower pursuant to Section 2.05(a), the Borrower may designate (i) the Class and Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Credit Loans or Extended Revolving Credit Loans to be prepaid; provided that (x) Eurocurrency Rate Loans may be designated for prepayment pursuant to this Section 2.05(b) only on the last day of an Interest Period applicable thereto unless all Eurocurrency Rate Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been paid in full; (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans of such Class (except that any prepayment made in connection with a reduction of the Commitments of such Class pursuant to Section 2.06 shall be applied pro rata based on the amount of the reduction in the Commitments of such Class of each applicable Lender); and (z) notwithstanding the provisions of the preceding clause (y), at the option of the Borrower, no prepayment made pursuant to Section 2.05(a) of Revolving Credit Loans or Extended Revolving Credit Loans shall be applied to the Loans of any Defaulting Lender. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05, in respect of any such Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit with the Administrative Agent the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Such deposit shall constitute cash collateral for the Eurocurrency Rate Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.05.

(d) [Reserved].

Section 2.06. Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent two (2) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof. The amount of any such Aggregate Commitment reduction shall not be applied to the Alternative Currency Sublimit unless otherwise specified by the Company. It being understood and agreed that (1) the Borrower may allocate any termination or reduction of Commitments among Classes of Commitments at its direction (including, for the avoidance of doubt, to the Commitments with respect to any Class of Extended Revolving Credit Commitments without any termination or reduction of the Commitments with respect to any Existing Revolving Credit Commitments of the same Specified Existing Revolving Credit Commitment Class) and (2) in connection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section 2.15, the Existing Revolving Credit Commitments of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount equal to the amount of Specified Existing Revolving Credit Commitments so extended on such date or, if agreed by the Borrower and the Lenders providing such Extended Revolving Credit Commitments, by any greater amount so long as the Borrower prepays the Existing Revolving Credit Loans of such Class owed to such Lenders providing such Extended Revolving Credit Commitments to the extent necessary to ensure that after giving effect to such repayment or reduction, the Existing Revolving Credit Loans of such Class are held by the Lenders of such Class on a pro rata basis in accordance with their Existing Revolving Credit Commitments of such Class after giving effect to such reduction; provided that after giving effect to any such reduction and to the repayment of any Loans made on such date, the aggregate amount of the revolving credit exposure of any such Lender does not exceed the Existing Revolving Credit Commitment thereof (such revolving credit exposure and Revolving Credit Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Extended Revolving Credit Commitment and any exposure in respect thereof).

(b) Mandatory. The Revolving Credit Commitments (other than any Extended Revolving Credit Commitments) shall terminate on the applicable Maturity Date. With respect to each mandatory reduction and termination of Revolving Credit Commitments required in connection with the incurrence of any Extended Revolving Credit Commitments, the Borrower may designate (A) the Classes of Commitments to be reduced and terminated and (B) the corresponding Classes of Loans to be prepaid; provided that (x) any such reduction and termination shall apply proportionately and permanently to reduce the Commitments of each of the Lenders within any such Class and (y) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or cash collateralization of letters of credit made on the date of each such reduction and termination in accordance with this Agreement, the aggregate amount of such Lenders’ credit exposures shall not exceed the remaining Commitments of such Lenders’ in respect of the Class reduced and terminated.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

Section 2.07. Repayment of Loans.

(a) [Reserved].

(b) Repayment of Revolving Credit Loans on the Maturity Date. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.

(c) [Reserved].

(d) [Reserved].

Section 2.08. Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Eurocurrency Rate for such Interest Period plus the Applicable Rate for Eurocurrency Rate Loans then in effect for Eurocurrency Rate Loans and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate then in effect for Base Rate Loans.

(b) After the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

Section 2.09. Fees.

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each (i) Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee (the “Commitment Fee”) equal to the per annum rate set forth in the definition of Applicable Rate on the average daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of the Outstanding Amount of Revolving Credit Loans. Changes in the Commitment Fee shall become effective as of the first Business Day immediately following the end of such fiscal quarter. The Commitment Fee shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first full fiscal quarter to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility. The Commitment Fee shall be calculated quarterly in arrears.

(b) Upfront Fee. The Borrower shall pay to each Lender on the Closing Date, an upfront fee in an amount of 1.00% of the Revolving Credit Commitments held by such Lender on the Closing Date, provided that the aggregate upfront fee shall be payable, 20% by the US Borrower to ING, 10% by the US Borrower to Comerica Bank and 20% by the Israeli Borrower to HSBC Bank plc Israel branch.

(c) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed (including pursuant to the Fee Letter) upon notice in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

(d) Ancillary Facility Fees. The amount and timing of payments of fees in respect of any Ancillary Facility will be agreed by the relevant Ancillary Lender and the Borrower under such Ancillary Facility.

Section 2.10. Computation of Interest and Fees. All computations of interest on Base Rate Loans shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed, or, in the case of interest in respect of Revolving Credit Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. With respect to all Non-LIBOR Quoted Currencies, the calculation of the applicable interest rate shall be determined in accordance with market practice.

Section 2.11. Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), Class, amount, maturity and currency of its Loans and payments with respect thereto.

(b) [Reserved].

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Section 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12. Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, and except with respect to principal of and interest on Revolving Credit Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office and in Same Day Funds not later than 3:00 p.m. on the date specified herein or such later time as the Administrative Agent may otherwise determine in its reasonable discretion. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office. Unless otherwise agreed by the Administrative Agent, all payments received by the Administrative Agent after 3:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans or Base Rate Loans that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Eurocurrency Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(d) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative

Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(d) shall be conclusive, absent demonstrable error.

(e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(f) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(h) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of the Outstanding Amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

(i) Any and all payments by or on behalf of any Loan Party under any Loan Document are exclusive of VAT.

Section 2.13. Sharing of Payments. If, other than as provided elsewhere in this Agreement, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share that it is owed (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon, (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant and (z) the provisions of this Section 2.13 shall not be construed to apply to any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Rate (or other pricing term, including any fee, discount or premium) in respect of Loans or Commitments of Lenders that have consented to any such extension to the extent such transaction is permitted hereunder. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14. Incremental Credit Extensions.

(a) The Borrower may at any time or from time to time after the Closing Date, by written notice delivered to the Administrative Agent, request one or more increases in the amount of the Revolving Credit Commitments of any Class (each such increase, an “Incremental Revolving Credit Commitment Increase” and all Incremental Revolving Credit Commitment Increases, the “Incremental Facilities” and the commitments in respect thereof are referred to as the “Incremental Commitments”); provided that (i) no Event of Default (or, in the case of a Limited Condition Acquisition, no Event of Default pursuant to clauses (a) or (f) of Section 8.01) shall have occurred and be continuing or would exists after giving effect thereto, (ii) other than in the case of a Limited Condition Acquisition, which shall be subject to customary “Sungard” limitations, the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided, further, that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (iii) on a pro forma basis after giving effect to such increase, the First Lien Senior Secured Leverage Ratio (after assuming that the aggregate principal amount of all Loans equals the sum of the aggregate Revolving Credit Commitments and the aggregate Incremental Commitment and assuming that all such debt is secured on first lien basis (whether or not so secured)) shall not exceed 3.00:1.00.

(b) Each Incremental Revolving Credit Commitment Increase shall be in an aggregate principal amount that is not less than $2,500,000 (provided that such amount may be less than $2,500,000 if such amount represents all remaining availability under the limit set forth below) (and in minimum increments of $1,000,000 in excess thereof), and the aggregate amount of (x) the Incremental Revolving Credit Commitment Increases incurred pursuant to this Section 2.14 plus (y) the aggregate principal amount of Permitted Additional Debt incurred under Section 7.03(u)(i) shall not exceed, as of the date of Incurrence of such Indebtedness or commitments, the Incremental Base Amount.

(c) (A) [Reserved].

(B) The Incremental Revolving Credit Commitment Increase shall be on the same terms as, and be treated the same as, the Revolving Credit Commitments (including with respect to maturity date thereof) and shall be considered to be part of the Revolving Credit Facility (it being understood that, if required to consummate an Incremental Revolving Credit Commitment Increase, additional upfront or similar fees may be payable to the lenders providing the Incremental Revolving Credit Commitment Increase).

(C) [Reserved].

(d) Each notice from the Borrower pursuant to this Section 2.14 shall be given in writing and shall set forth the requested amount and proposed terms of the relevant Incremental Revolving Credit Commitment Increases. Incremental Revolving Credit Commitment Increases may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld or delayed), by any existing Lender (it being understood that no existing Lender with a Revolving Credit Commitment will have any obligation to provide a portion of any Incremental Revolving Credit Commitment Increase) or by any other bank, financial institution, other institutional lender or other investor (any such other bank, financial institution or other investor being called an “Additional Lender”); provided that the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s providing such Incremental Revolving Credit Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender.

(e) Commitments in respect of Incremental Revolving Credit Commitment Increases shall become Commitments (or in the case of an Incremental Revolving Credit Commitment Increase to be provided by an existing Lender with a Revolving Credit Commitment, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Agreement”) to this Agreement and, as appropriate, the other Loan Documents, executed the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Agreement may, subject to Section 2.14(c), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or advisable, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section (including, in connection with an Incremental Revolving Credit Commitment Increase, to reallocate Revolving Credit Exposure on a pro rata basis among the relevant Revolving Credit Lenders). The effectiveness of any Incremental Agreement shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) and the occurrence of any extension of credit thereunder shall be subject to the satisfaction of such conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Revolving Credit Commitment Increases for any purpose not prohibited by this Agreement.

(f) No Lender shall be obligated to provide any Incremental Revolving Credit Commitment Increases unless it so agrees and the Borrower shall not be obligated to offer any existing Lender the opportunity to provide any Incremental Revolving Credit Commitment Increases.

(g) Upon each increase in the Revolving Credit Commitments pursuant to this Section, each Lender with a Revolving Credit Commitment of such Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Credit Commitment Increase (each, an “Incremental Revolving Credit Commitment Increase Lender”) in respect of such increase. If, on the date of such increase, there are any Revolving Credit Loans of such Class outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Incremental Revolving Credit Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving

Credit Commitments of such Class), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans of such Class being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) This Section 2.14 shall supersede any provisions in Section 2.02(b) or 10.01 to the contrary. For the avoidance of doubt, any provisions of this Section 2.14 may be amended with the consent of the Required Lenders; provided that no such amendment shall require any Lender to provide any Incremental Commitment without such Lender’s consent.

Section 2.15. Extensions of Revolving Credit Loans and Revolving Credit Commitments.

(a) (i) [Reserved].

(ii) The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any Class and/or the Extended Revolving Credit Commitments of any Class (and, in each case, including any previously extended Revolving Credit Commitments), existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans under any such facility, “Existing Revolving Credit Loans”; each Existing Revolving Credit Commitment and related Existing Revolving Credit Loans together being referred to as an “Existing Revolving Credit Class”) be converted or exchanged to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Revolving Credit Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related revolving credit loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.15. Prior to entering into any Extension Agreement with respect to any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments, with such request offered equally to all Lenders of such Class) (a “Revolving Credit Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established thereunder, which terms shall be similar to those applicable to the Existing Revolving Credit Commitments from which they are to be extended (the “Specified Existing Revolving Credit Commitment Class”) except that (w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class, (x)(A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums with respect to the Extended Revolving Credit Commitments may be different than those for the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A) and (y)(1) the undrawn revolving credit commitment fee rate with respect to the Extended Revolving Credit Commitments may be different than those for the Specified Existing Revolving Credit Commitment Class and (2) the Extension Agreement may provide for other covenants and terms that apply to any period after the Latest Maturity Date; provided that notwithstanding anything to the contrary in this Section 2.15, or otherwise, (I) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Revolving Credit Loans under any Extended Revolving Credit Commitments shall be made on a pro rata basis with any borrowings and repayments of the Existing Revolving Credit Loans of the Specified Existing Revolving Credit Commitment Class (the

mechanics for which may be implemented through the applicable Extension Agreement and may include technical changes related to the borrowing and repayment procedures of the Specified Existing Revolving Credit Commitment Class), (II) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the assignment and participation provisions set forth in Section 10.07 and (III) subject to the applicable limitations set forth in Section 2.07 and Section 2.06(b), permanent repayments of Extended Revolving Credit Loans (and corresponding permanent reduction in the related Extended Revolving Credit Commitments) shall be permitted as may be agreed between the Borrower and the Lenders thereof. No Lender shall have any obligation to agree to have any of its Revolving Credit Loans or Revolving Credit Commitments of any Existing Revolving Credit Class converted or exchanged into Extended Revolving Credit Loans or Extended Revolving Credit Commitments pursuant to any Extension Request. Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date).

(b) The Borrower shall provide the applicable Extension Request to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may determine in its reasonable discretion) prior to the date on which Lenders under the Existing Class are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.15. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Revolving Credit Commitments (or any earlier Extended Revolving Credit Commitments) of an Existing Class subject to such Extension Request converted or exchanged into Extended Loans/Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Revolving Credit Commitments (and/or any earlier extended Extended Revolving Credit Commitments) which it has elected to convert or exchange into Extended Loans/Commitments (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate amount of Revolving Credit Commitments (and any earlier extended Extended Revolving Credit Commitments) subject to Extension Elections exceeds the amount of Extended Loans/Commitments requested pursuant to the Extension Request, Revolving Credit Commitments or earlier extended Extended Revolving Credit Commitments, as applicable, subject to Extension Elections shall be converted to or exchanged to Extended Loans/Commitments on a pro rata basis (subject to such rounding requirements as may be established by the Administrative Agent) based on the amount of Revolving Credit Commitments and earlier extended Extended Revolving Credit Commitments included in each such Extension Election or as may be otherwise agreed to in the applicable Extension Agreement.

(c) Extended Loans/Commitments shall be established pursuant to an amendment (an “Extension Agreement”) to this Agreement (which, notwithstanding anything to the contrary set forth in Section 10.01, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans/Commitments established thereby) executed by the Loan Parties and the Extending Lenders (and notice thereof together with the Extension Agreement delivered to the Administrative Agent). In connection with any Extension Agreement, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Agreement, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence) and covering customary matters and (ii) to the effect that such Extension Agreement, including the Extended Loans/Commitments provided for therein, does not breach or result in a default under the provisions of Section 10.01 of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Class of Existing Revolving Credit Commitments is converted or exchanged to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an “Extension Date”), in the case of the Existing Revolving Credit Commitments of each Extending Lender under any Specified Existing Revolving Credit Commitment Class, the aggregate principal amount of such Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted or exchanged by such Lender on such date (or by any greater amount as may be agreed by the Borrower and such Lender), and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitment Class and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Existing Revolving Credit Loans of any Extending Lender are outstanding under the Specified Existing Revolving Credit Commitment Class, such Existing Revolving Credit Loans (and any related participations) shall be deemed to be converted or exchanged to Extended Revolving Credit Loans (and related participations) of the applicable Class in the same proportion as such Extending Lender’s Specified Existing Revolving Credit Commitments to Extended Revolving Credit Commitments of such Class.

(e) In the event that the Administrative Agent determines in its sole discretion that the allocation of the Extended Revolving Credit Commitments of a given Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Agreement, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Agreement”) within fifteen (15) days following the effective date of such Extension Agreement, as the case may be, which Corrective Extension Agreement shall (i) provide for the conversion or exchange and extension of Existing Revolving Credit Commitments (and related Revolving Credit Exposure) in such amount as is required to cause such Lender to hold Extended Revolving Credit Commitments (and related revolving credit exposure) of the applicable Extension Series into which such other commitments were initially converted or exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Agreement, in the absence of such error and (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Agreement described in Section 2.15(c)).

(f) No conversion or exchange of Loans or Commitments pursuant to any Extension Agreement in accordance with this Section 2.15 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(g) This Section 2.15 shall supersede any provisions in Section 2.02(b) or Section 10.01 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.15 may be amended with the consent of the Required Lenders; provided that no such amendment shall require any Lender to provide any Extended Loans/Commitments without such Lender’s consent.

Section 2.16. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) The Commitment Fee shall cease to accrue on any of the Revolving Credit Commitments of such Defaulting Lender pursuant to Section 2.09(a);

(b) The Commitment, Outstanding Amount of Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately when compared to the other affected Lenders, or increases or extends the Commitment of, or the date fixed for payments to, such Defaulting Lender, or reduces the amount of any principal, interest or fee payable to such Defaulting Lender, in each case shall require the consent of such Defaulting Lender;

(c) [reserved];

(d) [reserved]; and

(e) In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Obligations of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Pro Rata Share; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of such Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01. Taxes.

(a) Except as required by Law, any and all payments by any Loan Party to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any Taxes. If any applicable Withholding Agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) if such Taxes are Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01), each Lender (or an Agent receiving the payments for its own account) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such applicable Withholding Agent shall make such deductions, (iii) such applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment by such applicable Withholding Agent to the relevant Governmental Authority (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), such applicable Withholding Agent shall furnish to Borrower and the Administrative Agent, as applicable, the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other evidence of payment thereof that is reasonably satisfactory to the Administrative Agent.

(b) In addition, the Loan Parties shall pay all Other Taxes.

(c) Without duplication of any amounts payable pursuant to Section 3.01(a) or Section 3.01(b), the Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) payable or paid by such Agent or such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that no Lender shall be indemnified for any incremental interest, penalties or expense resulting from the failure of such Lender to notify the Borrower of the applicable indemnification claim within 180 days after such Lender receives written notice from the applicable taxing authority of the specific assessment or deficiency claim giving risk to such indemnification claim. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf, shall be conclusive absent manifest error. Payment under this Section 3.01(c) shall be made within ten (10) days after the date such Lender or such Agent makes a demand therefor.

(d) If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Taxes as to which indemnification or additional amounts have been paid to it by a Loan Party pursuant to this Section 3.01, it shall promptly remit such refund as soon as practicable after it is determined that such refund pertains to Taxes as to which indemnification or additional amounts have been paid (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund) to the applicable Loan Party, net of all reasonable out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the applicable Loan Party, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant Governmental Authority. Such Lender or Agent, as the case may be, shall, at the applicable Loan Party’s request, provide the applicable Loan Party with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent reasonably deems confidential). Nothing contained herein shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(e) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions) to designate another Applicable Lending Office for any Loan affected by such event; provided that no such designation shall be required to the extent that, in the judgment of such Lender, such designation would not materially eliminate or reduce amounts payable pursuant to Section 3.01(a) or (c) or Lender and its Applicable Lending Office(s) would suffer material economic, legal or regulatory disadvantage or be subject to an unreimbursed cost or expense; and provided, further, that nothing in this Section 3.01(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (c).

(f) Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document. In addition, each Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any documentation specifically referenced below) expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding any other provision of this Section 3.01(f), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

Without limiting the generality of the foregoing:

(i) Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by applicable Laws or upon the reasonable request of the Borrower or the Administrative Agent) two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding; and

(ii) Each Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by applicable Laws or upon the reasonable request of the Borrower or the Administrative Agent) the following, as applicable:

(A) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B) two duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit O (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent and the Borrower, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms), or

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership for United States federal income tax purposes, or is a Lender that has granted a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, Form W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that if the Lender is a partnership for United States federal income tax purposes (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such beneficial owner(s)).

(g) If a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Laws and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) The Israeli Borrower and the U.S. Borrower shall each promptly obtain an Israeli Withholding Tax Certificate and shall each update such Israeli Withholding Tax Certificate for each calendar year, no later than December 15th of the preceding calendar year. Upon obtaining the initial Israeli Withholding Tax Certificate (and each annual update), each of the Israeli Borrower and the U.S. Borrower shall promptly provide a copy thereof to the Administrative Agent and to each Israeli Lender. If, at the time of any advance to the Israeli Borrower or the U.S. Borrower under this Agreement, the Administrative Agent and each Israeli Lender have not been provided with an Israeli Tax Withholding Certificate that is effective at such time with respect to the applicable advance, each Israeli Lender may withhold from such advance Israeli withholding Tax at the then applicable rate (as determined by each Israeli Lender); provided that, with respect to any advance made on or prior to November 15, 2017, if either the Israeli Borrower or the U.S. Borrower has not yet been able to obtain its initial Israeli Withholding Tax Certificate, each Israeli Lender will nevertheless make such advance to the Israeli Borrower or the U.S. Borrower (as applicable) free from Israeli withholding Tax if, at least five (5) Business Days prior to the date of such advance, the Israeli Borrower or the U.S. Borrower, as applicable, provides to the Administrative Agent and to each Israeli Lender a copy of a written opinion addressed to the Administrative Agent and each Israeli Lender from a qualified Israeli legal counsel or accountant reasonably acceptable to the Administrative Agent (it being agreed that PwC and any other Big 4 accounting firm shall be considered as reasonably acceptable to the Administrative Agent) to the effect that no withholding of Israeli withholding Tax is required under applicable Law to be made from the amount being advanced to the Israeli Borrower or the U.S. Borrower, as applicable; provided that, in such event, (X) the Loan Parties shall jointly and severally indemnify and hold harmless the Administrative Agent and each Israeli Lender from and against (i) any Taxes imposed by the Israel Tax Authority as a result of the Israeli Borrower or the U.S. Borrower (as applicable)’s failure to have obtained its initial Israeli Withholding Tax Certificate prior to the time of such advance and (ii) any reasonable expenses related thereto and (Y) if the Israeli Borrower or the U.S. Borrower is ultimately unable to obtain the initial Israeli Withholding Tax Certificate by November 15, 2017 or if the Israel Tax Authority determines that a withholding of Israeli withholding Tax should have applied to any amount advanced to the Israeli Borrower or the U.S. Borrower prior to November 15, 2017, the Israeli Borrower or the U.S. Borrower, as applicable, shall promptly pay to the Israel Tax Authority an amount equal to the Israeli withholding Tax that should have been withheld under applicable Law with respect to each applicable advance plus, for the avoidance of doubt, any interest, additions to tax and penalties applicable thereto and send a written confirmation of such payment to the Administrative Agent and each Israeli Lender within five (5) Business Days following the payment.

(i) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 3.01(f) or (g).

Section 3.02. Illegality.

(a) If any Lender reasonably determines that due to any Change in Law after the Closing Date it is unlawful, or that any Governmental Authority that is a court, statutory board or commission has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, to determine or charge interest rates based upon the Adjusted Eurocurrency Rate as contemplated by this Agreement, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, in respect of Eurocurrency Rate Loans, (A) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist, (B) upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay in the case of Eurocurrency Rate Loans, such Eurocurrency Rate Loans, that have become unlawful or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (without reference to the Eurocurrency Rate in determining the applicable Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans, (C) upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Applicable Lending Office if such designation will avoid the need for any such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

(b) If any provision of this Agreement or any of the other Loan Documents would obligate the Borrower to make any payment of interest or other amount payable to any Secured Party in an amount or calculated at a rate which would be prohibited by law, then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Law.

Section 3.03. Inability to Determine Rates. If the Administrative Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the London interbank eurocurrency market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing in Dollars of Base Rate Loans in the amount specified therein.

Section 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a) If any Lender determines that as a result of any Change in Law after the Closing Date, there shall be any actual increase in the cost (including any Tax) to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loan, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes, (ii) Excluded Taxes, or (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time within fifteen (15) Business Days after demand by such Lender setting forth in reasonable detail such actual increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such actual Lender for such increased cost or reduction.

(b) If any Lender determines that as a result of a Change in Law regarding capital adequacy or liquidity requirements after the Closing Date, has the effect of reducing the actual rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy or liquidity, as applicable, and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such actual reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of demonstrable error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such actual additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days after receipt of such notice.

(d) Subject to Section 3.06(b), failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Applicable Lending Office for any Loan affected by such event; provided that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

(f) Notwithstanding anything in this Section 3.04 to the contrary, no Lender shall receive compensation pursuant to this Section 3.04, unless such Lender certifies that it is generally seeking compensation from other borrowers in the U.S. leveraged loan market with respect to its similarly affected loans under agreements with such borrowers having provisions similar to this Section 3.04.

Section 3.05. Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense (but excluding, for the avoidance of doubt, any lost profits) incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan;

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan on the date or in the amount notified by the Borrower; or

(c) any failure by any Borrower to make payment of any Loan (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

including any actual loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees actually paid to terminate the deposits from which such funds were obtained.

Section 3.06. Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error; provided that such Agent or such Lender need not disclose any information that is price-sensitive, confidential or legally restricted. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.02, Section 3.03 or Section 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurocurrency Rate Loans from one Interest Period to another, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any Eurocurrency Rate Loan from one Interest Period to another shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist, to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted to Eurocurrency Rate Loans on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

Section 3.07. Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or Section 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.02, or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender is a Non-Consenting Lender, then the Borrower may, on prior written notice to the Administrative Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be waived by the Administrative Agent in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided, further, that in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents; and provided, further, that in the case of any such assignment resulting from a request for reimbursement for amounts owing pursuant to Section 3.01, such assignment will result in a reduction of such amounts thereafter.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register and (ii) deliver Notes, if any, evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption, and any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 3.05 as a consequence of such assignment shall have been paid by the Borrower to the assigning Lender and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c) [reserved].

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure, termination, discharge or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans, or with respect to the Facilities as a whole and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

(e) Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 3.07 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

Section 3.08. Survival. All of the Loan Parties’ obligations under Section 3.01, Section 3.04, Section 3.06 and Section 3.07 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01. Conditions to Closing. The effectiveness of this Agreement and the obligation of each Lender to make its Commitments hereunder are subject to satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals,.pdf copies or facsimiles (followed promptly by originals, to the extent applicable) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (to the extent applicable), each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) executed counterparts of this Agreement and the Guaranty;

(ii) each Collateral Document set forth on Schedule 1.01A required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party thereto, together with (except as provided in such Collateral Documents);

(A) the original certificates, if any, representing the pledged, mortgaged or charged equity referred to therein for Wholly-Owned Restricted Subsidiaries (other than Excluded Subsidiaries) organized under the laws of the U.S., Australia, Guernsey or the State of Israel and accompanied by undated stock powers executed in blank and the original instruments evidencing the pledged debt referred to therein endorsed in blank;

(B) evidence that all financing statements (or equivalent) under the Uniform Commercial Code have been filed or are otherwise in a form appropriate for filing under the Uniform Commercial Code and evidence that all other actions, recordings and filings that the Administrative Agent or Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent and Collateral Agent;

(C) all of the Israeli Collateral Documents duly executed and in a form appropriate for filing with the Registrar of Companies, Registrar of Patents and/or the Registrar of Pledges (including, as required by applicable Law, duly executed copies of all necessary registration forms); and

(D) the Perfection Certificate, executed and delivered by each Loan Party and the Collateral Agent;

(iii) a certificate signed by a Responsible Officer of the Borrower certifying that the condition set forth in clauses (f), (i) and (j) below is satisfied;

(iv) in respect of the U.S. Loan Parties, certificates substantially in the form of Exhibit J-1 for each Loan Party which attach (A) resolutions or other action documentation, (B) incumbency certificates, (C) Organizational Documents and (D) good standing certificates;

(v) in respect of the Israeli Loan Parties, certificates substantially in the form of Exhibit J-2 which attach: (A) the organization and existence of each Israeli Loan Party, (B) the Organizational Documents and an up-to-date extract from the Registrar of Companies of each Israeli Loan Party and (C) resolutions approving the Transactions and other legal matters (including confirmation of each Israeli Loan Party in accordance with Sections 256(d) and 282 of the Companies Law that all required authorizations and corporate approvals have been obtained) relating to the Israeli Loan Parties, the Loan Documents or the Transactions (as applicable);

(vi) (i) an opinion from Simpson Thacher & Bartlett, LLP, New York counsel to the Loan Parties and (ii) an opinion from Meitar Liquornik Geva Leshem Tal, Israeli counsel to the Loan Parties;

(vii) a certificate, in the form of Exhibit N, attesting to the Solvency of Holdings and its Subsidiaries (on a consolidated basis) on the Closing Date after giving effect to the Transactions, from the Chief Financial Officer of Holdings or other Responsible Officer of Holdings;

(viii) copies of a recent Lien, bankruptcy, insolvency, judgment, copyright, patent and trademark search in each jurisdiction reasonably requested by the Collateral Agent with respect to the Loan Parties; and

(vix) the Administrative Agent Fee Letter.

(b) All fees and expenses required to be paid hereunder, and in the case of expenses, to the extent invoiced at least three (3) Business Days prior to the Closing Date (except as otherwise agreed by the Borrower) shall have been paid (which amounts may, at the Borrower’s option, be offset against the proceeds of the Facilities).

(c) Holdings and its Restricted Subsidiaries shall have no Indebtedness other than Indebtedness listed in Section 7.03(c).

(d) the (a) unaudited consolidated balance sheets and related statements of income and cash flows of Holdings and its consolidated Subsidiaries for each fiscal quarter, if any, ended after December 31, 2016 and at least 45 days prior to the Closing Date and setting forth, with respect to statements of income and cash flows, comparative figures for the related period in the prior fiscal year and (b) audited consolidated balance sheets and related statements of income and cash flows of Holdings and its consolidated Subsidiaries, in each case, for the three fiscal years most recently ended at least 90 days before the Closing Date.

(e) [Reserved].

(f) The representations and warranties set forth in Article V and in any other Loan Document shall be true and correct in all material respects on and as of the Closing Date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.

(g) The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information about the Borrower and the Guarantors as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Administrative Agent that it reasonably determines is required by U.S., Guernsey and/or Israeli regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and the Prohibition on Money Laundering Law.

(h) The Collateral Agent shall have received an approval, in form and substance reasonably satisfactory to the Collateral Agent, from the Israeli Innovation Authority for the pledge and charge of the IIA-Funded Know-How in favor of the Collateral Agent as security for the Obligations (the “Initial IIA Approval”), subject only to the execution by the Collateral Agent on behalf of the Secured Parties of the IIA Undertaking. Notwithstanding the foregoing, if the relevant Israeli Loan Parties shall have used commercially reasonable efforts to deliver the IIA Approval without undue burden or expense, but shall nevertheless be unable to deliver the IIA Approval, delivery of the IIA Approval shall not be a condition precedent to the obligations of the Lenders hereunder on the Closing Date, but shall be required to be accomplished as provided in Schedule 6.12.

(i) Since December 31, 2016, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(j) No Default shall exist, or would result from the Transactions.

(k) [Reserved].

(l) The Transactions shall have been consummated.

Section 4.02. Conditions to Each Credit Extension. The obligation of each Lender to honor any Request for Credit Extension (other than (i) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans or (ii) borrowings made pursuant to Section 2.14 or Section 2.15, which may be subject to different conditions precedent and representations but only if so agreed by the Borrower and the applicable Lenders) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. For the avoidance of doubt, no Restricted Israeli Lender shall be required to make any extension of credit hereunder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Agents and the Lenders that:

Section 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each other Restricted Subsidiary (a) is a Person duly incorporated, organized, registered or formed, and validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, registration or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) in the case of each Loan Party, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (b)(i), (c), (d) or (e), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Israeli Loan Party is a “company in violation” under Section 362A of the Companies Law.

Section 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, are within such Loan Party’s corporate, partnership or other powers, have been duly authorized by all necessary corporate, partnership or other organizational action, and do not and will not (a) conflict with or contravene the terms of any of such Person’s Organizational Documents, (b) result in any breach or contravention of, or the creation of any Lien under (other than under the Loan Documents), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any conflict, breach or contravention or payment or violation (but not creation of Liens) referred to in clauses (b) or (c), to the extent that such conflict, breach, contravention or payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or the perfection of the Liens created under the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.04. Binding Effect. Each Loan Party has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or law).

Section 5.05. Financial Statements; No Material Adverse Effect.

(a) [Reserved].

(b) Since December 31, 2016, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Each Lender and the Administrative Agent hereby acknowledges and agrees that Holdings and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or the interpretation thereof, and that such restatements will not result in a Default under the Loan Documents (including any effect on any conditions required to be satisfied on the Closing Date) to the extent that the restatements do not reveal any material omission, misstatement or other material inaccuracy in the reported information from actual results for any relevant prior period.

Section 5.06. Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Restricted Subsidiary or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07. Ownership of Property; Liens. Each Loan Party and each of its Restricted Subsidiaries has good and defensible title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted under the Loan Documents and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.08. Environmental Compliance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary alleging violation of, or liability under, any Environmental Law;

(b) There has been no Release and there is no threat of Release of Hazardous Materials by the Borrower or any Restricted Subsidiary at, on, under or from any location in a manner which would reasonably be expected to give rise to liability under Environmental Laws;

(c) The Borrower and the Restricted Subsidiaries are in compliance with all

Environmental Laws and have obtained, maintained and are in compliance with all permits, licenses and other approvals as required under any Environmental Law;

(d) In connection with the Borrower and the Restricted Subsidiaries, to the

Borrower’s knowledge, no conditions or facts exist that would reasonably be expected result in liability under, or impose an obligation with respect to, Environmental Law.

Section 5.09. Taxes. The Borrower and each Restricted Subsidiary have timely filed all federal, state, local, foreign and other Tax returns and reports required to be filed, and have timely paid all federal, state, local, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable (including as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and except for failures to file or pay as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no Tax audits, deficiencies, assessments or other claims with respect to the Borrower or any Restricted Subsidiary that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.10. Compliance with ERISA and other Pension Laws; Labor Matters.

(a) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each Pension Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws, and (ii) each Foreign Plan established, sponsored or maintained by any Loan Party has been registered, established, invested, administered and maintained in compliance with all applicable Laws.

(b) (i) No ERISA Event with respect to a Pension Plan or Multiemployer Plan has occurred or is reasonably expected to occur, (ii) neither any Loan Party nor any ERISA Affiliate has incurred any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 et seq. of ERISA with respect to a Multiemployer Plan, (iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and (iv) no Foreign Pension Event has occurred or is reasonably expected to occur, except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; provided that with respect to Multiemployer Plans, the representations and warranties in this Section 5.10, other than with respect to liability under Sections 4201 and 4204 of ERISA, are made to the knowledge of the Loan Parties.

(c) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there are no strikes or other labor disputes against the Borrower or the Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened, (ii) hours worked by and payment made to employees of the Borrower or any of the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws, (iii) the Borrower and the other Loan Parties have complied with all applicable labor laws including work authorization and immigration and (iv) all payments due from the Borrower or any of the Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.11. Subsidiaries; Equity Interests. As of the Closing Date and after giving effect to the Transactions occurring on the Closing Date, neither the Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests in the Borrower and such Subsidiaries have been validly issued, and to the extent such concepts exist with respect to such Equity Interests, are fully paid and nonassessable and all Equity Interests owned by Holdings or any other Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted by Section 7.01.

As of the Closing Date and after giving effect to the Transactions occurring on the Closing Date, Schedule 5.11 sets forth (a) the legal name, company registration number (if any) and jurisdiction of organization or incorporation of each Subsidiary, (b) sets forth the ownership interest of Holdings, the Borrower and any of their Restricted Subsidiaries in each of their Subsidiaries, including the percentage of such ownership and (c) identifies each Person the Equity Interests of which are required to be pledged, charged and/or mortgaged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

Section 5.12. Margin Regulations; Investment Company Act.

(a) As of the Closing Date, none of the Collateral is comprised of any margin stock. No Loan Party is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U or Regulation X of FRB.

(b) None of the Loan Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.13. Disclosure.

(a) None of the written factual information or written factual data (taken as a whole) heretofore or contemporaneously furnished by Holdings, the Borrower, any of their respective Restricted Subsidiaries or any of their respective authorized representatives in writing to any Agent or any Lender on or before the Closing Date for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 5.13(a), such factual information and data shall not include projections (including financial estimates, forecasts and other forward-looking information), pro forma financial information or information of a general economic or general industry nature.

(b) The projections contained in the information and data referred to in Section 5.13(a) were prepared in good faith based upon assumptions believed by Holdings and the Borrower to be reasonable at the time made; it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings, the Borrower and the Restricted Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

Section 5.14. Intellectual Property; Licenses, Etc. Each of the Loan Parties and the other Restricted Subsidiaries exclusively own, free and clear of all Liens, license or possess the right to use, all Intellectual Property used or held for use in or otherwise that are reasonably necessary for the operation of their respective businesses as currently conducted, and without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No such Intellectual Property rights nor the operation of the businesses of the Loan Parties and the Restricted Subsidiaries infringe upon, misappropriate, dilute or violate any rights held by any Person except for such infringements, misappropriations, dilutions or violations, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such Intellectual Property rights is pending or, to the knowledge of the Borrower, threatened in writing (including “cease and desist” letters and invitations to take a patent license) against any Loan Party or Restricted Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Loan Parties and the Restricted Subsidiaries are in compliance with all applicable Laws governing each such Party’s collection, processing, transmission, transfer, use, disclosure, storage, disposal and security of Protected Information, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. In the past three (3) years, there has not been any data security breach or, to the knowledge of the Loan Parties, unauthorized access, use or disclosure of any Protected Information owned, stored, maintained or controlled by or on behalf of the Loan Parties and the Restricted Subsidiaries, except where, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Loan Parties and the Restricted Subsidiaries have adopted commercially reasonable privacy, data protection and information security organization, management, technologies, policies and procedures with respect to privacy, data protection, processing, security and the collection and use of Protected Information gathered or accessed in the course of their respective operations, except to the extent that any failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 5.15. Solvency. On the Closing Date after giving effect to the Transactions occurring on the Closing Date, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.16. Collateral Documents. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on and in, the Collateral.

Section 5.17. Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement and the proceeds of any Ancillary Facility shall be used only for working capital and other general corporate purposes (including Permitted Acquisitions and Investments permitted hereunder); provided that, in each case, such proceeds shall not be used to fund Restricted Payments.

Section 5.18. Senior Indebtedness. The Obligations constitute “Senior Indebtedness” (or similar or comparable term) of the Borrower any agreement, indenture or instrument pursuant to which any Subordinated Debt is Incurred.

Section 5.19. Patriot Act.

(a) Neither the Borrower nor any other Loan Party is in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001, the USA PATRIOT Act and the Prohibition on Money Laundering Law.

(b) The use of proceeds of the Loans will not violate the Trading with the Enemy Act, as amended or any of the foreign asset control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V).

Section 5.20. Anti-Corruption Laws. To the knowledge of the Borrower after due inquiry, for the last five (5) years the Borrower and each other Loan Party have conducted their business in material compliance with Section E of Chapter 9 of the Israeli Penal Code, 5737-1977 and the UK Bribery Act 2010 (“Anti-Corruption Laws”) and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws. No part of the proceeds of the Loans will be used, directly, or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Anti-Corruption Laws.

Section 5.21. Sanctioned Persons.

(a) None of Holdings, the Borrower or any Restricted Subsidiary or any director, officer, employee, agent or affiliate of Holdings (or its general partner), the Borrower or any Restricted Subsidiary is, or is owned or controlled by Persons that are (i) the subject or target of any sanctions administered or enforced by OFAC, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Israeli Ministry of Finance and Israeli Ministry of Defense or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation currently, Crimea, Cuba, Iran, Lebanon, North Korea, Sudan and Syria. To the knowledge of the Borrower after due inquiry, for the past five (5) years Holdings, the Borrower and each other Loan Party has conducted their business in material compliance with Sanctions.

(b) The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of country-wide Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).

Section 5.22. Regulatory Matters.

(a) Disclosure. All of Borrower’s Products are listed on Schedule 5.22(a) (as updated from time to time).

(b) Permits. The Borrower has (i) each Permit and other rights from, and has made all declarations and filings with, all applicable Governmental Authorities, all self-regulatory authorities and all courts and other tribunals necessary to engage in the ownership, management and operation of the business or the assets of the Borrower, and (ii) no knowledge that any Governmental Authority is considering limiting, suspending or revoking any such Permit, except where noncompliance would not have a Material Adverse Effect. The Borrower has delivered to the Administrative Agent a copy of all Permits requested by the Administrative Agent as of the date hereof or to the extent requested by Agent pursuant to Section 6.17, except where failure to take such action would not have a Material Adverse Effect. All such Permits are valid and in full force and effect and the Borrower is in material compliance with the terms and conditions of all such Permits, except where failure to be in such compliance or for a Permit to be valid and in full force and effect would not have a Material Adverse Effect.

(c) Regulatory Required Permits. With respect to any Product or service, (i) the Borrower and its Subsidiaries has received, and such Product or service is the subject of, all Regulatory Required Permits needed in connection with the testing, manufacture, marketing or sale of such Product or conduct of such service as currently being conducted by or on behalf of Borrowers, and have provided Agent and each Lender with all notices and other information required by Section 6.17, and the Borrower has not received any written notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of any such Regulatory Required Permit or approval or that any such Regulatory Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product or conduct of such service cease or that such Product or service be withdrawn from the marketplace (ii) such Product is being tested, manufactured, marketed or sold, as the case may be, in material compliance with all applicable Laws and Regulatory Required Permits, and Borrower has not received any written notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of (A) the Borrower’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of Laws (including Healthcare Laws) and/or the Regulatory Required Permits related to the manufacture of such Product, except where noncompliance would not have a Material Adverse Effect, or (B) any such Regulatory Required Permit or that any such Regulatory Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product by Borrower should cease, except where failure to be in such compliance or for a Permit to be valid and in full force and effect would not have a Material Adverse Effect.

(d) Healthcare and Regulatory Events.

(i) The Borrower is not in violation of any material Healthcare Laws, except where any such violation would not have a Material Adverse Effect.

(ii) As of the Closing Date, there have been no Regulatory Reporting Events.

(iii) The Borrower is not participating in any Third Party Payor Program

(iv) To the Knowledge of the Borrower, none of the Borrower’s officers, directors, employees, shareholders, their agents or affiliates has made an untrue statement of material fact or fraudulent statement to the FDA or failed to disclose a material fact required to be disclosed to the FDA, committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991).

(v) The Borrower has not received any written notice that any Governmental

Authority, including without limitation the FDA, the DEA, the Office of the Inspector General of HHS or the United States Department of Justice has commenced or threatened to initiate any action against a Loan Party, any action to enjoin a Loan Party, their officers, directors, employees, shareholders or their agents and Affiliates, from conducting their businesses at any facility owned or used by them or for any material civil penalty, injunction, seizure or criminal action.

(vi) Except as set forth in Schedule 5.22(d)(vi), the Borrower has not received from the FDA or the DEA, a Warning Letter, Form FDA-483, “Untitled Letter,” other correspondence or notice setting forth allegedly objectionable observations or alleged violations of laws and regulations enforced by the FDA or the DEA, or any comparable correspondence from any state or local authority responsible for regulating drug products and establishments, or any comparable correspondence from any foreign counterpart of the FDA or DEA, or any comparable correspondence from any foreign counterpart of any state or local authority with regard to any Product or the manufacture, processing, packing, or holding thereof.

(vii) Except as set forth in Schedule 5.22(d)(vii), the Borrower has not engaged in any Recalls, Market Withdrawals, or other forms of product retrieval from the marketplace of any Products.

(viii) Each Product (a) is not adulterated or misbranded within the meaning of the FDCA; (b) is not an article prohibited from introduction into interstate commerce under the provisions of Sections 404, 505 or 512 of the FDCA; (c) each Product has been and/or shall be manufactured, imported, possessed, owned, warehoused, marketed, promoted, sold, labeled, furnished, distributed and marketed and each service has been conducted in material compliance with all applicable Permits and Laws; and (d) each Product has been and/or shall be manufactured in accordance with Good Manufacturing Practices, except where noncompliance would not have a Material Adverse Effect.

(e) Proceedings. The Borrower is not subject to any known proceeding, suit or, to Borrower’s knowledge, investigation by any federal, state or local government or quasi-governmental body, agency, board or authority or any other administrative or investigative body (including the Office of the Inspector General of the United States Department of Health and Human Services): (i) which may result in the imposition of a fine, alternative, interim or final sanction, a lower reimbursement rate for services rendered to eligible patients which has not been provided for on their respective financial statements, except where such penalty would not have a Material Adverse Effect on any Borrower; or (ii) which would result in the revocation, transfer, surrender, suspension or other impairment of the Permits of the Borrower, except where such action would not have a Material Adverse Effect.

Section 5.23. Healthcare Operations.

(a) The Borrower will:

(i) timely file or cause to be timely filed (after giving effect to any extension duly obtained), all notifications, reports, submissions, Permit renewals and reports (other than cost reports as provided in Section 5.23(a)(ii) below) of every kind whatsoever required by Healthcare Laws (which reports will be materially accurate and complete in all respects and not misleading in any respect and shall not remain open or unsettled); and

(ii) timely file or cause to be timely filed (after giving effect to any extension duly obtained), all cost reports required by Healthcare Laws, which reports shall be materially accurate and complete in all respects and not misleading in any material respect and which shall not remain open or unsettled, except in accordance with applicable settlement appeals procedures that are timely and diligently pursued and except for any processing delays of any Governmental Authority.

(b) Borrower will maintain in full force and effect, and free from restrictions, probations, conditions or known conflicts which would materially impair the use or operation of the Borrower’s business and assets, all Permits necessary under Healthcare Laws to carry on the business of the Borrower as it is conducted on the Closing Date, except where failure to do so would not result in a Material Adverse Effect.

(c) The Borrower will not suffer or permit to occur any of the following, except where such event would not result in a Material Adverse Effect:

(i) any transfer of a Permit or rights thereunder to any Person (other than the Borrower or the Administrative Agent);

(ii) any pledge or hypothecation of any Permit as collateral security for any indebtedness other than Indebtedness to the Administrative Agent and each Lender under this Agreement and the other Loan Documents; or

(iii) any rescission, withdrawal, revocation, amendment or modification of or other alteration to the nature, tenor or scope of any Permit.

(d) In connection with the development, testing, manufacture, marketing or sale of each and any Product by any Borrower, Borrower shall comply in all material respects with all Regulatory Required Permits at all times issued by any Governmental Authority, specifically including the FDA, with respect to such development, testing, manufacture, marketing or sales of such Product by Borrower as such activities are at any such time being conducted by Borrower, except where failure to do so would not result in a Material Adverse Effect.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than Hedging Obligations, Cash Management Obligations and contingent indemnification obligations and other contingent obligations) hereunder which is accrued and payable shall remain unpaid or unsatisfied, Holdings shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each Restricted Subsidiary to:

Section 6.01. Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) (i) commencing with the fiscal year ended December 31, 2017, immediately after signature thereof, but in any event within 120 days (or, in the case of the fiscal year ending December 31, 2017, 150 days) after the end of each fiscal year of the Borrower, an audited consolidated balance sheet of Holdings and its consolidated Subsidiaries and, if different, an audited consolidated balance sheet of Holdings and the Restricted Subsidiaries, in each case as at the end of such fiscal year, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year (or, in lieu of such audited financial statements of Holdings and the Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for Holdings and the Restricted Subsidiaries, on the one hand, and Holdings and its consolidated Subsidiaries, on the other hand), setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and except with respect to any such reconciliation, audited and accompanied by (x) a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall (i) be prepared in accordance with generally accepted auditing standards and (ii) not be subject to any “going concern” or like qualification or any qualification as to the scope of such audit and (y) a management discussion and analysis briefly explaining the reason(s) for material changes in such financial statements (it being understood that such management discussion and analysis shall not be required to be compliant with SEC rules and regulations relating thereto);

(ii) commencing with the fiscal year ended December 31, 2017, immediately after signature thereof, but in any event within 120 days (or, in the case of the fiscal year ending December 31, 2017, 150 days) after the end of each fiscal year of the U.S. Borrower, an audited consolidated balance sheet of the U.S. Borrower as at the end of such fiscal year, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year (or, in lieu of such audited financial statements of the U.S. Borrower, a detailed reconciliation, reflecting such financial information for the U.S. Borrower), setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and except with respect to any such reconciliation, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall (i) be prepared in accordance with generally accepted auditing standards and (ii) not be subject to any “going concern” or like qualification or any qualification as to the scope of such audit; provided that the U.S. Borrower shall not be required to deliver the audited financial statements described in this paragraph if the U.S. Borrower shall have delivered to the Lenders (a) written confirmation from an independent registered public accounting firm of nationally recognized standing that there is no requirement to have an audit of the financial statements or attach an audit report or financial statements to the U.S. or state tax returns and (b) to the extent that the U.S. Borrower is required to prepare and to file United States federal income tax returns on Form 1120, such Form 1120 (or any successor form thereto) to the Administrative Agent;

(iii) commencing with the fiscal year ended December 31, 2017, immediately after signature thereof, but in any event within 120 days (or, in the case of the fiscal year ending December 31, 2017, 150 days) after the end of each fiscal year of the Israeli Borrower, an audited consolidated balance sheet of the Israeli Borrower as at the end of such fiscal year, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year (or, in lieu of such audited financial statements of the Israeli Borrower, a detailed reconciliation, reflecting such financial information for the Israeli Borrower), setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and except with respect to any such reconciliation, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall (i) be prepared in accordance with generally accepted auditing standards and (ii) not be subject to any “going concern” or like qualification or any qualification as to the scope of such audit; and

(b) commencing with the fiscal quarter ended September 30, 2017, immediately after signature thereof, but in any event, within 45 days (or, in the case of the fiscal quarters ending on or before September 30, 2017, 60 days) after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of Holdings and its consolidated Subsidiaries and, if different, a consolidated balance sheet of Holdings and the Restricted Subsidiaries, in each case as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended (or in lieu of such financial statements of Holdings and the Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for Holdings and the Restricted Subsidiaries, on the one hand, and Holdings and its consolidated Subsidiaries on the other hand), all in reasonable detail, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of Holdings and its consolidated Subsidiaries (or, in the case of any reconciliation, Holdings and the Restricted Subsidiaries) in accordance with GAAP, in each case subject to changes resulting from audit and normal year-end audit adjustments and to the absence of footnotes and accompanied by a management discussion and analysis briefly explaining the reason(s) for material changes in such financial statements (it being understood that such management discussion and analysis shall not be required to be compliant with SEC rules and regulations relating thereto).

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 (other than Sections 6.01(a)(ii) and (a)(iii)) may be satisfied with respect to financial information of Holdings and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of any Parent Entity that holds the Equity Interests of Holdings or (B) if applicable, Holdings’ (or any Parent Entity’s) Form 10-K, 10-Q, Annual Information Form and quarterly financial statements, as applicable, filed with the SEC; provided that with respect to each of clauses (A) and (B), (i) to the extent such information relates to a Parent Entity, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to Holdings and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall (i) be prepared in accordance with generally accepted auditing standards and (ii) not be subject to any “going concern” or like qualification or any qualification as to the scope of such audit.

Section 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) together with the delivery of the financial statements pursuant to Section 6.01(a) and each Compliance Certificate pursuant to Section 6.02(a), (i) a report setting forth, the information required by Section 3.03 of the Security Agreement and Section 8.2(b)(ii)(A) of the Israeli fixed charge over intellectual property entered into between the Israeli Borrower and the Collateral Agent (or confirming that there has been no change in such information since the Closing Date or the date of the last Compliance Certificate), (ii) a list of Subsidiaries that identifies each Immaterial Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list and (iii) such other information required by the Compliance Certificate;

(d) beginning with the fiscal year ending December 31, 2017, no later than 120 days (or, in the case of the fiscal year ending December 31, 2017, 150 days) following the first day of each fiscal year of the Borrower, an annual budget (on a quarterly basis) for such fiscal year in form customarily prepared by the Borrower which such budget shall demonstrate compliance with the covenants set forth in Section 7.09;

(e) with reasonable promptness, but subject to the limitations set forth in the last sentence of Section 6.09 and Section 10.08, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time;

(f) not later than any date on which financial statements are delivered with respect to any period in which pro forma adjustments pursuant to Section 1.13(c) are made, a certificate of a Responsible Officer of the Borrower setting forth the amount of such pro forma adjustments and, in reasonable detail, the calculations and basis therefor;

(h) not later than 30 Business Days after the delivery of the financial statements required pursuant to clauses (a) and (b) of Section 6.01, commencing with the financial statements for the first full fiscal period ending after the Closing Date, the Borrower shall hold a customary conference call for Lenders if requested by the Administrative Agent; and

(i) within 14 days of any such change, any change in any Loan Party’s legal name, type or jurisdiction of organisation.

Documents required to be delivered pursuant to Section 6.01(a) and (b) and Section 6.02(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on any Platform to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for prompt further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower materials that may be distributed to the Public Lenders and that (w) all such Borrower materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such information as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws and (y) all materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information.”

Section 6.03. Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent, for prompt further distribution to each Lender, in writing:

(a) of the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;

(b) any litigation or governmental proceeding (including, without limitation, pursuant to any Environmental Laws) pending against the Borrower or any of the Subsidiaries that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect; and

(c) of the occurrence of any ERISA Event with respect to a Pension Plan or Multiemployer Plan or a Foreign Pension Event with respect to a Foreign Plan, in each case, that would reasonably be expected to have a Material Adverse Effect.

Section 6.04. Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation and (b) take all reasonable action to maintain all rights, privileges (including its good standing, to the extent applicable), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (a) and (b), (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect (other than with respect to the Borrower in clause (a)) or (ii) pursuant to a transaction permitted by Section 7.04 or Section 7.05.

Section 6.05. Maintenance of Properties. Except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties, rights and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice and (c) prosecute, maintain, renew, defend and protect all of its Intellectual Property (including maintaining the confidentiality of its trade secrets or other confidential information), except as expressly permitted under this Agreement or the Collateral Documents.

Section 6.06. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies (in the good faith determination of the Borrower), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons (in the good faith determination of the Borrower). If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the Administrative Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such insurance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance. Any such insurance maintained in the United States shall be endorsed or otherwise amended to name the Collateral Agent as additional insured, mortgagee and/or loss payee, as applicable.

Section 6.07. Compliance with Laws. Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including, without limitation, Environmental Laws, ERISA, Anti-Corruption Laws, Sanctions, the USA PATRIOT Act and the Prohibition on Money Laundering Law), except if the failure to comply therewith would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

Section 6.08. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

Section 6.09. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to, at the Borrower’s expense (subject to the limitations below) visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.09 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.09, none of the Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement (other than intragroup agreements) or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 6.10. Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement (subject to the limitations set forth therein and in the Collateral Documents) continues to be satisfied, including:

(a) upon the formation or acquisition of any new direct or indirect Wholly-Owned Domestic Subsidiary, Wholly-Owned Israeli Subsidiary or Wholly-Owned Guernsey Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.13 of any existing direct or indirect Wholly-Owned Domestic Subsidiary or Wholly-Owned Israeli Subsidiary as a Restricted Subsidiary, or any Wholly-Owned Restricted Subsidiary ceasing to be an Excluded Subsidiary:

(i) within forty-five (45) days after the end of such fiscal quarter in which such formation, acquisition, designation or occurrence or such longer period as the Administrative Agent may agree in its reasonable discretion:

(A) cause each such Restricted Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the Material Real Properties owned by such Restricted Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(B) cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) the Guaranty, Mortgages, pledges, assignments, the applicable Security Agreement Supplements, applicable Intellectual Property Security Agreement Supplements, a supplement to the perfection certificate and other security agreements and documents or joinders or supplements thereto (including, without limitation, with respect to Mortgages, the documents listed in Section 6.12(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Mortgages, the applicable Security Agreement and other Collateral Documents in effect on the Closing Date), in each case to guaranty the Obligations and grant and perfect the Liens required by the Collateral and Guarantee Requirement;

(C) cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (other than Excluded Equity

Interests and only to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local Law) and instruments evidencing the Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral and Guarantee Requirement (including the execution of the Subordinated Intercompany Note), indorsed in blank to the Collateral Agent;

(D) take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of financing statements and delivery of share and membership interest certificates or promissory notes, if any) may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms;

(E) deliver to the Collateral Agent with respect to each Material Real Property, upon the Administrative Agent’s reasonable request, including, without limitation, the documents listed in Section 6.12(b);

(F) with respect to the Israeli Collateral Documents, promptly upon receipt of pledge registration certificates, deliver to the Collateral Agent an original of such certificate together with a copy of an extract from the relevant registry evidencing the registration of any such Israeli Collateral Document; and

(G) to the extent a Guarantee and/or perfected Lien is required from (or in respect of) a Subsidiary pursuant to clauses (b) to (d) above, deliver to the Collateral Agent such legal opinions (including opinions of local counsel for the Loan Parties or, if customary in the relevant jurisdiction, counsel for the Administrative Agent) and other documents as the Collateral Agent may reasonably request with respect to any such Guarantee or Collateral Document.

If any Lender determines, acting reasonably, that any applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to hold or benefit from a Lien over real property pursuant to any Law of the United States or any State thereof, such Lender may notify the Administrative Agent and disclaim any benefit of such Lien to the extent of such illegality; provided that such determination or disclaimer shall not invalidate or render unenforceable such Lien for the benefit of any other Lender or Secured Party.

Section 6.11. Use of Proceeds . Use the proceeds of any Credit Extension in respect of the Revolving Credit Loans as of the Closing Date, whether directly or indirectly, in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement. The proceeds of any Revolving Credit Loans made pursuant to any Incremental Revolving Credit Commitment Increase and the proceeds of any Extended Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments, as applicable, may be used for working capital requirements and other general corporate purposes of the Holdings’ Subsidiaries including the financing of acquisitions, other investments and dividends, other distributions on account of the Equity Interests of the Borrower (or any Parent Entity thereof) permitted hereunder and any other use not explicitly prohibited under the Loan Documents. Notwithstanding anything to the foregoing, the proceeds of Loans under any Facility or any Incremental Facilities shall not be used to fund Restricted Payments.

Section 6.12. Further Assurances and Post-Closing Conditions.

(a) Subject to the limitations set forth in the definition of Collateral and Guarantee Requirement and in the Collateral Documents, promptly upon reasonable request by the Administrative Agent or the Collateral Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement, the Collateral and Guarantee Requirement and the Collateral Documents.

(b) In the case of any Material Real Property, provide the Collateral Agent with Mortgages and otherwise satisfy the applicable Collateral and Guarantee Requirements with respect to such Material Real Property within sixty (60) days (or such longer period as the Collateral Agent may agree in its sole discretion) of the acquisition of such Material Real Property in each case together with:

(i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;

(ii) title policies in form and substance, with endorsements and in amounts, reasonably acceptable to the Collateral Agent (not to exceed the Fair Market Value of the Mortgaged Property covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of any other Liens except as expressly permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably request; and

(iii) opinions of local counsel for the Loan Parties (x) in states or provinces in which the Mortgaged Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings and (y) in states in which the Loan Party granting the Mortgage is organized with respect to the due authorization, execution and delivery of the Mortgages, each in form and substance reasonably satisfactory to the Collateral Agent.

(c) The Borrower shall, or shall cause its Restricted Subsidiaries to execute and/or deliver the documents and/or complete the tasks set forth on Schedule 6.12, in each case within the time limits specified on such schedule (or such longer period as the Administrative Agent may agree in its discretion).

(d) The Borrower shall provide to the Administrative Agent convenience translations of the Israeli Collateral Documents no later than 15 days after the Closing Date.

(e) The Borrower shall endeavor to maintain its primary operating accounts with a Cash Management Bank to the extent a Cash Management Bank is able to provide the products and services needed by Borrower.

Section 6.13. Designation of Subsidiaries. The Board of Directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by notice to the Administrative Agent; provided that, in each case, (i) no Event of Default is then continuing or would result therefrom and (ii) after giving pro forma effect thereto the Total Leverage Ratio (calculated on a pro forma basis) is not greater than 3.75:1.00 as of the last day of the Test Period most recently ended after giving effect to such designation. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Restricted Subsidiaries therein at the date of designation in an amount equal to the Fair Market Value of the Restricted Subsidiaries’ investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the Incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

Section 6.14. Payment of Taxes. Holdings will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Tax imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a lien or charge upon any properties of the Holdings or any of the Restricted Subsidiaries not otherwise permitted under this Agreement; provided that neither Holdings nor any of the Restricted Subsidiaries shall be required to pay any such Tax which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or if the failure to pay would not reasonably be expected to, individually or in the aggregate, constitute a Material Adverse Effect.

Section 6.15. Nature of Business. The Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and the Restricted Subsidiaries, taken as a whole, on the Closing Date and other business activities incidental, related or ancillary to any of the foregoing.

Section 6.16. End of Fiscal Years; Fiscal Quarters. The Borrower will not change its fiscal year from ending on December 31; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld or delayed), in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement and the other Loan Documents that are necessary in order to reflect such change in financial reporting.

Section 6.17. Regulatory Reporting and Covenants.

(a) The Borrower shall notify the Administrative Agent and each Lender promptly, and in any event within ten (10) Business Days of receiving, becoming aware of or determining that, (each, a “Regulatory Reporting Event” and collectively, the “Regulatory Reporting Events”): (i) any Governmental Authority, specifically including the FDA is conducting or has conducted (A) if applicable, any of Borrower’s or its Subsidiaries’ manufacturing facilities and processes for any Product which investigation has disclosed any material deficiencies or violations of Laws and/or the Regulatory Required Permits related to such thereto or (B) an investigation or review of any Regulatory Required Permit (other than routine reviews in the ordinary course of business associated with the renewal of a Regulatory Required Permit and which would not reasonably be expected to result in a Material Adverse Effect), (ii) development, testing, and/or manufacturing of any Product should cease which have or would reasonably be expected to result in a Material Adverse Effect, (iii) if a material Product has been approved for marketing and sale, any marketing or sales of such Product should cease or such Product should be withdrawn from the marketplace, (iv) any Regulatory Required Permit has been revoked or withdrawn which have or would reasonably be expected to result in a Material Adverse Effect, (v) adverse clinical test results with respect to any Product which have or would reasonably be expected to result in a Material Adverse Effect or (vi) any Product recalls or voluntary Product withdrawals from any market (other than discrete batches or lots that are not material in quantity or amount and are not made in conjunction with a larger recall). The Borrower shall provide to the Administrative Agent or to any Lender such further information (including copies of such documentation) as the Administrative Agent or any such Lender shall reasonably request with respect to any such Regulatory Reporting Event.

(b) The Borrower shall, and shall cause each Loan Party to, obtain all Regulatory Required Permits necessary for compliance in all material respects with Laws with respect to testing, manufacturing, developing, selling or marketing of Products and shall, and shall cause each Loan Party to, maintain and comply fully and completely in all material respects with all such Regulatory Required Permits, the noncompliance with which would have a Material Adverse Effect. In the event that the Borrower or any Loan Party obtains any new Regulatory Required Permit or any information on Schedule 5.22(a) becomes materially outdated, inaccurate, incomplete or misleading, the Borrower shall, together with the next Compliance Certificate required to be delivered under this Agreement after such event, provide the Administrative Agent with an updated Schedule 5.22(a) including such updated information.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than Hedging Obligations, Cash Management Obligations and contingent indemnification obligations and other contingent obligations) hereunder which is accrued and payable shall remain unpaid or unsatisfied, Holdings shall not permit the Borrower or any of Holdings’ other Restricted Subsidiaries to, directly or indirectly (and, in the case of Section 7.10, Holdings shall not):

Section 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, rights, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens created pursuant to (i) the Loan Documents to secure the Obligations or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage, (ii) the Permitted Additional Debt Documents securing Permitted Additional Debt Obligations permitted to be incurred under Section 7.03(u) (provided that such Liens do not extend to any assets that are not Collateral); provided that (A) in the case of Liens on the Collateral securing Permitted Additional Debt Obligations that constitute First Lien Obligations pursuant to subclause (ii) above, the applicable Permitted Additional Debt Secured Parties (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent an Equal Priority Intercreditor Agreement or another Customary Intercreditor Agreement which agreement shall provide that the Liens on the Collateral securing such Permitted Additional Debt Obligations shall rank equal in priority with the Liens on the Collateral securing the Obligations (but without regard to control of remedies) and (B) in the case of Liens on the Collateral securing Permitted Additional Debt Obligations that do not constitute First Lien Obligations pursuant to subclause (ii) above, the applicable Permitted Additional Debt Secured Parties (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent the Junior Lien Intercreditor Agreement or another Customary Intercreditor Agreement which agreement shall provide that the Liens on the

Collateral securing such Permitted Additional Debt Obligations shall rank junior to the Liens on the Collateral securing the Obligations and any other First Lien Obligations and (iii) any documentation in connection with any Incremental Commitments. Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement or any amendment (or amendment and restatement) to the Collateral Documents or a Customary Intercreditor Agreement to effect the provisions contemplated by this Section 7.01(a);

(b) Liens existing on the Closing Date and set forth on Schedule 7.01(b) or, to the extent not listed in such Schedule 7.01(b), such property or assets have a Fair Market Value on the Closing Date that does not exceed $500,000 in the aggregate; provided that (i) such Lien does not extend to any other property or asset of the Borrower or any Restricted Subsidiary other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted by Section 7.03 and (B) the proceeds and products thereof and (ii) such Lien shall secure only those obligations that it secures on the Closing Date and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness permitted by Section 7.03;

(c) Liens for Taxes, assessments or governmental charges which are not overdue for a period of more than sixty (60) days or if overdue by more than sixty (60) days which are either (i) being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (ii) with respect to which the failure to make payment could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(d) inchoate, statutory or common law Liens and other Liens arising by operation of law (other than any Lien imposed by ERISA), including landlords, lessors, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts (i) that are not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary;

(f) Liens incurred or deposits made in the ordinary course of business to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money and Capitalized Leases), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole, and any exception on the final title polices issued in connection with the Mortgaged Property;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(g);

(i) Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, construction, repair, replacement, lease or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one creditor may be cross-collateralized to other financings of equipment provided by such lender;

(j) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(k) Liens (i) of a collection bank (including those arising under Section 4-210 of the Uniform Commercial Code) on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry and (iii) attaching to commodity trading accounts, or other commodity brokerage accounts incurred in the ordinary course of business;

(l) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) [Reserved];

(n) Liens existing on property at the time of its acquisition or existing on the property (including capital stock) of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.13), in each case after the Closing Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder and require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) any Indebtedness secured thereby is permitted under Section 7.03;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Restricted Subsidiaries in the ordinary course of business;

(p) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(q) Liens arising from precautionary Uniform Commercial Code financing statement filings;

(r) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(s) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

(t) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; or

(u) the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (o) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(v) ground leases in respect of real property on which facilities owned or leased by the Borrower or any other Subsidiaries are located;

(w) Liens on property of a Non-Loan Party securing Indebtedness of such Non-Loan Party permitted to be incurred by Section 7.03;

(x) Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(y) Liens not otherwise permitted by this Section 7.01; provided that at the time of the incurrence thereof and after giving pro forma effect thereto and the use of proceeds thereof, the aggregate outstanding amount of Indebtedness and other obligations secured thereby does not exceed the greater of (x) $5,000,000 and (y) 20% of Consolidated EBITDA for the Test Period

most recently ended on or prior to the date such Lien is incurred; provided that if such Liens are on Collateral, then the Borrower may elect that the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) shall have entered into with the Administrative Agent and/or the Collateral Agent the Junior Lien Intercreditor Agreement or another Customary Intercreditor Agreement providing that the Liens on the Collateral securing such Indebtedness or other obligations shall rank junior to the Liens on the Collateral securing the Obligations. Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any Customary Intercreditor Agreement or any amendment (or amendment and restatement) to the Collateral Documents or the Customary Intercreditor Agreement to effect the provisions contemplated by this Section 7.01(y);

(z) Liens securing Swap Contracts submitted for clearing in accordance with applicable Law;

(aa) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents permitted under Section 7.02;

(bb) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor or partner of such joint venture;

(cc) Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness; provided that such satisfaction or discharge is permitted hereunder;

(dd) Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary; provided that such Liens do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

(ee) servicing agreements, development agreements, site plan agreements, subdivision agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the real property of the Borrower or any Restricted Subsidiary; provided that the same do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary including, without limitation, any obligations to deliver letters of credit and other security as required;

(ff) the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Borrower or any Restricted Subsidiary, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(gg) Liens then existing with respect to assets of an Unrestricted Subsidiary on the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; and

(hh) Liens securing Indebtedness or other obligations of a Borrower or a Restricted Subsidiary in favor of a Borrower or any Subsidiary Guarantor and Liens securing Indebtedness or other obligations of any Restricted Subsidiary that is not a Subsidiary Guarantor in favor of any Restricted Subsidiary that is not a Subsidiary Guarantor.

Section 7.02. Investments. Make any Investments, except:

(a) Investments by the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors, partners and employees of Holdings (or its general partner or any Parent Entity), the Borrower or any Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any Parent Entity or the Borrower) (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity (or any other form of equity reasonably satisfactory to the Administrative Agent), which proceeds are used for the purchase of such Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount not to exceed the greater of (x) $1,500,000 and (y) 5% of Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to the date such Investment is incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date;

(c) asset purchases (including purchases of inventory, supplies and materials), the lease or sublease of any asset, or licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(d) Investments (i) by any Loan Party in any other Loan Party (it being understood and agreed that any Investments by any Loan Party in any Non-Loan Party that is part of a series of simultaneous Investments by the Borrower and the Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the intercompany Investment being invested in any Loan Party shall be permitted pursuant to this clause (i)), (ii) by any Restricted Subsidiary in any Loan Party, (iii) by any Non-Loan Party in any other Non-Loan Party and (iv) by any Loan Party in any Non-Loan Party; provided that any such Investment pursuant to clause (iv) either shall not exceed an aggregate amount, measured at the time such Investment is made, as valued at the Fair Market Value at the time each such Investment is made and including all related commitments for future Investments, the sum of (I) the greater of (x) $7,500,000 and (y) 30% of Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to the date such Investment is made (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date plus (II) the Available Equity Amount at such time plus (III) the Available Amount at such time;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(f) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Section 7.01, Section 7.03, Section 7.04, Section 7.05 (other than Section 7.05(e)) and Section 7.06, respectively; provided, however, that no Investments may be made solely pursuant to this Section 7.02(f);

(g) (i) Investments existing on the Closing Date and set forth on Schedule 7.02(g) and (ii) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment existing on the Closing Date; provided that the aggregate amount of the Investments permitted pursuant to this Section 7.02(g) is not increased from the aggregate amount of such Investments on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02;

(h) Investments in Swap Contracts permitted under Section 7.03(h);

(i) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(j) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary (including as a result of a merger or consolidation) (each, a “Permitted Acquisition”); provided that (i) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Event of Default pursuant to clause (a) or (f) of Section 8.01 has occurred and is continuing, (ii) the after giving pro forma effect to any such purchase or other acquisition, the Borrower shall be in compliance with Section 6.15, (iii) after giving pro forma effect to any such purchase or other acquisition, the Total Leverage Ratio (calculated on a pro forma basis) is not greater than 3.75:1.00 as of the last day of the Test Period most recently ended as certified by a Responsible Officer of the Borrower (including calculations thereof) and (iv) the aggregate amount of such purchase or other acquisition of entities that do not become Loan Parties made pursuant to this Section 7.02(j) shall not exceed the sum of (I) the greater of (x) $7,500,000 and (y) 30% of Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to the date such Investment is made (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date plus (II) the Available Equity Amount at such time plus (III) the Available Amount at such time;

(k) the Transactions;

(l) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(n) any additional Investments (including Investments in minority investments, Investments in Unrestricted Subsidiaries, Investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries, Investments constituting Permitted Acquisitions and Investments in Restricted Subsidiaries that are not, and do not become, Subsidiary Guarantors), as valued at the Fair Market Value of such Investment at the time each such Investment is made; provided that the aggregate amount of such Investment shall not cause the aggregate amount of all such Investments made pursuant to this Section 7.02(n) measured (as valued at the Fair Market Value at such time that the Investment is made) at the time such Investment is made, to exceed, after giving effect to such Investment, the sum of (i) the greater of (x) $7,500,000 and (y) 30% of Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to the date such Investment is incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date, (ii) the Available Equity Amount at such time and (iii) so long as (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving pro forma effect thereto the Total Leverage Ratio (calculated on a pro forma basis) is not greater than 3.75:1.00 as of the last day of the Test Period most recently ended, the Borrower may make additional Investments in an aggregate amount not to exceed an amount equal to the Available Amount at the time such Investment is made;

(o) advances of payroll payments to employees, directors, consultants, independent contractors or other service providers or other advances of salaries or compensation to employees, directors, consultants, independent contractors or other service providers, in each case, in the ordinary course of business;

(p) Guarantee Obligations of the Borrower or any Restricted Subsidiary in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests (other than any Cure Amount) of Holdings (or of the Borrower or any Parent Entity);

(r) Guarantee Obligations of the Borrower or any Restricted Subsidiary in connection with the provision of credit card payment processing services;

(s) contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower (or any Parent Entity thereof);

(t) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”;

(u) Investments made to acquire, purchase, repurchase or retire Equity Interests of Holdings (or any Parent Entity thereof) or the Borrower owned by any employee equity ownership plan or similar plan of Holdings (or any Parent Entity thereof) the Borrower, or any Subsidiary;

(v) Investments held by any Person acquired by the Borrower or a Restricted Subsidiary after the Closing Date or of any Person merged into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamate or consolidation and were in existence on the date of such acquisition, amalgamation, merger or consolidation;

(w) Restricted Subsidiaries of Holdings may be established or created if Holdings and such Restricted Subsidiary comply with the requirements of Section 6.10, if applicable; provided that in each case, to the extent such new Restricted Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 7.02, and such new Restricted Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transactions, such new Restricted Subsidiary shall not be required to take the actions set forth in Section 6.10 until the respective acquisition is consummated (at which time the surviving entity of the respective transaction shall be required to so comply in accordance with the provisions thereof);

(x) additional Investments; provided that after giving pro forma effect thereto, (i) the Total Leverage Ratio (calculated on a pro forma basis) is not greater than 1.00:1.00 as of the last day of the Test Period most recently ended on or prior to the making of such Investment and (ii) no Event of Default has occurred and is continuing;

(y) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(z) Investments in connection with Specified Restructurings; and

(aa) Investments in Unrestricted Subsidiaries; provided that such Investments shall not exceed the greater of (x) $7,500,000 and (y) 30% of Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to the date such Investment is incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date.

Section 7.03. Indebtedness. Incur any Indebtedness, except:

(a) Indebtedness of the Borrower and any Subsidiaries under the Loan Documents (including pursuant to Sections 2.14 and 2.15) and any Ancillary Facility Document;

(b) [Reserved];

(c) Indebtedness (i) listed on Schedule 7.03(c) and any Permitted Refinancing Indebtedness thereof and (ii) that is intercompany Indebtedness outstanding on the date hereof;

(d) Guarantee Obligations of the Borrower and the Restricted Subsidiaries in respect of Indebtedness of any Borrower or any Restricted Subsidiary otherwise permitted hereunder (except that a Non-Loan Party may not, by virtue of this Section 7.03(d), guarantee Indebtedness that such Non-Loan Party could not otherwise incur under this Section 7.03); provided that (i) if the Indebtedness being guaranteed is subordinated in right of payment to the Obligations, such Guarantee Obligation shall be subordinated in right of payment to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (ii) no Guarantee by any Restricted Subsidiary of any Indebtedness of a Loan Party shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations;

(e) Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the Subordinated Intercompany Note;

(f) (i) Capitalized Lease Obligation and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement, lease or improvement of fixed or capital assets; provided that (x) such Indebtedness is Incurred concurrently with or within two hundred seventy (270) days after the applicable acquisition, construction, repair, replacement, lease or improvement and (y) the aggregate principal amount of such Indebtedness pursuant to clause (i) (when aggregated with the amount of Permitted Refinancing Indebtedness pursuant to clause (ii) in respect of such Indebtedness then outstanding) shall not, except as contemplated by the definition of “Permitted Refinancing Indebtedness,” exceed the greater of (a)

$5,000,000 and (b) 20% of Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to the date such Indebtedness is Incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date, and (ii) any Permitted Refinancing Indebtedness set forth in the immediately preceding clause (i);

(g) [Reserved];

(h) Indebtedness in respect of Swap Contracts incurred in the ordinary course of business and not for speculative purposes;

(i) Indebtedness assumed in connection with any Permitted Acquisition (or similar Investment); provided that (A) the only obligors with respect to any Indebtedness Incurred pursuant to this clause (i) shall be those Persons who were obligors of such Indebtedness prior to such Permitted Acquisition (or in the case of a purchase of assets, the purchaser of such assets), (B) both immediately prior to and after giving effect thereto no Event of Default pursuant to clauses (a) or (f) of Section 8.01 shall exist or result therefrom, (C) after giving pro forma effect to any such purchase or other acquisition, the Incurrence of any Indebtedness and the use of the proceeds thereof, the Total Leverage ratio (calculated on a pro forma basis) is not greater than 3.75:1.00 as of the last day of the Test Period most recently ended, (D) the Borrower shall, and shall cause its Subsidiaries to, comply with the applicable Collateral and Guarantee Requirements and Sections 6.10 and 6.12, (E) such Indebtedness was not created in contemplation of such Permitted Acquisition, (F) such Indebtedness is only the obligation of the Person and/or Person’s Subsidiaries that are acquired or that acquired the relevant assets and such Indebtedness, (G) to the extent such Indebtedness is secured by a Lien on any assets or property of the Borrower or any Restricted Subsidiary, it shall be subject to any applicable limitations set forth in Section 7.01(n), and (H) the aggregate amount of such Indebtedness that is secured by a lien shall not exceed $20,000,000 at any one time outstanding; provided, further, that the aggregate amount of Indebtedness of non-Loan Parties pursuant to this clause (i) shall not exceed the greater of (x) $7,500,000 and (y) 30% of Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to the date such Indebtedness is Incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date;

(j) (i) Indebtedness representing deferred compensation to employees, directors, consultants, contract providers, independent contractors or other service providers of Holdings (or any Parent Entity thereof), the Borrower and the Restricted Subsidiaries Incurred in the ordinary course of business; and (ii) Indebtedness consisting of (x) obligations of Holdings (or any Parent Entity thereof), the Borrower or the Restricted Subsidiaries under deferred compensation arrangements to their employees, directors, consultants, independent contractors or other service providers, (y) other similar arrangements Incurred by such Persons in connection with Permitted Acquisitions or (z) any other Investment expressly permitted under Section 7.02;

(k) Indebtedness consisting of promissory notes issued by the Borrower or Restricted Subsidiaries to their current or former officers, directors, partners, managers, and employees and their respective estates, spouses or former spouses to finance the retirement, acquisition, repurchase, purchase or redemption of Equity Interests of Holdings (or any Parent Entity or the Borrower);

(l) unsecured Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, managers, consultants, directors, employees and other service providers (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the retirement, acquisition, repurchase, purchase or redemption of Equity Interests of Holdings (or any Parent Entity thereof to the extent such Parent Entity uses the proceeds to finance the purchase or redemption (directly or indirectly) of its Equity Interests) or the Equity Interests of the Borrower, in each case either (x) to the extent permitted by Section 7.06 or (y) to the extent that such Indebtedness is not prepayable, no interest is paid or matures while there are any Commitments, Loans or other Obligations (other than Hedging Obligations, Cash Management Obligations and contingent indemnification obligations and other contingent obligations) outstanding hereunder; provided that Indebtedness pursuant to clause (y) is incurred by the Borrower and does not have the benefit of any guarantees;

(m) Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts incurred in the ordinary course;

(n) Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations entered into in the ordinary course of business;

(o) Indebtedness Incurred by the Borrower or any Restricted Subsidiaries in respect of letters of credit, bank guarantees, banker’s acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(p) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q) [reserved];

(r) Indebtedness Incurred by a Non-Loan Party Subsidiary, and Guarantees thereof by Non-Loan Party Subsidiaries; provided that the aggregate amount of Indebtedness, measured at the time of Incurrence and after giving pro forma effect thereto and the use of the proceeds thereof, of Non-Loan Parties pursuant to this clause (r) shall not exceed the greater of (x) $5,000,000 and (y) 20% of Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to the date such Indebtedness is Incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date;

(s) additional Indebtedness in an aggregate principal amount, measured at the time of Incurrence and after giving pro forma effect thereto and the use of the proceeds thereof, not to exceed the greater of (x) $7,500,000 and (y) 30% of Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to the date such Indebtedness is Incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date;

(t) [reserved];

(u) Indebtedness in respect of (i) Permitted Additional Debt; provided that, in the case of this clause (i), at the time of Incurrence thereof and after giving pro forma effect thereto and the use of the proceeds thereof, assuming that all commitments thereunder were fully drawn, the aggregate amount of (X) the aggregate principal amount of all such Indebtedness Incurred under this clause (u)(i) plus (Y) the aggregate amount of any Incremental Facilities that have been Incurred pursuant to Section 2.14(b) shall not exceed, as of the date of Incurrence of such Indebtedness or commitments the Incremental Base Amount; provided that (x) no Event of Default under clause (a) or (f) of Section 8.01 shall have occurred and be continuing at the time of the Incurrence of any such Indebtedness or after giving effect thereto and (y) on a pro forma basis after giving effect to such increase, the First Lien Senior Secured Leverage Ratio (after assuming that the aggregate principal amount of all Loans equals the sum of the aggregate Revolving Credit Commitments and the aggregate Incremental Commitments and assuming that all such debt is secured on first lien basis (whether or not so secured)) shall not exceed 3.00:1.00 and (ii) any Permitted Refinancing Indebtedness Incurred to Refinance such Indebtedness; provided that without limitation of the requirements set forth in the definition of “Permitted Refinancing Indebtedness,” such Permitted Refinancing Indebtedness shall be of the type described in clause (i) or clause (ii) of the definition of “Permitted Additional Debt”;

(v) Guarantee Obligations of the Borrower or any Restricted Subsidiary in connection with the provision of credit card payment processing services;

(w) [reserved];

(x) Guarantee Obligations Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners;

(y) (i) unsecured Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (ii) unsecured Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(z) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with Permitted Acquisitions, other Investments and the Disposition of any business, assets or Equity Interests permitted hereunder, other than Guarantee Obligations incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition;

(aa) [reserved];

(bb) [reserved];

(cc) additional Indebtedness in an aggregate principal amount, measured at the time of Incurrence and after giving pro forma effect thereto and the use of the proceeds thereof, not to exceed the aggregate amount of capital contributions or other equity issuances received by the Borrower or any Parent Entity to the extent not included within the Available Equity Amount; and

(dd) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (cc) above.

Notwithstanding the foregoing under this Section 7.03, Syneron Candela Corporation Australia PTY Ltd., shall not incur any Indebtedness in excess of $1,000,000 and such Indebtedness may not be incurred for any purpose other than for working capital purposes.

Section 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate, amalgamate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), taken as a whole, to or in favor of any Person, except that:

(a) any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into the Borrower or the Borrower may Dispose of all or substantially all of its business units, assets and other properties; provided that (i) the Borrower shall be the continuing or surviving Person or, in the case of a merger, amalgamation or consolidation where the Borrower is not the continuing or surviving Person, the Person formed by or surviving any such merger, amalgamation or consolidation (if other than the Borrower) or in connection with a Disposition of all or substantially all of the Borrower’s assets, the transferee of such assets or properties, shall, in each case, be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Borrower or such Person, as the case may be, being herein referred to as the “Successor Borrower”), (ii) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, and (iii) if such merger, amalgamation, consolidation or Disposition involves the Borrower and a Person that, prior to the consummation of such merger, amalgamation, consolidation, or Disposition, is not a Restricted Subsidiary (A) no Event of Default pursuant to clauses (a) or (f) of Section 8.01 shall have occurred and be continuing on the date of such merger, amalgamation, consolidation or Disposition or would result from the consummation of such merger, amalgamation, consolidation or Disposition, (B) each Guarantor, unless it is the other party to such merger, amalgamation, consolidation or Disposition or unless the Successor Borrower is the Borrower, shall have confirmed by a supplement to the Guarantee that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (C) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation, consolidation or Disposition or unless the Successor Borrower is the Borrower, shall have by a supplement to the Loan Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (D) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, amalgamation, consolidation or Disposition or unless the Successor Borrower is the Borrower, shall have by an amendment to or restatement of the Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) if reasonably requested by the Administrative Agent, the Borrower shall be required to deliver to the Administrative Agent an opinion of counsel to the effect that such merger, amalgamation, consolidation or Disposition does not breach or result in a default under this Agreement or any other Loan Document and (F) such merger, amalgamation, consolidation or Disposition shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.05; provided, further, that, if the foregoing are satisfied, the Successor Borrower (if other than the Borrower) shall comply with Section 4.01(g) as if it were the original Borrower and will succeed to, and be substituted for, the Borrower under this Agreement (provided, further, that, in the event of a

Disposition of all or substantially all of the Borrower’s assets or property to a Successor Borrower (which is not the Borrower) as set forth above and notwithstanding anything to the contrary in this Section 7.04, if the original Borrower retains any assets or property other than immaterial assets or property after such Disposition, such original Borrower shall remain obligated as a co-Borrower along with the Successor Borrower hereunder);

(b) any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into any one or more Restricted Subsidiaries (other than the Borrower) or any Restricted Subsidiary may Dispose of all or substantially all of its business units, assets and other properties; provided that (i) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or the transferee of such assets or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation, consolidation or the transferee of such assets and properties (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Subsidiary Guarantors, a Subsidiary Guarantor shall be the continuing or surviving Person or the Person formed by or surviving such merger, amalgamation or consolidation or the transferee of such assets and properties is a Loan Party (if other than a Subsidiary Guarantor) shall execute a supplement to the Guarantee, the Security Agreement and any applicable Mortgage, and a joinder to the Subordinated Intercompany Note, each in form and substance reasonably satisfactory to the Collateral Agent in order for the surviving Person to become a Subsidiary Guarantor and pledgor, mortgagor and grantor of Collateral for the benefit of the Secured Parties and to acknowledge and agree to the terms of the Subordinated Intercompany Note, and (iii) if such merger, amalgamation, consolidation or Disposition involves a Restricted Subsidiary and a Person that, prior to the consummation of such merger, amalgamation, consolidation or Disposition, is not a Restricted Subsidiary (A); provided that no Event of Default pursuant to clauses (a) or (f) of Section 8.01 shall have occurred and be continuing on the date of such merger, amalgamation, consolidation or Disposition or would result from the consummation of such merger, amalgamation, consolidation or Disposition, (B) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer stating that such merger, amalgamation, consolidation or Disposition and such supplements to any Loan Document preserve the enforceability of the Guarantees and the perfection and priority of the Liens under the Collateral Documents and (C) such merger, amalgamation, consolidation or Disposition shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.05;

(c) any Non-Loan Party may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary of the Borrower;

(d) any Subsidiary Guarantor may (i) merge, amalgamate or consolidate with or into any other Subsidiary Guarantor, (ii) merge, amalgamate or consolidate with or into any Non-Loan Party; provided that if such Subsidiary Guarantor is not the surviving entity, such merger, amalgamation or consolidation shall be deemed to be an “Investment” and subject to the limitations set forth in Section 7.02 and (iii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Subsidiary Guarantor;

(e) any Restricted Subsidiary may liquidate or dissolve if (x) Holdings determines in good faith that such liquidation or dissolution is in the best interests of Holdings and is not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a

Subsidiary Guarantor, any assets or business not otherwise Disposed of or transferred in accordance with Section 7.02 or 7.05, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, the Borrower or another Subsidiary Guarantor after giving effect to such liquidation or dissolution;

(f) the Transactions may be consummated;

(g) any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary; and

(h) any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into any one or more Restricted Subsidiaries (other than the Borrower) or any Restricted Subsidiary may Dispose of all or substantially all of its business units, assets and other properties; provided that such Disposition is made in connection with Specified Restructurings.

Section 7.05. Dispositions. Make any Disposition except:

(a) Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Borrower and the Restricted Subsidiaries;

(b) Dispositions of inventory and other assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial Intellectual Property to lapse or go abandoned in the ordinary course of business);

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d) Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) Dispositions permitted by Section 7.02 (other than Section 7.02(f)), Section 7.04 and Section 7.06 and Liens permitted by Section 7.01;

(f) Dispositions of Cash Equivalents;

(g) leases, subleases, non-exclusive licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(h) transfers of property subject to Casualty Events upon receipt of the net cash proceeds of such Casualty Event;

(i) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(j) Dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(k) the unwinding of any Swap Contract pursuant to its terms;

(l) dispositions of non-core assets acquired in connection with any Permitted Acquisition or Investment permitted hereunder;

(m) Dispositions not otherwise permitted pursuant to this Section 7.05, if such Disposition shall be for Fair Market Value; provided that (i) with respect to any Disposition pursuant to this clause (m) for a purchase price in excess of the greater of (x) $2,500,000 and (y) 1.0% of Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to the date such Disposition is made (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date, a Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, further, that, for purposes of determining what constitutes cash and Cash Equivalents under this clause (i), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of the applicable Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is outstanding at the time such Designated Non-Cash Consideration is received, not in excess of the greater of (x) $2,500,000 and (y) 1.0% of Consolidated EBITDA (measured as of the date such Disposition is made based upon the Section 6.01 Financials most recently delivered on or prior to such date) at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash and (ii) the Borrower or the applicable Restricted Subsidiary complies with the applicable provisions of Section 2.05;

(n) the Borrower and the Restricted Subsidiaries may sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(o) Dispositions listed on Schedule 7.05;

(p) the Disposition of the Equity Interests in, Indebtedness of, or other securities issued by, an Unrestricted Subsidiary;

(q) the issuance of directors’ qualifying shares and shares issued to foreign nationals in nominal amounts as required by applicable law; and

(r) Dispositions in connection with Specified Restructurings.

Section 7.06. Restricted Payments. Make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly-Owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) (i) the Borrower and each other Restricted Subsidiary may (or may make Restricted Payments to permit any Parent Entity to) redeem in whole or in part any of its Equity Interests for another class of its (or such Parent Entity’s) Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby and (ii) the Borrower and each other Restricted Subsidiary may declare and make any Restricted Payment payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) Restricted Payments in connection with the Transactions;

(d) to the extent constituting Restricted Payments, the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, Section 7.04 or Sections 7.07(d), (h) and (j);

(e) repurchases of Equity Interests in the ordinary course of business in the Borrower an any other Restricted Subsidiary (or any Parent Entity) deemed to occur upon exercise, vesting and/or settlement of Equity Interests if such Equity Interests represent a portion of the exercise price thereof or any portion of required withholding or similar taxes due upon the exercise, vesting and/or settlement thereof;

(f) the Borrower and any other Restricted Subsidiary may pay (or make Restricted Payments to allow any Parent Entity to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of it or any Parent Entity (or any options or warrants or stock appreciation or similar rights issued with respect to any of such Equity Interests) held by any future, present or former employee, director, officer or other individual service provider (or any Affiliates, spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower (or any Parent Entity) or any Subsidiaries pursuant to any employee, management or director equity plan, employee, management or director stock option plan or any other employee, management or director benefit plan or any agreement (including any stock option or stock appreciation or similar rights plan, any management, director and/or employee stock ownership or equity-based incentive plan, subscription agreement, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement) with any employee, director, officer or other individual service provider of Holdings (or any Parent Entity), the Borrower or any

Subsidiary; provided that any such payments, measured at the time made, do not exceed the greater of (x) $2,500,000 and (y) 1.0% of Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to the date such Restricted Payment is made (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date, in any calendar year plus (i) all net cash proceeds obtained by Holdings or (any Parent Entity of Holdings) or the Borrower during such calendar year from the sale or issuance of such Equity Interests to other present or former officers, employees, directors and other individual service provider in connection with any compensation and incentive arrangements plus (ii) all net cash proceeds obtained from any key-man life insurance policies received by the Borrower or any Restricted Subsidiaries (or any Parent Entity thereof) during such calendar year; provided that any unused portion of the preceding basket calculated pursuant to clauses (i) through (ii) above for any calendar year may be carried forward to the next succeeding calendar year; provided, further, that cancellation of Indebtedness owing to the Borrower (or any Parent Entity) or any Subsidiaries from employees, directors, officers or other individual service provider of the Borrower, any of the Borrower’s Parent Entity or any of the Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of the Borrower’s Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(g) the Borrower and the Restricted Subsidiaries may make Restricted Payments to any Parent Entity of the Borrower or such Restricted Subsidiary:

(i) with respect to any taxable period for which a Borrower and/or any of the Borrower’s Subsidiaries are members of a consolidated, combined, unitary or similar tax group for U.S. federal and/or applicable state, local or foreign income tax purposes of which such Parent Entity is the common parent (a “Tax Group”), the proceeds of which will be used to pay the portion of any U.S. federal, state, local or foreign income taxes (as applicable) of such Tax Group for such taxable period that are attributable to the income of the applicable Borrower and/or the applicable Subsidiaries; provided that the cash distributions made pursuant to this paragraph (i) shall not exceed the tax liability that the applicable Borrower and/or the applicable Subsidiaries (as applicable) would have paid were such taxes determined as if such entity(ies) were a stand-alone taxpayer or a stand-alone group for all taxable years ending after the date hereof, reduced by any such taxes directly paid by the applicable Borrower and/or any of the Subsidiaries; and provided, further, that the cash distributions made pursuant to this paragraph (i) in respect of any taxes attributable to the income of any Unrestricted Subsidiaries may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to the applicable Borrower or any Restricted Subsidiaries;

(ii) the proceeds of which shall be used to pay such equity holder’s operating costs and expenses incurred in the ordinary course of business, other overhead costs and expenses and fees (including administrative, legal, accounting and similar expenses provided by third parties as well as trustee, directors and general partner fees) which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Borrower and the Subsidiaries (including any reasonable and customary indemnification claims made by directors or officers of Parent Entity attributable to the direct or indirect ownership or operations of the Borrower and the Subsidiaries) and fees and expenses otherwise due and payable by the Borrower or any Restricted Subsidiary and permitted to be paid by the Borrower or such Restricted Subsidiary under this Agreement not to exceed $1,500,000, in any fiscal year;

(iii) the proceeds of which shall be used to pay franchise or similar taxes, and other fees and expenses, required to maintain its (or any of its direct or indirect parents’) existence;

(iv) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) the Borrower or such parent shall, immediately following the closing thereof, cause all property acquired (whether assets or Equity Interests) to be held by or contributed to the Borrower or a Restricted Subsidiary;

(v) the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering, refinancing, issuance, incurrence, Disposition, acquisition or Investment permitted by this Agreement; and

(vi) the proceeds of which shall be used to pay customary salary, compensation, bonus and other benefits payable to officers, employees, consultants and other service providers of any Parent Entity or partner of the Borrower to the extent such salaries, compensation, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(h) the Borrower or any other Restricted Subsidiary may pay any dividend or distribution within sixty (60) days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement (it being understood that a distribution pursuant to this Section 7.06(h) shall be deemed to have utilized capacity under such other provision of this Agreement);

(i) the Borrower or any other Restricted Subsidiary may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar permitted Investment) and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(j) in addition to the foregoing Restricted Payments (i) so long as (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving pro forma effect thereto the Total Leverage Ratio (calculated on a pro forma basis) is not greater than 3.75:1.00 as of the last day of the Test Period most recently ended, the Borrower may make additional Restricted Payments in an aggregate amount not to exceed an amount equal to the Available Amount at the time such Restricted Payment is paid, (ii) the Borrower may make additional Restricted Payments in an aggregate amount not to exceed an amount equal to the Available Equity Amount at the time such Restricted Payments are paid, (iii) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any other Restricted Subsidiaries may make additional Restricted Payments, measured at the time made, in an aggregate amount not to exceed the greater of (x) $5,000,000 and (y) 20% of Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to the date such Restricted Payment is made (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date and (iv) the Borrower may make additional Restricted Payments so long as (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) the Borrower is in compliance, on a pro forma basis, with a Total Leverage Ratio of 1.00:1.00;

(k) the declaration and payment by the Borrower or any other Restricted Subsidiaries of dividends on the common stock or common equity interests of the Borrower or any other Restricted Subsidiary or Holdings following a public offering of such common stock or common equity interests, in an amount not to exceed 6% of the proceeds received by or contributed to such Restricted Subsidiary or Holdings immediately after giving effect to such offering;

(l) the Borrower or any other Restricted Subsidiaries may pay (or may make Restricted Payments to allow any Parent Entity to pay) Restricted Payments in an amount equal to withholding or similar taxes payable or expected to be payable by any present or former employee, director, manager, consultant or other service provider (or its Affiliates, or any of their respective estates or Immediate Family Members) in connection with any repurchases of Equity Interests, including deemed repurchases in connection with the exercise of stock options;

(m) payments made to optionholders of the Borrower or any other Restricted Subsidiaries, or any Parent Entity in connection therewith, or as a result of, any distribution being made to shareholders of the Borrower or any other Restricted Subsidiaries or any Parent Entity (to the extent such distribution is otherwise permitted hereunder), which payments are being made to compensate such optionholders as though they were shareholders at the time of, and entitled to share in, such distribution (it being understood that no such payment may be made to an optionholder pursuant to this clause to the extent such payment would not have been permitted to be made to such optionholder if it were a shareholder pursuant to any other paragraph of this Section 7.06);

(n) the declaration and payment of dividends to holders of any class or series of Disqualified Equity Interests of Holdings, the Borrower or any Restricted Subsidiary or any class or series of preferred stock of any Restricted Subsidiary, in each case, Incurred in accordance with Section 7.03; and

(o) Restricted Payments made in connection with Specified Restructurings.

Section 7.07. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than:

(a) transactions between or among the Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b) transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c) the Transactions (including the issuance of Equity Interests to any officer, director, employee, consultant or other service provider of the Borrower or any Subsidiaries or any Parent Entity in connection therewith) and the payment of fees and expenses related to the Transactions;

(d) [reserved];

(e) Restricted Payments permitted under Section 7.06;

(f) loans and other transactions by and among the Borrower and/or one or more Subsidiaries to the extent permitted under this Article VII;

(g) employment, compensation, severance or termination arrangements between any Parent Entity, the Borrower or any Subsidiaries and their respective officers, employees and consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former employees, officers, directors consultants and stock option or incentive plans and other compensation arrangements) in the ordinary course of business and transactions pursuant to management equity plans, stock option plans and other employee benefit plans, agreements and arrangements;

(h) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, managers, employees, consultants and other service providers of the Borrower and the Restricted Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(i) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.07 or any amendment thereto to the extent such an amendment, taken as a whole, is not adverse to the Lenders in any material respect;

(j) customary payments by the Borrower and any Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved, as applicable pursuant to requirements of law or the relevant constituent documents of the Borrower or such Restricted Subsidiary, by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of the Borrower in good faith and such payments shall not exceed 1.0% of the transaction value for each such transaction;

(k) transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary;” provided that such transactions were not entered into in contemplation of such redesignation;

(l) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings (or any Parent Entity) to any Permitted Holder or to any former, current or future director, manager, officer, partner, member, employee, consultant or other service provider (or any Affiliate of any of the foregoing) of Holdings (or any Parent Entity), the Borrower, any of the Restricted Subsidiaries or any direct or indirect parent thereof;

(m) any issuance of Equity Interests, or other payments, awards or grants in cash, securities, Equity Interests or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of any Parent Entity of the Borrower or the Borrower, as the case may be;

(n) transactions with Wholly-Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with prudent business practice followed by companies in the industry of the Borrower and the Subsidiaries;

(o) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with prudent business practice followed by companies in the industry of the Borrower and the Subsidiaries;

(p) to the extent permitted by Sections 7.06(g)(i) and (iii), payments to any Parent Entity of the Borrower, the Borrower and the Restricted Subsidiaries pursuant to Tax sharing agreements among any such Parent Entity, the Borrower and the Restricted Subsidiaries on customary terms; provided that payments by Borrower and the Restricted Subsidiaries under any such Tax sharing agreements shall not exceed the excess (if any) of the amount they would pay on a standalone basis over the amount they actually pay to Governmental Authorities; and

(q) transactions in connection with Specified Restructurings.

Section 7.08. Prepayments, Etc., of Indebtedness.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Junior Debt (it being understood that payments of regularly scheduled interest and mandatory prepayments under such Junior Debt Documents shall be permitted), except for (i) the refinancing thereof with the net cash proceeds of any Indebtedness (to the extent such Indebtedness constitutes Permitted Refinancing Indebtedness), (ii) the conversion thereof to Equity Interests (other than Disqualified Equity Interests) of Holdings or the Borrower or any Parent Entity, (iii) prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount, measured at the time of payment, not to exceed the Available Equity Amount, (iv) so long as (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving pro forma effect thereto the Total Leverage Ratio (calculated on a pro forma basis) is not greater than 3.75:1.00 as of the last day of the Test Period most recently ended, the Borrower may make additional prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount, measured at the time of payment, not to exceed the Available Amount and (v) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Debt prior to their scheduled maturity so long as (x) no Event of Default has occurred and is continuing and (y) the Borrower is in compliance, on a pro forma basis, with a Total Leverage Ratio no greater than 1:00:1.00;

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of the Junior Debt Documents without the consent of the Required Lenders (not to be unreasonably withheld or delayed); and

(c) Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Section 7.08 shall prohibit (i) the repayment or prepayment of intercompany subordinated Indebtedness owed among the Borrower and/or the Restricted Subsidiaries, in either case unless an Event of Default has occurred and is continuing and the Borrower has received a notice from the Collateral Agent instructing it not to make or permit the Borrower and/or the Restricted Subsidiaries to make any such repayment or prepayment or (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 7.03 after giving effect to such transfer.

Section 7.09. Financial Maintenance Covenants. Except with the written consent of the Required Lenders, permit the First Lien Senior Secured Leverage Ratio for any Test Period to be greater than 3.75:1.00 until and through June 30, 2018, greater than 3.50:1.00 until and through June 30, 2019 and thereafter, greater than 3.25:1:00.

Section 7.10. Holdings Covenants. Holdings shall not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests (other than Disqualified Equity Interests) of the Borrower, (ii) the maintenance of its legal existence, (iii) to the extent applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (iv) the performance of its obligations under and in connection with the Loan Documents and any documents relating to other Indebtedness permitted under Section 7.03, (v) any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by Article VII, including the costs, fees and expenses related thereto, (vi) any transaction between Holdings and the Borrower or any Restricted Subsidiary permitted under this Article VII, including (a) making any dividend or distribution or other transaction similar to a Restricted Payment not prohibited by Section 7.07 (or the making of a loan to its Parent Entities in lieu of any such permitted Restricted Payment or distribution or other transaction similar to a Restricted Payment) or holding any cash received in connection with Restricted Payments made by the Borrower in accordance with Section 7.07 pending application thereof by Holdings in the manner contemplated by Section 7.07 (including the redemption in whole or in part of any of its Equity Interests (other than Disqualified Equity Interests) in exchange for another class of Equity Interests (other than Disqualified Equity Interests) or rights to acquire its Equity Interests (other than Disqualified Equity Interests) or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Equity Interests (other than Disqualified Equity Interests)), (b) making any Investment to the extent (1) payment therefor is made solely with the Equity Interests of Holdings (other than Disqualified Equity Interests), the proceeds of Restricted Payments received from the Borrower or any other Restricted Subsidiaries and/or proceeds of the issuance of, or contribution in respect of the, Equity Interests (other than Disqualified Equity Interests) of Holdings and (2) any property (including Equity Interests) acquired in connection therewith is contributed to the Borrower or a Subsidiary Guarantor (or, if otherwise permitted by Section 7.04, a Restricted Subsidiary) or the Person formed or acquired in connection therewith is merged with the Borrower or a Restricted Subsidiary and (c) the (x) provision of guarantees in the ordinary course of business in respect of obligations of the Borrower or any Subsidiaries to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners; provided that, for the avoidance of doubt, that such guarantees shall not be in respect of debt for borrowed money, (y) incurrence of guarantees in respect of Indebtedness permitted to be incurred by the Borrower or any Restricted Subsidiaries hereunder and (z) granting of Liens to the extent the guarantees in respect of Indebtedness contemplated by subclause (y) is permitted to be secured under Section 7.01, (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying Taxes, (viii) providing indemnification to officers and directors and as otherwise permitted in Article VII, (ix) activities incidental to the consummation of the Transactions, (x) organizational activities incidental to Permitted Acquisitions or similar Investments consummated by the Borrower or any other Restricted Subsidiaries, including the formation of acquisition vehicle entities and intercompany loans and/or investments incidental to such Permitted Acquisitions or similar Investments in each case consummated substantially contemporaneously with the consummation of the applicable Permitted Acquisitions or similar Investments; provided that in no event shall any such activities include the incurrence of a Lien on any of the assets of Holdings, (xi) the making of any loan to any officers or directors contemplated by Section 7.02, the making of any Investment in the Borrower or any Subsidiary Guarantor or, to the extent otherwise allowed under Section 7.02, a Restricted Subsidiary, (xii) activities required to comply with applicable Laws, (xiii) maintenance and administration of stock option and stock ownership plans and activities incidental thereto, (xiv) the obtainment of, and the payment of any fees and expenses for, management, consulting, investment banking and advisory services to the extent otherwise permitted by this Agreement, (xv) in connection with, and following the completion of, a Qualifying IPO, activities necessary or reasonably advisable for or incidental to the initial registration and listing of Holdings common stock and the continued existence of Holdings as a public company and (xvi) activities incidental to the businesses or activities described in clauses (i) to (xv) of this Section 7.10.

Notwithstanding anything herein to the contrary, Holdings may merge, amalgamate or consolidate with or into any other Person (other than the Borrower) or, in connection with a Qualifying IPO, liquidate into the issuing entity, or otherwise convey, sell, assign or transfer all or substantially all of its assets or property; provided that (i) Holdings shall be the continuing or surviving corporation or, in the case of a merger, amalgamation, consolidation, conveyance, sale, assignment or transfer where Holdings is not the continuing or surviving Person or where Holdings has been liquidated, or in connection with a conveyance, sale, assignment or transfer of all or substantially all of its assets, the Person formed by or surviving any such merger, amalgamation or consolidation or the Person into which Holdings has been liquidated or to which Holdings has transferred such assets shall be an entity organized or existing under the laws of the United States, any State or the District of Columbia (Holdings or such Person, as the case may be, being herein referred to as the “Successor Holdings”), (ii) the Successor Holdings (if other than Holdings) shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Event of Default has occurred and is continuing at the date of such merger, amalgamation, consolidation, liquidation, conveyance, sale, assignment or transfer or would result from the consummation of such merger, amalgamation, consolidation, liquidation, conveyance, sale, assignment or transfer, (iv) each Subsidiary Guarantor, unless it is the other party to such merger, amalgamation, consolidation, conveyance, sale, assignment or transfer or unless the Successor Holdings is Holdings, shall have by a supplement to the Security Agreement confirmed that its obligation under the Security Agreement shall apply to the Successor Holdings’ obligations under this Agreement, (v) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation, consolidation, conveyance, sale, assignment or transfer or unless the Successor Holdings is Holdings, shall have by a supplement to the Loan Documents confirmed that its obligations thereunder shall apply to the Successor Holdings’ obligations under this Agreement, (vi) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, consolidation, conveyance, sale, assignment or transfer or unless the Successor Holdings is Holdings, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Holdings’ obligations under this Agreement, (vii) the Successor Holdings shall, immediately following such merger, amalgamation, consolidation, liquidation, conveyance, sale, assignment or transfer directly or indirectly own all Subsidiaries owned by Holdings immediately prior to such merger, amalgamation, consolidation, liquidation, conveyance, sale, assignment or transfer, (viii) Borrower (if other than Holdings) shall provide any information in relation to Successor Holdings under Section 4.01(g) herein that it would have as if it were the original Holdings and (ix) if reasonably requested by the Administrative Agent, an opinion of counsel shall be required to be provided to the effect that such merger, amalgamation, consolidation, liquidation, conveyance, sale, assignment or transfer does not breach or result in a default under this Agreement or any other Loan Document; provided, further, that if the foregoing are satisfied, the Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under this Agreement.

Section 7.11. Negative Pledge. Enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents; provided that the foregoing shall not apply to:

(a) restrictions and conditions imposed by (A) Law, (B) any Loan Document, (C) any Ancillary Facility Document, (D) any Permitted Additional Debt Documents related to any secured Permitted Additional Debt and (E) any documentation governing any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness referenced in clauses (B) and (C) above;

(b) customary restrictions and conditions existing on the Closing Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c) restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(d) customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(f) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any other Restricted Subsidiary;

(g) restrictions or conditions in any Indebtedness permitted pursuant to Section 7.03 that is incurred or assumed by Non-Loan Parties to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Debt, are market terms at the time of issuance or, in the case of Indebtedness of any Non-Loan Party, are imposed solely on such Non-Loan Party and its Subsidiaries;

(h) restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions constituting Liens permitted hereunder);

(i) restrictions set forth on Schedule 7.11 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(j) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 7.02 and applicable solely to such joint venture and entered into in the ordinary course of business;

(k) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03(f), (g), (i) or (r), but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness;

(l) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(m) customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as Holdings has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of its Subsidiaries to meet their ongoing obligation; and

(n) provisions restricting the granting of a Lien on Intellectual Property contained in licenses or sublicenses by the Borrower and the Restricted Subsidiaries of such Intellectual Property, which licenses and sublicenses were entered into in the ordinary course of business (in which case such restriction shall relate only to such Intellectual Property).

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01. Events of Default. Any of the following events referred to in any of clauses (a) through (j) inclusive of this Section 8.01 shall constitute an “Event of Default”:

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document or Ancillary Facility; or

(b) Specific Covenants. The Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.03(a) or Section 6.04 (solely with respect to the Borrower) or Section 6.12(d) or Article VII (other than Section 7.09) or (ii) Section 7.09; provided that an Event of Default shall not occur until the Cure Deadline has occurred; or

(c) Other Defaults. Any Loan Party or any Restricted Subsidiary thereof fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due or as to which an offer to prepay is required to be made as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and (y) any Indebtedness permitted to exist or be incurred under the terms of this Agreement that is required to be repurchased, prepaid, defeased or redeemed (or as to which an offer to repurchase, prepay, defease or redeem is required to be made) in connection with any asset sale event, casualty or condemnation event, change of control (without limiting the rights of the Agents and the Lenders under Section 8.01(j) below), excess cash flow or other customary provision in such Indebtedness giving rise to such requirement to offer or prepay in the absence of any default thereunder; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness; or

(f) Insolvency Proceedings, Etc. Holdings, the Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary or any Restricted Subsidiary that could at such time, upon designation by the Borrower, become an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any Controller (as defined in the Corporations Act), receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any Controller (as defined in the Corporations Act), receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days (including in respect of the grant of a freeze order (“hakpaat halichim”) pursuant to Chapter 3 of Part 9 of the Companies Law); or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or

(g) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance or by an enforceable indemnity) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days after the entry thereof; or

(h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (ii) a Foreign Pension Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a Material Adverse Effect; or

(i) Invalidity of Collateral Documents. (i) Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or as a result of acts or omissions by the Administrative Agent or the Collateral Agent not taken by the Administrative Agent or the Collateral Agent or the satisfaction in full of all the Obligations and termination of the Aggregate Commitments, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any material provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document or (ii) a material part of the Liens purported to be created by the Collateral Documents (subject to (x) the terms of the Collateral and Guarantee Requirement and (y) any Lien permitted by Section 7.01) cease to be perfected Liens in each case, other than (x) as a result of a release of Collateral permitted under Section 10.20, or (y) solely as a result of the Administrative Agent’s or the Collateral Agent’s failure to (1) maintain possession of any stock certificates, promissory notes or other instruments actually delivered to it under the Loan Documents or (2) file Uniform Commercial Code continuation statements; or

(j) Change of Control. There occurs any Change of Control.

Notwithstanding any other term of the Loan Documents, other than in the case of a payment default under an Ancillary Facility Document constituting an Event of Default under Section 8.01(a), no breach of any representation, warranty, covenant, undertaking or other term of (or default or event of default under) an Ancillary Facility Document shall (or shall be deemed to) constitute, or result in, a breach of any representation, warranty, covenant, undertaking or other term in the Loan Documents or a Default or an Event of Default, unless such breach would result in an Event of Default under Section 8.01(e).

Section 8.02. Remedies Upon Event of Default.

(a) If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall, by notice to the U.S. Borrower, take any or all of the following actions:

(i) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii) [reserved]; and

(iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an Event of Default under Section 8.01(f) with respect to the Borrower, the obligation of each Lender to make Loans a shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

(b) [Reserved].

Section 8.03. [Reserved].

Section 8.04. Application of Funds. If the circumstances described in Section 2.12(h) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable a as set forth in the proviso to Section 8.02), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal, Unreimbursed Amounts or face amounts of the Loans, Swap Termination Value under Secured Hedge Agreements and Cash Management Obligations and Ancillary Facilities, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

Section 8.05. Permitted Holders’ Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01(b), in the event that the Borrower fails to comply with the requirement of the Financial Covenant, any of the Permitted Holders, Holdings or any other Person designated by the Borrower shall have the right, during the period beginning at the start of the last fiscal quarter of the applicable Test Period and until on the tenth (10th) Business Day after the date on which financial statements with respect to the Test Period in which such covenant is being measured are required to be delivered pursuant to Section 6.01 (such date, the “Cure Deadline”), to make a direct or indirect equity investment in the Borrower in cash in the form of common Equity Interests (or other Qualified Equity Interests reasonably acceptable to the Administrative Agent) (the “Cure Right”), and upon the receipt by the Borrower of net cash proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), the Financial Covenant shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Financial Covenant with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document.

(b) If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the Financial Covenant during such Test Period, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 8.01 that had occurred shall be deemed cured; provided that (i) the Cure Right may be exercised on no more than five (5) occasions, (ii) in each four fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Cure Right is exercised, (iii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the Financial Covenant (such amount, the “Necessary Cure Amount”) (provided that if the Cure Right is exercised prior to the date financial statements are required to be delivered for such fiscal quarter, then the Cure Amount shall be equal to the amount reasonably determined by the Borrower in good faith that is required for purposes of complying with the Financial Covenant for such fiscal quarter (such amount, the “Expected Cure Amount”)), (iv) subject to clause (c) below, all Cure Amounts shall be disregarded for purposes of determining the Applicable Rate, any baskets, with respect to the covenants contained in the Loan Documents or the usage of the Available Amount or the Available Equity Amount and (v) the net cash proceeds from the Cure Right may not reduce the amount of Consolidated Total Debt (including, without limitation, by means of “cash netting”) for purposes of calculating compliance with the Financial Covenant for the fiscal quarter for which such Cure Right is deemed applied; provided the amount of Consolidated Total Debt may be reduced for purposes (i) other than determining compliance with the Financial Covenant and (ii) of determining compliance with the Financial Covenant in subsequent fiscal quarters, in each case, to the extent the Cure Right is applied to prepay Indebtedness.

(c) Notwithstanding anything herein to the contrary, to the extent that the Expected Cure Amount is (i) greater than the Necessary Cure Amount, then such difference may be used for the purposes of determining any baskets (other than any previously contributed Cure Amounts), with respect to the covenants contained in the Loan Documents, the Available Amount or the Available Equity Amount and (ii) less than the Necessary Cure Amount, then not later than the applicable Cure Deadline, the Borrower must receive a direct or indirect equity investment in cash in the form of common Equity Interests (or other Qualified Equity Interests reasonably acceptable to the Administrative Agent), which cash proceeds received by Borrower shall be equal to the shortfall between such Expected Cure Amount and such Necessary Cure Amount.

Section 8.06. Adjustment for Ancillary Facilities.

(a) If a notice is served by the Administrative Agent in accordance with Section 8.02 or any event with respect to the Borrower described in Section 8.01(f) occurs and is continuing (the “Ancillary Facility Adjustment Date”), each Revolving Credit Lender and each Ancillary Lender shall promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Loan Documents relating to Revolving Credit Exposure) their claims in respect of the Revolving Credit Loans and any amounts outstanding to them under each Ancillary Facility to the extent necessary to ensure that after such transfers, the Revolving Outstandings of each Revolving Credit Lender bear the same proportion to the Total Revolving Outstandings as such Lender’s Revolving Credit Exposure to the aggregate Revolving Credit Exposure hereunder, each as of such Ancillary Facility Adjustment Date.

(b) If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (a) above, then each Revolving Credit Lender and Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Loan Documents relating to Revolving Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

(c) Any transfer of rights and obligations relating to Revolving Outstandings made pursuant to this Section 8.06 shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Revolving Outstandings.

(d) All calculations to be made pursuant to this Section 8.06 shall be made by the Administrative Agent based upon information provided to it by the Revolving Credit Lenders and Ancillary Lenders and, for purposes of this Section 8.06, amounts in currencies other than Dollars shall be translated into Dollars at the applicable Exchange Rates used in preparing the most recently delivered Section 6.01 Financials on or prior to such date.

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01. Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” or “intermediary” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) [reserved].

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents and each of the Secured Parties (in its capacities as a Lender and a potential Hedge Bank or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any Lien created by the Collateral Documents for and on behalf of or on trust for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, subagents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through Affiliates, agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent, and shall be entitled to rely on advice of counsel, both internal and external, and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent hereby appoints each other Secured Party as its sub-agent for the purpose of perfecting its Lien in any Collateral that can be perfected by possession or control under the UCC or other applicable law. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence, willful misconduct or bad faith by the Administrative Agent.

Section 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable to any Lender for any action (including any action for the purposes of the PPS Law) taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence, willful misconduct or bad faith, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

Section 9.04. Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to an Agent under the Loan Documents or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to each Agent in this Section 9.04 or in any of the Collateral Documents. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-

Related Person’s own gross negligence, willful misconduct or bad faith, as determined by the final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence, willful misconduct or bad faith for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, if any. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 9.08. Agents in their Individual Capacities. Each Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though such Agent were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, each Agent or its Affiliates may receive information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, each Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include ING in its individual capacity.

Section 9.09. Successor Agents. The Administrative Agent may resign as the Administrative Agent and Collateral Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent and/or Collateral Agent becomes a Defaulting Lender, then such Administrative Agent or Collateral Agent, as the case may be, may be removed as the Administrative Agent or Collateral Agent, as the case may be, at the reasonable request of the Borrower and the Required Lenders. If the Administrative Agent resigns or is removed under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which appointment of a successor agent shall require the consent of the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation (but not removal) of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and Collateral Agent and the term “Administrative Agent” shall mean such successor administrative agent (and the term “Collateral Agent” shall mean such successor collateral agent and/or supplemental agent, as described in Section 9.01(c)), and the retiring or removed Administrative Agent’s appointment, powers and duties as the Administrative Agent and Collateral Agent shall be terminated. After the retiring or removed Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX, Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it (i) while it was the

Administrative Agent under this Agreement and (ii) after such resignation or removal for as long as the Administrative Agent continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent. If no successor agent has accepted appointment as the Administrative Agent and Collateral Agent by the date which is thirty (30) days following the retiring (but not removed) Administrative Agent’s and Collateral Agent’s notice of resignation, the retiring Administrative Agent’s and Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.

Section 9.10. Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.09 and Section 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Section 2.09 and Section 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

To the extent in accordance in the provisions of the Loan Documents, the Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (f) of Section 10.01 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 9.11. Collateral and Guaranty Matters. The Lenders irrevocably agree that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document may be released or subordinated in accordance with the provisions of Section 10.20 or any Collateral Document.

Upon request by the Administrative Agent at any time, the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.01) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11 and Section 10.20.

Section 9.12. Other Agents; Arrangers and Managers. None of the Lenders, Lead Arrangers or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “joint lead arranger,” or “joint bookrunner” shall have any right (other than the Lead Arrangers’ rights under Sections 10.04 and 10.05), power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders, Lead Arrangers or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender or the Borrower. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13. Withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent fully for all such Taxes and any reasonable expenses arising therefrom or with respect thereto, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority, but only to the extent any Loan Party has not already indemnified the Administrative Agent for such Taxes. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.13. The agreements in this Section 9.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, this Section 9.13 shall not limit or expand the obligations of the Borrower or any Guarantor under Section 3.01 or any other provision of this Agreement.

Section 9.14. [Reserved].

Section 9.15. Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guarantee or any Collateral Document, no Cash Management Bank, Hedge Bank or Ancillary Lender that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Section 9.15 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Ancillary Facility Obligations, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Section 9.16. Intercreditor Agreements. The Administrative Agent and the Collateral Agent are each hereby authorized to enter into the Junior Lien Intercreditor Agreement, the Equal Priority Intercreditor Agreement and any Customary Intercreditor Agreement to the extent contemplated by the terms hereof, and the parties hereto acknowledge that the Junior Lien Intercreditor Agreement, the Equal Priority Intercreditor Agreement and such Customary Intercreditor Agreement are binding upon them. Each Lender (a) hereby agrees that it will be bound by the provisions of the Junior Lien Intercreditor Agreement, the Equal Priority Intercreditor Agreement and the Customary Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Junior Lien Intercreditor Agreement, the Equal Priority Intercreditor Agreement and the Customary Intercreditor Agreement and (b) hereby authorizes and instructs the Administrative Agent and/or Collateral Agent to enter into the

Junior Lien Intercreditor Agreement, the Equal Priority Intercreditor Agreement and the Customary Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. In addition, each Lender hereby authorizes the Administrative Agent and/or Collateral Agent to enter into (i) any amendments to the Junior Lien Intercreditor Agreement, the Equal Priority Intercreditor Agreement and any Customary Intercreditor Agreement and (ii) any other intercreditor arrangements, in the case of clauses (i) and (ii) to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by Section 7.01 of this Agreement, in each case, and without any further consent, authorization or other action by such Lender. Each Lender hereby agrees that no Lender shall have any right of action whatsoever against any Agent as a result of any action taken by such Agent pursuant to this Section or in accordance with the terms of the Junior Lien Intercreditor Agreement, the Equal Priority Intercreditor Agreement and any Customary Intercreditor Agreement. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower and such Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the Junior Lien Intercreditor Agreement, the Equal Priority Intercreditor Agreement and any Customary Intercreditor Agreement.

Section 9.17. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that such Lender is not a Benefit Plan and is not using “plan assets” of one or more Benefit Plans in connection with the Loans or the Commitments.

ARTICLE X

MISCELLANEOUS

Section 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent on behalf of, and acting at the direction of, the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Loans shall not constitute an extension or increase of any Commitment of any Lender) (provided that any Lender, upon the request of the Borrower, may extend the maturity date of any of such Lender’s Commitments without the consent of any other Lender, including the Required Lenders);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08 without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest);

(c) reduce the principal of, or the rate of interest specified herein on, any Loan (it being understood that a waiver of any condition precedent set forth in Section 4.02 or waiver of any Default, Event of Default or mandatory prepayment shall not constitute a reduction or forgiveness of principal), or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of the Total Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate);

(d) (i) amend, modify or waive any provision of this Section 10.01 that has the effect of lowering the number of Lenders that must approve any amendment, modification or waiver, in each case without the written consent of each Lender, (ii) reduce the percentages specified in the definition of the term “Pro Rata Share”, “Required Lenders” or “Required Class Lenders” or (iii) amend, modify or waive any provision of Section 2.05(b)(ix) or Section 2.13 that affects the pro rata sharing of payments; or

(e) other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions (except as expressly permitted by the Collateral Documents or this Agreement), without the written consent of each Lender;

(f) amend the definition of “Alternative Currency” without the written consent of each Lender;

(g) other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Guarantees in any transaction or series of related transactions (except as expressly permitted by the Collateral Documents or this Agreement), without the written consent of each Lender;

(h) amend, modify or waive any provision that specifically relates to a certain Class and/or that would result in a certain Class being treated less favorably than any other Class, without the consent of the Required Class Lenders of such Class;

(i) amend or modify the application of proceeds pursuant to Section 8.04 without the consent of each Lender; or

(j) amend or modify Section 6.11 without the consent of each Lender.

and provided, further, that (i) [reserved]; (ii) [reserved]; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Lead Arrangers so affected in addition to the Lenders required above, adversely affect the rights or duties of a Lead Arranger under this Agreement; and (v) the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary or advisable to be made in connection with the provision of any Incremental Revolving Credit Commitment Increase or otherwise to effect the provisions of Section 2.14 or 2.15.

Notwithstanding anything in this Agreement or any Collateral Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements under Sections 6.10 and 6.12 or any Collateral Documents in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of the Borrower and the Restricted Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Collateral Document.

Notwithstanding anything herein to the contrary, any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to (x) cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower), including for the avoidance of doubt, any provision of this Agreement or any other Loan Document concerning any Loan Party organized under the under the laws of Guernsey or (y) effect administrative changes of a technical or immaterial nature and such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five (5) Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

Notwithstanding anything to the contrary contained in this Section 10.01, any guarantees, collateral security documents (including Customary Intercreditor Agreements) and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects, (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents or (iv) add syndication or documentation agents and make customary changes and references related thereto.

Upon notice thereof by the Borrower to the Administrative Agent with respect to the inclusion of any Previously Absent Financial Maintenance Covenant, this Agreement shall be amended by an agreement in writing entered into by the Borrower and the Administrative Agent without the need to obtain the consent of any Lender to include such Previously Absent Financial Maintenance Covenant on the date of the incurrence of the applicable Indebtedness to the extent required by the terms of such definition or section.

Section 10.02. Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person during the person’s normal business hours. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(d) Notice to other Loan Parties. The Borrower agrees that notices to be given to any other Loan Party under this Agreement or any other Loan Document may be given to the Borrower in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Loan Party in accordance with the terms hereunder or thereunder.

Section 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04. Attorney Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Collateral Agent and the Lead Arrangers, for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Revolving Credit Loans and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of one primary counsel (and a single local counsel in each relevant jurisdiction or otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed)) and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Lenders and the Lead Arrangers, for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including Attorney Costs of one firm or counsel to the Administrative Agent and the Collateral Agent and, to the extent required, one firm or local counsel in each relevant local jurisdiction or otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed), which may include a single special counsel acting in multiple jurisdictions). Subject to the limitations above, the foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.

Section 10.05. Indemnification by the Borrower. The Borrower shall indemnify and hold harmless each Agent, each Lead Arranger, each Lender (without duplication) and their respective Affiliates, directors, officers, employees, agents, advisors, and other representatives (collectively, the “Indemnitees”) and hold them harmless from and against any and all losses, claims, damages and liabilities of any kind or nature and documented or invoiced out-of-pocket fees and expenses (and, in the case of Attorney Costs, reasonable Attorney Costs of one firm of counsel for all Indemnitees and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of such other firm of counsel for such affected Indemnitee)) (collectively, the “Losses”) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (including any inquiry or investigation of the foregoing) (regardless of whether such Indemnitees is a party thereto and whether or not such proceedings are brought by the Borrower, its equity holders, its Affiliates, creditors or any other third person) that relates to the Transactions, including the financing contemplated hereby (collectively, the “Indemnified Liabilities”) and any Losses that relate to any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by the Borrower or any Restricted Subsidiary or any other liability arising under Environmental Law relating in any way to the Borrower or any Restricted Subsidiary; provided that no Indemnitee will be indemnified for any Losses or related expenses to the extent it has resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) a material breach of the obligations under the Loan Documents of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (z) any claim, litigation, investigation or other proceeding (other than a claim, litigation, investigation or other proceeding against any Agent, any Lead Arranger or any Person acting in a similar capacity, in each case, acting pursuant to the Loan Documents or in its capacity as such or of any of its Affiliates or its or their respective officers, directors, employees, agents, advisors and other representatives and the successors of each of the foregoing) solely between or among Indemnitees that does not arise from any act or omission by the Borrower or any of its Affiliates; provided, further, that the Administrative Agent, the Collateral Agent and the Lead Arrangers to the extent fulfilling their respective roles as an agent or arranger under the Facilities and in their capacities as such, shall remain indemnified in respect of such claim, litigation, investigation or other proceeding, to the extent that none of the exceptions set forth in clauses (x), (y) or (z) of the immediately preceding proviso apply to such person at such time. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee or any of such Indemnitee’s Affiliates or any of its or their respective officers, directors, employees, agents, advisors or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision). No Indemnitee and no Loan Party shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that nothing in this sentence shall limit the indemnification obligations of the Loan Parties set forth herein or in any other Loan Document. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.

Section 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate in the applicable currency of such recovery or payment.

Section 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as otherwise provided herein (including, without limitation, as permitted under Section 7.04 and Section 7.10), neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a Lien subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower (not to be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required for (i) any Assignee, if an Event of Default under Section 8.01(a) or (f) has occurred and is continuing, (ii) any assignments to a Lender or an Affiliate of a Lender that is a commercial bank of similar creditworthiness to the assignor and (iii) any assignment from ING Capital LLC to ING Bank N.V.;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for any assignment to an Agent or an Affiliate of an Agent;

(C) [reserved]; and

(D) [reserved].

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 (in the case of the Revolving Credit Facility) unless the Borrower and the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.01(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any documentation required by Sections 3.01(f) and (g); and

(D) the Assignee shall not be a Disqualified Lender (provided that for the purposes of this provision, Disqualified Lenders shall only be deemed to be Disqualified Lenders if a list of Disqualified Lenders has been made available to all Lenders and prospective Assignees by the Borrower); provided, further, that the Administrative Agent shall have no liability in respect of any mistaken assignment to a Disqualified Lender.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) and receipt by the Administrative Agent from the parties to each assignment of a processing and recordation fee of $3,500, which fee may be waived only by the Administrative Agent in its sole discretion, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request and the surrender by the assigning Lender of its Note (if any), the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e). For greater certainty, any assignment by a Lender pursuant to this Section 10.07 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligations.

(d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent demonstrable error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender (with respect to such Lender’s own Loans and/or Commitments only), at any reasonable time and from time to time upon reasonable prior notice.

(e) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or any Disqualified Lender; provided that for the purposes of this provision, Disqualified Lenders shall only be deemed to be Disqualified Lenders if a list of Disqualified Lenders has been made available to all Lenders by the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (e) or (f) that directly and adversely affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (through the applicable Lender), subject to the requirements and limitations of such Sections (including Sections 3.01(e), (f) and (g); provided that a Participant shall be required to provide any forms required to be provided thereunder solely to the participating Lender) and Sections 3.06 and 3.07, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant shall be subject to Section 2.13 as though it were a Lender. Any Lender that sells participations shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and the address of each Participant and the principal amounts (and related interest amounts) of each Participant’s participation interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent demonstrable error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest as the owner thereof for all purposes notwithstanding any notice to the contrary. Notwithstanding anything to the contrary, no Lender, by maintaining the Participant Register, undertakes any duty, responsibility or obligation to the Borrower (including, without limitation, that in no event shall any such Lender be a fiduciary of the Borrower for any purpose).

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or except to the extent such entitlement to a greater payment results from a Change in Law after the Participant became a Participant.

(g) Any Lender may at any time pledge or assign a Lien on all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a Lien; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05, subject to the requirements and limitations of such Sections (including Sections 3.01(e), (f) and (g)) and Sections 3.06 and 3.07, to the same extent as if such SPC were a Lender, but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05) except to the extent any entitlement to greater amounts results from a Change in Law after the grant to the SPC occurred, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee Obligation or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a Lien on all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a Lien on all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary herein, Lenders shall not be permitted to assign Revolving Credit Commitments, Revolving Credit Loans, Extended Revolving Credit Commitments or Extended Revolving Credit Loans to Holdings, the Borrower, any Subsidiary of Holdings, the Sponsor or any of their respective Affiliates.

(k) [Reserved].

(l) [Reserved].

(m) [Reserved].

(n) If any assignment or participation is made to any Disqualified Lender without the Borrower’s prior written consent in violation of Section 10.07(b)(ii)(D) above, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Lender and repay all obligations of the Borrower owing to such Disqualified Lender in connection with such Revolving Credit Commitment and/or (B) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.07), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(o) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws, each Disqualified Lender party hereto hereby agrees (1) not to vote on such plan, (2) if such Disqualified Lender does vote on such plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

Section 10.08. Confidentiality. Each of the Agents, Lead Arrangers and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors and any numbering, administration or settlement service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case the Agents and the Lenders agree (except with respect to any audit or examination conducted by bank accountants or regulatory (or self-regulatory) authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, to inform the Borrower promptly thereof prior to disclosure); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (in which case the Agents and the Lenders agree (except with respect to any subpoena issued by bank accountants or regulatory (or self-regulatory) authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, to inform the Borrower promptly thereof prior to disclosure) (including to any pledgee referred to in Section 10.07(g)); (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), or Section 10.07(i), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective counterparty to a Swap Contract, Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.08 or similar obligation of confidentiality or (ii) becomes available to any Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings, the Borrower or any Subsidiary thereof, and which source is not known by such Agent or Lender to be subject to a confidentiality restriction in respect thereof in favor of the Borrower, any Permitted Holder or any of their respective Affiliates; (h) in connection with the enforcement of any rights and remedies of an Event of Default; and (i) to any Governmental Authority or examiner regulating any Lender (in which case the Agents and the Lenders agree (except with respect to any audit or examination conducted by bank accountants or regulatory (or self-regulatory) authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, to inform the Borrower promptly thereof prior to disclosure). In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, relating to Holdings, the Borrower or any of their subsidiaries or their business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 or similar obligation of confidentiality, including, without limitation, information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof; provided that, in the case of information received from Holdings or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.

Section 10.09. Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by Holdings (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time then due and owing by, such Lender to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations then due and owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 8.04 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations then due and owing to such Defaulting Lender as to which it exercised such right of set-off. Notwithstanding anything to the contrary contained herein, no Lender shall have a right to set off and apply any deposits held or other Indebtedness owning by such Lender with respect to any Loan made to the U.S. Borrower to or for the credit or the account of any Subsidiary of a Loan Party which is a CFC or FSHCO. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have. Notwithstanding the foregoing, no amount set off from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

Section 10.10. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic means of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or such other electronic means.

Section 10.11. Integration. This Agreement and the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.12. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each

Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.13. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.14. GOVERNING LAW.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (TO THE EXTENT NOT EXPLICITLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION), OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT (TO THE EXTENT NOT EXPLICITLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) OR OTHER DOCUMENT RELATED THERETO. NOTWITHSTANDING THE FOREGOING, (I) LIENS IN IIA-FUNDED KNOW-HOW SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ISRAEL AND (II) ANY LEGAL ACTION OR PROCEEDING OF ANY KIND OR DESCRIPTION BASED UPON, ARISING OUT OF OR RELATING TO THE RESEARCH LAW, IIA RIGHTS, ANY IIA APPROVAL OR THE PLEDGE OF ANY IIA-FUNDED KNOW-HOW OR THE REALIZATION OF ANY SUCH PLEDGE SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE APPLICABLE COURTS OF THE STATE OF ISRAEL AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH LEGAL ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS.

(c) EACH LOAN PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING TO THE U.S. BORROWER AT THE ADDRESS PROVIDED FOR IT ON SCHEDULE 10.02. NOTHING IN THIS SECTION LIMITS THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE

PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. ALL NON-ISRAELI LOAN PARTIES TO THE LOAN DOCUMENTS HEREBY IRREVOCABLY APPOINT THE U.S. BORROWER AS ITS AGENT FOR SERVICE OF PROCESS IN RELATION TO ANY LEGAL ACTION OR PROCEEDINGS BROUGHT BEFORE THE COURTS OF ISRAEL IN CONNECTION WITH ANY LOAN DOCUMENT.

Section 10.15. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.16. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and Holdings and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.17. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.18. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements or the Cash Management Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.19. USA PATRIOT Act. Each Lender hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act, it is or may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act.

Section 10.20. Release of Collateral and Guarantee Obligations; Subordination of Liens.

(a) The Lenders hereby irrevocably agree that the Liens granted to the Secured Parties by the Loan Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the disposition of such Collateral to any Person other than another Loan Party, to the extent such disposition is permitted hereunder (and the Administrative Agent and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Loan Party by a Person that is not a Loan Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.01), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee (in accordance with the second succeeding sentence and Section 4.13 of the Guarantee), (vi) as required by the Administrative Agent or the Collateral Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Administrative Agent or Collateral Agent pursuant to the Collateral Documents and (vii) to the extent such Collateral otherwise becomes an Excluded Equity Interest or an Excluded Asset. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. Additionally, the Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantees upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary, or otherwise becoming an Excluded Subsidiary, in each case, solely to the extent such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise becoming an Excluded Subsidiary is not prohibited by this Agreement, or, in the case of a Previous Holdings, in accordance with the conditions set forth in the definition of “Holdings” and Section 7.04; provided that to the extent any Restricted Subsidiary becomes an Excluded Subsidiary and is released from its Guarantees hereunder, any such release shall constitute an Investment in such Excluded Subsidiary as of the date of such release. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be repeated solely with respect to such Collateral or Guarantor.

(b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than (i) Ancillary Facility Obligations, (ii) Hedging Obligations in respect of any Secured Hedge Agreements, (iii) Cash Management Obligations in respect of any Secured

Cash Management Agreements and (iv) contingent indemnification obligations and other contingent obligations) have been paid in full, all Commitments have terminated or expired, upon request of the Borrower, the Administrative Agent and/or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its Lien on all Collateral, and to release all obligations under any Loan Document, whether or not on the date of such release there may be any (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) contingent indemnification obligations and other contingent obligations. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(c) Notwithstanding the foregoing or anything in the Loan Documents to the contrary, at the direction of the Required Lenders, the Administrative Agent may, in exercising remedies, take any and all necessary and appropriate action to effectuate a credit bid of all Loans (or any lesser amount thereof) for the Borrower’s assets in a bankruptcy, foreclosure or other similar proceeding, forbear from exercising remedies upon an Event of Default, or in a bankruptcy proceeding, enter into a settlement agreement on behalf of all Lenders.

Section 10.21. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, Assignment and Assumptions, amendments or other modifications, Committed Loan Notices waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.22. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.23. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding the Judgment Currency other than the Agreement Currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

Section 10.24. Israeli Lenders.

(a) It is hereby acknowledged that it is a condition to any prospective Israeli Lender becoming a party hereto on the Closing Date that the proposed Loans to be made on the Closing Date, shall not result in such prospective Lender exceeding the limits under Bank of Israel guidelines and directives with respect to single borrowers (“loveh boded”), groups of borrowers (“kvutzat lovim”), connected persons (“anashim kshurim”) or any other limit or limitations imposed thereunder (“Israeli Regulatory Guidelines”).

(b) Each Israeli Lender that is subject to Israeli Regulatory Guidelines hereby represents, as of the date it becomes a Lender hereunder, that, based on the information that has been made available to it, the making of the Loans by such Lender on the Closing Date or on the date that it becomes a Lender hereunder, as applicable, would not have resulted in such Lender exceeding the limits under Israeli Regulatory Guidelines.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SYNERON MEDICAL LTD, as Israeli Borrower

By:	/s/ Michael Johnson
Name: Michael Johnson
Title: Chief Financial Officer

[Signature Page to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SYNERON MEDICAL LTD, as Israeli Borrower

By:	/s/ Geoffrey Crouse

Name: Geoffrey Crouse
Title: Chief Executive Officer

[Signature Page to Credit Agreement]

SYNERON, INC., as U.S. Borrower

By:	/s/ Michael Johnson
Name: Michael Johnson
Title: Chief Financial Officer and Treasurer

[Signature Page to Credit Agreement]

SYNERON, INC.,
as U.S. Borrower

By:	/s/ Geoffrey Crouse
Name: Geoffrey Crouse
Title: Director

[Signature Page to Credit Agreement]

LUPERT LTD,
as Holdings

By:	/s/ Todd Van Horn
Name: Todd Van Horn
Title: Director

[Signature Page to Credit Agreement]

ING CAPITAL LLC, as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Darren Wells
Name: Darren Wells
Title: Managing Director

By:	/s/ Mike Garvin
Name: Mike Garvin
Title: Managing Director

[Signature Page to Credit Agreement]

HSBC BANK PLC ISRAEL BRANCH, as a Lender

By:	/s/ Carol Shaked
Name: Carol Shaked
Title: Head of Corporate

By:	/s/ Dalit Uri
Name: /s/ Dalit Uri
Title: Global Relationship Manager

[Signature Page to Credit Agreement]

COMERICA BANK, as a Lender

By:	/s/ Gregory N. Block
Name: Gregory N. Block
Title: SVP

[Signature Page to Credit Agreement]

Schedule 1.01A

Certain Security Interests and Guarantees

1.

GUARANTY, dated 2017, among LUPERT LTD, a company formed under the laws of the State of Israel (“Israeli Holdings”), the other undersigned Guarantors (as defined therein) and ING CAPITAL LLC, as Administrative Agent and Collateral Agent.

2.	GUARANTY, dated 2017, among Guernsey Holdings, the other undersigned Guarantors (as defined therein) and ING CAPITAL LLC, as Administrative Agent and Collateral Agent.

3.	GUARANTY, dated 2017, among Guernsey Intermediate Holdco, the other undersigned Guarantors (as defined therein) and ING CAPITAL LLC, as Administrative Agent and Collateral Agent.

4.

SECURITY AGREEMENT, dated as of September 20, 2017, among SYNERON MEDICAL LTD, an Israeli corporation (the “Israeli Borrower”), SYNERON, INC., a Delaware corporation (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrowers”), the other Persons listed on the signature pages thereof (together with the Borrowers, collectively, the “Initial Grantors”), certain subsidiaries of the Borrowers from time to time party hereto, and ING Capital LLC as Collateral Agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”).

5.

SECURITY AGREEMENT governed by the law of Guernsey, dated 2017, between Guernsey Holdings as security provider and as debtor (as defined in the Security Interests (Guernsey) Law, 1993) and ING Capital LLC as Collateral Agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”) concerning the creation or provision of security interests in respect of the intangible moveable property therein described and all applicable notices.

6.

SECURITY AGREEMENT governed by the law of Guernsey, dated 2017, between Guernsey Holdings and Guernsey Intermediate Holdco as security provider and as debtor (as defined in the Security Interests (Guernsey) Law, 1993) and ING Capital LLC as Collateral Agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”) concerning the creation or provision of security interests in respect of the intangible moveable property therein described and all applicable notices (items 2, 3, 4 and 6, the “Guernsey Security Documents”)

7.

TRADEMARK SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time) dated September 20, 2017, by the Israeli Borrower, and CANDELA CORPORATION, a Delaware corporation, in favor of ING CAPITAL LLC, as Collateral Agent (the “Collateral Agent”) for the Secured Parties.

8.

PATENT SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time) dated September 20, 2017, by the Israeli Borrower, CANDELA CORPORATION, a Delaware corporation and PRIMAEVA CORPORATION, a Delaware corporation, in favor of the Collateral Agent for the Secured Parties.

Schedule 1.01B

Unrestricted Subsidiaries

1.	Rakuto Bio Technologies Ltd

2.	New Star Lasers Inc. (d/b/a CoolTouch)

Schedule 1.01D

Guarantors

LUPERT LTD

SYNERON MEDICAL LTD

SYNERON, INC.

PRIMAEVA CORPORATION

INLIGHT

CANDELA CORPORATION

SYNERON HOLDINGS LLC

Schedule 2.01(b)

Revolving Credit Commitments

Revolving Credit Lender	Revolving Credit Commitment
ING CAPITAL LLC	$20,000,000
HSBC BANK PLC ISRAEL BRANCH	$20,000,000
COMERICA BANK	$10,000,000
TOTAL:	$50,000,000

Schedule 5.06

Litigation

None.

Schedule 5.11

Subsidiaries

Subsidiary	Jurisdiction of Organization	Registered Holder	Percentage of Interests in Subsidiary Held by Registered Holder	Required to be Pledged
Syneron Medical Ltd	Israel	Lupert Ltd	100%	100%
Syneron, Inc.	Delaware	Syneron Medical Ltd	100%	100%
Primaeva Corporation	Delaware	Syneron, Inc.	100%	100%
Inlight	California	Syneron, Inc.	100%	100%
Syneron Canada Corporation	Canada	Syneron Medical Ltd	100%	0%
Ultra Shape Ltd.	Israel	Syneron Medical Ltd	100%	0%
Syneron GmbH	Germany	Syneron Medical Ltd	100%	0%
Syneron-Candela S.A.	Spain	Candela Corporation	100%	65%
Syneron-Candela Unipessoal Lda.	Portugal	Syneron-Candela S.A.	100%	0%
Candela France SARL	France	Candela Corporation	100%	65%
Bellarmonie	France	Syneron Medical Ltd	100%	0%
Syneron Candela (U.K.) Limited	U.K.	Candela Corporation	100%	65%
Candela Laser (Deutschland) GmbH	Germany	Candela Corporation	100%	65%
Candela Italia	Italy	Candela Corporation	100%	65%
Syneron Candela Corporation Australia Pty Ltd (ACN 124 282 168).	Australia	Candela Corporation	100%	65%
Syneron Medical (HK) Limited	Hong Kong	Syneron Medical Ltd	100%	0%

Subsidiary	Jurisdiction of Organization	Registered Holder	Percentage of Interests in Subsidiary Held by Registered Holder	Required to be Pledged
Syneron Medical (HK) Limited	Hong Kong	Syneron Canada Corp.	100%	0%
Syneron Candela K.K.	Japan	Candela Corporation	100%	65%
Syneron Switzerland GmbH	Switzerland	Syneron Medical Ltd	100%	0%
Candela Corporation	Delaware	Syneron Holdings LLC	100%	100%
Syneron Candela (Beijing) Medical Technologies Co. Ltd.	China	Syneron Medical (HK) Limited	100%	0%
Syneron (Beijing) Medical & Cosmetics Enterprise Ltd.	China	Syneron Medical Ltd	100%	0%
Medical Holdings (BVI) Inc.	British Virgin Islands	Syneron Medical Ltd	100%	0%
Medical Holdings (Cayman) Inc.	Cayman Islands	Medical Holdings (BVI) Inc.	100%	0%
Syneron-Candela S.A.	Spain	Syneron Medical Ltd	0.01%	0%
Syneron-Candela S.A.	Spain	Candela Corporation	99.99%	65%
UltraShape Europe BV	Netherlands	Ultra Shape Ltd	100%	0%
Syneron Candela K.K.	Japan	Candela Corporation	100%	65%
New Star Lasers, Inc.	California	Syneron, Inc.	100%	0%
Rakuto Biotechnologies Ltd	Israel	Syneron Medical Ltd	100%	0%
Syneron Holdings LLC	Delaware	Medical Holdings	50%	0%
		(BVI) Inc. Medical Holdings (Cayman) Inc.	50%	0%

Schedule 5.22(a)

Products

1.	E-light
2.	E-Style
3.	Vela Shape Family
4.	Ultrashape Family
5.	Slimshape (in development)
6.	E-Max
7.	Elos Plus
8.	E-Matrix
9.	E2
10.	CO2RE Family
11.	Profound
12.	Glase Pro Family
13.	MGL Family
14.	VP Yag Family
15.	GMAX Family
16.	ELase
17.	Gentle touch (in development)
18.	Alex Family
19.	Picoway
20.	VBeam Family
21.	Vbeam Prima (in development)
22.	CoolTouch Family
23.	Elure Family

Schedule 5.22(d)(vi)

FDA/DEA Letters

1.	Letter from U.S. Food and Drug Administration to Candela Corporation re : GentleLASE Family of Laser Systems., dated March 14, 2014.

2.	Letter from Syneron Ltd. To Department of Health and Human Services, Food and Drug Administration re : Response to Form FDA 483 Issued to Syneron, Inc., dated August 18, 2010.

3.	Letter from Candela Corporation to FDA New England District re : Field Correction Recall Submission.

4.	FDA Inspection Observations re : Candela Corporation, dated February 1, 2017 - February 8, 2017.

5.	Letter from Candela Corporation to FDA New England District re : Candela Inspection, dated February 21, 2017

6.	Letter from Department of Health and Human Services re : Candela Corporation Establishment Inspection Report, dated March 21, 2014.

7.	Letter from Department of Health and Human Services re : Candela Corporation Inspection Report, dated March 8, 2017.

8.	Letter from Department of Health and Human Services re : Syneron, Inc. Establishment Inspection Report, dated October 30, 2014.

9.	Warning Letter from Department of Health and Human Services re : EMax System device, dated December 23, 2010.

Schedule 5.22(d)(vii)

Product Retrievals

None.

Schedule 6.12

Post-Closing

1.

Within 60 days of the Closing Date (or such longer period as agreed by the Administrative Agent), the Borrower shall, or shall cause each Loan Party, as applicable, to, deliver to the Collateral Agent as required by Section 6.06 of the Credit Agreement, endorsements for each insurance policy maintained in the United States, thereby naming the Collateral Agent, for the benefit of the Secured Parties, as additional insured, loss payee and/or mortgagee, as applicable, in each case, in form and substance reasonably satisfactory to the Collateral Agent.

2.

Within 21 days after the Effective Date, all of the Israeli Collateral Documents (including, as required by applicable Law, duly executed copies of all necessary registration forms) shall be filed with the Registrar of Companies, Registrar of Patents and/or the Registrar of Pledges.

3.	By no later than September 28, 2017, the Initial IIA Approval shall have been received by the Collateral Agent.

4.

Within 60 days of the Closing Date (or such longer period as agreed by the Administrative Agent), the Borrower shall file and record with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, properly executed documents or instruments, including, as applicable, assignments, inventor assignments, name changes, merger certificates, and/or corrective documents, and appropriate releases or termination documents, necessary to update record ownership of, and to release or terminate any recorded liens or security interest (other than those in connection with the transaction contemplated under this Agreement) with respect to the items of registered or applied-for intellectual property included in the Collateral.

5.

Within 90 days after the Effective Date, certified copies of the registers of members of the Guernsey companies the subject of the Guernsey Security Documents (“Affected Companies”) endorsed to the effect that the members interests of the Affected Companies are subject to security interests and that no dealings in the members interests (including without limitation any share transfers are to be registered without the prior written consent of the Collateral Agent and discharge of the security interests.

6.

Within 90 days after the Effective Date, certified copies of special resolutions of the members of the Guernsey companies to amend the Articles of Incorporation the subject of the Guernsey Security Documents in such form as shall be acceptable to the Collateral Agent having regard to the requirements of the Guernsey Security Documents.

7.

Within 90 days after the Effective Date the deposit with the Collateral Agent of original unencumbered share certificates and signed but undated share transfer forms with the transferee left incomplete.

8.

Within 90 days of the Closing Date (or such longer period as agreed by the Administrative Agent), the Israeli Borrower shall (i) cause the Registrar of Patents to reflect the assignment of patent number 143014 from Transpharma Medical Ltd to the Israeli Borrower; and (ii) enter into all documents necessary to ensure that patent number 143014 forms part of the Collateral secured by the Israeli Collateral Documents (including the Israeli fixed charge over the Intellectual Property of the Israeli Borrower) and is filed for registration in a form appropriate for filing with the Registrar of Companies and the Registrar of Patents (in the manner required by applicable Law).

Schedule 7.01(b)

Existing Liens

None.

Schedule 7.02(g)

Existing Investments

1.

On December 9, 2013, we and Unilever Ventures formed a joint venture in home beauty devices: “Iluminage Beauty”. The joint venture combined the global business and expertise of Syneron’s aesthetic home-use subsidiary, Syneron Beauty Ltd., and Unilever’s luxury beauty subsidiary, Iluminage™ Inc. The aim of the joint venture is to develop and bring to consumers innovative, high performance beauty solutions for at-home use. Under the joint venture, we sold and transferred our Syneron Beauty subsidiary and related home-use businesses to Iluminage Beauty, including Tanda Health and Beauty Inc. In addition, pursuant to the agreement, Iluminage Beauty will enjoy any royalties earned as a result of our Procter & Gamble initiative. Syneron Beauty continues to operate as a subsidiary of Iluminage Beauty. At the same time, Unilever Ventures, the venture capital and private equity arm of Unilever, undertook to invest up to $25 million in Iluminage Beauty, and Unilever sold and transferred its luxury beauty subsidiary Iluminage to the joint venture. Unilever Ventures holds 51% of the equity interest in Iluminage Beauty, and we hold the remaining 49%. For a description of the effects of this joint venture on our financial reporting, see Item 4.B. “Information on the Company – Business Overview – Overview”. During 2016, we invested an additional $2.9 million in Iluminage Beauty, which represents 49% of the $6 million invested in 2016 by us and Unilever together in Iluminage Beauty.

2.	Securities

No.	Name	Type	Coupon Rate	Expiry Date	Purchase Date	Purchase Value ($)
1	CDO Center Square	Floating – CDO	0.620%	11/19/2051	8/3/2007	2,754,125
2	CMNWLTH BK AUST NY	Corporate	2.500%	9/20/2018	4/21/2015	309,936
3	Coca-Cola CO	Corporate	1.650%	11/1/2018	4/21/2015	305,475
4	Fed Farm Credit	Corporate	1.400%	4/13/2020	4/13/2016	350,000
5	Fed Farm Credit	Corporate	1.590%	3/23/2020	3/23/2016	300,000
6	Fed Farm Credit	Corporate	1.700%	5/3/2021	5/3/2016	300,225
7	Fed Farm Credit	Corporate	1.850%	3/23/2021	3/23/2016	300,000
8	Fed NATL Mort ASSC	Corporate	1.400%	8/28/2020	9/19/2016	899,460
9	Fed NATL Mort ASSC	Corporate	1.480%	3/29/2021	9/29/2016	300,000
10	Fed Natl Mort ASSC	Corporate	1.500%	7/28/2021	7/28/2016	300,000
11	HSBC USA	Corporate	2.380%	11/13/2019	8/8/2016	1,435,851
12	Royal BK of CA	Corporate	2.150%	3/6/2020	6/30/2015	200,000
13	SC Electric&Gas	Corporate	5.250%	11/1/2018	10/28/2015	330,324

Schedule 7.03(c)

Existing Indebtedness

1.	Syneron Medical Ltd provided $118.7M to Syneron Switzerland Gmbh on January 2015 in exchange for a capital note.

3.	Syneron Medical Ltd has a $1.4M guarantee for credit line to support Iluminage Beauty Ltd.

4.	Syneron Medical Ltd has a $194,000 guarantee for its leases in Yoqneam, Israel.

Schedule 7.05

Dispositions

We intend to sell the following businesses:

•	Rakuto Bio Technologies Ltd

•	New Star Lasers Inc. (d/b/a CoolTouch)

Schedule 7.07

Transactions with Affiliates

None.

Schedule 7.11

Negative Pledge Clauses

None.

Schedule 10.02

Administrative Agent’s Office, Certain Addresses for Notices

If to the Administrative Agent:

ING Capital LLC

Attention: Patrick Kennedy

1133 Avenue of the Americas, 7F1

New York, NY

Telephone: +1 (646) 424-8235

Fax: +1 (646) 424-8223

Email:	patrick.kennedy@ing.com

DLNYCLoanAgencyTeam@ing.com

If to the Borrower:

Candela Corporation

Attention: Mike Johnson, Chief Financial Officer

530 Boston Post Rd

Wayland, Massachusetts 01778

Telephone: 508-358-7400

Email: mjohnson@syneron-candela.com

with a copy to:

Simpson Thacher & Bartlett LLP

Attention: Adam Shapiro

425 Lexington Avenue

New York, NY 10017

Telecopy: (212) 455-2502

EXHIBIT A

TO THE CREDIT AGREEMENT

FORM OF COMMITTED LOAN NOTICE

ING Capital LLC, as Administrative Agent

Attention: Patrick Kennedy

1133 Avenue of the Americas, 7F1

New York, NY

Telephone: +1 (646) 424-8235

Fax: +1 (646) 424-8223

Email:	patrick.kennedy@ing.com

DLNYCLoanAgencyTeam@ing.com

[●], 20[    ] 1

Ladies and Gentlemen:

The undersigned, SYNERON MEDICAL LTD, a company formed under the laws of the State of Israel (the “Israeli Borrower”), SYNERON, INC., a Delaware corporation (the “U.S. Borrower”, and, together with the Israeli Borrower, the “Borrower”), refer to the Credit Agreement, dated as of September 20, 2017, (the “Credit Agreement”) among the Borrower, LUPERT LTD, a company formed under the laws of the State of Israel (“Holdings”), ING CAPITAL LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”).

Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned hereby give you notice pursuant to Section 2.02 of the Credit Agreement that they hereby request a Borrowing under the Credit Agreement and, in connection therewith, sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing

(B)	Borrower(s)	[2]

[1]

Date should be no later than 11:00 a.m. at least four (4) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies; provided, however, that if the Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration, the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (i) four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars or (ii) five (5) Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies.

[2]	Specify Borrower(s).

(C)	Aggregate Principal amount of Borrowing	[3]
(D)	Currency	[4]
(E)	Type of Borrowing	[5]
(F)	Interest Period	[6]

The undersigned hereby certify that (a) all representations and warranties made by any Loan Party contained in the Credit Agreement or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the Borrowing requested hereby (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date), (b) no Default or Event of Default shall have occurred and be continuing as of the date of the Borrowing requested hereby nor, after giving effect to the Borrowing requested hereby, would such a Default or Event of Default occur and (c) the Borrower shall be in pro forma compliance with the covenant set forth in Section 7.09 of the Credit Agreement after giving effect to the Borrowing requested hereby.

If any Borrowing of Eurocurrency Rate Loans are not made as a result of a withdrawn Notice of Borrowing, the Borrower shall, after receipt of a written request by any Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue, failure to prepay, reduction or failure to reduce, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Eurocurrency Rate Loan.

[3]	Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.
[4]	Must be Dollars or any Alternative Currency.
[5]	Specify Revolving Credit Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans.
[6]	Applicable to Eurocurrency Rate Loans and subject to the definition of “Interest Period” and Section 2.08 of the Credit Agreement.

Very truly yours,

SYNERON MEDICAL LTD

By:
Name:
Title:

SYNERON, INC.

By:
Name:
Title:

EXHIBIT B-1

TO THE CREDIT AGREEMENT

[Reserved]

EXHIBIT B-2

TO THE CREDIT AGREEMENT

[Reserved]

EXHIBIT C-1

TO THE CREDIT AGREEMENT

[Reserved]

EXHIBIT C-2

TO THE CREDIT AGREEMENT

FORM OF REVOLVING CREDIT NOTE

New York
$[1]	Dated [●], 20[ ]

FOR VALUE RECEIVED, the undersigned, SYNERON MEDICAL LTD, a company formed under the laws of the State of Israel (the “Israeli Borrower”), and SYNERON, INC., a Delaware corporation (the “U.S. Borrower”, and, together with the Israeli Borrower, the “Borrower”), hereby, jointly and severally, unconditionally promise to pay to the Revolving Credit Lender or its registered assigns (the “Lender”), at the Administrative Agent’s Office or such other place as the Administrative Agent shall have specified, in [Dollars] [Alternative Currency] and in immediately available funds, in accordance with Section 2.07 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) on the Maturity Date applicable to the Revolving Credit Facility the principal amount of [Dollars] [Alternative Currency] or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower as Revolving Credit Loans pursuant to the Credit Agreement. The Borrower further unconditionally promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.08 of the Credit Agreement.

This promissory note (this “Revolving Credit Note”) is one of the Notes referred to in Section 2.11 of the Credit Agreement, dated as of September 20, 2017 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, LUPERT LTD, a company formed under the laws of the State of Israel (“Holdings”), ING CAPITAL LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”). This Revolving Credit Note is subject to, and the Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the Revolving Credit Loans evidenced hereby are guaranteed and secured as provided therein and in the other Loan Documents. The Revolving Credit Loans evidenced hereby are subject to prepayment prior to the Revolving Credit Maturity Date, in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Revolving Credit Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Revolving Credit Note. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the Lender, any right, remedy, power or privilege hereunder or under the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Administrative Agent or the Lender of any right, remedy, power or privilege hereunder or under any Loan Document on any one occasion shall not be construed as a bar to any right or remedy that

[1]	Specify currency.

the Administrative Agent or the Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

All payments in respect of the principal of and interest on this Revolving Credit Note shall be made to the Person recorded in the Register as the holder of this Revolving Credit Note, as described more fully in Section 2.11(a) of the Credit Agreement, and such Person shall be treated as the Lender hereunder for all purposes of the Credit Agreement.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SYNERON MEDICAL LTD

By:
Name:
Title:

SYNERON, INC.

By:
Name:
Title:

EXHIBIT D

TO THE CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

[●], 20[     ]

Financial Statement Date

To:	ING Capital LLC, as Administrative Agent under the
Credit Agreement referred to below

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of September 20, 2017 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among SYNERON MEDICAL LTD, a company formed under the laws of the State of Israel (the “Israeli Borrower”), SYNERON, INC., a Delaware corporation (the “U.S. Borrower”, and, together with the Israeli Borrower, the “Borrower”), LUPERT LTD, a company formed under the laws of the State of Israel (“Holdings”), ING CAPITAL LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”). Capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein. In addition, “Computation Period” shall mean the most recently ended Test Period covered by the financial statements accompanying this Compliance Certificate and the “Computation Date” shall mean the last date of the Computation Period. Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of Holdings, certifies as follows:

[Use following paragraphs 1A-1C for fiscal year-end financial statements]

1A. [Attached hereto as Schedule IA is the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries [, the audited consolidated balance sheet of Holdings and the Restricted Subsidiaries]1 as at the fiscal year ended [                    ], and, [in each case,] the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year [and, a detailed reconciliation, reflecting such financial information for Holdings and its Restricted Subsidiaries and Holdings and its consolidated Subsidiaries]2, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP,

[1]

Insert if the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries is different from the audited consolidated balance sheet of Holdings and the Restricted Subsidiaries, and Holdings chooses not to provide a detailed reconciliation of such differences.

[2]	Insert if Holdings chooses to provide a detailed reconciliation of differences instead of the financial statements for Holdings and its Restricted Subsidiaries.

[and except with respect to any such reconciliation,] audited and accompanied by (x) a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion has (i) been prepared in accordance with generally accepted auditing standards and (ii) not be subject to any “going concern” or like qualification or any qualification or exception as to the scope of such audit and (y) a management discussion and analysis briefly explaining the reason(s) for material changes in such financial statements (it being understood that such management discussion and analysis shall not be required to be compliant with SEC rules and regulations relating thereto).

1B. [Attached hereto as Schedule IB is the audited consolidated balance sheet of the U.S. Borrower as at the fiscal year ended [                    ], and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year[and, a detailed reconciliation, reflecting such financial information for the U.S. Borrower]3, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, [and except with respect to any such reconciliation,] audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion has (i) been prepared in accordance with generally accepted auditing standards and (ii) not be subject to any “going concern” or like qualification or any qualification or exception as to the scope of such audit][Attached hereto as Schedule IB is written confirmation from an independent registered public accounting firm of nationally recognized standing that there is no requirement to have an audit of the financial statements and a completed Form 1120]4.

1C. [Attached hereto as Schedule IC is the audited consolidated balance sheet of the Israeli Borrower as at the fiscal year ended [                    ], and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year [and, a detailed reconciliation, reflecting such financial information for the Israeli Borrower]5, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, [and except with respect to any such reconciliation,] audited and accompanied by (x) a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion has (i) been prepared in accordance with generally accepted auditing standards and (ii) not be subject to any “going concern” or like qualification or any qualification or exception as to the scope of such audit.

[3]	Insert if U.S. Borrower chooses to provide a detailed reconciliation of differences instead of the financial statements for the U.S. Borrower.
[4]	Insert to the extent that the U.S. Borrower is not required to prepare audited financial statements.
[5]	Insert if the Israeli Borrower chooses to provide a detailed reconciliation of differences instead of the financial statements for the Israeli Borrower.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. [Attached hereto as Schedule I is the consolidated balance sheet of Holdings and its consolidated Subsidiaries [, the consolidated balance sheet of Holdings and the Restricted Subsidiaries, in each case] as at the fiscal quarter ended [●], 20[    ] 6, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, [and a detailed reconciliation, reflecting such financial information for Holdings and the Restricted Subsidiaries, on one hand, and Holdings and its consolidated Subsidiaries on the other hand,] 7 setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and each of which fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its consolidated Subsidiaries [or, in the case of any reconciliation, Holdings and its Restricted Subsidiaries] [in accordance with GAAP]8, in each case subject to changes resulting from audit and normal year-end audit adjustments and to the absence of footnotes and accompanied by a management discussion and analysis briefly explaining the reason(s) for material changes in such financial statements (it being understood that such management discussion and analysis is not be required to be compliant with SEC rules and regulations relating thereto).]

2. Attached hereto as Schedule II is a report setting forth the information required by Section 3.03 of the Security Agreement and Section 8.2(b)(ii)(A) of the Israeli fixed charge over intellectual property entered into between the Israeli Borrower and the Collateral Agent or confirmation that there has been no change in such information since the Closing Date or the date of the last Compliance Certificate delivered prior hereto.

3. Attached hereto as Schedule III is a report setting forth certain information with respect to Section 7.09 of the Credit Agreement.9

4. To my knowledge, during such fiscal period, except as otherwise disclosed to the Administrative Agent in writing pursuant to the Credit Agreement, no Default or Event of Default has occurred and is continuing.

[6]

Insert if the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries is different from the audited consolidated balance sheet of Holdings and its Restricted Subsidiaries, and Holdings chooses not to provide a detailed reconciliation of such differences.

7	Insert if Holdings chooses to provide a detailed reconciliation of differences instead of the financial statements for Holdings and its Restricted Subsidiaries.
[8]	To be inserted beginning with the fiscal quarter ended [ ], 20[ ].
[9]	To be provided whether or not covenant is in effect or if no debt is outstanding.

Yours truly,

LUPERT LTD

By:
Name:
Title:

Schedule IA to Compliance

Certificate

CONSOLIDATED BALANCE SHEET

Schedule IB to Compliance

Certificate

CONSOLIDATED BALANCE SHEET

Schedule IC to Compliance

Certificate

CONSOLIDATED BALANCE SHEET

Schedule II to Compliance

Certificate

REPORT REGARDING PERFECTION INFORMATION

PARAGRAPH 2 OF COMPLIANCE CERTIFICATE

Schedule III to Compliance

Certificate

REPORT REGARDING FINANCIAL COVENANT

PARAGRAPH 3(iv) OF COMPLIANCE CERTIFICATE

Financial Covenant	Amount
First Lien Senior Secured Leverage Ratio

a)   Consolidated Total Debt (including the Loans under the Credit Agreement) secured by first priority Liens as of the last day of the Test Period most recently ended on or prior to the date of determination

$

b) Consolidated EBITDA for such Test Period Consolidated Net Income of Holdings and its Restricted Subsidiaries, plus	$

(a) without duplication and to the extent already deducted (and not added back or excluded) or, in the case of clause (viii), to the extent not included, in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)  provision for taxes based on income, revenues, profits or capital, including federal, foreign, state, franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period (including in respect of repatriated funds and any penalties and interest related to such taxes or arising from any tax examinations); plus

$

(ii) total interest expense and bank and letter of credit fees, amortization of deferred financing fees or costs and costs of surety bonds in connection with financing activities; plus	$

(iii) Consolidated Depreciation and Amortization Expense for such; plus	$

(iv) any expenses, fees, charges or losses (other than Consolidated Depreciation and Amortization Expense) related to any equity offering or issuance, Investment (including compensation expense directly related thereto), acquisition, Disposition, conveyance, Refinancing or recapitalization permitted hereunder or the Incurrence of Indebtedness permitted to be Incurred hereunder (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed and/or not successful), including (A) such fees, expenses or charges related to the Loan Documents and any other credit facilities, (B) such fees, expenses or charges related to the Transactions and (C) any amendment or other modification, including any Refinancing, of the Loans and any other credit facilities; plus

$

(v)   the amount of any restructuring charge or reserve or any non-recurring (on a per-transaction basis) integration cost or other business optimization expense (including in connection with the implementation of operational and reporting systems and technology initiatives), or cost associated with establishing new facilities or migrating from existing facilities that is deducted (and not added back) in such period in computing Consolidated Net Income, costs related to the closure and/or consolidation of facilities and costs related to the development of processes, establishment of facilities and recruiting; provided that (A) a Responsible Officer of the Borrower shall have certified to the Administrative Agent that such restructuring charges are reasonably identifiable and factually supportable and specify such addbacks in reasonable detail; (B) no restructuring charges shall be added pursuant to this clause (v) to the extent duplicative of any adjustments to Consolidated Net Income; and (C) the aggregate amount added back pursuant to this clause (v) for any Test Period shall not exceed $6,000,000 for any Test Period prior to June 30, 2019, and 25% of Consolidated EBITDA for each Test Period thereafter (prior to giving effect to such addbacks); plus

$

(vi) any other non-cash charges, write-downs, write-offs, expenses, losses or items, including any impairment charges or the impact of purchase accounting, (excluding any such non-cash charge, write-off, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period) or other items classified by the Borrower as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

$

(vii)  (A) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to (or on behalf of) the Sponsor and (B) the amount of payments made to option holders of the

Borrower or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under the Credit Agreement; plus

$

(viii)  the amount of “run-rate” cost savings, operating expense reductions and synergies related to any Transaction or any Specified Transaction that are projected by the Borrower in good faith and certified by a Responsible Officer of the Borrower in writing to the Administrative Agent to result from either actions taken, actions for which substantial steps have already been taken, or actions expected to be taken within four fiscal quarters after the closing date of such Transaction or such Specified Transaction, as applicable (which cost savings shall be calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (A) a Responsible Officer of the Borrower shall have certified to the Administrative Agent that such cost savings are reasonably identifiable and factually supportable and specify such addbacks in reasonable detail; (B) no cost savings shall be added pursuant to this clause (viii) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (v) above with respect to such Test Period or duplicative of any adjustments to Consolidated Net Income; and (C) the aggregate amount added back pursuant to this clause (viii) and pursuant to Section 1.13(c) of the Credit Agreement for any Test Period shall not exceed 25% of Consolidated EBITDA for such Test Period (prior to giving effect to such addbacks) and after giving effect to the applicable transactions; provided that this clause (C) shall not apply (x) to actions for which all steps have already been taken as of the Closing Date or (y) on or before the fiscal quarter ending June 30, 2018; plus

$

(ix) [reserved];

(x)   cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

$

(xi) (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other Disposition of assets permitted hereunder and (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by or in dispute with the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption; plus

$

(xii) Public Company Costs; plus	$

(xiii) [reserved];

(xiv) net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of FASB Accounting Standard Codification Topic 815 and related pronouncements; plus

$

(xv) (i) interest income on trust cash held by Holdings and its Restricted Subsidiaries and (ii) non-cash losses from joint ventures and non-cash minority interest reductions; plus	$

(xvi) any transaction bonus, change of control payment or other amount paid to employees, directors or officers of Holdings (or any parent entity thereof) and its Restricted Subsidiaries in connection with the Transactions; minus

$

(b) without duplication, and to the extent included in arriving at Consolidated Net Income in such period:

(i)  non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non- cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

$

(ii)  any net gain or loss resulting from currency gains or losses related to Indebtedness, intercompany balances and/or the valuation of assets or liabilities on the balance sheet of Holdings and its Restricted Subsidiaries; plus

$

(iii)   any non-cash gains attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815; and

$

(c) increased or decreased (without duplication) by, as applicable, any adjustments resulting for the application of FASB Accounting Standards Codification Topic 460 or any comparable regulation	$

(d) [whenever pro forma effect or a determination of pro forma compliance is to be given to a Specified Transaction, the pro forma calculation may include, for the avoidance of doubt, the amount of “run rate” cost savings, operating expense reductions, cost synergies or other synergies relating to any Specified Transaction (including the Transactions) which is being given pro forma effect or for which a determination of pro forma compliance is being made that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions, cost synergies or other synergies have been taken, have been committed to be taken, with respect to which substantial steps have been taken or which are expected to be taken (in the good faith determination of the Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions, cost synergies and other synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, cost synergies and other synergies were realized during the entirety of such period and “run rate” means the full recurring benefit for a period that is associated with any action taken, any action committed to be taken, any action with respect to which substantial steps have been taken or any action that is expected to be taken net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction; provided that (A) a Responsible Officer of the Borrower shall have certified to the Administrative Agent that such cost savings are reasonably identifiable and factually supportable and specify such amounts in reasonable detail, (B) such actions are taken, such actions are committed to be taken, actions respect to which substantial steps have been taken or actions are expected to be taken no later than four fiscal quarters after the date of consummation of such Specified Transaction, (C) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (D) the aggregate amount added back to Consolidated EBITDA pursuant to this clause (i) and any addback pursuant to clause (viii) of the definition of “Consolidated EBITDA” for any Test Period shall not exceed 25% of Consolidated EBITDA for such Test Period (with such calculation being made prior to giving effect to such addbacks); provided that this clause (D) shall not apply on or before the fiscal quarter ending June 30, 2018.]

$

TOTAL	$

a) Ratio of line a to line b	:1.00

b) Level that would be required pursuant to Section 7.09 of the Credit Agreement	[3.25][10][3.50][11] [3.75][12]:1.00

[10]	Applicable after the first quarter ended June 30, 2019 and thereafter.
[11]	Applicable after the fiscal quarter ended June 30, 2018 until and through June 30, 2019.
[12]	Applicable from the Closing Date until and through June 30, 2018.

EXHIBIT E

TO THE CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein shall have the meanings specified in the Credit Agreement, dated as of September 20, 2017 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among SYNERON MEDICAL LTD, a company formed under the laws of the State of Israel (the “Israeli Borrower”), SYNERON, INC., a Delaware corporation (the “U.S. Borrower”, and, together with the Israeli Borrower, the “Borrower”), LUPERT LTD, a company formed under the laws of the State of Israel (“Holdings”), ING CAPITAL LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”).

The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions set forth in Annex 1 hereto and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of the Facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor (the “Assignor”): [NAME OF ASSIGNOR]

2.    Assignee (the “Assignee”): [NAME OF ASSIGNEE]

3.     Assigned Interest:

Facility	Total Commitment of all Lenders under each Facility			Amount of Credit Facility Assigned			Percentage Assigned of Total Commitment of all Lenders under each Facility[1]
Revolving Credit Commitment	$	[	]	$/	[	]	[0.000000000	]%
[Extended Revolving Credit Facility	$	[	]	$	[	]	[0.000000000	]%]

4.    Effective Date of Assignment (the “Effective Date”): [●], [        ].2 [subject to the payment of an assignment fee in an amount of $3,500 to the Administrative Agent].

[1]	To be set forth, to at least 9 decimals, as a percentage of the total Commitment of all Lenders under each Facility.
[2]	To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the Register therefor.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

[Consented to and][3] Accepted:

ING CAPITAL LLC, as Administrative Agent

By:
Name:
Title:

[Consented to:

SYNERON MEDICAL LTD, as Israeli Borrower

By:
Name:
Title:

SYNERON, INC.,
as U.S. Borrower[4]

By:
Name:
Title:

[3]	To the extent required by Section 10.07 of the Credit Agreement.
[4]	To the extent required by Section 10.07 of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties and Agreements.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any Lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Non-Debt Fund Affiliate and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender thereunder, (iii) from and after the Effective Date, it shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender under the Credit Agreement, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, including, if it is not a “U.S. person” (as defined in Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended), its obligations pursuant to Section 3.01(f) of the Credit Agreement.

2. Payments: From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the relevant Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions.

3.1 In accordance with Section 10.07 of the Credit Agreement, upon execution, delivery, acceptance and recording of this Assignment and Assumption, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and

Assumption, have the rights and obligations of a Lender under the Credit Agreement with Commitments as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Assumption, be released from its obligations under the Credit Agreement (and if this Assignment and Assumption covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 thereof).

3.2 This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed by one or more of the parties to this Assignment and Assumption on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “PDF or “TIF” file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Assignment and Assumption and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by and interpreted under the law of the state of New York.

EXHIBIT F

TO THE CREDIT AGREEMENT

FORM OF GUARANTY

[See Attached]

GUARANTY

dated as of

September 20, 2017,

among

LUPERT LTD,

as Guarantor

CERTAIN SUBSIDIARIES

OF LUPERT LTD IDENTIFIED HEREIN,

and

ING CAPITAL LLC,

as Administrative Agent and Collateral Agent

-i-

GUARANTY

GUARANTY dated as of September 20, 2017, among LUPERT LTD, a company formed under the laws of the State of Israel (“Israeli Holdings”), the other undersigned Guarantors (as defined below) and ING CAPITAL LLC, as Administrative Agent and Collateral Agent.

Reference is made to the credit agreement dated as of September 20, 2017, (as amended, restated, amended and restated, refinanced, replaced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Israeli Holdings, Syneron Medical Ltd, a company formed under the laws of the State of Israel (the “Israeli Borrower”), Syneron Inc., a Delaware corporation (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrower”), ING Capital LLC, as Administrative Agent and Collateral Agent and each Lender from time to time party thereto (in such capacity and together with its successors in such capacity, the “Administrative Agent”). The Lenders have agreed to extend credit to the Borrower, the Hedge Banks have agreed to enter into the Secured Hedge Agreements, the Cash Management Banks have agreed to enter into the Secured Cash Management Agreements and the Ancillary Lenders have agreed to enter into Ancillary Facility Documents, in each case, subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit, of the Hedge Banks to enter into the Secured Hedge Agreements, of the Cash Management Banks to enter into the Secured Cash Management Agreements and of the Ancillary Lenders to enter into Ancillary Facility Documents are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and each other Guarantor are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit, the Hedge Banks to enter into Secured Hedge Agreements, the Cash Management Banks to enter into Secured Cash Management Agreements and the Ancillary Lenders to enter into Ancillary Facility Documents.

Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” means this Guaranty.

“Claiming Party” has the meaning assigned to such term in Section 3.01.

“Contributing Party” has the meaning assigned to such term in Section 3.01.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Guarantor” means Holdings and each Restricted Subsidiary listed on the signature pages hereof under the caption “Guarantors” and each Restricted Subsidiary (other than any Excluded Subsidiary) that becomes a party to this Agreement after the Closing Date in accordance with the terms of the Credit Agreement.

“Guaranty Supplement” means an instrument in the form of Exhibit I hereto.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 4.15).

“Termination Date” means the date on which all Obligations (other than (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements, (iii) Ancillary Facility Obligations in respect of any Ancillary Facility Documents and (iv) contingent indemnification obligations and other contingent obligations) have been paid in full and all Commitments have terminated.

ARTICLE II

GUARANTY

SECTION 2.01 Guaranty. Each Guarantor absolutely, irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower or any other Guarantor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02 Guaranty of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other Person.

SECTION 2.03 No Limitations.

(a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.13 hereto or in Section 10.20 of the Credit Agreement, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, or otherwise. Without limiting the generality of the foregoing (including the exception for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.13 hereto or in Section 10.20 of the Credit Agreement), the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent, the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release, non-perfection, impairment, exchange or substitution of any security held by the Administrative Agent, the Collateral Agent or any other Secured Party for the Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity. Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other Guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder shall in no event exceed the maximum amount that can be guaranteed by such Guarantor without (a) rendering such Guarantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code of the United States, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code of the United States, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code of the United States or Section 4 of the UFTA, or Section 5 of the UFCA.

(c) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Guarantor or the unenforceability of the Obligations, or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guarantor (other than the payment in full of all Obligations (other than (w) Hedging Obligations in respect of any Secured Hedge Agreements, (x) Cash Management Obligations in respect of any Secured Cash Management Agreements, (y) Ancillary Facility Obligations in respect of any Ancillary Facility Documents and (z) contingent indemnification obligations and other contingent obligations)). The Administrative Agent and the other Secured Parties may in accordance with the terms of the Collateral Documents, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Guarantor or exercise any other right or remedy available to them against the Borrower or any other Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full (other than (w) Hedging Obligations in respect of any Secured Hedge Agreements, (x) Cash Management Obligations in respect of any Secured Cash Management Agreements, (y) Ancillary Facility Obligations in respect of any Ancillary Facility Documents and (z) contingent indemnification obligations and other contingent obligations). To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor, as the case may be, or any security.

(d) Each Guarantor, and by its acceptance of this Agreement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Agreement and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Agreement at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance.

(e) Each Guarantor acknowledges that it will receive indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Agreement are knowingly made in contemplation of such benefits.

SECTION 2.04 Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation, is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy, insolvency or reorganization of the Borrower, any other Guarantor or otherwise.

SECTION 2.05 Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Guarantor to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrowers or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07 Representations and Warranties. Each Guarantor hereby represents and warrants that this Agreement (i) has been duly executed and delivered by each Guarantor that is party hereto and (ii) constitutes a legal, valid and binding obligation of such Guarantor, enforceable against each Guarantor that is party hereto in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or law).

SECTION 2.08 Taxes. The parties hereto hereby agree that the provisions of Section 3.01 of the Credit Agreement are incorporated by reference herein and are applicable to this Agreement.

SECTION 2.09 Waiver of the droit de division or the droit de discussion. Each Guarantor acknowledges that should the Royal Court in Guernsey be asked to enforce any guarantee or indemnity in this Agreement against a party to this Agreement, that party might be able to claim certain rights under Guernsey law, known as the “droit de division” and the “droit de discussion,” being respectively a right to require that any liability of that party be divided or apportioned with another person or persons and a right to require that the assets of the principal obligor (or any other person) be exhausted before any claim is enforced against that party unless that company has agreed to waive such rights. Therefore each Guarantor hereby irrevocably and unconditionally waives any such rights whatsoever that it may have under the laws of Guernsey or elsewhere at any time pursuant to the droit de division or the droit de discussion (whether or not now existing), in relation to this Agreement and any document, agreement or arrangement referred to in or relating to it.

ARTICLE III

SUBROGATION AND SUBORDINATION

SECTION 3.01 Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to Section 3.02) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation (the “Claiming Party”), the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 4.14 hereto, the date of the Guaranty Supplement hereto executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.01 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 3.02 Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 3.01 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Section 3.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent, all Indebtedness owed by it to any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

SECTION 4.02 Waivers; Amendment.

(a) No failure or delay by the Administrative Agent, any other Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, any other Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 4.03 Administrative Agent’s Fees and Expenses, Indemnification.

(a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder from each Guarantor as provided in Section 10.04 of the Credit Agreement as if such Section was set out in full herein and references to the “Borrower” therein were references to “each Guarantor.”

(b) Any such amounts payable as provided hereunder shall be additional Obligations guaranteed hereby and secured by the other Collateral Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable within ten (10) Business Days of written demand therefor.

SECTION 4.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 4.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Guarantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect in accordance with Section 10.20 of the Credit Agreement.

SECTION 4.06 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 4.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 4.08 Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to any Guarantor, any such notice being waived by each Guarantor to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by such Lender to or for the credit or the account of the respective Guarantor against any and all obligations owing to such Lender hereunder, now or hereafter existing, irrespective of whether or not such Lender shall have made demand under this Agreement and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the relevant Guarantor and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 4.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.

SECTION 4.09 Governing Law; Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO (INCLUDING WITH RESPECT TO ANY PROPERTY

OWNED BY SUCH PARTIES) OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR AND THE ADMINISTRATIVE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED THERETO.

(c) THE GUARANTORS IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING TO THE GUARANTORS AT THE ADDRESS PROVIDED FOR THE BORROWER ON SCHEDULE 10.02 TO THE CREDIT AGREEMENT. NOTHING IN THIS SECTION LIMITS THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 4.10 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 4.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.12 Security Interest Absolute. All rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Obligations or this Agreement.

SECTION 4.13 Termination or Release.

(a) This Agreement shall terminate on the Termination Date.

(b) A Subsidiary Guarantor shall automatically be released from its obligations in accordance with Section 10.20 of the Credit Agreement; provided that the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.01 of the Credit Agreement) shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 4.13, the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.13 shall be without recourse to or warranty by the Administrative Agent.

SECTION 4.14 Additional Guarantors. Any Person required to become party to this Agreement pursuant to Section 6.10 of the Credit Agreement may do so by executing and delivering a Guaranty Supplement and such Person shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

SECTION 4.15 Keepwell.

Each Guarantor that is a Qualified ECP Guarantor at the time the guarantee or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Agreement and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 4.15 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 4.15 shall remain in full force and effect until the Obligations (other than (w) Hedging Obligations in respect of any Secured Hedge Agreements, (x) Cash Management Obligations in respect of any Secured Cash Management Agreements, (y) Ancillary Facility Obligations in respect of any Ancillary Facility Documents and (z) contingent indemnification obligations and other contingent obligations) have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 4.15 to constitute, and this Section 4.15 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LUPERT LTD

By:
Name:
Title:

SYNERON MEDICAL LTD

By:
Name:
Title:

SYNERON INC.

By:
Name:
Title:

PRIMAEVA CORPORATION

By:
Name:
Title:

INLIGHT

By:
Name:
Title:

CANDELA CORPORATION

By:
Name:
Title:

[Signature Page to Guaranty]

SYNERON HOLDINGS LLC

By:
Name:
Title:

[Signature Page to Guaranty]

ING CAPITAL LLC,
as Administrative Agent

By:
Name:
Title:

[Signature Page to Guaranty]

EXHIBIT I

TO THE GUARANTY

FORM OF

GUARANTY SUPPLEMENT

SUPPLEMENT NO. [    ] (this “Guaranty Supplement”), dated as of [                ], to the Guaranty dated as of September 20, 2017 among LUPERT LTD, a company formed under the laws of the State of Israel (“Israeli Holdings”), the other undersigned Guaranty Parties (as defined below) and ING CAPITAL LLC, as Administrative Agent and Collateral Agent.

A. Reference is made to (i) the credit agreement dated as of September 20, 2017, (as amended, restated, amended and restated, refinanced, replaced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Israeli Holdings, Syneron Medical Ltd, a company formed under the laws of the State of Israel (the “Israeli Borrower”), Syneron Inc., a Delaware corporation (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrower”), ING Capital LLC, as Administrative Agent and Collateral Agent and each Lender from time to time party thereto (in such capacity and together with its successors in such capacity, the “Administrative Agent”) and (ii) the Guaranty referred to therein (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Guaranty”). The capitalized terms defined in the Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

B. The Guarantors have entered into the Guaranty in order to induce the Lenders to make the Loans, the Hedge Banks to enter into Secured Hedge Agreements, the Cash Management Banks to enter into Secured Cash Management Agreements, and the Ancillary Lenders to enter into Ancillary Facility Documents. Section 4.14 of the Guaranty provides that new Holdings entities and additional Restricted Subsidiaries may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Guaranty Supplement. The undersigned (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Lenders to make the Loans, the Hedge Banks to enter into Secured Hedge Agreements, the Cash Management Banks to enter into Secured Cash Management Agreements, and the Ancillary Lenders to enter into Ancillary Facility Documents from time to time under the terms of the Credit Agreement.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. Obligations Under the Guaranty. In accordance with Section 4.14 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Guarantor and each reference in any other Loan Document to a “Guarantor” or a “Loan Party” shall also be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference.

SECTION 2. Representations and Warranties. The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Guaranty Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. Delivery by Telecopier; Electronic Transmission. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

SECTION 4. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a) THIS GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS GUARANTY SUPPLEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES (INCLUDING WITH RESPECT TO ANY PROPERTY OWNED BY SUCH PARTIES) HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY SUPPLEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY SUPPLEMENT, EACH GUARANTOR AND THE ADMINISTRATIVE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY SUPPLEMENT OR OTHER DOCUMENT RELATED THERETO.

(c) EACH PARTY TO THIS GUARANTY SUPPLEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY SUPPLEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY SUPPLEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY SUPPLEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4(C) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 5. Affirmation. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 6. Severability. In case any one or more of the provisions contained in this Guaranty Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. Notice. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guaranty.

SECTION 8. Reimbursement. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Guaranty Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Administrative Agent.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Guaranty Supplement as of the day and year first above written.

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

ING CAPITAL LLC, as Administrative Agent

By:
Name:
Title:

[Signature Page to Guaranty Supplement]

EXHIBIT G

TO THE CREDIT AGREEMENT

FORM OF SECURITY AGREEMENT

[See Attached]

SECURITY AGREEMENT

dated as of

September 20, 2017

among

SYNERON, INC., and

SYNERON MEDICAL LTD as the Borrowers,

and

CERTAIN SUBSIDIARIES

IDENTIFIED HEREIN,

collectively, the Initial Grantors,

and

ING CAPITAL LLC,

as Collateral Agent

		Page

ARTICLE I

Definition

SECTION 1.01	Credit Agreement	1
SECTION 1.02	Other Defined Terms	1

ARTICLE II

Pledge of Securities

SECTION 2.01	Pledge	4
SECTION 2.02	Delivery of the Pledged Collateral	4
SECTION 2.03	Representations, Warranties and Covenants	5
SECTION 2.04	Certification of Limited Liability Company and Limited Partnership Interests	6
SECTION 2.05	Registration in Nominee Name; Denominations	7
SECTION 2.06	Voting Rights; Dividends and Interest	7
SECTION 2.07	Uncertificated Securities	8

ARTICLE III

Security Interests in Personal Property

SECTION 3.01	Security Interest	9
SECTION 3.02	Representations and Warranties	10
SECTION 3.03	Covenants	12
SECTION 3.04	Other Actions	14

ARTICLE IV

Remedies

SECTION 4.01	Remedies upon Default	14
SECTION 4.02	Application of Proceeds	16

ARTICLE V

SECTION 5.01	Grant of Intellectual Property License	16
SECTION 5.02	Protection of Collateral Agent’s Security	17
SECTION 5.03	After-Acquired Property	17

i

ARTICLE VI

Miscellaneous

SECTION 6.01	Notices	17
SECTION 6.02	Waivers; Amendment	18
SECTION 6.03	Collateral Agent’s Fees and Expenses; Indemnification	18
SECTION 6.04	Successors and Assigns	18
SECTION 6.05	Survival of Agreement	18
SECTION 6.06	Counterparts; Effectiveness; Several Agreement	19
SECTION 6.07	Severability	19
SECTION 6.08	Right of Set Off	19
SECTION 6.09	Governing Law; Jurisdiction	20
SECTION 6.10	WAIVER OF JURY TRIAL	20
SECTION 6.11	Headings	21
SECTION 6.12	Security Interest Absolute	21
SECTION 6.13	Termination or Release	21
SECTION 6.14	Additional Grantors	22
SECTION 6.15	Collateral Agent Appointed Attorney-in-Fact	22
SECTION 6.16	General Authority of the Collateral Agent	23
SECTION 6.17	Reinstatement	23
SECTION 6.18	Reserved	23
SECTION 6.19	Reserved	23

Schedules
SCHEDULE I	Pledged Equity; Pledged Debt
SCHEDULE II	Perfection Information
SCHEDULE III	Commercial Tort Claims

Exhibits
EXHIBIT I	Form of Security Agreement Supplement
EXHIBIT II	Form of Short Form Intellectual Property Security Agreement

ii

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of September 20, 2017, among SYNERON MEDICAL LTD, an Israeli corporation (the “Israeli Borrower”), SYNERON, INC., a Delaware corporation (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrowers”), the other Persons listed on the signature pages hereof (together with the Borrowers, collectively, the “Initial Grantors”), certain subsidiaries of the Borrowers (as defined below) from time to time party hereto, and ING Capital LLC as Collateral Agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”).

Reference is made to the credit agreement dated as of the date hereof (the “Credit Agreement”), among the Borrowers, LUPERT LTD, an Israeli corporation (“Holdings”), ING Capital LLC, as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto. The Lenders have agreed to extend credit to the Borrowers, the Hedge Banks have agreed to enter into the Secured Hedge Agreements and the Cash Management Banks have agreed to enter into the Cash Management Agreements, in each subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit, of the Hedge Banks to enter into the Secured Hedge Agreements and of the Cash Management Banks to enter into the Cash Management Agreements are conditioned upon, among other things, the execution and delivery of this Agreement. Each Grantor is an Affiliate of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit, the Hedge Banks to enter into Secured Hedge Agreements and the Cash Management Banks to enter into Cash Management Agreements. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definition

SECTION 1.01 Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Agreement” means this Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; and (d) the right to sue for past, present, and future infringements of any of the foregoing.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts, licenses and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Grantor” means, collectively, the Initial Grantors and any Person that executes and delivers a Security Agreement Supplement pursuant to Section 6.14.

“Initial Grantors” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Intellectual Property” means, collectively, Copyrights, Patents, Technology and Trademarks.

“Intellectual Property Collateral” means, collectively, all of Grantor’s right, title, and interest in and to Intellectual Property and Licenses; provided that Intellectual Property Collateral shall not include any Excluded Asset.

“Intellectual Property Security Agreement” means an instrument in the form of Exhibit II hereto.

“Israeli Grantor” means each Grantor that is incorporated under the laws of the State of Israel.

“Israeli Perfection” has the meaning assigned to such term in SECTION 2.03(h).”Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements in and to its Intellectual Property, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions, designs and improvements described or claimed therein; (c) all reissues, reexaminations, divisionals, continuations, renewals,

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extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; and (e) all rights to sue for past, present, and future infringements thereof.

“Perfection Information” means the schedules and attachments substantially in the form of Schedule II, completed and supplemented as contemplated thereby.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” means the promissory notes, chattel paper and instruments evidencing Indebtedness owed to each Grantor described in Schedule I and issued by the entities named therein, together with any other Indebtedness now or hereafter owed to any Grantor and required to be pledged pursuant to the Collateral and Guarantee Requirements and, after the Closing Date, Sections 6.10 and 6.12 of the Credit Agreement.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Technology” means, collectively, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all technology, know-how, trade secrets, software, data and databases, designs, proprietary information, inventions, methods, procedures, confidential information and the right to limit the use or disclosure thereof by any person; (b) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements, misappropriations or violations thereof; and (c) all rights to sue for past, present, and future infringements, misappropriations or violations of the foregoing, including the right to settle suits involving claims and demands for royalties owing.

“Termination Date” means the date on which all Obligations (other than (i) Hedging Obligations in respect of any Secured Hedging Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) contingent indemnification obligations and other contingent obligations that are not then due and payable) have been paid in full and the Aggregate Commitments have terminated or expired.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and domain names, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; and (d) all rights to sue for past, present, and future infringements, dilutions or violations of the foregoing, including the right to settle suits involving claims and demands for royalties owing.

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“U.S. Registered Intellectual Property” means the United States registered or applied for Patents, Trademarks and Copyrights owned by each Grantor and United States registered Copyrights exclusively licensed to each Grantor.

SECTION 1.03 Overriding Provision. Notwithstanding anything contained in this Agreement to the contrary, (a) with respect to the Security Interests granted by the Israeli Grantors pursuant to this Agreement, this Agreement and each of the terms hereof relating to Collateral shall be limited solely to Collateral (including each of its constitutive parts) located in the United States of America or governed by the laws of the United States of America (including, for the avoidance of doubt, federal laws and state laws); and (b) in respect of Collateral constituting IIA-Funded Know-How, the creation of any Security Interest over such Collateral and any enforcement thereof shall be subject to the IIA Provision (including the Research Law and all IIA Approvals) and to the terms of Section 6.09(D) of this Agreement.

ARTICLE II

Pledge of Securities

SECTION 2.01 Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranty, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under and whether now or hereafter existing or arising (i) all Equity Interests held by it in each of its Wholly-Owned Subsidiaries, including, without limitation, the Equity Interests listed on Schedule I and any other Equity Interests in any Wholly-Owned Subsidiary obtained in the future by such Grantor and the certificates representing all such Equity Interests (collectively, the “Pledged Equity”); provided that the Pledged Equity shall not include the Excluded Equity Interests; (ii) the Pledged Debt and the chattel paper or instruments evidencing the Pledged Debt owed to such Pledgor and all payments of principal or interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; (iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01 (except to the extent otherwise excluded from the Collateral pursuant to this Agreement or the Credit Agreement); (iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (i) and (ii) above; (v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii) and (iii) above; and (vi) all proceeds of any of the foregoing (the items referred to in clauses (i) through (v) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02 Delivery of the Pledged Collateral.

(a) Each Grantor agrees promptly (and in any event (i) with respect to Pledged Securities owned on the Closing Date, on the Closing Date and (ii) with respect to any Pledged Security acquired after the Closing Date, within 30 days of receipt thereof) to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any

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uncertificated securities, but only for so long as such securities remain uncertificated) to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.

(b) (i) Except with respect to intercompany Indebtedness, if any Indebtedness for borrowed money in a principal amount in excess of $500,000 (individually) is owing to any Grantor, such Grantor will cause such Indebtedness to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof and (ii) with respect to intercompany Indebtedness, all Indebtedness of the Borrowers and each of its Restricted Subsidiaries that is owing to any Grantor (or Person required to become a Grantor) shall be evidenced by the Subordinated Intercompany Note, and the applicable Grantor shall have delivered to the Collateral Agent such Subordinated Intercompany Note duly executed by the Borrowers, each such Restricted Subsidiary and each such other Grantor, together with undated instruments of transfer with respect thereto endorsed in blank.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers, share transfers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement or otherwise modify, as applicable, any prior schedules so delivered.

SECTION 2.03 Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants, as applicable, to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule I correctly sets forth as of the Closing Date and as of each date on which a supplement to Schedule I is delivered pursuant to Section 3.03(c), the percentage of the issued and outstanding units or shares (as applicable) of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement;

(b) each Grantor has good and valid rights in and title to the Pledged Collateral with respect to which it has purported to grant a security interest hereunder and has full power and authority to grant to the Collateral Agent the security interest in such Pledged Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than consent or approval that has been obtained;

(c) the Pledged Equity and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than a Grantor or a Subsidiary of the Grantors, to the best of the Grantors’ knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, and to the extent such concepts exist with respect to such Equity Interests, are fully paid and non-assessable and (ii) in the case of Pledged Debt (solely with respect to the Pledged Debt issued by a Person other than a Grantor or a Subsidiary of the Grantors, to the best of the Grantors’ knowledge), are legal, valid and binding obligations of the issuers thereof;

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(d) except for the security interests granted hereunder and under the other Loan Documents, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Loan Documents in favor of the Collateral Agent and (B) Liens permitted under the Loan Documents, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Loan Documents in favor of the Collateral Agent and (B) Liens permitted under the Loan Documents, and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted under the Loan Documents), however arising, of all Persons whomsoever;

(e) except for restrictions and limitations imposed by the Loan Documents or permitted under the Loan Documents, or securities laws generally and except as described in the Perfection Information, (i) the Pledged Collateral is freely transferable and assignable and (ii) none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law or memorandum and articles of association (as applicable) provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(f) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(g) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary for the validity of the pledge effected hereby, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force; and

(h) the execution and delivery by such Grantor of this Agreement and the pledge of the Pledged Collateral pledged by such Grantor hereunder pursuant hereto create a legal, valid, enforceable and first-priority (subject, as to priority, to Liens permitted pursuant to Section 7.01 of the Credit Agreement) security interest in the Pledged Collateral and (i) in the case of Pledged Securities, upon the earlier of (x) delivery of such Pledged Securities to the Collateral Agent in accordance with this Agreement and (y) the filing of the applicable Uniform Commercial Code financing statements described in Section 3.01(b) and (ii) in the case of all other Pledged Collateral, upon the filing of the applicable Uniform Commercial Code financing statements described in Section 3.01(b), shall create a perfected security interest in such Pledged Collateral, securing the payment of the Obligations, in favor of the Collateral Agent, for the benefit of the Secured Parties; provided that, with respect to the security interests granted by the Israeli Grantors hereunder, perfection shall also require the filing of this Agreement (together with a Hebrew convenience translation) with the Israeli Registrar of Companies within 21 days of execution of this Agreement (“Israeli Perfection”).

SECTION 2.04 Certification of Limited Liability Company and Limited Partnership Interests. Each certificate representing an interest in any limited liability company or limited partnership owned or controlled by any Grantor and required to be pledged under Section 2.01 shall be delivered to the Collateral Agent for the benefit of the Secured Parties (other than Excluded Equity Interests) in accordance with Section 2.02.

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SECTION 2.05 Registration in Nominee Name; Denominations.

(a) The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, if an Event of Default shall occur and be continuing and the Collateral Agent shall give the Borrowers prior written notice of its intent to exercise such rights, and thereafter each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor.

(b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give the Borrowers prior written notice of its intent to exercise such rights, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement and the other Loan Documents.

SECTION 2.06 Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided the Borrowers with prior written notice that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any non-cash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).

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(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided the Borrowers with prior written notice of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrowers have delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent provided the Borrowers with prior written notice of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Borrowers have delivered to the Collateral Agent a certificate of a Responsible Officer to that effect, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06 and the Collateral Agent shall have all the obligations it would otherwise have under paragraph (a)(ii) of this Section 2.06.

(d) Any notice given by the Collateral Agent to the Grantors suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

SECTION 2.07 Uncertificated Securities.

(a) With respect to an uncertificated security (other than an uncertificated security credited on the books of a Clearing Corporation of Securities Intermediary) existing on or acquired after the Closing Date and held by any Grantor, such Grantor shall execute, and cause the issuer of such uncertificated security to duly authorize, execute and deliver to the Collateral Agent, on the date hereof or, with respect to uncertificated security acquired after the Closing Date, within 90 days of acquiring such uncertificated security, as applicable, an agreement satisfactory in form and substance to the

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Collateral Agent pursuant to which such issuer agrees to comply with any and all instructions originated by the Collateral Agent without further consent by such Grantor and not to comply with instructions regarding such uncertificated security (and any partnership interests and limited liability company interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction. Subject to the terms of this Agreement, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with written instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests; provided that such written instructions shall be in accordance with the terms of the Agreement and shall state that an Event of Default has occurred and is continuing.

(b) No Grantor shall amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any Restricted Subsidiary of any Grantor whose Equity Interests are, or are required to be, Pledged Collateral in a manner to cause such Equity Interests to constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction unless such Grantor shall have delivered to the Collateral Agent certificates evidencing such Pledged Equity, taken all actions contemplated hereby and as otherwise reasonably required by the Collateral Agent to maintain the security interest of the Collateral Agent therein as a valid, perfected, first-priority security interest.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01 Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranty, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper; (iii) all Documents;

(iv) all Equipment and Fixtures; (v) all General Intangibles;

(vi) all Goods

(vii) all Instruments;

(viii) all Intellectual Property Collateral; (ix) all Inventory;

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(x) all Investment Property;

(xi) all Commercial Tort Claims listed on Schedule III and on any supplement thereto received by the Collateral Agent pursuant to Section 3.03(g);

(xii) all Letter of Credit Rights;

(xiii) all cash and Cash Equivalents, Deposit Accounts, Securities Account and Commodity Accounts;

(xiv) all books and records pertaining to the Article 9 Collateral; and

(xv) to the extent not otherwise included, all proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Assets for so long as such property constitutes Excluded Assets (provided that any proceeds of Excluded Assets shall not constitute Excluded Assets unless and only for so long as such proceeds also otherwise Excluded Assets).

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any (I) Uniform Commercial Code financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect or being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational or registration identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates, and (II) applicable documents, instruments and filings, executed by such Grantor, with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) with respect to the U.S. Registered Intellectual Property included in the Article 9 Collateral for the purpose of perfecting the security interest granted by such Grantor hereunder. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 3.02 Representations and Warranties. Each Grantor jointly and severally represents and warrants to the Collateral Agent and the other Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the material Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

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(b) This Agreement has been duly executed and delivered by each Grantor that is party hereto. This Agreement constitutes a legal, valid and binding obligation of such Grantor, enforceable against each Grantor that is party hereto in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or law).

(c) The Perfection Information has been duly prepared, completed and executed, and the information set forth therein, including the exact legal name and jurisdiction of formation of each Grantor, is correct and complete in all material respects (except the information therein with respect to the exact legal name and jurisdiction of organization of each Grantor shall be correct and complete in all respects) as of the Closing Date. The UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent correctly based upon the information provided to the Collateral Agent in the Perfection Information for filing in each governmental, municipal or other office specified in Section 3 to the Perfection Information (or specified by notice from such Grantor to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.10 of the Credit Agreement), are all the filings, recordings and registrations (other than Israeli Perfection and filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of U.S. Registered Intellectual Property owned by such Grantor) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that an Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of U.S. Registered Intellectual Property (other than trademark applications filed on an “intent-to-use” basis until such time as a statement of use is filed with and duly accepted by the United States Patent and Trademark Office) owned by such Grantor, has been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such U.S. Registered Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than Israeli Perfection and such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of U.S. Registered Intellectual Property acquired or developed after the Closing Date).

(d) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, including the Guaranty, (ii) subject to the filings described in Section 3.02(c), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction and (iii) subject to Section 3.02(c), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or a short form thereof or hereof) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable (if and to the extent perfection may be achieved by such filing). The Security

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Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than (i) any nonconsensual Lien that is permitted pursuant to Section 7.01 of the Credit Agreement and has priority as a matter of law and (ii) Liens permitted pursuant to Section 7.01 of the Credit Agreement.

(e) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens permitted pursuant to Section 7.01 of the Credit Agreement, except to the extent as would not reasonably be expected to result in a material adverse effect. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code (including the New York UCC) in any applicable jurisdiction or any other applicable laws covering any Collateral or (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens permitted pursuant to Section 7.01 of the Credit Agreement. As of the date hereof, no Grantor has any Commercial Tort Claims in excess of $2,500,000, other than the Commercial Tort Claims listed on Schedule III.

(f) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the security interests created hereby by any means other than (i) filings pursuant to the Uniform Commercial Code, (ii) filings with United States’ federal governmental offices with respect to U.S. Registered Intellectual Property, (iii) Israeli Perfection and (iv) in the case of Collateral that constitutes Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents, in each case, to the extent included in the Collateral and required by Article II or Section 3.04, delivery to the Collateral Agent to be held in its possession in the United States and any other actions expressly required hereunder or under the Credit Agreement. Pursuant to the terms of this Agreement, no Grantor shall be required to (1) complete any filings or other action with respect to the perfection of the Security Interests created hereby in any jurisdiction outside of the United States or Israel, (2) except as described in clause (iv) above, take actions to perfect by Control, including delivering control agreements with respect to Deposit Accounts, Securities Accounts or Commodity Accounts, (3) except as described in clause (i), take any perfection actions with respect Letter of Credit Rights that are not Supporting Obligations of Collateral and Vehicles and other assets subject to certificates of title or (4) deliver Certificated Securities, if any, representing or evidencing the Securities of an Immaterial Subsidiary and any other Person that is only minority owned by the Borrowers and their Restricted Subsidiaries.

SECTION 3.03 Covenants.

(a) Each Grantor agrees promptly (and, in any event, in sufficient time to enable all filings to be made within any applicable statutory period, under the Uniform Commercial Code or otherwise, that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first-priority security interest in all the Collateral (subject, as to priority, to any Lien that is permitted pursuant to Section 7.01 of the Credit Agreement)) to notify the Collateral Agent in writing (in the form of a certificate from a Responsible Officer of the Borrowers) of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, (iii) in the jurisdiction of organization or incorporation of any Grantor, (iv) in its organizational identification number (in the case of this clause (iv), to the extent an organizational identification number is required by applicable law to be disclosed on the UCC financing statements for such Grantor) or (v) in the jurisdiction of the location of its place of business or, if it has more than one place of business, the jurisdiction of the location of its chief executive office. Each Grantor agrees to promptly provide the Collateral Agent, upon its reasonable request, the certified Organizational Documents reflecting any of the changes in the preceding sentence.

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(b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 7.01 of the Credit Agreement.

(c) (i) Each quarter, at the time of delivery of financial statements with respect to the preceding fiscal quarter or fiscal year, as applicable, pursuant to Section 6.01 of the Credit Agreement, the Grantors shall deliver to the Collateral Agent any updates to the information required pursuant to Sections 1 through 8 of the Perfection Information and (ii) annually, at the time of delivery of financial statements with respect to the preceding fiscal year, the Grantors shall deliver to the Collateral Agent the information required pursuant to Section 10 of the Perfection Information, or confirm that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c).

(d) Subject to any exceptions or limitations set forth in the definition of “Collateral and Guarantee Requirement” in the Credit Agreement and Section 3.02(f), the Borrowers agree, on their own behalf and on behalf of each other Grantor, at their own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to abstain, better assure, preserve, protect and perfect the Security Interest and the security interest in the Pledged Collateral and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the security interest in the Pledged Collateral and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. Except with respect to intercompany Indebtedness referred to in Section 2.02(b)(ii), if any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $2,500,000 (individually) shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly (in any event (i) with respect to Pledged Securities owned on the Closing Date, within the time period set forth on Schedule I hereto and (ii) with respect to any Pledged Security acquired after the Closing Date, within 30 days of receipt thereof (in each case, as may be extended by the Collateral Agent)) pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(e) (i) at its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral, in each case which are not permitted pursuant to Section 7.01 of the Credit Agreement, and (ii) may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within ten Business Days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof.

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(g) If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall, on each date that the Borrowers are required to deliver Section 6.01 Financials, notify the Collateral Agent in writing signed by such Grantor of the brief details thereof and promptly thereafter grant to the Collateral Agent a security interest therein and in the proceeds thereof, all upon the terms of this Agreement and in form and substance reasonably satisfactory to the Collateral Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim does not exceed $2,500,000 (individually) held by each Grantor.

SECTION 3.04 Other Actions. Except to the extent otherwise provided in Article II, in order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral and evidencing an amount in excess of $500,000 (individually), such Grantor shall forthwith (in any event (i) with respect to Pledged Securities owned on the Closing Date, within the time period set forth on Schedule I hereto and (ii) with respect to any Pledged Security acquired after the Closing Date, within 30 days of receipt thereof) endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Investment Property. If any of the Collateral (other than any property that a security interest is granted pursuant to Section 2.01) is or shall become evidenced or represented by any Instrument, Negotiable Document, Certificated Security or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Negotiable Documents, Certificated Security or Tangible Chattel Paper, if the value of any such Instrument, Negotiable Document, Certificated Security or Tangible Chattel Paper exceeds $2,500,000 (individually), shall be promptly (in any event (i) with respect to Pledged Securities owned on the Closing Date, within the time period set forth on Schedule I hereto and (ii) with respect to any Pledged Security acquired after the Closing Date, within 30 days of receipt thereof) delivered to the Collateral Agent for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

ARTICLE IV

Remedies

SECTION 4.01 Remedies upon Default.

(a) Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code (including the New York UCC) in any applicable jurisdiction or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and

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remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; and (iv) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) The Collateral Agent shall give the applicable Grantors ten days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

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Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default and after notice to the Borrowers of its intent to exercise such rights, for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 6.06 of the Credit Agreement or paying any premium in whole or in part relating thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within ten Business Days of demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.02 Application of Proceeds.

(a) The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 8.04 of the Credit Agreement.

(b) The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money therefor by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c) In making the determinations and allocations required by this Section 4.02, the Collateral Agent may conclusively rely upon information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.

ARTICLE V

Intellectual Property

SECTION 5.01 Grant of Intellectual Property License. Solely for the purpose of enabling the Collateral Agent, during the continuance of an Event of Default to exercise rights and remedies hereunder at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent a non-exclusive license to use, license or sublicense (with respect to each of the foregoing, solely as permitted by the terms of any applicable license or contract) any of the Intellectual Property Collateral now owned

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or hereafter acquired by such Grantor, wherever the same may be located; provided that, with respect to Trademarks, such Grantor shall have such rights of quality control which are reasonably necessary under applicable law to maintain the validity and enforceability of such Trademarks. Such license shall include reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof, subject to Grantor’s reasonable security and confidentiality obligations.

SECTION 5.02 Protection of Collateral Agent’s Security. Each Grantor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of any adverse determination in any proceeding to which the Grantor is a party (other than with respect to routine or immaterial office actions or other similar determinations in the ordinary course of prosecution before the United States Patent and Trademark Office or the United States Copyright Office) or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding such Grantor’s claim of ownership in or right to use any of the Intellectual Property Collateral, such Grantor’s right to register or enforce such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, except to the extent that any such adverse determination or institution of proceeding would not reasonably be expected to have a material adverse effect upon the business of such Grantor, (ii) not permit to lapse or become abandoned any material Intellectual Property Collateral, except as shall be consistent with such Grantor’s reasonable business judgment, (iii) not settle or compromise any pending or future litigation or administrative proceeding with respect to any material Intellectual Property Collateral, except as shall be consistent with such Grantor’s reasonable business judgment or to the extent that such settlement or compromise would not reasonably be expected to have a material adverse effect upon the business of such Grantor, (iv) upon such Grantor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any infringement or misappropriation of any material Intellectual Property Collateral owned by Grantor, except where such event would not reasonably be expected to have a material adverse effect on the business of such Grantor.

SECTION 5.03 After-Acquired Property. If any Grantor shall at any time after the date hereof obtain any rights to any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause shall automatically constitute Intellectual Property Collateral and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Grantor shall, pursuant to Section 3.03(c) hereof, (x) provide to the Collateral Agent written notice of any of the foregoing with respect to U.S Registered Intellectual Property owned by each Grantor quarterly, and (y) confirm the attachment of the security interest created by this Agreement to any rights described in clauses (i) and (ii) above by delivering to the Collateral Agent an executed Intellectual Property Security Agreement(s), as applicable, and shall promptly file the same with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

ARTICLE VI

Miscellaneous

SECTION 6.01 Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Borrowers as provided in Section 10.02 of the Credit Agreement.

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SECTION 6.02 Waivers; Amendment.

(a) No failure or delay by the Collateral Agent, any other agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, any other Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any other Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances, except to the extent provided under the Loan Documents.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 6.03 Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement as if such section was set out in full herein and references to “the Borrowers” therein were references to each Grantor.

(b) The parties hereto agree that the Collateral Agent shall be entitled to the indemnification as provided in Section 10.05 of the Credit Agreement as if such section was set out in full herein and references to “the Borrowers” therein were references to each Grantor.

(c) In accordance with the terms of the second sentence of the definition of “Obligations” in the Credit Agreement, any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within ten Business Days of written demand therefor setting forth such expenses in reasonable detail.

SECTION 6.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 6.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall

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be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent, any other Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid and so long as the Commitments have not expired or terminated and the occurrence of the Termination Date.

SECTION 6.06 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as permitted by the Loan Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 6.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.08 Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent and each Lender are authorized at any time and from time to time, without prior notice to the Borrowers or any other Grantor, any such notice being waived by the Borrowers (on their own behalf and on behalf of each Grantor and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time then due and owing by, the Collateral Agent or such Lender, as the case may be, to or for the credit or the account of the respective Grantor against any and all Obligations then due and owing to the Collateral Agent or such Lender hereunder, now or hereafter existing, irrespective of whether or not such Lender shall have made demand under this Agreement and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Collateral Agent for further application in accordance with the provisions of Section 8.04 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Collateral Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Collateral Agent a statement describing in reasonable detail the Obligations then due and owing to such Defaulting Lender as to which it exercised such right of

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set-off. Notwithstanding anything to the contrary contained herein, no Lender shall have a right to set off and apply and deposits held or other Indebtedness owing by such Lender to or for the credit or the account of any Grantor which is a CFC or FSHCO. Each Lender agrees promptly to notify the relevant Grantor and the Collateral Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent, each Lender under this Section 6.08 are in addition to other rights and remedies (including other rights of set-off) that the Collateral Agent and such Lender may have.

SECTION 6.09 Governing Law; Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR AND THE COLLATERAL AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GRANTOR AND THE COLLATERAL AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED HERETO.

(c) EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING TO THE BORROWERS (ON BEHALF OF ANY SUCH GRANTOR) AT THE ADDRESS PROVIDED FOR THE BORROWERS ON SCHEDULE 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS SECTION LIMITS THE RIGHT OF THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(D) NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IN RESPECT OF COLLATERAL CONSTITUTING IIA-FUNDED KNOW-HOW, THE CREATION OF ANY SECURITY INTEREST OVER SUCH COLLATERAL AND ANY ENFORCEMENT THEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ISRAEL AND SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE ISRAELI COURTS.

SECTION 6.10 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE;

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AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 6.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.12 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 6.13 Termination or Release.

(a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until the Termination Date.

(b) A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interests in the Collateral of such Subsidiary Grantor created hereby shall be automatically released, upon the consummation of any transaction permitted by the Credit Agreement, as a result of which such Subsidiary Grantor ceases to be a Restricted Subsidiary of the Borrowers or otherwise becomes an Excluded Subsidiary; solely to the extent such Grantor ceasing to constitute a Restricted Subsidiary or otherwise becoming an Excluded Subsidiary is not prohibited by the Credit Agreement,.

(c) The Security Interests created hereby in any Collateral shall be automatically released and such Collateral may be sold free and clear of the Lien and Security Interests created hereby (u) to the extent such Collateral is comprised of property leased to a Grantor by a Person that is not a Grantor, upon termination or expiration of such lease, (v) as required by the Collateral Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to this Agreement or any other Collateral Document, (w) upon any sale, transfer or other disposition by any Grantor of any Collateral that is permitted under the Credit Agreement (other than to another Grantor), (x) upon the effectiveness of any release (including any written consent to such release) of the Lien and Security Interests created hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, (y) upon such Collateral becoming Excluded Equity Interests or Excluded Assets or (z) as otherwise provided in any applicable intercreditor agreement entered into pursuant to the Credit Agreement (including an Equal Priority Intercreditor Agreement) among holders of First Lien Obligations.

21

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor or authorize the filing of, at such Grantor’s expense, all documents (in form and substance reasonably satisfactory to the Collateral Agent) that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 6.14 Additional Grantors. Any Person required to become party to this Agreement pursuant to Section 6.10 of the Credit Agreement may do so by executing and delivering to the Collateral Agent a Security Agreement Supplement and such Person shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. If applicable, at the time of execution and delivery of such Security Agreement Supplement, such Person shall also execute and deliver to the Collateral Agent an intellectual property security agreement (or intellectual property security agreement supplement). The Borrowers agree to cause any such Person to become a Grantor hereunder as soon as reasonably practicable and in any case prior to thirty days after the formation, acquisition or designation of such Person (or such longer period as the Collateral Agent may agree in its reasonable discretion). The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 6.15 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default and after notice to the Borrowers and the applicable Grantors (provided that, with respect to an Event of Default occurring under Section 8.01(f) of the Credit Agreement, notice will be deemed to have been provided to the Borrowers and the applicable Grantors), which appointment is irrevocable (until termination of the Credit Agreement) and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Borrowers of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property

22

covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

SECTION 6.16 General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

SECTION 6.17 Reinstatement. The obligations of the Grantors under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or other Loan Party in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

SECTION 6.18 Reserved.

SECTION 6.19 Reserved.

[Remainder of Page Intentionally Blank]

23

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SYNERON, INC.

By:
Name:
Title:

[Signature Page to Security Agreement]

SYNERON MEDICAL LTD

By:
Name:
Title:

[Signature Page to Security Agreement]

PRIMAEVA CORPORATION

By:
Name:
Title:

[Signature Page to Security Agreement]

SYNERON HOLDINGS LLC

By:
Name:
Title:

[Signature Page to Security Agreement]

CANDELA CORPORATION

By:
Name:
Title:

[Signature Page to Security Agreement]

INLIGHT

By:
Name:
Title:

[Signature Page to Security Agreement]

ING CAPITAL LLC, as Collateral Agent

By:
Name:
Title:

[Signature Page to Security Agreement]

SCHEDULE I

Pledged Equity

Grantor	Issuer	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if any)
Syneron, Inc.	Primaeva Corporation	100	100	100%	2
Syneron, Inc.	Inlight	4,255,319	4,255,319	100%	5
Syneron Holdings LLC	Candela Corporation	1,000	1,000	100%	2

Pledged Debt

None.

SCHEDULE II

Perfection Information

Reference is hereby made to that certain Security Agreement, dated as of September 20, 2017, among SYNERON, INC., a Delaware corporation (the “U.S. Borrower”), SYNERON MEDICAL LTD (the “Israeli Borrower” and, together with the U.S. Borrower, the “Borrowers”), and the other Persons listed on the signature pages hereof (together with the Borrowers, collectively, the “Initial Grantors”), certain subsidiaries of the Borrowers (as defined below) from time to time party hereto, and ING Capital LLC, as Collateral Agent for the Secured Parties. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Security Agreement.

Set forth below is the Perfection Information required by the Security Agreement for the Grantors:

1.	Exact legal names: set forth in the table in Section 4.

2.	Type of organization (e.g. corporation, partnership, unlimited liability company, limited liability company etc.): set forth in the table in Section 4.

3.	Jurisdiction of organization/incorporation; UCC filing office: set forth in the table in Section 4.

4.	Organization/Incorporation Number: set forth in the table below.

Legal Name	Type of Entity	Organizational Number	Jurisdiction or State of Formation or Registration	UCC Filing Office
SYNERON, INC.	Corporation	98-0338327	Delaware	Delaware Secretary of State
PRIMAEVA CORPORATION	Corporation	20-3797911	Delaware	Delaware Secretary of State
INLIGHT	Corporation	20-5023295	California	California Secretary of State
CANDELA CORPORATION	Corporation	04-2477008	Delaware	Delaware Secretary of State
SYNERON HOLDINGS LLC	Limited Liability Company	98-0641557	Delaware	Delaware Secretary of State

5.	The organizational documents of the Grantors are attached to the officer’s certificate provided on the date hereof.

6.

The following is list of all other names (including trade names or similar appellations and names used on any filings with the Internal Revenue Service) used in the past five (5) years or any other business or organization to which the Grantors became the successor by amalgamation, merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise:

R.F.L. Technologies Inc. changed its name to Syneron, Inc. on July 11, 2011

7.	The chief executive office of the Grantors is located at the following address:

Grantor	Address	County	State

SYNERON, INC.	3 Goodyear, Unit A, Irvine, California , 92618	Orange County	California

PRIMEVA CORPORATION	c/o Syneron, Inc. 3 Goodyear, Unit A, Irvine, California, 92618	Orange County	California

INLIGHT	c/o Syneron, Inc. 3 Goodyear, Unit A, Irvine, California, 92618	Orange County	California

CANDELA CORPORATION	530 Boston Post Road, Wayland, Massachusetts	Middlesex County	Massachusetts

SYNERON HOLDINGS LLC	c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801	Wilmington County	Delaware

8.	The address where the Grantors maintains its books and records: Same as executive offices in Schedule 7.

9.	The Grantors own the following trademarks, patents, industrial designs, copyrights or other intellectual property listed in Schedule “A” attached hereto.

10.

Listed below are a list of all (i) real property owned by each Grantor located in the United States as of the Closing Date, (ii) real property to be encumbered by a Mortgage, which real property includes all real property owned by each Initial Grantor as of the Closing Date having a value in excess of $1,000,000 (such real property, the “Mortgaged Property”) and (iii) common names, addresses and uses of each Mortgaged Property.

None.

SCHEDULE “A” - INTELLECTUAL PROPERTY

Patents and Patent Applications

Application Number	Patent Number	Title	Owner
09/076,466	6,235,015	METHOD AND APPARATUS FOR SELECTIVE HAIR DEPILATION USING A SCANNED BEAM OF LIGHT AT 600 TO 1000NM	Candela Corporation
09/240,464	6,200,308	DYNAMIC COOLING OF TISSUE FOR RADIATION TREATMENT	Candela Corporation
09/455,264	6,364,872	MULTIPULSE DYE LASER	Candela Corporation
09/528,866	6,512,782	MULTIPULSE DYE LASER	Candela Corporation
09/731,496	6,743,222	METHOD OF TREATING DISORDERS ASSOCIATED WITH SEBACEOUS FOLLICLES	Candela Corporation
09/764,796	6,514,244	DYNAMIC COOLING OF TISSUE FOR RADIATION TREATMENT	Candela Corporation
10/325,688	6,829,260	MULTIPULSE DYE LASER	Candela Corporation
10/498,382	7,762,964	METHOD AND APPARATUS FOR IMPROVING SAFETY DURING EXPOSURE TO A MONOCHROMATIC LIGHT SOURCE	Candela Corporation
10/614,672	7,184,614	METHOD AND APPARATUS FOR IMPROVING SAFETY DURING EXPOSURE TO A MONOCHROMATIC LIGHT SOURCE	Candela Corporation
11/005,253	7,935,139	EYE SAFE DERMATOLOGICAL PHOTOTHERAPY	Candela Corporation
11/057,542	7,762,965	METHOD AND APPARATUS FOR VACUUM-ASSISTED LIGHT-BASED TREATMENTS OF THE SKIN	Candela Corporation
11/229,024	8,277,495	METHOD AND APPARATUS FOR TREATING A DISEASED NAIL	Candela Corporation
11/401,674	7,771,374	METHOD AND APPARATUS FOR VACUUM-ASSISTED LIGHT-BASED TREATMENTS OF THE SKIN	Candela Corporation
11/498,456	7,740,600	APPARATUS AND METHOD FOR INHIBITING PAIN SIGNALS TRANSMITTED DURING A SKIN RELATED MEDICAL TREATMENT	Candela Corporation
11/514,687		TREATMENT OF FATTY TISSUE ADJACENT AN EYE	Candela Corporation
11/529,737	9,028,469	METHOD OF TREATING CELLULITE	Candela Corporation
11/716,365	7,831,455	METHOD AND SYSTEM FOR POSTING IDEAS AND WEIGHTING VOTES	Candela Corporation
11/763,111	8,246,611	TREATMENT OF SKIN BY SPATIAL MODULATION OF THERMAL HEATING	Candela Corporation
11/863,440	7,740,651	VACUUM ASSISTED TREATMENT OF THE SKIN	Candela Corporation
11/870,933	8,613,741	VOLTAGE BUCKING CIRCUIT FOR DRIVING FLASHLAMP-PUMPED LASERS FOR TREATING SKIN	Candela Corporation
12/107,528	7,671,327	SELF CALIBRATING IRRADIATION SYSTEM	Candela Corporation
12/754,374	8,328,795	SKIN RESURFACING AT 1930 NM	Candela Corporation

Application Number	Patent Number	Title	Owner
13/110,850	9,308,046	REDUCTION OF PAIN THROUGH LOWER FLUENCE RATES AND LONGER TREATMENT TIMES	Candela Corporation
13/316,775	8,728,064	DEVICES FOR THE TREATMENT OF BIOLOGICAL TISSUE	Candela Corporation
13/402,320		REDUCTION OF RF ELECTRODE EDGE EFFECT	Candela Corporation
13/584,440	9,486,285	TREATMENT OF SKIN BY SPATIAL MODULATION OF THERMAL HEATING	Candela Corporation
14/194,836	9,358,068	DEVICES FOR THE TREATMENT OF BIOLOGICAL TISSUE	Candela Corporation
14/484,302	9,597,528	APPLICATOR	Candela Corporation
14/566,777	9,381,057	REDUCTION OF RF ELECTRODE EDGE EFFECT	Candela Corporation
14/675,800	9,539,439	METHOD OF TREATING CELLULITE	Candela Corporation
14/838,398	9,496,678	DEVICE FOR REDUCING OPTICAL FEEDBACK INTO LASER AMPLIFIER	Candela Corporation
14/926,053		LASER SYSTEM FOR SKIN TREATMENT	Candela Corporation
15/035,765	9,722,392	LASER SYSTEMS AND RELATED METHODS	Candela Corporation
15/072,409		SKIN TREATMENT METHOD AND APPARATUS	Candela Corporation
15/194,623		CRYOGENIC CYLINDER	Candela Corporation
15/456,618		APPLICATOR	Candela Corporation
15/488,571		A DEVICE AND METHOD FOR SKIN TREATMENT	Candela Corporation
62/394,231		LASER SYSTEM PRESERVING POLARIZATION THROUGH A FREELY MOVABLE BEAM DELIVERY SYSTEM	Candela Corporation
11/645,222	7,891,362	METHODS FOR TREATING PIGMENTARY AND VASCULAR ABNORMALITIES IN A DERMAL REGION	Candela Corporation and the Naval Undersea Warfare Center (United States of America)
14/292,457		DEVICES AND METHODS FOR PERCUTANEOUS ENERGY DELIVERY	Primaeva Corporation
09/189,170	6,148,232	TRANSDERMAL DRUG DELIVERY AND ANALYTE EXTRACTION	Syneron Medical Ltd.
09/251,554	6,277,116	SYSTEMS AND METHODS FOR SHRINKING COLLAGEN IN THE DERMIS	Syneron Medical Ltd.
09/635,892	6,615,079	TRANSDERMAL DRUG DELIVERY AND ANALYTE EXTRACTION	Syneron Medical Ltd.
09/671,684	6,702,808	DEVICE AND METHOD FOR TREATING SKIN	Syneron Medical Ltd.

Application Number	Patent Number	Title	Owner
09/840,522	6,708,060	HANDHELD APPARATUS AND METHOD FOR TRANSDERMAL DRUG DELIVERY AND ANALYTE EXTRACTION	Syneron Medical Ltd.
09/859,645	6,611,706	MONOPOLAR AND BIPOLAR CURRENT APPLICATION FOR TRANSDERMAL DRUG DELIVERY AND ANALYTE EXTRACTION	Syneron Medical Ltd.
09/859,646	6,597,946	ELECTRONIC CARD FOR TRANSDERMAL DRUG DELIVERY AND ANALYTE EXTRACTION	Syneron Medical Ltd.
09/920,295	6,939,344	METHOD FOR CONTROLLING SKIN TEMPERATURE DURING THERMAL TREATMENT	Syneron Medical Ltd.
09/988,816	6,889,090	SYSTEM AND METHOD FOR SKIN TREATMENT USING ELECTRICAL CURRENT	Syneron Medical Ltd.
10/021,586	6,711,435	TRANSDERMAL DRUG DELIVERY AND ANALYTE EXTRACTION	Syneron Medical Ltd.
10/105,885	6,662,054	METHOD AND SYSTEM FOR TREATING SKIN	Syneron Medical Ltd.
10/460,484	7,062,317	MONOPOLAR AND BIPOLAR CURRENT APPLICATION FOR TRANSDERMAL DRUG DELIVERY AND ANALYTE EXTRACTION	Syneron Medical Ltd.
10/561,933	8,016,810	TRANSDERMAL DELIVERY SYSTEM FOR COSMETIC AGENTS	Syneron Medical Ltd.
10/597,431	8,041,421	TRANSDERMAL DELIVERY SYSTEM FOR POLYNUCLEOTIDES	Syneron Medical Ltd.
10/699,582	7,335,377	TRANSDERMAL DELIVERY SYSTEM FOR DRIED PARTICULATE OR LYOPHILIZED MEDICATIONS	Syneron Medical Ltd.
10/760,719	7,041,100	METHOD AND SYSTEM FOR SELECTIVE ELECTRO- THERMOLYSIS OF SKIN TARGETS	Syneron Medical Ltd.
10/771,909	7,123,957	TRANSDERMAL DRUG DELIVERY AND ANALYTE EXTRACTION	Syneron Medical Ltd.
10/775,725	7,164,942	HANDHELD APPARATUS AND METHOD FOR TRANSDERMAL DRUG DELIVERY AND ANALYTE EXTRACTION	Syneron Medical Ltd.
10/858,474	7,241,291	METHOD AND SYSTEM FOR SKIN TREATMENT USING LIGHT ENERGY AND SKIN DEFORMATION	Syneron Medical Ltd.
10/911,776	7,333,698	OPTICAL SCANNING DEVICE	Syneron Medical Ltd.
11/044,610	7,643,883	DEVICE AND METHOD FOR TREATING SKIN	Syneron Medical Ltd.
11/079,887	7,857,775	METHOD AND DEVICE FOR SOFT TISSUE TREATMENT	Syneron Medical Ltd.
11/116,056	7,395,111	TRANSDERMAL DELIVERY SYSTEM FOR WATER INSOLUBLE DRUGS	Syneron Medical Ltd.
11/116,065	7,415,306	TRANSDERMAL DELIVERY SYSTEM FOR ANTI- EMETIC MEDICATION	Syneron Medical Ltd.
11/189,129	7,955,262	METHOD AND APPARATUS FOR TREATMENT OF SKIN USING RF AND ULTRASOUND ENERGIES	Syneron Medical Ltd.
11/327,016	7,363,075	TRANSDERMAL DELIVERY SYSTEM FOR DRIED PARTICULATE OR LYOPHILIZED MEDICATIONS	Syneron Medical Ltd.
11/355,181	8,133,191	METHOD AND APPARATUS FOR TREATMENT OF ADIPOSE TISSUE	Syneron Medical Ltd.
11/390,844	7,383,084	TRANSDERMAL DELIVERY SYSTEM FOR DRIED PARTICULATE OR LYOPHILIZED MEDICATIONS	Syneron Medical Ltd.

Application Number	Patent Number	Title	Owner
11/582,920	7,662,404	TRANSDERMAL DELIVERY SYSTEM FOR DRIED PARTICULATE OR LYOPHILIZED PEPTIDES AND POLYPEPTIDES	Syneron Medical Ltd.
11/676,230	8,273,080	METHODS AND DEVICES FOR TREATING TISSUE	Syneron Medical Ltd.
11/676,235	8,142,426	METHODS AND DEVICES FOR TREATING TISSUE	Syneron Medical Ltd.
11/676,243	8,133,216	METHODS AND DEVICES FOR TREATING TISSUE	Syneron Medical Ltd.
11/676,251	8,007,493	METHODS AND DEVICES FOR TREATING TISSUE	Syneron Medical Ltd.
11/749,814	7,558,625	COMBINED MICRO-CHANNEL GENERATION AND IONTOPHORESIS FOR TRANSDERMAL DELIVERY OF PHARMACEUTICAL AGENTS	Syneron Medical Ltd.
11/808,567	8,244,369	DEVICE AND METHOD FOR TREATING SKIN WITH TEMPERATURE CONTROL	Syneron Medical Ltd.
12/016,871	7,951,139	LASER SURGICAL METHOD- INLIGHT	Syneron Medical Ltd.
12/076,524	8,273,037	METHOD AND DEVICE FOR SOFT TISSUE DESTRUCTION	Syneron Medical Ltd.
12/092,239	7,947,304	HUMAN GROWTH HORMONE PATCH FORMULATIONS	Syneron Medical Ltd.
12/199,778	8,162,840	HIGH POWER ULTRASOUND TRANSDUCER	Syneron Medical Ltd.
12/222,063	8,135,475	METHOD AND DEVICE FOR COLLAGEN GROWTH STIMULATION	Syneron Medical Ltd.
12/222,960	8,882,753	AUTOMATIC ACOUSTIC TREATMENT DEVICE	Syneron Medical Ltd.
12/249,773	9,066,738	DEVICES AND METHODS FOR PERCUTANEOUS ENERGY DELIVERY	Syneron Medical Ltd.
12/324,932	8,216,215	A DISPOSABLE ELECTROMAGNETIC ENERGY APPLICATOR AND METHOD OF USING IT	Syneron Medical Ltd.
12/355,749	8,876,809	A HAIR REMOVAL APPARATUS FOR PERSONAL USE AND METHOD OF USING SAME	Syneron Medical Ltd.
12/357,283	8,133,505	TRANSDERMAL DELIVERY SYSTEM FOR DRIED PARTICULATE OR LYOPHILIZED MEDICATIONS	Syneron Medical Ltd.
12/357,564	8,771,263	DEVICE, APPARATUS, AND METHOD OF ADIPOSE TISSUE TREATMENT	Syneron Medical Ltd.
12/367,448	8,845,630	DEVICES AND METHODS FOR PERCUTANEOUS ENERGY DELIVERY	Syneron Medical Ltd.
12/376,067	8,709,011	DIRECTED CURRENT FOR HAIR REMOVAL	Syneron Medical Ltd.
12/388,309	8,606,366	A SKIN TREATMENT APPARATUS FOR PERSONAL USE AND METHOD OF USING SAME	Syneron Medical Ltd.
12/398,924	8,540,705	DEVICES AND METHODS FOR PERCUTANEOUS ENERGY DELIVERY	Syneron Medical Ltd.
12/402,936	9,314,293	AN RF ELECTRODE FOR AESTHETIC AND BODY SHAPING DEVICES AND METHOD OF USING SAME	Syneron Medical Ltd.
12/426,705	8,608,737	METHODS FOR APPLYING ENERGY TO TISSUE USING A GRAPHICAL INTERFACE	Syneron Medical Ltd.
12/503,834	9,295,858	APPLICATOR FOR SKIN TREATMENT WITH AUTOMATIC REGULATION OF SKIN PROTRUSION MAGNITUDE	Syneron Medical Ltd.

Application Number	Patent Number	Title	Owner
12/505,576	8,357,150	A METHOD AND APPARATUS FOR FRACTIONAL SKIN TREATMENT	Syneron Medical Ltd.
12/676,983	8,281,675	DISSOLUTION RATE VERIFICATION	Syneron Medical Ltd.
12/682,291	9,037,229	MAGNETIC PATCH COUPLING	Syneron Medical Ltd.
12/684,381	8,516,706	A SKIN-HEATING SHAVING APPARATUS AND METHOD	Syneron Medical Ltd.
12/702,647	8,900,231	METHOD AND SYSTEM INVASIVE SKIN TREATMENT	Syneron Medical Ltd.
12/876,765	8,579,896	METHOD AND SYSTEM FOR INVASIVE SKIN TREATMENT	Syneron Medical Ltd.
13/013,413	8,337,493	HANDHELD TRANSDERMAL DRUG DELIVERY AND ANALYTE EXTRACTION	Syneron Medical Ltd.
13/028,216	8,906,015	METHOD AND SYSTEM FOR INVASIVE SKIN TREATMENT	Syneron Medical Ltd.
13/177,509	9,504,826	A SKIN TREATMENT APPARATUS FOR PERSONAL USE AND METHOD OF USING SAME	Syneron Medical Ltd.
13/203,436	9,278,230	ELECTRICAL SKIN REJUVENATION	Syneron Medical Ltd.
13/369,542	8,419,726	METHODS AND DEVICES FOR TREATING TISSUE	Syneron Medical Ltd.
13/369,583	9,314,650	METHOD AND APPARATUS FOR TREATMENT OF ADIPOSE TISSUE	Syneron Medical Ltd.
13/389,799	9,295,607	A METHOD AND APPARATUS FOR NON- INVASIVE AESTHETIC TREATMENT OF SKIN AND SUB-DERMIS	Syneron Medical Ltd.
13/418,142	8,512,327	METHODS AND DEVICES FOR TREATING TISSUE	Syneron Medical Ltd.
13/427,884	8,641,703	A DISPOSABLE ELECTROMAGNETIC ENERGY APPLICATOR AND METHOD OF USING IT	Syneron Medical Ltd.
13/429,008	8,585,693	METHODS AND DEVICES FOR TREATING TISSUE	Syneron Medical Ltd.
13/443,752	9,333,377	APPLICATOR FOR SKIN TREATMENT WITH AUTOMATIC REGULATION OF SKIN PROTRUSION MAGNITUDE	Syneron Medical Ltd.
13/456,158	9,326,910	LARGE AREA BODY SHAPING APPLICATOR	Syneron Medical Ltd.
13/487,441	8,479,624	A SKIN-HEATING SHAVING APPARATUS AND METHOD	Syneron Medical Ltd.
13/487,747	9,084,587	A METHOD AND APPARATUS FOR PERSONAL SKIN TREATMENT	Syneron Medical Ltd.
13/522,501		A BODY CONTOURING APPARATUS	Syneron Medical Ltd.
13/682,116	8,496,654	A METHOD AND APPARATUS FOR FRACTIONAL SKIN TREATMENT	Syneron Medical Ltd.
13/863,272	8,945,109	METHODS AND DEVICES FOR TREATING TISSUE	Syneron Medical Ltd.
13/925,832	8,771,268	METHOD AND SYSTEM FOR INVASIVE SKIN TREATMENT	Syneron Medical Ltd.
13/981,953	9,433,306	SUPPORT APPARATUS AND METHOD FOR A SLIDING FRAME	Syneron Medical Ltd.

Application Number	Patent Number	Title	Owner
13/991,100	9,433,781	A METHOD AND APPARATUS FOR IMPROVING ELECTRODE-SKIN CONTACT	Syneron Medical Ltd.
14/041,185	8,936,593	A DEVICE, APPARATUS AND METHOD OF ADIPOSE TISSUE TREATMENT	Syneron Medical Ltd.
14/070,707	9,301,588	A HAIR REMOVAL APPARATUS FOR PERSONAL USE AND METHOD OF USING SAME	Syneron Medical Ltd.
14/146,547	9,011,419	A DISPOSABLE ELECTROMAGNETIC ENERGY APPLICATOR AND METHOD OF USING IT	Syneron Medical Ltd.
14/160,439	8,979,833	METHODS AND DEVICES FOR TREATING TISSUE	Syneron Medical Ltd.
14/227,519	9,028,480	A METHOD AND APPARATUS FOR FRACTIONAL SKIN TREATMENT	Syneron Medical Ltd.
14/237,356	9,585,687	A METHOD AND APPARATUS FOR COSMETIC SKIN CARE	Syneron Medical Ltd.
14/252,832	9,072,882	A METHOD AND APPARATUS FOR FRACTIONAL SKIN TREATMENT	Syneron Medical Ltd.
14/277,865	9,227,081	A METHOD AND APPARATUS FOR FRACTIONAL SKIN TREATMENT	Syneron Medical Ltd.
14/305,080	9,108,036	A METHOD AND APPARATUS FOR FRACTIONAL SKIN TREATMENT	Syneron Medical Ltd.
14/337,117		IMAGE BASED COSMETIC SKIN TREATMENT SYSTEM	Syneron Medical Ltd.
14/350,068		A SAFE SKIN TREATMENT APPARATUS FOR PERSONAL USE AND METHOD FOR ITS USE	Syneron Medical Ltd.
14/438,350		LARGE AREA BODY SHAPING APPLICATOR	Syneron Medical Ltd.
14/513,699		DEVICES AND METHODS FOR PERCUTANEOUS ENERGY DELIVERY	Syneron Medical Ltd.
14/647,087		APPARATUS FOR GENERATION OF A PRESSURE PULSE IN TISSUE	Syneron Medical Ltd.
14/741,180		TRANSDERMAL SYSTEM FOR SUSTAINED DELIVERY OF POLYPEPTIDES	Syneron Medical Ltd.
14/745,522		SYSTEM FOR VISUALIZING TREATED SKIN	Syneron Medical Ltd.
14/791,840		METHOD AND APPARATUS FOR FRACTIONAL SKIN TREATMENT	Syneron Medical Ltd.
14/827,225	9,415,236	A METHOD AND APPARATUS FOR FRACTIONAL SKIN TREATMENT	Syneron Medical Ltd.
14/907,684		A SYSTEM FOR PERIODONTAL TREATMENT	Syneron Medical Ltd.
15/293,331		SKIN TREATMENT APPARATUS AND METHOD	Syneron Medical Ltd.
29/387,277	D724,749	HANDLE FOR AN APPLICATOR OF AN APPARATUS FOR PERSONAL SKIN TREATMENT	Syneron Medical Ltd.
29/404,299	D676,959	A DISPOSABLE TIP FOR AN ELECTROMAGNETIC ENERGY APPLICATOR FOR FRACTIONAL SKIN TREATMENT	Syneron Medical Ltd.
29/404,300	D674,485	A DISPOSABLE TIP FOR AN ELECTROMAGNETIC ENERGY APPLICATOR FOR FRACTIONAL SKIN TREATMENT	Syneron Medical Ltd.

Application Number	Patent Number	Title	Owner
29/404,301	D676,960	A DISPOSABLE TIP FOR AN ELECTROMAGNETIC ENERGY APPLICATOR FOR FRACTIONAL SKIN TREATMENT	Syneron Medical Ltd.
29/447,025	D735,866	APPARATUS FOR SKIN TREATMENT	Syneron Medical Ltd.
29/447,027	D733,310	AN APPLICATOR FOR APPARATUS FOR SKIN TREATMENT	Syneron Medical Ltd.
29/447,030	D732,679	AN APPLICATOR FOR APPARATUS FOR SKIN TREATMENT	Syneron Medical Ltd.
13/494,319	9,277,958	REDUCTION OF RF ELECTRODE EDGE EFFECT	Syneron Medical Ltd. and Candela Corporation
14/478,191		REDUCTION OF RF ELECTRODE EDGE EFFECT	Syneron Medical Ltd. and Candela Corporation
10/774,478	7,238,183	SYSTEM AND METHOD FOR TREATING SKIN	Syneron Medical Ltd. Israeli Company, of
12/663,067	8,778,003	A METHOD AND APPARATUS FOR PERSONAL SKIN TREATMENT	Syneron Medical Ltd., Industrial Zone
12/663,575	8,702,769	A SAFE SKIN TREATMENT APPARATUS FOR PERSONAL USE AND METHOD FOR USE	Syneron Medical Ltd., Industrial Zone
14/026,523	9,271,793	A METHOD AND APPARATUS FOR PERSONAL SKIN TREATMENT	Syneron Medical Ltd., Industrial Zone

Trademarks and Trademark Applications

Trademark Registrations:

United States Trademarks and Trademark Applications Registrations:

Trademark	Registration No.	Serial No.	Owner (USPTO)
[Design Only]	4,899,939 (66A)	79/166,438	Candela Corporation
ALEX TRIVANTAGE	3,517,025	77/043,625	Candela Corporation
ALEX TRIVANTAGE	3,517,091	77/065,543	Candela Corporation

Trademark	Registration No.	Serial No.	Owner (USPTO)
CANDELA	1,549,891[1]	73/728,390	Candela Corporation
GENTLE FAMILY	4,260,556	85/565,716	Candela Corporation
GENTLE HAIR REMOVAL	4,495,995	85/814,249	Candela Corporation
GENTLELASE	2,202,250[2]	75/296,996	Candela Corporation
GENTLELASE PRO	4,092,264	85/239,530	Candela Corporation
GENTLEMAX PRO	4,143,836	85/239,469	Candela Corporation
GENTLEPEEL	2,521,333	75/771,209	Candela Corporation
GENTLEYAG	2,696,488	76/277,865	Candela Corporation
GENTLEYAG PRO-U	4,453,829	85/872,074	Candela Corporation
PICOWAY	4,531,484 (66A)	79/138,982	Candela Corporation
SMOOTH BEAM	2,784,642	76/179,383	Candela Corporation
VBEAM	2,515,791	75/893,036	Candela Corporation
VBEAM PERFECTA	4,520,330	85/898,271	Candela Corporation
ADELINE	4,990,872 (66A)	79/171,248	Syneron Medical Ltd.
CO2RE	3,952,648	85/066,436	Syneron Medical Ltd.
CO2RE INTIMA		86/663,450	Syneron Medical Ltd.
ELOS	4,883,509 (66A)	79/158,579	Syneron Medical Ltd.
EVOLASTIN	4,143,844	85/240,907	Syneron Medical Ltd.
GENTLETOUCH		87/065,464 (Pending ITU)	Syneron Medical Ltd.
PRACTICE 360	4,733,770 (66A)	79/154,770	Syneron Medical Ltd.

Copyrights and Copyright Applications

None.

[1]	Company to release the following security interests: Fleet Bank of Massachusetts, N.A. recorded at reel 1064, frame 0122; Fleet National Bank recorded at reel 1910, frame 0750.
[2]	Company to release the following security interest: Fleet National Bank security interest recorded at reel 1910, frame 0750.

SCHEDULE III

Commercial Tort Claims

None.

EXHIBIT I

TO SECURITY AGREEMENT

FORM OF SECURITY AGREEMENT SUPPLEMENT

SUPPLEMENT NO. [    ] (this “Supplement”), dated as of [                ], to the Security Agreement, dated as of September 20, 2017 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors (as defined therein) and ING CAPITAL LLC. (“ING”), as Collateral Agent for the Secured Parties.

A. Reference is made to the credit agreement dated as of the date hereof (the “Credit Agreement”), among the Borrowers, Holdings, ING CAPITAL LLC, as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans, the Hedge Banks to enter into the Secured Hedge Agreements and the Cash Management Banks to enter into the Cash Management Agreements. Section 6.10 of the Security Agreement provides that certain Persons may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Person (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make Loans, the Hedge Banks to enter into Secured Hedge Agreements from time to time, the Cash Management Banks to enter into Cash Management Agreements from time to time, in each case, under the terms of the Credit Agreement.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 6.10 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral

Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the Pledged Collateral of such New Grantor, (b) set forth on Schedule II hereto is a true and correct schedule of the Perfection Information for such New Grantor, (c) except as set forth on Schedule III hereto, the New Grantor does not have any Commercial Tort Claims in excess of $500,000 and (d) set forth under its signature hereto is the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Jurisdiction of Formation:
Address Of Chief Executive Office:

ING CAPITAL LLC, as Collateral Agent

By:
Name:
Title:

SCHEDULE I

Pledged Equity

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares	Percentage of Outstanding of Shares of the Same Class of Equity Interest

Pledged Debt

Grantor	Debt Issuer	Description of Debt	Debt Certificate No(s)	Final Scheduled Maturity	Outstanding Principal Amount

SCHEDULE II

PERFECTION INFORMATION

Reference is hereby made to that certain Security Agreement, dated as of September 20, 2017, among SYNERON, INC., a Delaware corporation (the “U.S. Borrower”), SYNERON MEDICAL LTD., an Israeli corporation (the “Israeli Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the Borrowers from time to time party thereto, and ING CAPITAL LLC, as Collateral Agent for the Secured Parties. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Security Agreement.

Set forth below is the Perfection Information required by the Security Agreement for the New Grantors:

1.	Exact legal names:

2.	Type of organization (e.g. corporation, partnership, unlimited liability company, limited liability company etc.):

3.	Jurisdiction of organization/incorporation; UCC filing office:

4.	Organization/Incorporation Number:

Legal Name	Type of Entity	Organizational Number	State of Formation	Filing Office

5.	The organizational documents of the New Grantors are attached to the officer’s certificate provided on the date hereof.

6.

The following is list of all other names (including trade names or similar appellations and names used on any filings with the Internal Revenue Service) used in the past five (5) years or any other business or organization to which the New Grantors became the successor by amalgamation, merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise:

New Grantor	Prior Name	Date of Change	Tradenames

7.	The chief executive office of the New Grantors is located at the following address:

New Grantor	Address	County	State

8.	The address where the New Grantors maintains its books and records:

New Grantor	Address	County	State

9.

Except for those purchases, acquisitions and other transactions described below, all of the Collateral has been originated by each New Grantor in the ordinary course of business from a person in the business of selling goods of that kind:

New Grantor	Directors	Officers

10.	The New Grantors own the following trademarks, patents, industrial designs, copyrights or other intellectual property listed in Schedule “A” attached hereto.

11.

Listed below are a list of all (i) real property owned by each New Grantor located in the United States as of the date hereof, (ii) real property to be encumbered by a Mortgage, which real property includes all real property owned by each New Grantor as of the date hereof having a value in excess of $1,000,000 (such real property, the “Mortgaged Property”) and (iii) common names, addresses and uses of each Mortgaged Property.

SCHEDULE “A” - INTELLECTUAL PROPERTY

INTELLECTUAL PROPERTY

Patents and Patent Applications

Issued Patents:

Owner	Jurisdiction	Patent No.	Date Granted/ Issued	Title

Patent Applications:

Owner	Jurisdiction	Application Number	Filing Date	Title

Trademarks and Trademark Applications

Trademark Registrations:

Registered Owner	Jurisdiction	Trademark Description	Registration Number	Registration Date

Trademark Applications:

Registered Owner	Jurisdiction	Trademark Description	Application Number	Filing Date

Copyright Registrations

Registered Owner	Jurisdiction	Copyright Title	Application Number	Filing Date

EXHIBIT II

TO THE SECURITY AGREEMENT

FORM OF SHORT FORM

[TRADEMARK / PATENT / COPYRIGHT] SECURITY AGREEMENT

This [TRADEMARK / PATENT / COPYRIGHT] SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Short Form IP Security Agreement”) dated [●], 20[    ], is made by the [NAME] [ENTITY TYPE AND JURISDICTION] (the “Grantor”) in favor of ING CAPITAL LLC, as Collateral Agent (the “Collateral Agent”) for the Secured Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

WHEREAS, SYNERON, INC., as the U.S. Borrower (the “U.S. Borrower”), SYNERON MEDICAL LTD, as the Israeli Borrower (the “Israeli Borrower” and, together with the U.S. Borrower, the “Borrowers”), ING CAPITAL LLC as Administrative Agent and Collateral Agent (the “Administrative Agent”), and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”) have entered into the Credit Agreement dated September 20, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to extend credit to the Borrowers, the Hedge Banks have agreed to enter into the Secured Hedge Agreements and the Cash Management Banks have agreed to enter into the Cash Management Agreements, in each subject to the terms and conditions set forth in the Credit Agreement.

WHEREAS, in connection with the Credit Agreement, the Grantor has entered into the Security Agreement dated September 20, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in order to induce the Lenders to extend credit, of the Hedge Banks to enter into the Secured Hedge Agreements and of the Cash Management Banks to enter into the Cash Management Agreements.

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantor, and has agreed as a condition thereof to execute this Short Form IP Security Agreement for recording with the [U.S. Patent and Trademark Office] [United States Copyright Office].

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1. Grant of Security. Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of Grantor’s right, title and interest in and to the following (the “IP Collateral”):

[(a)     the United States Patents (as defined in the Security Agreement), including those set forth in Schedule A hereto;]

(b)     [the United States registered Trademarks (as defined in the Security Agreement) and Trademarks for which United States applications are pending, including those set forth in Schedule B hereto; and]

(c)     [the United States registrations of Copyrights (as defined in the Security Agreement) and exclusively licensed United States registrations of Copyright, including those set forth in Schedule C hereto.]

For the avoidance of doubt, with respect to the security interests granted by the Israeli Grantors pursuant to this Short Form IP Security Agreement, this Short Form IP Security Agreement and each of the terms hereof relating to IP Collateral shall be limited solely to IP Collateral (including each of its constitutive parts) located in the United States of America or governed by the laws of the United States of America (including, for the avoidance of doubt, federal laws and state laws). Notwithstanding anything contained in this Short Form IP Security Agreement to the contrary, in respect of IP Collateral constituting IIA-Funded Know-How, the creation of any security interest over such Copyright Collateral and any enforcement thereof shall be subject to the IIA Provision (including the Research Law and all IIA Approvals).

SECTION 2. Recordation. This Short Form IP Security Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the [United States Patent and Trademark Office][United States Copyright Office]. The Grantor authorizes and requests that the [Register of Copyrights] [Commissioner for Patents][Commissioner for Trademarks] record this Short Form IP Security Agreement.

SECTION 3. Execution in Counterparts. This Short Form IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4. Grants, Rights and Remedies. This Short Form IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Short Form IP Security Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5. Governing Law. This Short Form IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Notwithstanding anything contained in this Short Form IP Security Agreement to the contrary, in respect of IP Collateral constituting IIA-Funded Know-How, the creation of any security interest over such Copyright Collateral and any enforcement thereof shall be governed by the laws of the State of Israel and subject to the exclusive jurisdiction of the Israeli courts.

SECTION 6. Severability. In case any one or more of the provisions contained in this Short Form IP Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Grantor has caused this Short Form IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[ ], as Grantor

By:
Name:
Title:

ING CAPITAL LLC, as Collateral Agent

By:
Name:
Title:

SCHEDULE A

United States [Patents and Patent Applications/Trademarks and Trademark Applications/Copyright Registrations]

Registered owner/ Grantor	Patent Title	Country	Patent No. or Application No.

EXHIBIT H

TO THE CREDIT AGREEMENT

FORM OF ISRAELI COLLATERAL DOCUMENTS

[See Attached]

Dated September     , 2017

BETWEEN

SYNERON MEDICAL LTD

as the Company

AND

ING CAPITAL LLC

as Collateral Agent

SECURITY AGREEMENT/DEBENTURE (IP CHARGE)

UNLIMITED IN AMOUNT

THIS SECURITY AGREEMENT/DEBENTURE (IP CHARGE) is made on the              day of September 2017

BETWEEN:

(1)

SYNERON MEDICAL LTD, a company duly incorporated under the laws of the State of Israel under certificate of incorporation number 51-298651-4 and having its registered office at P.O. Box 550, Tavor Building 3rd Floor, Yokneam Illit 2069200, Israel (the “Company”); and

(2)	ING CAPITAL LLC, in its capacity as collateral agent for the benefit of the Secured Parties (as defined in the Credit Agreement (as defined below)) (the “Collateral Agent”).

WHEREAS:

(A) On September    , 2017, a credit agreement was entered into between, among others, the Company and Syneron Inc. as Borrowers (the “Borrower”) and the Collateral Agent, pursuant to which the Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein (the “Credit Agreement”).

(B) In order to secure the full and punctual payment and performance when due of the Obligations, the Company has agreed to charge and pledge the Security Assets in favour of the Collateral Agent in accordance with the terms hereof.

(C) The obligations of the Lenders to extend credit under the Credit Agreement are conditioned upon, among other things, the execution of this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Security Agreement/Debenture (this “Agreement”), unless the context otherwise requires:

(a)	capitalised terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement; and

(b)	in addition:

Applicable Law means:

(a)

any constitution, treaty, statute, code, law, regulation, ordinance, rule, judgement, rule of law, official order, judicial order, writ, decree, request, approval, concession, grant, franchise, licence, directive, guideline, policy, standard, plan, requirement; and

(b)	any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing (whether or not having the force of law) of any Governmental Authority,

whether in effect as of the date hereof or thereafter and in each case as amended, re-enacted or replaced.

2

Event of Default means an Event of Default as set out in Section 8.01 (Events of Default) of the Credit Agreement, a copy of which clause is attached for information purposes as Schedule 1 (Events of Default) to this Agreement.

Guarantee Law means the Israeli Guarantee Law, 5727-1967.

Intellectual Property means all intellectual and industrial property rights, including rights in the following:

(a)

patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, adjustments, extensions, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations thereof (collectively, “Patents”);

(b)

trademarks, service marks, certification marks, trade dress, trade styles, logos, service names, trade names and corporate names and registrations and applications for registration thereof (collectively, “Trademarks”);

(c)	copyrights and registrations and applications for registration thereof;

(d)	database rights, data rights and registrations and applications for registration thereof;

(e)	integrated circuits, mask works, integrated circuit layouts;

(f)	designs and registrations and applications for registration thereof (“Designs”);

(g)	trade secrets, know-how, formulae, inventions (whether or not patentable), technology processes, techniques, technical data, designs, drawings, and specifications;

(h)	domain names, social media identifiers and accounts;

(i)	Licenses; and

(j)

other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions).

License means any license or sublicense agreement granting rights in or to Intellectual Property to which the Company is a party.

NIS means the lawful currency of the State of Israel from time to time.

Payment in Full means when all Obligations under the Credit Agreement are paid in full in accordance with Section 10.20(b) of the Credit Agreement.

Pledges Law means the Israeli Pledges Law, 5727-1967.

Receiver means a receiver, conservator, liquidator, trustee, administrator, custodian, assignee for the benefit of creditors, officer for the implementation of a reorganization process (“halichei havraa”) or similar Person charged with the reorganization or liquidation of the Company’s business.

Registrar of Patents means the Israeli Registrar of Patents, Designs and Trademarks.

3

Secured Obligations has the meaning given to it in Clause 2 (Secured Obligations).

Security Assets means all the assets of the Company from time to time mortgaged, charged or assigned or expressed to be mortgaged, charged or assigned pursuant to this Agreement.

Security Interest means any mortgage, pledge, lien, charge (whether fixed or floating), assignment, hypothecation, deposit arrangement, encumbrance, conditional sale, title retention, preferential right, priority, trust arrangement or security interest or any other agreement or arrangement having a similar effect.

Transaction Security means the Security Interests created or expressed to be created in favour of the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement.

1.2	Construction

(a)

Unless a contrary indication appears in this Agreement, the provisions of Section 1.02 (Other Interpretive Provisions) of the Credit Agreement shall apply to this Agreement as if set out in full in this Agreement.

(b)

The word “asset” shall be construed to refer to any and all present and future, real and personal, tangible and intangible assets, rights and property, including cash, securities, accounts, accounts receivables, revenues, inventory, equipment, contractual rights, Intellectual Property of every description and proceeds of the foregoing.

(c)	The fact that the details of any assets in the Schedules are incorrect or incomplete shall not affect the validity or enforceability of this Agreement in respect of the assets of the Company.

(d)

Headings used in this Agreement are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

1.3	IIA-Funded Know-How

Notwithstanding anything contained in this Agreement to the contrary, any Security Interest created under this Agreement over any IIA-Funded Know-How and any realization thereof shall, in each case, be subject to the provisions of the Research Law.

2.	SECURED OBLIGATIONS

(a)

This Agreement secures the due and punctual payment and discharge in full of the Obligations when due and payable, without limitation in amount, under the terms of and in the manner provided for in the Loan Documents (the “Secured Obligations”).

(b)	The Company acknowledges to the Collateral Agent that the amount secured by this Agreement is the full amount of the Obligations.

3.	CREATION OF FIXED SECURITY

As continuing security for the full and punctual payment or performance when due and payable (whether at stated maturity, acceleration or otherwise) of the Secured Obligations, the Company hereby absolutely and unconditionally charges in favour of the Collateral Agent (as collateral agent for the benefit of the Secured Parties), by way of first ranking fixed charge and first ranking assignment by way of security:

4

(a)	each of its Patents registered with the Registrar of Patents, including each of the Patents set out in Part A of Schedule 2 (Intellectual Property);

(b)	each of its Patents being applied for with the Registrar of Patents, including each of the Patent applications set out in Part A of Schedule 2 (Intellectual Property);

(c)	each of its Designs registered with the Registrar of Patents, including each of the Designs set out in Part B of Schedule 2 (Intellectual Property);

(d)	each of its Designs being applied for with the Registrar of Patents, including each of the Design applications set out in Part B of Schedule 2 (Intellectual Property);

(e)	each of its Trademarks registered with the Registrar of Patents, including each of the Trademarks set out in Part C of Schedule 2 (Intellectual Property);

(f)	each of its Trademarks being applied for with the Registrar of Patents, including each of the Trademark applications set out in Part C of Schedule 2 (Intellectual Property)

(g)	each of its exclusive Licences under which the Company is a licensee, including each of the Licences set out in Part D of Schedule 2 Intellectual Property);

(h)	all of its IIA-Funded Know-How, including the IIA-Funded Know-How set out in Part E of Schedule 2 (Intellectual Property);

(i)	all present and future remaining Intellectual Property of the Company; and

(j)

its rights to compensation (including under the Property Tax and Compensation Fund Law, 1961), indemnification and any other right that it shall have against any third party for the loss, damage or expiration of the Security Assets or in relation to any tax reliefs, in each case, other than the Excluded Assets.

4.	RELEASE

Immediately after Payment in Full (but subject to paragraph (c) of Clause 5 (Provisions relating to Transaction Security) and to Section 10.20 (Release of Collateral and Guarantee Obligations; Subordination of Liens) of the Credit Agreement), the Collateral Agent shall, at the written request and cost of the Company, execute such notices to any applicable Governmental Authority as the Company may reasonably require in order to give effect to that release.

5.	PROVISIONS RELATING TO TRANSACTION SECURITY

(a)	All security created under this Agreement:

(i)	is created in favour of the Collateral Agent for itself and on behalf of each of the other Secured Parties;

(ii)	is, to the maximum extent permitted by Applicable Law, created over the present and future assets of the Company (other than the Excluded Assets);

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(iii)

is a continuing security for the payment, discharge and performance of all of the Secured Obligations, shall extend to the ultimate balance of all sums payable under the Loan Documents regardless of any intermediate payment or discharge in whole or in part and shall remain in full force and effect until confirmation in writing by the Collateral Agent (not to be unreasonably withheld) that Payment in Full has occurred; and

(iv)	is in addition to, is independent of and is not in any way prejudiced or affected by any of the other Loan Documents.

(b)	The Collateral Agent shall not be bound to enforce any of the other Security Documents before enforcing the Security Interests created by this Agreement.

(c)

If an amount paid to a Secured Party under a Loan Document is avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, the Transaction Security and the liability of the Company under this Agreement shall continue and that amount will not be considered to have been irrevocably paid for the purposes of the definition of Payment in Full.

(d)

Until Payment in Full, the Company remains liable to observe and perform all conditions and obligations assumed by it in relation to the Security Assets. The Collateral Agent is under no obligation to perform or fulfil any such condition or obligation or to make any payment in respect of any such condition or obligation.

(e)

The exercise by the Collateral Agent of any of the rights or remedies hereunder shall not release the Company from any of its liabilities or obligations under the Loan Documents or any other agreement or instrument included in the Security Assets until Payment in Full. For the avoidance of doubt, until Payment in Full, the application of the Security Assets to satisfy part of the Secured Obligations shall not release the Company from its obligation to pay and perform the Secured Obligations in full.

(f)

Following an Event of Default and during the continuation thereof, should any Secured Party decide to realize any of the Security Assets deposited with it in accordance with the provisions of Section 17(3) and 19(a) of the Pledges Law, then seven (7) Business Days advance notice to the Company regarding the steps that the Collateral Agent intends to take shall be deemed to be reasonable advance notice for the purpose of Section 19(b) of the Pledges Law.

(g)

In the event that any Governmental Authority amends existing Applicable Law at any time hereafter in a manner which adversely affects the rights of the Secured Parties hereunder (including by way of amending the order of priority for distribution of assets on bankruptcy or insolvency in whole or in part), the Company undertakes, upon the reasonable demand by the Collateral Agent, to take all commercially reasonable steps necessary to ensure that the Secured Parties remain first ranking secured creditors of the Company in respect of all the Security Assets with the rights and priority existing as at the date of this Agreement.

6.	RESTRICTION ON DEALINGS

The Company may not:

(a)	create or permit to subsist any Security Interest on any of the Security Assets; or

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(b)

(whether by a single transaction or a number of related or unrelated transactions and whether voluntarily or involuntarily) assign, charge, lease, transfer or otherwise dispose of all or any part of its right, title and interest in and to the Security Assets, in each case unless permitted to do so under the Credit Agreement.

7.	REPRESENTATIONS AND WARRANTIES

7.1	General representations and warranties

The Company represents and warrants to the Collateral Agent for the benefit of the Secured Parties that:

(a)

it is the sole legal and beneficial owner of, and absolutely entitled to, the Security Assets (except for minor defects in title that would not reasonably be expected to have a Material Adverse Effect);

(b)	the Security Assets are free from any Security Interest or option to purchase or similar right (except as permitted under the Credit Agreement);

(c)

the Company has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in the Security Assets and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than (a) any consent or approval that has been obtained, (b) as contemplated by the IIA Provision and (c) filings necessary to perfect the Liens created under this Agreement;

(d)

subject to the IIA Provision, there is no restriction or condition under any law or agreement which is applicable to pledging or charging the Security Assets and the Company is permitted to charge the Security Assets, except as would not reasonably be expected to have a Material Adverse Effect;

(e)

the Transaction Security creates a first ranking Security Interest over the Security Assets and is not subject to any prior ranking or pari passu ranking Security Interest (except as permitted by the Credit Agreement);

(f)

subject to the IIA Provision, there is no restriction or condition under any law or agreement which is applicable to the transfer or realization of the Security Assets, except as would not reasonably be expected to have a Material Adverse Effect;

(g)

the Company’s signature on this Agreement and the performance of all of its obligations included herein do not conflict or contradict any ruling, order, directive or instruction of any Governmental Authority of any kind whatsoever and do not contravene the Company’s constitutional documents, except as would not reasonably be expected to have a Material Adverse Effect;

(h)

this Agreement has been duly executed, and each of the obligations expressed to be assumed by it under this Agreement, are legal, valid, binding and enforceable obligations, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and have been duly authorized by all necessary corporate or other organizational action; and

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(i)

as of the date of this Agreement, no Event of Default has occurred nor, to the best of the Company’s knowledge, have any circumstances occurred which, with the passage of time or following the provision of any notice or warning, shall constitute an Event of Default; and

(j)	Schedule 2 (Intellectual Property) sets forth, as of the Closing Date, a true and complete list in all material respects, of:

(i)	all Patents owned by the Company that have been issued by or applied for with the Registrar of Patents;

(ii)	all Designs owned by the Company that have been issued by or applied for with the Registrar of Patents;

(iii)	all Trademarks owned by the Company that have been registered or applied for with the Registrar of Patents;

(iv)	all exclusive copyright and patent Licenses under which the Company is a licensee including the name of the licensee, licensor and date of the license agreement.; and

(v)	all IIA-Funded Know-How of the Company.

Without derogating from the requirements of Clause 8.2(b) (Intellectual Property Undertakings), in the event any supplemental to the Perfection Certificate shall set forth any Intellectual Property, Schedule 2 (Intellectual Property) shall be deemed to be supplemented to include the reference to such Intellectual Property, in the same form as such reference is set forth on such Supplemental Perfection Certificate.

7.2	Times for making representations and warranties

The representations and warranties set out in this Agreement are:

(a)	made by the Company on the date of this Agreement; and

(b)

(unless expressed to be given at a specific date) deemed to be repeated by the Company on each date prior to Payment in Full on which any of the representations and warranties set out in the Loan Documents are repeated, in each case by reference to the circumstances existing at that time.

8.	UNDERTAKINGS

8.1	General Undertakings

The Company hereby undertakes to the Collateral Agent for the benefit of the Secured Parties from the date of this Agreement until Payment in Full:

(a)	to hold and manage the Security Assets in accordance with the provisions of this Agreement and the Loan Documents;

(b)

unless permitted by the Loan Documents, not to sell, transfer, assign, lease, borrow, rent, provide or remove from its possession any of the Security Assets or any related right and not to permit any other Person to make use of any Security Asset in any way or provide any other Person an attorney of power or proxy in connection with the Security Assets;

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(c)	to be liable towards the Secured Parties for any act or omission of the Company which causes any impairment to any proprietary right of the Company in the Security Assets;

(d)	to be bound by the provisions of Sections 3.01, 6.05, 6.06, 6.07, 6.08, 6.09, 6.12, 6.14 and 6.17 of the Credit Agreement, mutatis mutandis, as if set out expressly in full in this Agreement;

(e)

at its own expense, to use commercially reasonable efforts to defend the Security Interests granted to the Collateral Agent in the Security Assets and the priority thereof against any Person asserting any Lien not permitted pursuant to Section 7.01 (Liens) of the Credit Agreement;

(f)

that the Collateral Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Security Assets that are not permitted by the Credit Agreement, and may pay for the maintenance and preservation of the Security Assets to the extent the Company fails to do so as required by this Agreement or the other Loan Documents after the Collateral Agent has requested in writing that the Company does so and the Company fails to do so within five (5) Business Days, and the Company agrees to reimburse the Collateral Agent reasonably promptly on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization (and any such payment made or expense waived shall be an additional Obligation secured hereby); provided, however that nothing in this Section 8.1(f) shall be interpreted as excusing the Company from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other obligations of the Company with respect to Taxes, assessments, charges, fees and Liens and maintenance as set forth herein or in the other Loan Documents;

(g)

none of the Collateral Agent or the Secured Parties shall have any responsibility for, or liability for its failure in, observing or performing any obligations to be observed and performed by the Company under any contract, agreement or instrument relating to the Security Assets, and the Company agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance;

(h)

without the prior written consent of the Collateral Agent, not to initiate any change to any of the IIA approved plans, programs or approvals which form part of the Security Assets to the extent such change may adversely affect in any material respect the interests of any Secured Party, and (ii) to fulfil in all material respects all obligations under Requirements of Law in connection with the IIA-Funded Know-How (including payment of all amounts due to any Governmental Authority in connection with the IIA-Funded Know-How); and

(i)	upon an Event of Default:

(i)

to use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each License to effect the assignment of all the Company’s right, title and interest thereunder to the Collateral Agent or its designee; and

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(ii)	in whole or in part, to provide the Collateral Agent the Security Assets, in whole or in part, in accordance with and subject to the provisions of the Loan Documents.

8.2	Intellectual Property Undertakings

(a)

The Company agrees that it will do or cause to be done all things necessary to preserve, renew, and keep in full force and effect the legal existence of all Intellectual Property, which, in the reasonable judgment of the Company, is material to the conduct of the business of the Company and its Subsidiaries taken as a whole.

(b)

The Company agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Closing Date, or if an Excluded Asset ceases to be an Excluded Asset after the Closing Date (collectively, “After-Acquired Intellectual Property”):

(i)	the provisions of this Agreement shall automatically apply thereto; and

(ii)	any such After-Acquired Intellectual Property shall automatically become part of the Security Assets,

and, the Company shall:

(A)	within the time frames set forth in Section 6.02(c) (Certificates; Other Information) of the Credit Agreement, provide the Collateral Agent with a fully updated Schedule 2 (Intellectual Property);

(B)

promptly thereafter, execute and deliver to the Collateral Agent a supplement to this Agreement or, at the discretion of the Collateral Agent, an additional Israeli Security Agreement (in each case, in form and substance substantially similar to this Agreement or reasonably satisfactory to the Collateral Agent) to evidence the Collateral Agent’s security interest in such After-Acquired Intellectual Property; and

(C)	promptly cooperate as reasonably necessary to enable the Collateral Agent to make any necessary or desirable filings with the Registrar of Companies and Registrar of Patents.

(c)

With respect to each item of its registered or applied for Intellectual Property which, in the reasonable judgment of the Company, is material to the conduct of the business of the Company and its Subsidiaries taken as a whole, the Company agrees to take all commercially reasonable steps: (i) to maintain the validity and enforceability of any such Intellectual Property and to maintain such Intellectual Property in full force and effect; and (ii) to pursue the registration and maintenance of each such registration or application, in each case, now or hereafter included in the Intellectual Property of the Company, including the payment of required fees and taxes, the filing of responses to office actions issued by the Registrar of Patents or other Governmental Authorities, the filing of applications for renewal or extension, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, re-examination, opposition, cancellation, infringement and misappropriation proceedings.

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(d)

The Company shall not do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property which, in the reasonable judgment of the Company, is material to the conduct of the business of the Company and its Subsidiaries taken as a whole, may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(e)

The Company shall take all commercially reasonable steps to preserve and protect each item of its Intellectual Property which, in the reasonable judgment of the Company, is material to the conduct of the business of the Company and its Subsidiaries taken as a whole, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all commercially reasonable steps to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(f)

In the event that the Company has reason to believe that any Intellectual Property material to the conduct of the business of the Company and its Subsidiaries taken as a whole, has been or is likely to be infringed, misappropriated or diluted by a third party, the Company shall promptly notify the Collateral Agent and shall, if consistent with reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as appropriate in the Company’s reasonable business judgment.

8.3	Notice Obligations

The Company hereby undertakes to the Collateral Agent for the benefit of the Secured Parties from the date of this Agreement until Payment in Full, to notify the Collateral Agent in writing, as soon as possible after it becomes aware of (except to the extent permitted by the Credit Agreement) any motion filed for the dissolution of the Company or for the appointment of a Receiver for the Company or any other similar official (including any motion to appoint a temporary Receiver) and/or any application for or the grant of a stay of proceedings order in respect of the Company pursuant to Chapter 3 of Part 9 of the Companies Law (“hakpaat halichim”), or, in each case, of the Company’s intent for any such appointment.

8.4	Collateral Agent’s right to perform

If the Company for any reason whatsoever fails to duly and punctually observe or perform or comply with any of its obligations under this Agreement, including under this Clause 8 (Undertakings), after the Collateral Agent has requested in writing that the Company do so and the Company fails to do so within five (5) Business Days, the Collateral Agent shall have the power, on behalf of or in the name of the Company or otherwise, to perform the obligation and to take any steps which the Collateral Agent may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of the failure, but without in any way becoming liable therefore (except as a result of its gross negligence, bad faith or willful misconduct) and provided that the exercise of this power, or the failure to exercise it, shall in no circumstances prejudice the Collateral Agent’s rights hereunder. The Company shall reimburse the Collateral Agent for any loss, costs or expenses incurred in connection with exercising its right under this Clause 8.4.

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9.	PREPAYMENT

Other than as permitted in the Loan Documents, neither the Company nor any Person having a right liable to be affected by the pledges and charges hereby created or the realization thereof shall have any right under Section 13(b) of the Pledges Law or any other statutory provisions in substitution therefore.

10.	ENFORCEMENT OF TRANSACTION SECURITY

10.1	Timing and manner of enforcement

(a)	The Transaction Security shall become enforceable immediately:

(i)	upon the occurrence and during the continuation of an Event of Default; or

(ii)	upon the appointment of a Receiver over any of the assets of the Company.

(b)

Without prejudice to any specific provisions contained in this Agreement, immediately after the Transaction Security has become enforceable, the Collateral Agent may in its absolute discretion enforce all or any part of the Transaction Security in any manner or order it sees fit or as the Lenders direct.

(c)

No Secured Party shall be liable to the Company for any loss arising from the manner in which the Collateral Agent or any other Secured Party enforces or refrains from enforcing the Transaction Security.

10.2	Protection of third parties

(a)	No Person (including a purchaser) dealing with the Collateral Agent or a Receiver or any of its or their respective agents shall be concerned to enquire:

(i)	whether the Secured Obligations have become payable;

(ii)	whether any power which the Collateral Agent or that Receiver may purport to exercise has become exercisable or is being properly exercised;

(iii)	whether any amount remains due under the Loan Documents; or

(iv)	how any money paid to the Collateral Agent or to the Receiver is to be applied.

(b)

The receipt by the Collateral Agent or any Receiver of any moneys paid to the Collateral Agent or that Receiver by any Person (including a purchaser) shall be an absolute and conclusive discharge and shall relieve any Person dealing with the Collateral Agent or that Receiver of any obligation to see to the application of any moneys paid to or at the direction of the Collateral Agent or that Receiver.

(c)	In paragraphs (a) and (b) above, purchaser includes any Person acquiring, for money or money’s worth, any interest or right whatsoever in relation to any Security Asset.

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11.	COLLATERAL AGENT AND RECEIVER

11.1	Collateral Agent

(a)

If an Event of Default occurs and the Collateral Agent gives notice to the Company that the Transaction Security is enforceable, the Collateral Agent shall be entitled to take all such steps as it sees fit to collect the total amount outstanding under the Secured Obligations and to realize, at the Company’s expense, any of the Security Interests created under this Agreement by any means allowed by Applicable Law including, without limitation:

(i)	exercising any of the rights, remedies and powers available to it under Applicable Law (including under Article VIII (Events of Default and Remedies) of the Credit Agreement); and

(ii)	appointing or applying to the competent court for appointment of a Receiver (as set out in Clause 11.2 (Receiver)).

(b)

To the extent permitted by Applicable Law, all or any of the powers, authorities and discretions which are conferred by this Agreement upon a Receiver may be exercised by the Collateral Agent following an Event of Default without first appointing a Receiver or notwithstanding the appointment of a Receiver.

Without derogating from the above, following an Event of Default the Collateral Agent shall be entitled to exercise any right charged or pledged hereunder in the same manner in which the Company is entitled to exercise such right in accordance with the terms of Section 20 of the Pledges Law.

(c)

Subject to Applicable Law and without derogating from subclauses (a) and (b) above, the Collateral Agent shall be entitled, in any proceedings concerning the bankruptcy, liquidation, winding up or receivership (or similar proceedings) of the Company, to:

(i)	demand, claim, collect and enforce and prove the Secured Obligations and give acquittal thereunder;

(ii)	file any claims and proofs, give receipts and take all such proceedings and do all such things as the Collateral Agent sees fit to recover the Secured Obligations; and

(iii)	receive all distributions on and payments with respect to the Secured Obligations.

(d)

The Company irrevocably makes, constitutes and appoints the Collateral Agent (and its designees) as the Company’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuation of an Event of Default and written notice to the Company of its intent to exercise its remedies under Article VIII (Events of Default and Remedies) of the Credit Agreement, of making, settling and adjusting claims in respect of the Security Assets under policies of insurance, endorsing the name of the Company on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable reasonably promptly upon demand by the Company to the Collateral

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Agent and shall be additional Obligations secured by this Agreement. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, all insurance payments, proceeds of insurance and any awards arising from condemnation of any Security Assets received by the Collateral Agent in connection with any loss, damage or destruction of any Security Assets shall be transferred to the Company.

(e)

The Collateral Agent shall have all powers that it may, in its full discretion, determine to be desirable or necessary to preserve the Security Assets and the Security Interests created hereby and to take all such steps for such purpose at the Company’s expense.

11.2	Receiver

(a)	The Receiver shall have all powers conferred by Applicable Law, including, among others, the following rights, powers and discretions:

(i)	to receive the Security Assets or any part thereof, seize possession of and eject any Person and thing situated thereon, on behalf of the Company;

(ii)	to carry on the Company’s business as it deems fit;

(iii)

to sell or agree to the sale of the Security Assets in whole or in part, or otherwise dispose of the same on such conditions as he deems fit, and apply the proceeds thereof towards the Secured Obligations;

(iv)

to realize, collect and take such action as will be required vis-à-vis the various authorities to exercise the Company’s tax rights in respect of the Security Assets, including obtaining an exemption or discount or concession or right to set off losses, of any kind whatsoever; and

(v)

to effect any other act in relation to the Security Assets in its entirety or in part, as he deems fit, to take immediate possession of and collect any Security Assets and to require payment to it or to the Collateral Agent of any monetary claims or credit balance on any account.

(b)

The Company alone shall be responsible for the acts and omissions of the Receiver (other than for the Receiver’s gross negligence or willful misconduct) and for the Receiver’s remuneration. Under no circumstances shall the Collateral Agent or any of the Secured Parties be responsible for the acts and omissions of the Receiver or for the Receiver’s remuneration.

11.3	Collateral Agent and Receiver

(a)

Neither the Collateral Agent nor the Receiver, nor any of their respective agents, managers, officers, employees, delegates, and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense which arises out of the exercise or the attempted or purported exercise or the failure to exercise any of their respective rights, powers and discretions under this Agreement in the absence of gross negligence or willful misconduct.

(b)

Neither the Collateral Agent nor any Receiver, nor any of their respective agents, managers, officers, employees, delegates, and advisers shall be under any duty to exercise any of their respective rights, powers and discretions under this Agreement.

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(c)

To the extent permitted by Applicable Law, the Company hereby waives any requirements with respect to notice, form or the terms of the exercise by the Collateral Agent, the Receiver, or any of their respective agents, managers, officers, employees, delegates, and advisers of their respective rights, powers and discretions under this Agreement, except as provided otherwise in the Loan Documents.

12.	DELEGATION

(a)

To the extent permitted by Applicable Law, the Collateral Agent or any Receiver may delegate by power of attorney or in any other manner to any Person any right, power or discretion exercisable by it under this Agreement.

(b)

Any delegation under this Clause 12 may be made upon such terms (including the power to sub-delegate) and subject to such conditions and regulations as the Collateral Agent or any Receiver may consider fit.

(c)

Neither the Collateral Agent nor any Receiver shall be in any way liable or responsible to the Company for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate.

(d)

References in this Agreement to the Collateral Agent or a Receiver shall be deemed to include references to any delegate of the Collateral Agent or Receiver appointed in accordance with this Clause 12.

13.	PRESERVATION OF SECURITY

13.1	Guarantee and Indemnity

To the extent enforcement of the Transaction Security or the guarantee provided under this Agreement becomes unenforceable, invalid or illegal, the Company, as an independent and primary obligation, hereby indemnifies each of the Secured Parties promptly on demand against any cost, loss or liability it incurs as a result of the Company not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Loan Document on the date when it would have been due.

13.2	Reinstatement

(a)

If any payment by the Company or any discharge or release given by a Secured Party (whether in respect of the obligations of any Person or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(i)	the liability of the Company and the relevant security shall continue as if the payment, discharge, release, avoidance or reduction had not occurred; and

(ii)	the relevant Secured Party shall be entitled to recover the value or amount of that security or payment from the Company, as if the payment, discharge, avoidance or reduction had not occurred.

(b)	The Collateral Agent may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

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13.3	Waiver of defences

None of the obligations of the Company under this Agreement or any Transaction Security shall be affected by any act, omission, matter or thing (whether or not known to the Company or any Secured Party) which, but for this provision, would reduce, release, prejudice or provide a defence to any of those obligations including:

(a)	any time, waiver, release or consent granted to, or composition with, any Loan Party or any other Person;

(b)	the release of any Loan Party or any other Person under the terms of any composition or arrangement with any creditor of any Loan Party or any other Person;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over the assets of, any Loan Party or any other Person;

(d)

any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any rights against, or security over the assets of, any Loan Party or any other Person;

(e)	any incapacity or lack of power, authority or legal personality of, or dissolution or change in, the members or status of any Loan Party or any other Person;

(f)	any amendment (however fundamental and including any amendment that may increase the liability of a Loan Party) or replacement of a Loan Document or any other document or security;

(g)	any unenforceability, illegality or invalidity of any obligation of any Person under any Loan Document or any other document or security; or

(h)	any insolvency or similar proceedings.

For the avoidance of doubt, without derogating from the remainder of this Clause 13.3, the Company hereby expressly waives all rights and defences under sections 4(b), 4(c), 5, 6, 7(b), 8, 9, 11, 12, 15 and 17 of the Guarantee Law, and all rights and defences under sections 7(b) and 13(b) of the Pledges Law, and confirms that the provisions of the Guarantee Law and the Pledges Law affording such rights or defences to the Company shall not apply to the rights granted to the Secured Parties under this Agreement.

13.4	Immediate recourse

(a)

The Company waives any right it may have of first requiring any Secured Party to proceed against or enforce any other rights or security or claim payment from any Person before claiming from or enforcing against the Company under this Agreement.

(b)	The waiver in this Clause 13.4 applies irrespective of any Applicable Law or any provision of a Loan Document to the contrary.

13.5	Appropriations

On and after the occurrence of, and during the continuation of, an Event of Default and until Payment in Full, each Secured Party may at its sole discretion but subject to Applicable Law:

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(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it considers fit (whether against those amounts or otherwise) and the Company shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Company or on account of the Company’s liability under this Agreement.

13.6	Additional security/non-merger

The Transaction Security is in addition to and not in substitution for or derogation of, and shall not be merged into or in any way be excluded or prejudiced by, any other Security Interest (whether given by a Company or otherwise) at any time held by or on behalf of any Secured Party in respect of or in connection with any or all of the Secured Obligations or any other amount due by the Company to the Secured Parties.

14.	CURRENCY CONVERSION

(a)

If any Secured Party receives any amounts due to it under the Loan Documents in a currency other than the currency in which any payment obligation is expressed to be payable (the “Other Currency”), such Secured Party may convert the Other Currency into the currency necessary for the full or partial discharge of the Secured Obligations due to the Secured Parties.

(b)

For the purposes of this Clause 14, the rate of exchange shall be set in accordance with normal banking procedures in the relevant jurisdiction in which the exchange is to occur at the time elected in the sole discretion of the relevant Secured Party, with all fees, costs and expenses associated with such exchange to be borne by the Company.

15.	POWER OF ATTORNEY

15.1	Appointment

The Company irrevocably appoints the Collateral Agent and each Receiver severally as its attorney, with full power of substitution, on its behalf and in its name or otherwise, at such time and in such manner as the attorney considers fit:

(a)

subject to and in accordance with Clause 8.4 (Collateral Agent’s right to perform), prior to the occurrence of an Event of Default, to do anything which the Company is obliged to do under this Agreement (but has not done); and

(b)	on and after the occurrence of, and during the continuation of, an Event of Default, to do anything which the Company is obliged to do under this Agreement.

15.2	Insurance

(a)

In the event that the Company at any time or times shall fail to obtain or maintain any of the policies of insurance required pursuant to Section 6.06 (Maintenance of Insurance) of the Credit Agreement, or to pay any premium in whole or in part relating thereto, the Collateral Agent may, if such failure results in a breach of such covenant after giving effect to any applicable cure period under the Credit Agreement, without waiving or releasing any obligation or liability of the Company

17

hereunder or any Event of Default, in its reasonable discretion, after requesting in writing that the Company remedies such issue and the Company fails to do so within 10 Business Days, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems reasonably necessary. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable reasonably promptly upon demand by the Company to the Collateral Agent and shall be additional Obligations secured hereby. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, all insurance payments, proceeds of insurance and any awards arising from condemnation of any Collateral received by the Collateral Agent in connection with any loss, damage or destruction of any Collateral shall be transferred to the Company.

15.3	Ratification

(a)

The Company ratifies and confirms and agrees to ratify and confirm whatever any attorney shall do in the exercise or purported exercise of the power of attorney granted by it in Clause 15.1 (Appointment).

(b)

The Company hereby releases the Collateral Agent and any Receiver in advance from all liability should the Collateral Agent or such Receiver not exercise any of the powers conferred upon the Collateral Agent under the power of attorney created in Clause 15.1 (Appointment) and, in particular, without prejudice to the generality of the release aforesaid, in any case where the Collateral Agent does not effect insurance at all, in time or in the correct manner or, where the insurance providers shall not, as a result of any defect or of a lack of sufficiency in the insurance cover or because of the absence of demand or for any other reason, pay for any damage or loss.

(c)

The Company hereby waives in advance any claims or demands against the Collateral Agent and any Receiver on account of, or in connection with any claim, negotiation or arrangement, made by the Collateral Agent under the powers granted to it under this Clause 15 except as resulting from the Collateral Agent’s gross negligence, bad faith, willful misconduct or material breach of this Agreement or that of any of its Affiliates, directors, officers, employees, advisors, agents, controlling persons or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision).

16.	GRANT OF LICENSE

For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Company hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Company), with a right of sublicense, to use, copy, make available, display, perform, transmit or otherwise exploit any of the Intellectual Property now owned or hereafter acquired by the Company, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual Property and the right to sue for past, present or future infringement of the Intellectual Property, to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between the Company and a third party governing the Company’s use of such Intellectual Property, and does not give such third party any right of acceleration, modification, termination, or cancelation and (b) is not prohibited by any

18

Applicable Law. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default and after notifying the Company in writing of its intention to use such license; provided that any sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Company notwithstanding any subsequent cure of an Event of Default.

17.	APPLICATION OF PROCEEDS

17.1	Order of application

(a)

The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization of any Security Asset, including any Security Asset consisting of cash, in accordance with Section 8.04 (Application of Funds) of the Credit Agreement.

(b)

Upon any sale of the Security Assets by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale of the purchase price thereof shall be a sufficient discharge to the purchaser or purchasers of the Security Assets so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase price paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Security Asset are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Collateral Agent or any Lender to collect such deficiency. Notwithstanding the foregoing, the proceeds of any collection, sale, foreclosure or realization upon any Security Asset of the Company, including any collateral consisting of cash, shall not be applied to any Excluded Swap Obligation of the Company and shall instead be applied to other obligations.

(c)	The order of application referred to in paragraphs (a) and (b) above shall override any appropriation by the Company.

18.	SET OFF

The provisions of Section 10.09 (Setoff) of the Credit Agreement shall apply to this Agreement as if set out expressly in full in this Clause 18.

19.	EXPENSES AND INDEMNITIES

(a)

The Company shall indemnify each Secured Party, Receiver and each Related Party of any of the foregoing Persons and permitted successors and assigns of any of the foregoing Persons, without duplication (each, an Indemnified Person) as provided in Section 10.04 (Attorney Costs and Expenses) of the Credit Agreement.

(b)

The Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder for its actions in connection herewith as provided in Section 10.04 (Attorney Costs and Expenses) of the Credit Agreement.

(c)	Any Indemnified Person who is not a party to this Agreement may rely on this Clause 19 and enforce its terms.

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20.	CHANGES TO PARTIES

20.1	Transfer by the Collateral Agent

The Collateral Agent may at any time assign or otherwise transfer all or any part of its rights under this Agreement to any successor appointed in accordance with the Loan Documents. The Company shall, promptly upon a request from the Collateral Agent and to the extent commercially reasonable, enter into such documents and do all such acts as may be necessary or desirable to effect such an assignment or transfer.

20.2	Changes to the Company

The Company may not assign or otherwise transfer any of its respective rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

21.	WAIVERS AND AMENDMENTS

The provisions of Section 10.01 (Amendments, Etc) of the Credit Agreement shall apply to this Agreement as if expressly set out in this Clause 21.

22.	MISCELLANEOUS

22.1	Further Loans

This Agreement secures Loans and financial accommodation already made under the Loan Documents and further Loans and financial accommodation to be made under the Loan Documents.

22.2	Collateral Agent’s and Receiver’s liability

Neither the Collateral Agent nor any Receiver shall (either by reason of taking possession of the Security Assets or for any other reason) be liable to the Company or any other Person for any costs, losses, liabilities or expenses relating to the realization of any Security Assets or from any act, default, omission or misconduct of the Collateral Agent or any Receiver or their respective officers, employees or agents in relation to the Security Assets or in connection with the Loan Documents except as resulting from the Collateral Agent’s gross negligence, bad faith, willful misconduct or material breach of this Agreement or that of any of its Affiliates, directors, officers, employees, advisors, agents, controlling persons or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision).

22.3	Determinations

The Company acknowledges that any certification or determination by any Secured Party or any Receiver, or any books, records and accounts of any Secured Party or Receiver, shall, in the absence of manifest error, conclusive evidence of the matters to which it relates. Copies of such certificates, determinations, books, records or accounts shall serve as admissible evidence to prove the authenticity of their content.

22.4	Relationship with other documents

Nothing contained in this Agreement shall operate to prejudice or affect any obligations of the Company towards the Secured Parties conferred by documentation of any kind that has been or will be signed by the Company towards the Collateral Agent or the Secured Parties or the rights of the Secured Parties under such documentation.

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22.5	Translation

A convenience translation of this Agreement into Hebrew shall be prepared by the Company as required by Applicable Law or reasonably requested by the Collateral Agent for the purpose of registration and perfection of this Agreement with the Israeli Registrar of Companies and Israeli Registrar of Patents. The parties acknowledge that this English language Agreement shall prevail in the case of any inconsistency and that the Hebrew translation is for convenience only.

22.6	Intercreditor Agreement

Notwithstanding any provision to the contrary in this Agreement, if any intercreditor agreement is entered into in accordance with the Credit Agreement, in the event of any inconsistency between the provisions of such intercreditor agreement and this Agreement, the provisions of such intercreditor agreement shall prevail.

23.	SECURED CASH MANAGEMENT OBLIGATIONS AND SECURED HEDGING OBLIGATIONS

No Secured Party that obtains the benefit of this Agreement shall have any right to notice of any action or to consent to, direct or object to, any action hereunder or otherwise in respect of the Security Assets (including, without limitation, the release or impairment of any Security Asset) other than in its capacity as a Lender or the Collateral Agent, as applicable, and, in any such case, only to the extent expressly provided in the Loan Documents, including without limitation Article IX (Administrative Agent and Other Agents) of the Credit Agreement. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Collateral Agent pursuant to the terms of the Credit Agreement, including, without limitation, under Article IX (Administrative Agent and Other Agents) of the Credit Agreement.

24.	PARTIAL INVALIDITY

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction, that shall not affect the legality, validity or enforceability of the remaining provisions in that jurisdiction or of that provision in any other jurisdiction.

25.	SURVIVAL

The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall:

(a)	survive the execution and delivery of this Agreement and the other Loan Documents; and

(b)

be deemed to be material and to have been relied upon by the Collateral Agent and the other Secured Parties, regardless of any investigation of the subject matter thereof made by or on behalf of the Collateral Agent or the other Secured Parties.

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26.	NOTICES

The provisions of Section 10.02 (Notices and Other Communications; Facsimile Copies) of the Credit Agreement shall apply to this Agreement as if set out expressly in full in this Clause 26 (as appropriate).

27.	COUNTERPARTS

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

28.	GOVERNING LAW AND ENFORCEMENT

28.1	Governing law and Jurisdiction

This Agreement is governed by and shall be construed in accordance with the laws of the State of Israel and each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of Tel-Aviv-Jaffa in relation to all matters arising out of or in connection with this Agreement.

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SIGNATORIES TO THE SECURITY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COLLATERAL AGENT ING CAPITAL LLC, as Collateral Agent

BY:
Name:
Title:

THE COMPANY SYNERON MEDICAL LTD, as the Company

BY:
Name:
Title:

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SCHEDULE 1

EVENTS OF DEFAULT

If any of the following events of default (each such event, an “Event of Default”) shall occur:

1.

Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document or Ancillary Facility; or

2.

Specific Covenants. The Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.03(a) or Section 6.04 (solely with respect to the Borrower) or Section 6.12(b)(v) or Article VII (other than Section 7.09) or (ii) Section 7.09; provided that an Event of Default shall not occur until the Cure Deadline has occurred; or

3.

Other Defaults. Any Loan Party or any Restricted Subsidiary thereof fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

4.

Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

5.

Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due or as to which an offer to prepay is required to be made as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and (y) any Indebtedness permitted to exist or be incurred under the terms of this Agreement that is required to be repurchased, prepaid, defeased or redeemed (or as to which an offer to repurchase, prepay, defease or redeem is required to be made) in connection with any asset sale event, casualty or condemnation event, change of control (without limiting the rights of the Agents and the Lenders under Section 8.01(j) below), excess cash flow or other customary provision in such Indebtedness giving rise to such requirement to offer or prepay in the absence of any default thereunder; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness; or

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6.

Insolvency Proceedings, Etc. Holdings, the Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary or any Restricted Subsidiary that could at such time, upon designation by the Borrower, become an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any Controller (as defined in the Corporations Act), receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any Controller (as defined in the Corporations Act), receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days (including in respect of the grant of a freeze order (“hakpaat halichim”) pursuant to Chapter 3 of Part 9 of the Companies Law); or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or

7.

Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance or by an enforceable indemnity) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days after the entry thereof; or

8.

ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (ii) a Foreign Pension Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a Material Adverse Effect; or

9.

Invalidity of Collateral Documents. (i) Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or as a result of acts or omissions by the Administrative Agent or the Collateral Agent not taken by the Administrative Agent or the Collateral Agent or the satisfaction in full of all the Obligations and termination of the Aggregate Commitments, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any material provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document or (ii) a material part of the Liens purported to be created by the Collateral Documents (subject to (x) the terms of the Collateral and Guarantee Requirement and (y) any Lien permitted by Section 7.01) cease to be perfected Liens in each case, other than (x) as a result of a release of Collateral permitted under Section 10.20, or (y) solely as a result of the Administrative Agent’s or the Collateral Agent’s failure to (1) maintain possession of any stock certificates, promissory notes or other instruments actually delivered to it under the Loan Documents or (2) file Uniform Commercial Code continuation statements; or

10.	Change of Control. There occurs any Change of Control.

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SCHEDULE 2

INTELLECTUAL PROPERTY

Part A

Part B

Part C

Part D

Part E

26

Dated September             , 2017

BETWEEN

SYNERON MEDICAL LTD

as the Company

AND

ING CAPITAL LLC

as Collateral Agent

SECURITY AGREEMENT/DEBENTURE (SHARES)

UNLIMITED IN AMOUNT

THIS SECURITY AGREEMENT/DEBENTURE (SHARES) is made on the          day of September 2017

BETWEEN:

(1)

SYNERON MEDICAL LTD, a company duly incorporated under the laws of the State of Israel under certificate of incorporation number 51-298651-4 and having its registered office at P.O. Box 550, Tavor Building 3rd Floor, Yokneam Illit 2069200, Israel (the “Company”); and

(2)	ING CAPITAL LLC, in its capacity as collateral agent for the benefit of the Secured Parties (as defined in the Credit Agreement (as defined below)) (the “Collateral Agent”).

WHEREAS:

(A)    On September             , 2017, a credit agreement was entered into between, among others, the Company and Syneron Inc. as Borrowers (the “Borrower”) and the Collateral Agent, pursuant to which the Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein (the “Credit Agreement”).

(B)    In order to secure the full and punctual payment and performance when due of the Obligations, the Company has agreed to charge and pledge the Security Assets in favour of the Collateral Agent in accordance with the terms hereof.

(C)    The obligations of the Lenders to extend credit under the Credit Agreement are conditioned upon, among other things, the execution of this Agreement.

IT IS AGREED as follows:

1.      INTERPRETATION

1.1    Definitions

In this Security Agreement/Debenture (this “Agreement”), unless the context otherwise requires:

(a)	capitalised terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement; and

(b)	in addition:

Applicable Law means:

(a)

any constitution, treaty, statute, code, law, regulation, ordinance, rule, judgement, rule of law, official order, judicial order, writ, decree, request, approval, concession, grant, franchise, licence, directive, guideline, policy, standard, plan, requirement; and

(b)	any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing (whether or not having the force of law) of any Governmental Authority,

whether in effect as of the date hereof or thereafter and in each case as amended, re-enacted or replaced.

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Equity Interests means shares, partnership interests, membership interests, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

Event of Default means an Event of Default as set out in Section 8.01 (Events of Default) of the Credit Agreement, a copy of which clause is attached for information purposes as Schedule 1 (Events of Default) to this Agreement.

Guarantee Law means the Israeli Guarantee Law, 5727-1967.

NIS means the lawful currency of the State of Israel from time to time.

Notes means:

(a)

the $102,500,000 capital note effective as of January 1, 2015, granted by Syneron Switzerland GmbH, a company organized and existing under the laws of Switzerland with company number CHE-295.269.435 (“Syneron Switzerland”), in favour of the Company, in the amount for the time being issued and outstanding and as the same may be amended, varied or supplemented from time to time; and

(b)

the $16,190,000 capital note effective as of January 1, 2015, granted by Syneron Switzerland in favour of the Company, in the amount for the time being issued and outstanding and as the same may be amended, varied or supplemented from time to time.

Payment in Full means when all Obligations under the Credit Agreement are paid in full in accordance with Section 10.20(b) of the Credit Agreement.

Pledged Subsidiary means Ultra Shape Ltd, a company duly incorporated under the laws of the State of Israel under certificate of incorporation number 51-294930-6.

Pledges Law means the Israeli Pledges Law, 5727-1967.

Receiver means a receiver, conservator, liquidator, trustee, administrator, custodian, assignee for the benefit of creditors, officer for the implementation of a reorganization process (“halichei havraa”) or similar Person charged with the reorganization or liquidation of the Company’s business.

Related Rights means:

(a)

subject to Clause 9 (Voting Rights, Dividends and Interest), all payments of principal, and all interest, dividends or other distributions, whether paid or payable in cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the Equity Interests in the Pledged Subsidiary and the Notes (as applicable);

(b)

subject to Clause 9 (Voting Rights, Dividends and Interest), all other rights and privileges of the Company with respect to the Equity Interests in the Pledged Subsidiary and the Notes (as applicable); and

(c)	all proceeds of any of the foregoing.

2

Secured Obligations has the meaning given to it in Clause 2 (Secured Obligations).

Security Assets means all the assets of the Company from time to time mortgaged, charged or assigned or expressed to be mortgaged, charged or assigned pursuant to this Agreement.

Security Interest means any mortgage, pledge, lien, charge (whether fixed or floating), assignment, hypothecation, deposit arrangement, encumbrance, conditional sale, title retention, preferential right, priority, trust arrangement or security interest or any other agreement or arrangement having a similar effect.

Transaction Security means the Security Interests created or expressed to be created in favour of the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement.

1.2	Construction

(a)

Unless a contrary indication appears in this Agreement, the provisions of Section 1.02 (Other Interpretive Provisions) of the Credit Agreement shall apply to this Agreement as if set out in full in this Agreement.

(b)

The word “asset” shall be construed to refer to any and all present and future, real and personal, tangible and intangible assets, rights and property, including cash, securities, accounts, accounts receivables, revenues, inventory, equipment, contractual rights, Intellectual Property of every description and proceeds of the foregoing.

(c)	The fact that the details of any assets in the Schedules are incorrect or incomplete shall not affect the validity or enforceability of this Agreement in respect of the assets of the Company.

(d)

Headings used in this Agreement are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

2.	SECURED OBLIGATIONS

(a)

This Agreement secures the due and punctual payment and discharge in full of the Obligations when due and payable, without limitation in amount, under the terms of and in the manner provided for in the Loan Documents (the “Secured Obligations”).

(b)	The Company acknowledges to the Collateral Agent that the amount secured by this Agreement is the full amount of the Obligations.

3.	CREATION OF FIXED SECURITY

As continuing security for the full and punctual payment or performance when due and payable (whether at stated maturity, acceleration or otherwise) of the Secured Obligations, the Company hereby absolutely and unconditionally charges in favour of the Collateral Agent (as collateral agent for the benefit of the Secured Parties), by way of first ranking fixed charge and first ranking assignment by way of security:

(a)	all of its Equity Interests in the Pledged Subsidiary (including those Equity Interests set forth in Schedule 2 (Equity Interests)) together with all Related Rights;

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(b)	all of its rights to receive payments (whether in kind or in cash) under the Notes and all Related Rights;

(c)

all of its rights to any exemption, relief or discount which may reduce or minimize any tax rate or tax liability or any part thereof (to the extent the Company is entitled to such at the date of the realization of the Security Assets) (the “Tax Reliefs”);

(d)

its rights to compensation (including under the Property Tax and Compensation Fund Law, 1961), indemnification and any other right that it shall have against any third party for the loss, damage or expiration of the Security Assets or in relation to any Tax Reliefs; and

(e)	all proceeds of the foregoing.

4.	RELEASE

Immediately after Payment in Full (but subject to paragraph (c) of Clause 5 (Provisions relating to Transaction Security) and to Section 10.20 (Release of Collateral and Guarantee Obligations; Subordination of Liens) of the Credit Agreement), the Collateral Agent shall, at the written request and cost of the Company, execute such notices to any applicable Governmental Authority as the Company may reasonably require in order to give effect to that release.

5.	PROVISIONS RELATING TO TRANSACTION SECURITY

(a)	All security created under this Agreement:

(i)	is created in favour of the Collateral Agent for itself and on behalf of each of the other Secured Parties;

(ii)	is, to the maximum extent permitted by Applicable Law, created over the present and future assets of the Company;

(iii)

is a continuing security for the payment, discharge and performance of all of the Secured Obligations, shall extend to the ultimate balance of all sums payable under the Loan Documents regardless of any intermediate payment or discharge in whole or in part and shall remain in full force and effect until confirmation in writing by the Collateral Agent (not to be unreasonably withheld) that Payment in Full has occurred; and

(iv)	is in addition to, is independent of and is not in any way prejudiced or affected by any of the other Loan Documents.

(b)	The Collateral Agent shall not be bound to enforce any of the other Security Documents before enforcing the Security Interests created by this Agreement.

(c)

If an amount paid to a Secured Party under a Loan Document is avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, the Transaction Security and the liability of the Company under this Agreement shall continue and that amount will not be considered to have been irrevocably paid for the purposes of the definition of Payment in Full.

(d)

Until Payment in Full, the Company remains liable to observe and perform all conditions and obligations assumed by it in relation to the Security Assets. The Collateral Agent is under no obligation to perform or fulfil any such condition or obligation or to make any payment in respect of any such condition or obligation.

4

(e)

The exercise by the Collateral Agent of any of the rights or remedies hereunder shall not release the Company from any of its liabilities or obligations under the Loan Documents or any other agreement or instrument included in the Security Assets until Payment in Full. For the avoidance of doubt, until Payment in Full, the application of the Security Assets to satisfy part of the Secured Obligations shall not release the Company from its obligation to pay and perform the Secured Obligations in full.

(f)

Following an Event of Default and during the continuation thereof, should any Secured Party decide to realize any of the Security Assets deposited with it in accordance with the provisions of Section 17(3) and 19(a) of the Pledges Law, then seven (7) Business Days advance notice to the Company regarding the steps that the Collateral Agent intends to take shall be deemed to be reasonable advance notice for the purpose of Section 19(b) of the Pledges Law.

(g)

In the event that any Governmental Authority amends existing Applicable Law at any time hereafter in a manner which adversely affects the rights of the Secured Parties hereunder (including by way of amending the order of priority for distribution of assets on bankruptcy or insolvency in whole or in part), the Company undertakes, upon the reasonable demand by the Collateral Agent, to take all commercially reasonable steps necessary to ensure that the Secured Parties remain first ranking secured creditors of the Company in respect of all the Security Assets with the rights and priority existing as at the date of this Agreement.

(h)

For the avoidance of doubt, nothing in this Agreement shall prohibit (i) the repayment or prepayment of the Notes, unless an Event of Default has occurred and is continuing and the Company has received a notice from the Collateral Agent instructing it not to permit Syneron Switzerland to make any such repayment or prepayment, or (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings, so long as such Indebtedness is permitted by Section 7.03 of the Credit Agreement after giving effect to such transfer.

6.	RESTRICTION ON DEALINGS

The Company may not:

(a)	create or permit to subsist any Security Interest on any of the Security Assets; or

(b)

(whether by a single transaction or a number of related or unrelated transactions and whether voluntarily or involuntarily) assign, charge, lease, transfer or otherwise dispose of all or any part of its right, title and interest in and to the Security Assets, in each case unless permitted to do so under the Credit Agreement.

7.	REPRESENTATIONS AND WARRANTIES

7.1	General representations and warranties

The Company represents and warrants to the Collateral Agent for the benefit of the Secured Parties that:

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(a)

it is the sole legal and beneficial owner of, and absolutely entitled to, the Security Assets (except for minor defects in title that would not reasonably be expected to have a Material Adverse Effect);

(b)	the Security Assets are free from any Security Interest or option to purchase or similar right (except as permitted under the Credit Agreement);

(c)

the Company has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in the Security Assets and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than (i) any consent or approval that has been obtained, and (ii) filings necessary to perfect the Liens created under this Agreement;

(d)

there is no restriction or condition under any law or agreement which is applicable to pledging or charging the Security Assets and the Company is permitted to charge the Security Assets, except as would not reasonably be expected to have a Material Adverse Effect;

(e)

the Transaction Security creates in favor of the Collateral Agent for the benefit of the Secured Parties a first ranking Security Interest over the Security Assets and is not subject to any prior ranking or pari passu ranking Security Interest (except as permitted by the Credit Agreement);

(f)

there is no restriction or condition under any law or agreement which is applicable to the transfer or realization of the Security Assets, except as would not reasonably be expected to have a Material Adverse Effect;

(g)

the Company’s signature on this Agreement and the performance of all of its obligations included herein do not conflict or contradict any ruling, order, directive or instruction of any Governmental Authority of any kind whatsoever and do not contravene the Company’s constitutional documents, except as would not reasonably be expected to have a Material Adverse Effect;

(h)

this Agreement has been duly executed, and each of the obligations expressed to be assumed by it under this Agreement, are legal, valid, binding and enforceable obligations, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and have been duly authorized by all necessary corporate or other organizational action;

(i)	Schedule 2 (Equity Interests) sets forth, as of the Closing Date, a true and complete list of all the Equity Interests owned by the Company in the Pledged Subsidiary;

(j)

The Pledged Subsidiary is a wholly-owned Subsidiary of the Company, beneficially and of record, and the Equity Interests held by the Company in the Pledged Subsidiary are fully paid and non-assessable; and

(k)

as of the date of this Agreement, no Event of Default has occurred nor, to the best of the Company’s knowledge, have any circumstances occurred which, with the passage of time or following the provision of any notice or warning, shall constitute an Event of Default.

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7.2	Times for making representations and warranties

The representations and warranties set out in this Agreement are:

(a)	made by the Company on the date of this Agreement; and

(b)

(unless expressed to be given at a specific date) deemed to be repeated by the Company on each date prior to Payment in Full on which any of the representations and warranties set out in the Loan Documents are repeated, in each case by reference to the circumstances existing at that time.

8.	UNDERTAKINGS

8.1	General Undertakings

The Company hereby undertakes to the Collateral Agent for the benefit of the Secured Parties from the date of this Agreement until Payment in Full:

(a)	to deliver to the Collateral Agent:

(i)

on the Closing Date, all share certificates relating to the Security Assets, together with executed but undated deeds of transfer in respect of all Equity Interests held by the Company in the Pledged Subsidiary (in a form reasonably satisfactory to the Collateral Agent); and

(ii)

as promptly as practicable and, in any event, within 60 days (or such longer period as the Collateral Agent may, in its sole discretion, agree to in writing) after the acquisition thereof, any additional share certificates relating to new Equity Interests held by the Company in the Pledged Subsidiary, together with new executed but undated deeds of transfer in respect of such additional Equity Interests (in a form reasonably satisfactory to the Collateral Agent);

(b)

to the extent the Pledged Subsidiary issues any noncash dividends, interest, principal or other distributions that would constitute Security Assets, whether resulting from a subdivision, combination or reclassification of the issued and outstanding Equity Interests in the Pledged Subsidiary or received in exchange for Equity Interests in the Pledged Subsidiary or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Pledged Subsidiary may be a party or otherwise, such noncash dividends, interest, principal or other distributions shall be and become part of the Security Assets and, if required by the Collateral Agent, the Company shall promptly duly execute and deliver a supplement to this Agreement or an additional Security Agreement in respect of such noncash dividends, interest, principal or other distributions;

(c)	to procure that the Security Interests created in favour of the Collateral Agent under this Agreement are noted in the register of shareholders of the Pledged Subsidiary;

(d)	on the Closing Date, to furnish:

(i)	an irrevocable notice to the Pledged Subsidiary, countersigned by the Pledged Subsidiary, in the form attached as Schedule 3 (Irrevocable Instructions) to this Agreement; and

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(ii)

a notice to Syneron Switzerland notifying the Company of the pledge created pursuant to paragraph (b) of Clause 3 (Creation of fixed security) of this Agreement, countersigned by Syneron Switzerland, in the form of Schedule 4 (Notification to Syneron Switzerland GmbH) to this Agreement.

(e)	to hold and manage the Security Assets in accordance with the provisions of this Agreement and the Loan Documents;

(f)

unless permitted by the Loan Documents, not to sell, transfer, assign, lease, borrow, rent, provide or remove from its possession any of the Security Assets or any related right and not to permit any other Person to make use of any Security Asset in any way or provide any other Person an attorney of power or proxy in connection with the Security Assets, in each case, unless permitted to do so under the Credit Agreement;

(g)	to be liable towards the Secured Parties for any act or omission of the Company which causes any impairment to any proprietary right of the Company in the Security Assets;

(h)	to be bound by the provisions of Sections 3.01, 6.05, 6.06, 6.07, 6.08, 6.09, 6.12, 6.14 and 6.17 of the Credit Agreement, mutatis mutandis, as if set out expressly in full in this Agreement

(i)

that the Collateral Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Security Assets that are not permitted by the Credit Agreement, and may pay for the maintenance and preservation of the Security Assets to the extent the Company fails to do so as required by this Agreement or the other Loan Documents after the Collateral Agent has requested in writing that the Company does so and the Company fails to do so within five (5) Business Days, and the Company agrees to reimburse the Collateral Agent reasonably promptly on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization (and any such payment made or expense waived shall be an additional Obligation secured hereby); provided, however that nothing in this Section 8.1(i) shall be interpreted as excusing the Company from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other obligations of the Company with respect to Taxes, assessments, charges, fees and Liens and maintenance as set forth herein or in the other Loan Documents;

(j)

none of the Collateral Agent or the Secured Parties shall have any responsibility for, or liability for its failure in, observing or performing any obligations to be observed and performed by the Company under any contract, agreement or instrument relating to the Security Assets, and the Company agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance;

(k)

upon an Event of Default and after receiving written notice from the Collateral Agent with respect thereto, to provide the Collateral Agent the Security Assets, in whole or in part, in accordance with and subject to the provisions of the Loan Documents. In the event that the Company refuses to comply with the provisions of this subsection (k), the Collateral Agent shall be permitted, without the Company’s written consent, to seize and remove from its possession the Security Assets and retain possession of them at the Company’s expense.

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8.2	Notice Obligations

The Company hereby undertakes to the Collateral Agent for the benefit of the Secured Parties from the date of this Agreement until Payment in Full, to notify the Collateral Agent in writing, as soon as possible after it becomes aware of (except to the extent permitted by the Credit Agreement) any motion filed for the dissolution of the Company or for the appointment of a Receiver for the Company or any other similar official (including any motion to appoint a temporary Receiver) and/or any application for or the grant of a stay of proceedings order in respect of the Company pursuant to Chapter 3 of Part 9 of the Companies Law (“hakpaat halichim”), or, in each case, of the Company’s intent for any such appointment.

8.3	Collateral Agent’s right to perform

If the Company for any reason whatsoever fails to duly and punctually observe or perform or comply with any of its obligations under this Agreement, including under this Clause 8 (Undertakings), after the Collateral Agent has requested in writing that the Company do so and the Company fails to do so within five (5) Business Days, the Collateral Agent shall have the power, on behalf of or in the name of the Company or otherwise, to perform the obligation and to take any steps which the Collateral Agent may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of the failure, but without in any way becoming liable therefore (except as a result of its bad faith, gross negligence or willful misconduct) and provided that the exercise of this power, or the failure to exercise it, shall in no circumstances prejudice the Collateral Agent’s rights hereunder. The Company shall reimburse the Collateral Agent for any loss, costs or expenses incurred in connection with exercising its right under this Clause 8.3.

9.	VOTING RIGHTS, DIVIDENDS AND INTEREST

(a)

Unless and until an Event of Default shall have occurred and, other than in the case of an Event of Default under paragraph (a) or (f) of Section 8.01 (Events of Default and Remedies) of the Credit Agreement, the Collateral Agent shall have provided written notice to the Company that the Company’s rights, in whole or in part, under this Clause 9 are being suspended:

(i)

the Company shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to the Equity Interests in the Pledged Subsidiary or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Loan Documents; and

(ii)

the Company shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Security Assets; provided that any noncash dividends, interest, principal or other distributions that would constitute Security Assets, whether resulting from a subdivision, combination or reclassification of the issued and outstanding Equity Interests in the Pledged Subsidiary or received in exchange for Equity Interests in the Pledged Subsidiary or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Pledged Subsidiary may be a party or otherwise, shall be and become part of the Security Assets and, if received by the Company, required to be delivered to the Collateral Agent hereunder, shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Collateral Agent in the form in which they shall have been received (with any endorsements, stock or note powers, deeds of transfer and other instruments of transfer reasonably requested by the Collateral Agent);

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(b)

Upon the occurrence and during the continuation of an Event of Default, and, other than in the case of an Event of Default under paragraph (a) or (f) of Section 8.01 (Events of Default and Remedies) of the Credit Agreement, after the Collateral Agent shall have provided written notice to the Company of the suspension of the Company’s rights under Clause 9(a)(ii) above, all rights of the Company to dividends, interest, principal or other distributions that the Company is authorized to receive pursuant to Clause 9(a)(ii) above, shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal and other distributions received by the Company contrary to the provisions of this Clause 9 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of the Company and shall be forthwith delivered to the Collateral Agent upon written demand in the form in which they shall have been received (with any necessary endorsements, stock powers or other instruments of transfer). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this 9(b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property, shall be held as security for the payment of the Secured Obligations and shall be applied in accordance with the provisions of Clause 17 (Application of Proceeds). After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to the Company (without interest) all dividends, interest, principal or other distributions that the Company would otherwise have been permitted to retain pursuant to the terms of Clause 9(a)(ii) above and that remain in such account and the Company will have the right to exercise the voting and consent rights that the Company would otherwise be entitled to exercise pursuant to the terms of Clause 9(a) above; and

(c)

Upon the occurrence and during the continuation of an Event of Default, and, other than in the case of an Event of Default under paragraph (a) or (f) of Section 8.01 (Events of Default and Remedies) of the Credit Agreement, after the Collateral Agent shall have provided written notice to the Company of the suspension of the Company’ rights under Clause 9(a)(i) above, all rights of the Company to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Clause 9(a)(i) above, shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Company to exercise such rights. After all Events of Default have been cured or waived, all rights vested in the Collateral Agent pursuant to this paragraph (c) shall cease, the Company shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise prior to such vesting.

The Company hereby appoints the Collateral Agent as its proxy in respect of the Equity Interests in the Pledged Subsidiary and any Related Rights owned by it, such that the Collateral Agent shall be entitled, upon the voting and consensual rights and powers becoming vested in the Collateral Agent: (i) to vote the Equity Interests in the Pledged Subsidiary owned by the Company in the Company’s name and on the Company’s behalf on all resolutions of the shareholders of the Pledged Subsidiary in

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any general meeting, extraordinary meeting or any other shareholder meeting (including any adjourned meeting) held from to time; (ii) to appoint directors to the board of directors of the Pledged Subsidiary in the Company’s name and on the Company’s behalf; and (iii) to exercise all other shareholders’ rights in respect of the Equity Interests in the Pledged Subsidiary and any Related Rights owned by the Company, in each case, in such manner as the Collateral Agent may deem fit.

(d)

Any written notice given by the Collateral Agent to the Company suspending the Company’s rights under Clause 9(a) above may suspend the rights and powers of the Company under Clause 9(a)(i) or Clause 9(a)(ii) above in part without suspending all such rights or powers (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.

10.	PREPAYMENT

Other than as permitted in the Loan Documents, neither the Company nor any Person having a right liable to be affected by the pledges and charges hereby created or the realization thereof shall have any right under Section 13(b) of the Pledges Law or any other statutory provisions in substitution therefore.

11.	ENFORCEMENT OF TRANSACTION SECURITY

11.1	Timing and manner of enforcement

(a)	The Transaction Security shall become enforceable immediately:

(i)	upon the occurrence and during the continuation of an Event of Default; or

(ii)	upon the appointment of a Receiver over any of the assets of the Company.

(b)

Without prejudice to any specific provisions contained in this Agreement, immediately after the Transaction Security has become enforceable, the Collateral Agent may in its absolute discretion enforce all or any part of the Transaction Security in any manner or order it sees fit or as the Lenders direct.

(c)

No Secured Party shall be liable to the Company for any loss arising from the manner in which the Collateral Agent or any other Secured Party enforces or refrains from enforcing the Transaction Security.

11.2	Protection of third parties

(a)	No Person (including a purchaser) dealing with the Collateral Agent or a Receiver or any of its or their respective agents shall be concerned to enquire:

(i)	whether the Secured Obligations have become payable;

(ii)	whether any power which the Collateral Agent or that Receiver may purport to exercise has become exercisable or is being properly exercised;

(iii)	whether any amount remains due under the Loan Documents; or

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(iv)	how any money paid to the Collateral Agent or to the Receiver is to be applied.

(b)

The receipt by the Collateral Agent or any Receiver of any moneys paid to the Collateral Agent or that Receiver by any Person (including a purchaser) shall be an absolute and conclusive discharge and shall relieve any Person dealing with the Collateral Agent or that Receiver of any obligation to see to the application of any moneys paid to or at the direction of the Collateral Agent or that Receiver.

(c)	In paragraphs (a) and (b) above, purchaser includes any Person acquiring, for money or money’s worth, any interest or right whatsoever in relation to any Security Asset.

12.	COLLATERAL AGENT AND RECEIVER

12.1	Collateral Agent

(a)

If an Event of Default occurs and the Collateral Agent gives notice to the Company that the Transaction Security is enforceable, the Collateral Agent shall be entitled to take all such steps as it sees fit to collect the total amount outstanding under the Secured Obligations and to realize, at the Company’s expense, any of the Security Interests created under this Agreement by any means allowed by Applicable Law including, without limitation:

(i)	exercising any of the rights, remedies and powers available to it under Applicable Law (including under Article VIII (Events of Default and Remedies) of the Credit Agreement); and

(ii)	appointing or applying to the competent court for appointment of a Receiver (as set out in Clause 12.2 (Receiver)).

(b)

To the extent permitted by Applicable Law, all or any of the powers, authorities and discretions which are conferred by this Agreement upon a Receiver may be exercised by the Collateral Agent following an Event of Default without first appointing a Receiver or notwithstanding the appointment of a Receiver.

Without derogating from the above, following an Event of Default, the Collateral Agent shall be entitled to exercise any right charged or pledged hereunder in the same manner in which the Company is entitled to exercise such right in accordance with the terms of Section 20 of the Pledges Law.

(c)

Subject to Applicable Law and without derogating from subclauses (a) and (b) above, the Collateral Agent shall be entitled, in any proceedings concerning the bankruptcy, liquidation, winding up or receivership (or similar proceedings) of the Company, to:

(i)	demand, claim, collect and enforce and prove the Secured Obligations and give acquittal thereunder;

(ii)	file any claims and proofs, give receipts and take all such proceedings and do all such things as the Collateral Agent sees fit to recover the Secured Obligations; and

(iii)	receive all distributions on and payments with respect to the Secured Obligations.

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(d)

The Company irrevocably makes, constitutes and appoints the Collateral Agent (and its designees) as the Company’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuation of an Event of Default and written notice to the Company of its intent to exercise its remedies under Article VIII (Events of Default and Remedies) of the Credit Agreement, of making, settling and adjusting claims in respect of the Security Assets under policies of insurance, endorsing the name of the Company on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable reasonably promptly upon demand by the Company to the Collateral Agent and shall be additional Obligations secured by this Agreement. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, all insurance payments, proceeds of insurance and any awards arising from condemnation of any Security Assets received by the Collateral Agent in connection with any loss, damage or destruction of any Security Assets shall be transferred to the Company.

(e)

The Collateral Agent shall have all powers that it may, in its full discretion, determine to be desirable or necessary to preserve the Security Assets and the Security Interests created hereby and to take all such steps for such purpose at the Company’s expense.

12.2	Receiver

(a)	The Receiver shall have all powers conferred by Applicable Law, including, among others, the following rights, powers and discretions:

(i)	to receive the Security Assets or any part thereof, seize possession of and eject any Person and thing situated thereon, on behalf of the Company;

(ii)	to carry on the Company’s business as it deems fit;

(iii)

to sell or agree to the sale of the Security Assets in whole or in part, or otherwise dispose of the same on such conditions as he deems fit, and apply the proceeds thereof towards the Secured Obligations;

(iv)

to realize, collect and take such action as will be required vis-à-vis the various authorities to exercise the Company’s tax rights in respect of the Security Assets, including obtaining an exemption or discount or concession or right to set off losses, of any kind whatsoever; and

(v)

to effect any other act in relation to the Security Assets in its entirety or in part, as he deems fit, to take immediate possession of and collect any Security Assets and to require payment to it or to the Collateral Agent of any monetary claims or credit balance on any account.

(b)

The Company alone shall be responsible for the acts and omissions of the Receiver (other than for the Receiver’s gross negligence or willful misconduct) and for the Receiver’s remuneration. Under no circumstances shall the Collateral Agent or any of the Secured Parties be responsible for the acts and omissions of the Receiver or for the Receiver’s remuneration.

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12.3	Collateral Agent and Receiver

(a)

Neither the Collateral Agent nor the Receiver, nor any of their respective agents, managers, officers, employees, delegates, and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense which arises out of the exercise or the attempted or purported exercise or the failure to exercise any of their respective rights, powers and discretions under this Agreement in the absence of gross negligence or willful misconduct.

(b)

Neither the Collateral Agent nor any Receiver, nor any of their respective agents, managers, officers, employees, delegates, and advisers shall be under any duty to exercise any of their respective rights, powers and discretions under this Agreement.

(c)

To the extent permitted by Applicable Law, the Company hereby waives any requirements with respect to notice, form or the terms of the exercise by the Collateral Agent, the Receiver, or any of their respective agents, managers, officers, employees, delegates, and advisers of their respective rights, powers and discretions under this Agreement, except as provided otherwise in the Loan Documents.

13.	DELEGATION

(a)

To the extent permitted by Applicable Law, the Collateral Agent or any Receiver may delegate by power of attorney or in any other manner to any Person any right, power or discretion exercisable by it under this Agreement.

(b)

Any delegation under this Clause 13 may be made upon such terms (including the power to sub-delegate) and subject to such conditions and regulations as the Collateral Agent or any Receiver may consider fit.

(c)

Neither the Collateral Agent nor any Receiver shall be in any way liable or responsible to the Company for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate.

(d)

References in this Agreement to the Collateral Agent or a Receiver shall be deemed to include references to any delegate of the Collateral Agent or Receiver appointed in accordance with this Clause 13.

14.	PRESERVATION OF SECURITY

14.1	Guarantee and Indemnity

To the extent enforcement of the Transaction Security or the guarantee provided under this Agreement becomes unenforceable, invalid or illegal, the Company, as an independent and primary obligation, hereby indemnifies each of the Secured Parties promptly on demand against any cost, loss or liability it incurs as a result of the Company not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Loan Document on the date when it would have been due.

14.2	Reinstatement

(a)

If any payment by the Company or any discharge or release given by a Secured Party (whether in respect of the obligations of any Person or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

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(i)	the liability of the Company and the relevant security shall continue as if the payment, discharge, release, avoidance or reduction had not occurred; and

(ii)	the relevant Secured Party shall be entitled to recover the value or amount of that security or payment from the Company, as if the payment, discharge, avoidance or reduction had not occurred.

(b)	The Collateral Agent may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

14.3	Waiver of defences

None of the obligations of the Company under this Agreement or any Transaction Security shall be affected by any act, omission, matter or thing (whether or not known to the Company or any Secured Party) which, but for this provision, would reduce, release, prejudice or provide a defence to any of those obligations including:

(a)	any time, waiver, release or consent granted to, or composition with, any Loan Party or any other Person;

(b)	the release of any Loan Party or any other Person under the terms of any composition or arrangement with any creditor of any Loan Party or any other Person;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over the assets of, any Loan Party or any other Person;

(d)

any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any rights against, or security over the assets of, any Loan Party or any other Person;

(e)	any incapacity or lack of power, authority or legal personality of, or dissolution or change in, the members or status of any Loan Party or any other Person;

(f)	any amendment (however fundamental and including any amendment that may increase the liability of a Loan Party) or replacement of a Loan Document or any other document or security;

(g)	any unenforceability, illegality or invalidity of any obligation of any Person under any Loan Document or any other document or security; or

(h)	any insolvency or similar proceedings.

For the avoidance of doubt, without derogating from the remainder of this Clause 14.3, the Company hereby expressly waives all rights and defences under sections 4(b), 4(c), 5, 6, 7(b), 8, 9, 11, 12, 15 and 17 of the Guarantee Law, and all rights and defences under sections 7(b) and 13(b) of the Pledges Law, and confirms that the provisions of the Guarantee Law and the Pledges Law affording such rights or defences to the Company shall not apply to the rights granted to the Secured Parties under this Agreement.

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14.4	Immediate recourse

(a)

The Company waives any right it may have of first requiring any Secured Party to proceed against or enforce any other rights or security or claim payment from any Person before claiming from or enforcing against the Company under this Agreement.

(b)	The waiver in this Clause 14.4 applies irrespective of any Applicable Law or any provision of a Loan Document to the contrary.

14.5	Appropriations

On and after the occurrence of, and during the continuation of, an Event of Default and until Payment in Full, each Secured Party may at its sole discretion but subject to Applicable Law:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it considers fit (whether against those amounts or otherwise) and the Company shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Company or on account of the Company’s liability under this Agreement.

14.6	Additional security/non-merger

The Transaction Security is in addition to and not in substitution for or derogation of, and shall not be merged into or in any way be excluded or prejudiced by, any other Security Interest (whether given by a Company or otherwise) at any time held by or on behalf of any Secured Party in respect of or in connection with any or all of the Secured Obligations or any other amount due by the Company to the Secured Parties.

15.	CURRENCY CONVERSION

(a)

If any Secured Party receives any amounts due to it under the Loan Documents in a currency other than the currency in which any payment obligation is expressed to be payable (the “Other Currency”), such Secured Party may convert the Other Currency into the currency necessary for the full or partial discharge of the Secured Obligations due to the Secured Parties.

(b)

For the purposes of this Clause 15, the rate of exchange shall be set in accordance with normal banking procedures in the relevant jurisdiction in which the exchange is to occur at the time elected in the sole discretion of the relevant Secured Party, with all fees, costs and expenses associated with such exchange to be borne by the Company.

16.	POWER OF ATTORNEY

16.1	Appointment

The Company irrevocably appoints the Collateral Agent and each Receiver severally as its attorney, with full power of substitution, on its behalf and in its name or otherwise, at such time and in such manner as the attorney considers fit:

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(a)

subject to and in accordance with Clause 8.3 (Collateral Agent’s right to perform), prior to the occurrence of an Event of Default, to do anything which the Company is obliged to do under this Agreement (but has not done); and

(b)	on and after the occurrence of, and during the continuation of, an Event of Default, to do anything which the Company is obliged to do under this Agreement.

16.2	Ratification

(a)

The Company ratifies and confirms and agrees to ratify and confirm whatever any attorney shall do in the exercise or purported exercise of the power of attorney granted by it in Clause 16.1 (Appointment).

(b)

The Company hereby releases the Collateral Agent and any Receiver in advance from all liability should the Collateral Agent or such Receiver not exercise any of the powers conferred upon the Collateral Agent under the power of attorney created in Clause 16.1 (Appointment) and, in particular, without prejudice to the generality of the release aforesaid, in any case where the Collateral Agent does not effect insurance at all, in time or in the correct manner or, where the insurance providers shall not, as a result of any defect or of a lack of sufficiency in the insurance cover or because of the absence of demand or for any other reason, pay for any damage or loss.

(c)

The Company hereby waives in advance any claims or demands against the Collateral Agent and any Receiver on account of, or in connection with any claim, negotiation or arrangement, made by the Collateral Agent under the powers granted to it under this Clause 16 except as resulting from the Collateral Agent’s gross negligence, bad faith, willful misconduct or material breach of this Agreement or that of any of its Affiliates, directors, officers, employees, advisors, agents, controlling persons or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision).

17.	APPLICATION OF PROCEEDS

17.1	Order of application

(a)

The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization of any Security Asset, including any Security Asset consisting of cash, in accordance with Section 8.04 (Application of Funds) of the Credit Agreement.

(b)

Upon any sale of the Security Assets by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale of the purchase price thereof shall be a sufficient discharge to the purchaser or purchasers of the Security Assets so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase price paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Security Asset are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Collateral Agent or any Lender to collect such deficiency. Notwithstanding the foregoing, the proceeds of any collection, sale, foreclosure or realization upon any Security Asset of the Company, including any collateral consisting of cash, shall not be applied to any Excluded Swap Obligation of the Company and shall instead be applied to other obligations.

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(c)	The order of application referred to in paragraphs (a) and (b) above shall override any appropriation by the Company.

18.	SET OFF

The provisions of Section 10.09 (Setoff) of the Credit Agreement shall apply to this Agreement as if set out expressly in full in this Clause 18.

19.	EXPENSES AND INDEMNITIES

(a)

The Company shall indemnify each Secured Party, Receiver and each Related Party of any of the foregoing Persons and permitted successors and assigns of any of the foregoing Persons, without duplication (each, an Indemnified Person) as provided in Section 10.04 (Attorney Costs and Expenses) of the Credit Agreement.

(b)

The Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder for its actions in connection herewith as provided in Section 10.04 (Attorney Costs and Expenses) of the Credit Agreement

(c)	Any Indemnified Person who is not a party to this Agreement may rely on this Clause 19 and enforce its terms.

20.	CHANGES TO PARTIES

20.1	Transfer by the Collateral Agent

The Collateral Agent may at any time assign or otherwise transfer all or any part of its rights under this Agreement to any successor appointed in accordance with the Loan Documents. The Company shall, promptly upon a request from the Collateral Agent and to the extent commercially reasonable, enter into such documents and do all such acts as may be necessary or desirable to effect such an assignment or transfer.

20.2	Changes to the Company

The Company may not assign or otherwise transfer any of its respective rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

21.	WAIVERS AND AMENDMENTS

The provisions of Section 10.01 (Amendments, Etc) of the Credit Agreement shall apply to this Agreement as if expressly set out in this Clause 21.

22.	MISCELLANEOUS

22.1	Further Loans

This Agreement secures Loans and financial accommodation already made under the Loan Documents and further Loans and financial accommodation to be made under the Loan Documents.

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22.2	Collateral Agent’s and Receiver’s liability

Neither the Collateral Agent nor any Receiver shall (either by reason of taking possession of the Security Assets or for any other reason) be liable to the Company or any other Person for any costs, losses, liabilities or expenses relating to the realization of any Security Assets or from any act, default, omission or misconduct of the Collateral Agent or any Receiver or their respective officers, employees or agents in relation to the Security Assets or in connection with the Loan Documents except as resulting from the Collateral Agent’s gross negligence, bad faith, willful misconduct or material breach of this Agreement or that of any of its Affiliates, directors, officers, employees, advisors, agents, controlling persons or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision).

22.3	Determinations

The Company acknowledges that any certification or determination by any Secured Party or any Receiver, or any books, records and accounts of any Secured Party or Receiver, shall, in the absence of manifest error, conclusive evidence of the matters to which it relates. Copies of such certificates, determinations, books, records or accounts shall serve as admissible evidence to prove the authenticity of their content.

22.4	Relationship with other documents

Nothing contained in this Agreement shall operate to prejudice or affect any obligations of the Company towards the Secured Parties conferred by documentation of any kind that has been or will be signed by the Company towards the Collateral Agent or the Secured Parties or the rights of the Secured Parties under such documentation.

22.5	Translation

A convenience translation of this Agreement into Hebrew shall be prepared by the Company as required by Requirements of Law or reasonably requested by the Collateral Agent for the purpose of registration and perfection of this Agreement with the Israeli Registrar of Companies. The parties acknowledge that this English language Agreement shall prevail in the case of any inconsistency and that the Hebrew translation is for convenience only.

22.6	Intercreditor Agreement

Notwithstanding any provision to the contrary in this Agreement, if any intercreditor agreement is entered into in accordance with the Credit Agreement, in the event of any inconsistency between the provisions of such intercreditor agreement and this Agreement, the provisions of such intercreditor agreement shall prevail.

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23.	SECURED CASH MANAGEMENT OBLIGATIONS AND SECURED HEDGING OBLIGATIONS

No Secured Party that obtains the benefit of this Agreement shall have any right to notice of any action or to consent to, direct or object to, any action hereunder or otherwise in respect of the Security Assets (including, without limitation, the release or impairment of any Security Asset) other than in its capacity as a Lender or the Collateral Agent, as applicable, and, in any such case, only to the extent expressly provided in the Loan Documents, including without limitation Article VIII (The Collateral Agent) of the Credit Agreement. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Collateral Agent pursuant to the terms of the Credit Agreement, including, without limitation, under Article VIII (The Collateral Agent) of the Credit Agreement.

24.	PARTIAL INVALIDITY

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction, that shall not affect the legality, validity or enforceability of the remaining provisions in that jurisdiction or of that provision in any other jurisdiction.

25.	SURVIVAL

The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall:

(a)	survive the execution and delivery of this Agreement and the other Loan Documents; and

(b)

be deemed to be material and to have been relied upon by the Collateral Agent and the other Secured Parties, regardless of any investigation of the subject matter thereof made by or on behalf of the Collateral Agent or the other Secured Parties.

26.	NOTICES

The provisions of Section 10.02 (Notices and Other Communications; Facsimile Copies) of the Credit Agreement shall apply to this Agreement as if set out expressly in full in this Clause 26 (as appropriate).

27.	COUNTERPARTS

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

28.	GOVERNING LAW AND ENFORCEMENT

28.1	Governing law and Jurisdiction

This Agreement is governed by and shall be construed in accordance with the laws of the State of Israel and each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of Tel-Aviv-Jaffa in relation to all matters arising out of or in connection with this Agreement.

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SIGNATORIES TO THE SECURITY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COLLATERAL AGENT ING CAPITAL LLC, as Collateral Agent

BY:
Name:

Title:

THE COMPANY SYNERON MEDICAL LTD, as the Company

BY:
Name:

Title:

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SCHEDULE 1

EVENTS OF DEFAULT

If any of the following events of default (each such event, an “Event of Default”) shall occur:

1.

Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document or Ancillary Facility; or

2.

Specific Covenants. The Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.03(a) or Section 6.04 (solely with respect to the Borrower) or Section 6.12(b)(v) or Article VII (other than Section 7.09) or (ii) Section 7.09; provided that an Event of Default shall not occur until the Cure Deadline has occurred; or

3.

Other Defaults. Any Loan Party or any Restricted Subsidiary thereof fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

4.

Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

5.

Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due or as to which an offer to prepay is required to be made as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and (y) any Indebtedness permitted to exist or be incurred under the terms of this Agreement that is required to be repurchased, prepaid, defeased or redeemed (or as to which an offer to repurchase, prepay, defease or redeem is required to be made) in connection with any asset sale event, casualty or condemnation event, change of control (without limiting the rights of the Agents and the Lenders under Section 8.01(j) below), excess cash flow or other customary provision in such Indebtedness giving rise to such requirement to offer or prepay in the absence of any default thereunder; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness; or

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6.

Insolvency Proceedings, Etc. Holdings, the Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary or any Restricted Subsidiary that could at such time, upon designation by the Borrower, become an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any Controller (as defined in the Corporations Act), receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any Controller (as defined in the Corporations Act), receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days (including in respect of the grant of a freeze order (“hakpaat halichim”) pursuant to Chapter 3 of Part 9 of the Companies Law); or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or

7.

Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance or by an enforceable indemnity) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days after the entry thereof; or

8.

ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (ii) a Foreign Pension Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a Material Adverse Effect; or

9.

Invalidity of Collateral Documents. (i) Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or as a result of acts or omissions by the Administrative Agent or the Collateral Agent not taken by the Administrative Agent or the Collateral Agent or the satisfaction in full of all the Obligations and termination of the Aggregate Commitments, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any material provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document or (ii) a material part of the Liens purported to be created by the Collateral Documents (subject to (x) the terms of the Collateral and Guarantee Requirement and (y) any Lien permitted by Section 7.01) cease to be perfected Liens in each case, other than (x) as a result of a release of Collateral permitted under Section 10.20, or (y) solely as a result of the Administrative Agent’s or the Collateral Agent’s failure to (1) maintain possession of any stock certificates, promissory notes or other instruments actually delivered to it under the Loan Documents or (2) file Uniform Commercial Code continuation statements; or

23

10.	Change of Control. There occurs any Change of Control.

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SCHEDULE 2

EQUITY INTERESTS

Name of company in which shares are held	Company number	Class of shares held	Number of shares held	Issued share capital
Ultra Shape Ltd	512949306	Ordinary	1,000,000	1,000,000

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SCHEDULE 3

IRREVOCABLE INSTRUCTIONS

To: Ultra Shape Ltd

Company No: 512949306

Address: P.O. Box 550, Tavor Building 3rd Floor, Yokneam Illit 2069200, Israel (The Pledged Subsidiary)

Re:     Irrevocable Instructions

WHEREAS,	we, Syneron Medical Ltd, company number 512986514, are the sole owners of 1,000,000 ordinary shares par value NIS 0.01 each of the Pledged Subsidiary; and

WHEREAS,	on September , 2017 a Credit Agreement (as may be amended from time to time, the Credit Agreement) was signed between, among others, Syneron Medical Ltd and ING Capital LLC (the Collateral Agent);

WHEREAS,	on September , 2017, the Security Agreement/Debenture (Shares) attached as Exhibit 1 hereto (as may be amended from time to time, the Debenture) was signed between us and the Collateral Agent in respect of the Security Assets (as defined in the Debenture); and

WHEREAS,	in accordance with the Debenture we have created a pledge in favour of the Collateral Agent (the Pledge), all as set forth in the Debenture;

NOW THEREFORE, we hereby provide to you these irrevocable instructions and notifications as follows:

1.    Capitalised terms used in these irrevocable instructions shall have the meaning given to such terms in the Credit Agreement or the Debenture unless otherwise defined herein.

2.    To register the Pledge in favour of the Collateral Agent in the register of shareholders of the Pledged Subsidiary.

3.    Not to issue any share certificate and/or certificates in our name or in the name of any third party whatsoever with respect to the Security Assets, in whole or in part.

4.    Not to register any transaction which in any way conflicts with the terms of the Debenture.

5.    Upon receipt by you of written notice from the Collateral Agent that an Event of Default has occurred and is continuing, you will transfer to the Collateral Agent (where applicable, through a bank account in respect of which details will be provided to you by the Collateral Agent), all payments, amounts, moneys, dividends and other similar distributions (including those referred to in Clause 9(a)(ii) (Voting Rights, Dividends and Interest) of the Debenture) which are due or which may become due in the future to us from you in respect of the Security Assets.

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6.    In addition, and without derogating from the generality of the foregoing, you must notify the Collateral Agent in writing of:

6.1    the occurrence of any seizure, requisition, expropriation or forfeiture of the Security Assets or any part thereof; and

6.2    the appointment of a Receiver or any other similar official (including any motion to appoint a temporary Receiver) and/or any application for or the grant of a stay of proceedings order in respect of the Pledged Subsidiary pursuant to Chapter 3 of Part 9 of the Companies Law (“hakpaat halichim”).

7.    Any notice to the Company in accordance with the stipulated in writing in this irrevocable instructions shall be made to the following address: P.O. Box 550, Tavor Building 3rd Floor, Yokneam Illit 2069200, Israel.

8.    These provisions are not capable of being revoked or cancelled or changed and it is acknowledged that the Secured Parties’ rights are dependent upon them.

9.    Please confirm your acknowledgement and agreement to Collateral Agent that you will act in accordance with these instructions.

Sincerely

Syneron Medical Ltd

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Date: September     , 2017

To: ING CAPITAL LLC (as Collateral Agent)

1.    We acknowledge receipt of the above instructions and agree to act in compliance with the instructions.

2.    We confirm the registration of the Pledge in favour of the Collateral Agent in the register of shareholders of Ultra Shape Ltd. This registration reflects our waiver of any security interest or other rights we have or may have over the Security Assets according to our constitutional documents and indicates that there is no restriction under our constitutional documents on the assignment, transfer or pledge of the Security Assets.

3.    We confirm the proxy granted by Syneron Medical Ltd to the Collateral Agent pursuant to Clause 9(c) (Voting rights, Dividends and Interest) of the Debenture and we confirm that such proxy is in compliance with our constitutional documents and, to the extent exercised, will be accepted and recognised by us.

Ultra Shape Ltd

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SCHEDULE 4

NOTIFICATION TO SYNERON SWITZERLAND GMBH

From: Syneron Medical Ltd

To:     Syneron Switzerland GmbH

September     , 2017

Re:	Notification of Pledge of Rights

Dear Sirs,

1.    We hereby give you notice that, pursuant to a Security Agreement/Debenture (Shares) dated September     , 2017 entered into by us (as the Company) in favour of ING Capital LLC (the Collateral Agent) (the Debenture), we have assigned by way of security to the Security Agent on behalf of certain Secured Parties referred to in the Debenture, all our present and future right, title and interest in and to the following (together, the Capital Notes):

(a)

the $102,500,000 capital note effective as of January 1, 2015, granted by Syneron Switzerland GmbH in favour of the Company, in the amount for the time being issued and outstanding and as the same may be amended, varied or supplemented from time to time; and

(b)

the $16,190,000 capital note effective as of January 1, 2015, granted by Syneron Switzerland in favour of the Company, in the amount for the time being issued and outstanding and as the same may be amended, varied or supplemented from time to time.

2.    Please be informed that the Company will remain authorised to collect and demand payment of all receivables payable to the Company under the Capital Notes and the Company retains the benefit of all rights and any claim or action against you by reason of or in connection with the Capital Notes, until this authorisation is terminated by the Collateral Agent pursuant to paragraph 3 below.

3.    Upon receipt by you of written notice from the Collateral Agent that an Event of Default has occurred and is continuing, you will transfer to the Collateral Agent (where applicable, through a bank account in respect of which details will be provided to you by the Collateral Agent), all payments, amounts, moneys, dividends and other similar distributions which are due or which may become due in the future to us from you in respect of the Capital Notes.

4.    In addition, and without derogating from the generality of the foregoing, you must notify the Collateral Agent in writing of:

4.1    the occurrence of any seizure, requisition, expropriation or forfeiture of the Capital Notes or any part thereof; and

29

4.2    the appointment of a Receiver or any other similar official (including any motion to appoint a temporary Receiver) and/or any application for or the grant of a stay of proceedings order in respect of Syneron Switzerland GmbH.

5.    Any notice to the Company shall be made to the following address: P.O. Box 550, Tavor Building 3rd Floor, Yokneam Illit 2069200, Israel.

6.    These provisions are not capable of being revoked or cancelled or changed and it is acknowledged that the Secured Parties’ rights are dependent upon them.

7.    Please confirm your acknowledgement and agreement to Collateral Agent that you will act in accordance with these instructions.

Sincerely,

Syneron Medical Ltd

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Date: September     , 2017

To:	ING Collateral Agent as Security Agent

Copy to:	Syneron Medical Ltd

We acknowledge receipt of the above notice and agree to and confirm the matters set out in it.

Syneron Switzerland GmbH

31

Dated September     , 2017

BETWEEN

LUPERT LTD

as the Company

AND

ING CAPITAL LLC

as Collateral Agent

SECURITY AGREEMENT/DEBENTURE (SHARES)

UNLIMITED IN AMOUNT

THIS SECURITY AGREEMENT/DEBENTURE (SHARES) is made on the      day of September 2017

BETWEEN:

(1)

LUPERT LTD, a private company duly incorporated under the laws of the State of Israel under certificate of incorporation number 51-559654-2 and having its registered office at c/o Apax Partners, Berkovitz 4, Tel Aviv 6423806, Israel (the “Company”); and

(2)	ING CAPITAL LLC, in its capacity as collateral agent for the benefit of the Secured Parties (as defined in the Credit Agreement (as defined below)) (the “Collateral Agent”).

WHEREAS:

(A)    On September     , 2017, a credit agreement was entered into between, among others, the Pledged Subsidiary and Syneron Inc. as Borrowers (the “Borrower”) and the Collateral Agent, pursuant to which the Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein (the “Credit Agreement”).

(B)    In order to secure the full and punctual payment and performance when due of the Obligations, the Company has agreed to charge and pledge the Security Assets in favour of the Collateral Agent in accordance with the terms hereof.

(C)    The obligations of the Lenders to extend credit under the Credit Agreement are conditioned upon, among other things, the execution of this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Security Agreement/Debenture (this “Agreement”), unless the context otherwise requires:

(a)	capitalised terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement; and

(b)	in addition:

Applicable Law means:

(a)

any constitution, treaty, statute, code, law, regulation, ordinance, rule, judgement, rule of law, official order, judicial order, writ, decree, request, approval, concession, grant, franchise, licence, directive, guideline, policy, standard, plan, requirement; and

(b)	any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing (whether or not having the force of law) of any Governmental Authority,

whether in effect as of the date hereof or thereafter and in each case as amended, re-enacted or replaced.

1

Equity Interests means shares, partnership interests, membership interests, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

Event of Default means an Event of Default as set out in Section 8.01 (Events of Default) of the Credit Agreement, a copy of which clause is attached for information purposes as Schedule 1 (Events of Default) to this Agreement.

Guarantee Law means the Israeli Guarantee Law, 5727-1967.

NIS means the lawful currency of the State of Israel from time to time.

Payment in Full means when all Obligations under the Credit Agreement are paid in full in accordance with Section 10.20(b) of the Credit Agreement.

Pledged Subsidiary means Syneron Medical Ltd, a company duly incorporated under the laws of the State of Israel under certificate of incorporation number 51-298651-4.

Pledges Law means the Israeli Pledges Law, 5727-1967.

Receiver means a receiver, conservator, liquidator, trustee, administrator, custodian, assignee for the benefit of creditors, officer for the implementation of a reorganization process (“halichei havraa”) or similar Person charged with the reorganization or liquidation of the Company’s business.

Related Rights means:

(a)

subject to Clause 9 (Voting Rights, Dividends and Interest), all payments of principal, and all interest, dividends or other distributions, whether paid or payable in cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the Equity Interests in the Pledged Subsidiary;

(b)	subject to Clause 9 (Voting Rights, Dividends and Interest), all other rights and privileges of the Company with respect to the Equity Interests in the Pledged Subsidiary; and

(c)	all proceeds of any of the foregoing.

Secured Obligations has the meaning given to it in Clause 2 (Secured Obligations).

Security Assets means all the assets of the Company from time to time mortgaged, charged or assigned or expressed to be mortgaged, charged or assigned pursuant to this Agreement.

Security Interest means any mortgage, pledge, lien, charge (whether fixed or floating), assignment, hypothecation, deposit arrangement, encumbrance, conditional sale, title retention, preferential right, priority, trust arrangement or security interest or any other agreement or arrangement having a similar effect.

Transaction Security means the Security Interests created or expressed to be created in favour of the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement.

2

1.2	Construction

(a)

Unless a contrary indication appears in this Agreement, the provisions of Section 1.02 (Other Interpretive Provisions) of the Credit Agreement shall apply to this Agreement as if set out in full in this Agreement.

(b)

The word “asset” shall be construed to refer to any and all present and future, real and personal, tangible and intangible assets, rights and property, including cash, securities, accounts, accounts receivables, revenues, inventory, equipment, contractual rights, Intellectual Property of every description and proceeds of the foregoing.

(c)	The fact that the details of any assets in the Schedules are incorrect or incomplete shall not affect the validity or enforceability of this Agreement in respect of the assets of the Company.

(d)

Headings used in this Agreement are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

2.	SECURED OBLIGATIONS

(a)

This Agreement secures the due and punctual payment and discharge in full of the Obligations when due and payable, without limitation in amount, under the terms of and in the manner provided for in the Loan Documents (the “Secured Obligations”).

(b)	The Company acknowledges to the Collateral Agent that the amount secured by this Agreement is the full amount of the Obligations.

3.	CREATION OF FIXED SECURITY

As continuing security for the full and punctual payment or performance when due and payable (whether at stated maturity, acceleration or otherwise) of the Secured Obligations, the Company hereby absolutely and unconditionally charges in favour of the Collateral Agent (as collateral agent for the benefit of the Secured Parties), by way of first ranking fixed charge and first ranking assignment by way of security:

(a)	all of its Equity Interests in the Pledged Subsidiary (including those Equity Interests set forth in Schedule 2 (Equity Interests)) together with all Related Rights;

(b)

all of its rights to any exemption, relief or discount which may reduce or minimize any tax rate or tax liability or any part thereof (to the extent the Company is entitled to such at the date of the realization of the Security Assets) (the “Tax Reliefs”);

(c)

its rights to compensation (including under the Property Tax and Compensation Fund Law, 1961), indemnification and any other right that it shall have against any third party for the loss, damage or expiration of the Security Assets or in relation to any Tax Reliefs; and

(d)	all proceeds of the foregoing.

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4.	RELEASE

Immediately after Payment in Full (but subject to paragraph (c) of Clause 5 (Provisions relating to Transaction Security) and to Section 10.20 (Release of Collateral and Guarantee Obligations; Subordination of Liens) of the Credit Agreement), the Collateral Agent shall, at the written request and cost of the Company, execute such notices to any applicable Governmental Authority as the Company may reasonably require in order to give effect to that release.

5.	PROVISIONS RELATING TO TRANSACTION SECURITY

(a)	All security created under this Agreement:

(i)	is created in favour of the Collateral Agent for itself and on behalf of each of the other Secured Parties;

(ii)	is, to the maximum extent permitted by Applicable Law, created over the present and future assets of the Company;

(iii)

is a continuing security for the payment, discharge and performance of all of the Secured Obligations, shall extend to the ultimate balance of all sums payable under the Loan Documents regardless of any intermediate payment or discharge in whole or in part and shall remain in full force and effect until confirmation in writing by the Collateral Agent (not to be unreasonably withheld) that Payment in Full has occurred; and

(iv)	is in addition to, is independent of and is not in any way prejudiced or affected by any of the other Loan Documents.

(b)	The Collateral Agent shall not be bound to enforce any of the other Security Documents before enforcing the Security Interests created by this Agreement.

(c)

If an amount paid to a Secured Party under a Loan Document is avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, the Transaction Security and the liability of the Company under this Agreement shall continue and that amount will not be considered to have been irrevocably paid for the purposes of the definition of Payment in Full.

(d)

Until Payment in Full, the Company remains liable to observe and perform all conditions and obligations assumed by it in relation to the Security Assets. The Collateral Agent is under no obligation to perform or fulfil any such condition or obligation or to make any payment in respect of any such condition or obligation.

(e)

The exercise by the Collateral Agent of any of the rights or remedies hereunder shall not release the Company from any of its liabilities or obligations under the Loan Documents or any other agreement or instrument included in the Security Assets until Payment in Full. For the avoidance of doubt, until Payment in Full, the application of the Security Assets to satisfy part of the Secured Obligations shall not release the Company from its obligation to pay and perform the Secured Obligations in full.

(f)

Following an Event of Default and during the continuation thereof, should any Secured Party decide to realize any of the Security Assets deposited with it in accordance with the provisions of Section 17(3) and 19(a) of the Pledges Law, then seven (7) Business Days advance notice to the Company regarding the steps that the Collateral Agent intends to take shall be deemed to be reasonable advance notice for the purpose of Section 19(b) of the Pledges Law.

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(g)

In the event that any Governmental Authority amends existing Applicable Law at any time hereafter in a manner which adversely affects the rights of the Secured Parties hereunder (including by way of amending the order of priority for distribution of assets on bankruptcy or insolvency in whole or in part), the Company undertakes, upon the reasonable demand by the Collateral Agent, to take all commercially reasonable steps necessary to ensure that the Secured Parties remain first ranking secured creditors of the Company in respect of all the Security Assets with the rights and priority existing as at the date of this Agreement.

6.	RESTRICTION ON DEALINGS

The Company may not:

(a)	create or permit to subsist any Security Interest on any of the Security Assets; or

(b)

(whether by a single transaction or a number of related or unrelated transactions and whether voluntarily or involuntarily) assign, charge, lease, transfer or otherwise dispose of all or any part of its right, title and interest in and to the Security Assets, in each case unless permitted to do so under the Credit Agreement.

7.	REPRESENTATIONS AND WARRANTIES

7.1	General representations and warranties

The Company represents and warrants to the Collateral Agent for the benefit of the Secured Parties that:

(a)

it is the sole legal and beneficial owner of, and absolutely entitled to, the Security Assets (except for minor defects in title that would not reasonably be expected to have a Material Adverse Effect);

(b)	the Security Assets are free from any Security Interest or option to purchase or similar right (except as permitted under the Credit Agreement);

(c)

the Company has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in the Security Assets and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than (i) any consent or approval that has been obtained, and (ii)filings necessary to perfect the Liens created under this Agreement;

(d)

there is no restriction or condition under any law or agreement which is applicable to pledging or charging the Security Assets and the Company is permitted to charge the Security Assets, except as would not reasonably be expected to have a Material Adverse Effect;

(e)

the Transaction Security creates in favor of the Collateral Agent for the benefit of the Secured Parties a first ranking Security Interest over the Security Assets and is not subject to any prior ranking or pari passu ranking Security Interest (except as permitted by the Credit Agreement);

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(f)

there is no restriction or condition under any law or agreement which is applicable to the transfer or realization of the Security Assets, except as would not reasonably be expected to have a Material Adverse Effect;

(g)

the Company’s signature on this Agreement and the performance of all of its obligations included herein do not conflict or contradict any ruling, order, directive or instruction of any Governmental Authority of any kind whatsoever and do not contravene the Company’s constitutional documents, except as would not reasonably be expected to have a Material Adverse Effect;

(h)

this Agreement has been duly executed, and each of the obligations expressed to be assumed by it under this Agreement, are legal, valid, binding and enforceable obligations, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and have been duly authorized by all necessary corporate or other organizational action;

(i)	Schedule 2 (Equity Interests) sets forth, as of the Closing Date, a true and complete list of all the Equity Interests owned by the Company in the Pledged Subsidiary;

(j)

The Pledged Subsidiary is a wholly-owned Subsidiary of the Company, beneficially and of record, and the Equity Interests held by the Company in the Pledged Subsidiary are fully paid and non-assessable; and

(k)

as of the date of this Agreement, no Event of Default has occurred nor, to the best of the Company’s knowledge, have any circumstances occurred which, with the passage of time or following the provision of any notice or warning, shall constitute an Event of Default.

7.2	Times for making representations and warranties

The representations and warranties set out in this Agreement are:

(a)	made by the Company on the date of this Agreement; and

(b)

(unless expressed to be given at a specific date) deemed to be repeated by the Company on each date prior to Payment in Full on which any of the representations and warranties set out in the Loan Documents are repeated, in each case by reference to the circumstances existing at that time.

8.	UNDERTAKINGS

8.1	General Undertakings

The Company hereby undertakes to the Collateral Agent for the benefit of the Secured Parties from the date of this Agreement until Payment in Full:

(a)	to deliver to the Collateral Agent:

(i)

on the Closing Date, all share certificates relating to the Security Assets, together with executed but undated deeds of transfer in respect of all Equity Interests held by the Company in the Pledged Subsidiary (in a form reasonably satisfactory to the Collateral Agent); and

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(ii)

as promptly as practicable and, in any event, within 60 days (or such longer period as the Collateral Agent may, in its sole discretion, agree to in writing) after the acquisition thereof, any additional share certificates relating to new Equity Interests held by the Company in the Pledged Subsidiary, together with new executed but undated deeds of transfer in respect of such additional Equity Interests (in a form reasonably satisfactory to the Collateral Agent);

(b)

to the extent the Pledged Subsidiary issues any noncash dividends, interest, principal or other distributions that would constitute Security Assets, whether resulting from a subdivision, combination or reclassification of the issued and outstanding Equity Interests in the Pledged Subsidiary or received in exchange for Equity Interests in the Pledged Subsidiary or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Pledged Subsidiary may be a party or otherwise, such noncash dividends, interest, principal or other distributions shall be and become part of the Security Assets and, if required by the Collateral Agent, the Company shall promptly duly execute and deliver a supplement to this Agreement or an additional Security Agreement in respect of such noncash dividends, interest, principal or other distributions;

(c)	to procure that the Security Interests created in favour of the Collateral Agent under this Agreement are noted in the register of shareholders of the Pledged Subsidiary;

(d)

on the Closing Date, to furnish an irrevocable notice to the Pledged Subsidiary, countersigned by the Pledged Subsidiary, in the form attached as Schedule 3 (Irrevocable Instructions) to this Agreement.

(e)	to hold and manage the Security Assets in accordance with the provisions of this Agreement and the Loan Documents;

(f)

unless permitted by the Loan Documents, not to sell, transfer, assign, lease, borrow, rent, provide or remove from its possession any of the Security Assets or any related right and not to permit any other Person to make use of any Security Asset in any way or provide any other Person an attorney of power or proxy in connection with the Security Assets, in each case, unless permitted to do so under the Credit Agreement;

(g)	to be liable towards the Secured Parties for any act or omission of the Company which causes any impairment to any proprietary right of the Company in the Security Assets;

(h)	to be bound by the provisions of Sections 3.01, 6.05, 6.06, 6.07, 6.08, 6.09, 6.12, 6.14 and 6.17 of the Credit Agreement, mutatis mutandis, as if set out expressly in full in this Agreement

(i)

that the Collateral Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Security Assets that are not permitted by the Credit Agreement, and may pay for the maintenance and preservation of the Security Assets to the extent the Company fails to do so as required by this Agreement or the other Loan Documents after the Collateral Agent has requested in writing that the Company does so and the Company fails to do so within five (5) Business Days, and the Company agrees to reimburse the Collateral Agent reasonably promptly on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization (and any such payment made or expense waived shall be an additional Obligation secured hereby); provided, however that nothing in this Section 8.1(i) shall be interpreted as

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excusing the Company from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other obligations of the Company with respect to Taxes, assessments, charges, fees and Liens and maintenance as set forth herein or in the other Loan Documents;

(j)

none of the Collateral Agent or the Secured Parties shall have any responsibility for, or liability for its failure in, observing or performing any obligations to be observed and performed by the Company under any contract, agreement or instrument relating to the Security Assets, and the Company agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance;

(k)

upon an Event of Default and after receiving written notice from the Collateral Agent with respect thereto, to provide the Collateral Agent the Security Assets, in whole or in part, in accordance with and subject to the provisions of the Loan Documents. In the event that the Company refuses to comply with the provisions of this subsection (k), the Collateral Agent shall be permitted, without the Company’s written consent, to seize and remove from its possession the Security Assets and retain possession of them at the Company’s expense.

8.2	Notice Obligations

The Company hereby undertakes to the Collateral Agent for the benefit of the Secured Parties from the date of this Agreement until Payment in Full, to notify the Collateral Agent in writing, as soon as possible after it becomes aware of (except to the extent permitted by the Credit Agreement) any motion filed for the dissolution of the Company or for the appointment of a Receiver for the Company or any other similar official (including any motion to appoint a temporary Receiver) and/or any application for or the grant of a stay of proceedings order in respect of the Company pursuant to Chapter 3 of Part 9 of the Companies Law (“hakpaat halichim”), or, in each case, of the Company’s intent for any such appointment.

8.3	Collateral Agent’s right to perform

If the Company for any reason whatsoever fails to duly and punctually observe or perform or comply with any of its obligations under this Agreement, including under this Clause 8 (Undertakings), after the Collateral Agent has requested in writing that the Company do so and the Company fails to do so within five (5) Business Days, the Collateral Agent shall have the power, on behalf of or in the name of the Company or otherwise, to perform the obligation and to take any steps which the Collateral Agent may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of the failure, but without in any way becoming liable therefore (except as a result of its bad faith, gross negligence or willful misconduct) and provided that the exercise of this power, or the failure to exercise it, shall in no circumstances prejudice the Collateral Agent’s rights hereunder. The Company shall reimburse the Collateral Agent for any loss, costs or expenses incurred in connection with exercising its right under this Clause 8.3.

9.	VOTING RIGHTS, DIVIDENDS AND INTEREST

(a)

Unless and until an Event of Default shall have occurred and, other than in the case of an Event of Default under paragraph (a) or (f) of Section 8.01 (Events of Default and Remedies) of the Credit Agreement, the Collateral Agent shall have provided written

8

notice to the Company that the Company’s rights, in whole or in part, under this Clause 9 are being suspended:

(i)

the Company shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to the Equity Interests in the Pledged Subsidiary or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Loan Documents; and

(ii)

the Company shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Security Assets; provided that any noncash dividends, interest, principal or other distributions that would constitute Security Assets, whether resulting from a subdivision, combination or reclassification of the issued and outstanding Equity Interests in the Pledged Subsidiary or received in exchange for Equity Interests in the Pledged Subsidiary or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Pledged Subsidiary may be a party or otherwise, shall be and become part of the Security Assets and, if received by the Company, required to be delivered to the Collateral Agent hereunder, shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Collateral Agent in the form in which they shall have been received (with any endorsements, stock or note powers, deeds of transfer and other instruments of transfer reasonably requested by the Collateral Agent);

(b)

Upon the occurrence and during the continuation of an Event of Default, and, other than in the case of an Event of Default under paragraph (a) or (f) of Section 8.01 (Events of Default and Remedies) of the Credit Agreement, after the Collateral Agent shall have provided written notice to the Company of the suspension of the Company’s rights under Clause 9(a)(ii) above, all rights of the Company to dividends, interest, principal or other distributions that the Company is authorized to receive pursuant to Clause 9(a)(ii) above, shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal and other distributions received by the Company contrary to the provisions of this Clause 9 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of the Company and shall be forthwith delivered to the Collateral Agent upon written demand in the form in which they shall have been received (with any necessary endorsements, stock powers or other instruments of transfer). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this 9(b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property, shall be held as security for the payment of the Secured Obligations and shall be applied in accordance with the provisions of Clause 17 (Application of Proceeds). After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to the Company (without interest) all dividends, interest, principal or other distributions that the Company would otherwise have been permitted to retain pursuant to the terms of Clause 9(a)(ii) above and that remain in such account and the Company will have the right to exercise the voting and consent rights that the Company would otherwise be entitled to exercise pursuant to the terms of Clause 9(a) above; and

(c)

Upon the occurrence and during the continuation of an Event of Default, and, other than in the case of an Event of Default under paragraph (a) or (f) of Section 8.01 (Events of Default and Remedies) of the Credit Agreement, after the Collateral Agent

9

shall have provided written notice to the Company of the suspension of the Company’ rights under Clause 9(a)(i) above, all rights of the Company to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Clause 9(a)(i) above, shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Company to exercise such rights. After all Events of Default have been cured or waived, all rights vested in the Collateral Agent pursuant to this paragraph (c) shall cease, the Company shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise prior to such vesting.

The Company hereby appoints the Collateral Agent as its proxy in respect of the Equity Interests in the Pledged Subsidiary and any Related Rights owned by it, such that the Collateral Agent shall be entitled, upon the voting and consensual rights and powers becoming vested in the Collateral Agent: (i) to vote the Equity Interests in the Pledged Subsidiary owned by the Company in the Company’s name and on the Company’s behalf on all resolutions of the shareholders of the Pledged Subsidiary in any general meeting, extraordinary meeting or any other shareholder meeting (including any adjourned meeting) held from to time; (ii) to appoint directors to the board of directors of the Pledged Subsidiary in the Company’s name and on the Company’s behalf; and (iii) to exercise all other shareholders’ rights in respect of the Equity Interests in the Pledged Subsidiary and any Related Rights owned by the Company, in each case, in such manner as the Collateral Agent may deem fit.

(d)

Any written notice given by the Collateral Agent to the Company suspending the Company’s rights under Clause 9(a) above may suspend the rights and powers of the Company under Clause 9(a)(i) or Clause 9(a)(ii) above in part without suspending all such rights or powers (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.

10.	PREPAYMENT

Other than as permitted in the Loan Documents, neither the Company nor any Person having a right liable to be affected by the pledges and charges hereby created or the realization thereof shall have any right under Section 13(b) of the Pledges Law or any other statutory provisions in substitution therefore.

11.	ENFORCEMENT OF TRANSACTION SECURITY

11.1	Timing and manner of enforcement

(a)	The Transaction Security shall become enforceable immediately:

(i)	upon the occurrence and during the continuation of an Event of Default; or

(ii)	upon the appointment of a Receiver over any of the assets of the Company.

(b)

Without prejudice to any specific provisions contained in this Agreement, immediately after the Transaction Security has become enforceable, the Collateral Agent may in its absolute discretion enforce all or any part of the Transaction Security in any manner or order it sees fit or as the Lenders direct.

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(c)

No Secured Party shall be liable to the Company for any loss arising from the manner in which the Collateral Agent or any other Secured Party enforces or refrains from enforcing the Transaction Security.

11.2	Protection of third parties

(a)	No Person (including a purchaser) dealing with the Collateral Agent or a Receiver or any of its or their respective agents shall be concerned to enquire:

(i)	whether the Secured Obligations have become payable;

(ii)	whether any power which the Collateral Agent or that Receiver may purport to exercise has become exercisable or is being properly exercised;

(iii)	whether any amount remains due under the Loan Documents; or

(iv)	how any money paid to the Collateral Agent or to the Receiver is to be applied.

(b)

The receipt by the Collateral Agent or any Receiver of any moneys paid to the Collateral Agent or that Receiver by any Person (including a purchaser) shall be an absolute and conclusive discharge and shall relieve any Person dealing with the Collateral Agent or that Receiver of any obligation to see to the application of any moneys paid to or at the direction of the Collateral Agent or that Receiver.

(c)	In paragraphs (a) and (b) above, purchaser includes any Person acquiring, for money or money’s worth, any interest or right whatsoever in relation to any Security Asset.

12.	COLLATERAL AGENT AND RECEIVER

12.1	Collateral Agent

(a)

If an Event of Default occurs and the Collateral Agent gives notice to the Company that the Transaction Security is enforceable, the Collateral Agent shall be entitled to take all such steps as it sees fit to collect the total amount outstanding under the Secured Obligations and to realize, at the Company’s expense, any of the Security Interests created under this Agreement by any means allowed by Applicable Law including, without limitation:

(i)	exercising any of the rights, remedies and powers available to it under Applicable Law (including under Article VIII (Events of Default and Remedies) of the Credit Agreement); and

(ii)	appointing or applying to the competent court for appointment of a Receiver (as set out in Clause 12.2 (Receiver)).

(b)

To the extent permitted by Applicable Law, all or any of the powers, authorities and discretions which are conferred by this Agreement upon a Receiver may be exercised by the Collateral Agent following an Event of Default without first appointing a Receiver or notwithstanding the appointment of a Receiver.

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Without derogating from the above, following an Event of Default, the Collateral Agent shall be entitled to exercise any right charged or pledged hereunder in the same manner in which the Company is entitled to exercise such right in accordance with the terms of Section 20 of the Pledges Law.

(c)

Subject to Applicable Law and without derogating from subclauses (a) and (b) above, the Collateral Agent shall be entitled, in any proceedings concerning the bankruptcy, liquidation, winding up or receivership (or similar proceedings) of the Company, to:

(i)	demand, claim, collect and enforce and prove the Secured Obligations and give acquittal thereunder;

(ii)	file any claims and proofs, give receipts and take all such proceedings and do all such things as the Collateral Agent sees fit to recover the Secured Obligations; and

(iii)	receive all distributions on and payments with respect to the Secured Obligations.

(d)

The Company irrevocably makes, constitutes and appoints the Collateral Agent (and its designees) as the Company’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuation of an Event of Default and written notice to the Company of its intent to exercise its remedies under Article VIII (Events of Default and Remedies) of the Credit Agreement, of making, settling and adjusting claims in respect of the Security Assets under policies of insurance, endorsing the name of the Company on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable reasonably promptly upon demand by the Company to the Collateral Agent and shall be additional Obligations secured by this Agreement. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, all insurance payments, proceeds of insurance and any awards arising from condemnation of any Security Assets received by the Collateral Agent in connection with any loss, damage or destruction of any Security Assets shall be transferred to the Company.

(e)

The Collateral Agent shall have all powers that it may, in its full discretion, determine to be desirable or necessary to preserve the Security Assets and the Security Interests created hereby and to take all such steps for such purpose at the Company’s expense.

12.2	Receiver

(a)	The Receiver shall have all powers conferred by Applicable Law, including, among others, the following rights, powers and discretions:

(i)	to receive the Security Assets or any part thereof, seize possession of and eject any Person and thing situated thereon, on behalf of the Company;

(ii)	to carry on the Company’s business as it deems fit;

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(iii)

to sell or agree to the sale of the Security Assets in whole or in part, or otherwise dispose of the same on such conditions as he deems fit, and apply the proceeds thereof towards the Secured Obligations;

(iv)

to realize, collect and take such action as will be required vis-à-vis the various authorities to exercise the Company’s tax rights in respect of the Security Assets, including obtaining an exemption or discount or concession or right to set off losses, of any kind whatsoever; and

(v)

to effect any other act in relation to the Security Assets in its entirety or in part, as he deems fit, to take immediate possession of and collect any Security Assets and to require payment to it or to the Collateral Agent of any monetary claims or credit balance on any account.

(b)

The Company alone shall be responsible for the acts and omissions of the Receiver (other than for the Receiver’s gross negligence or willful misconduct) and for the Receiver’s remuneration. Under no circumstances shall the Collateral Agent or any of the Secured Parties be responsible for the acts and omissions of the Receiver or for the Receiver’s remuneration.

12.3	Collateral Agent and Receiver

(a)

Neither the Collateral Agent nor the Receiver, nor any of their respective agents, managers, officers, employees, delegates, and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense which arises out of the exercise or the attempted or purported exercise or the failure to exercise any of their respective rights, powers and discretions under this Agreement in the absence of gross negligence or willful misconduct.

(b)

Neither the Collateral Agent nor any Receiver, nor any of their respective agents, managers, officers, employees, delegates, and advisers shall be under any duty to exercise any of their respective rights, powers and discretions under this Agreement.

(c)

To the extent permitted by Applicable Law, the Company hereby waives any requirements with respect to notice, form or the terms of the exercise by the Collateral Agent, the Receiver, or any of their respective agents, managers, officers, employees, delegates, and advisers of their respective rights, powers and discretions under this Agreement, except as provided otherwise in the Loan Documents.

13.	DELEGATION

(a)

To the extent permitted by Applicable Law, the Collateral Agent or any Receiver may delegate by power of attorney or in any other manner to any Person any right, power or discretion exercisable by it under this Agreement.

(b)

Any delegation under this Clause 13 may be made upon such terms (including the power to sub-delegate) and subject to such conditions and regulations as the Collateral Agent or any Receiver may consider fit.

(c)

Neither the Collateral Agent nor any Receiver shall be in any way liable or responsible to the Company for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate.

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(d)

References in this Agreement to the Collateral Agent or a Receiver shall be deemed to include references to any delegate of the Collateral Agent or Receiver appointed in accordance with this Clause 13.

14.	PRESERVATION OF SECURITY

14.1	Guarantee and Indemnity

To the extent enforcement of the Transaction Security or the guarantee provided under this Agreement becomes unenforceable, invalid or illegal, the Company, as an independent and primary obligation, hereby indemnifies each of the Secured Parties promptly on demand against any cost, loss or liability it incurs as a result of the Company not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Loan Document on the date when it would have been due.

14.2	Reinstatement

(a)

If any payment by the Company or any discharge or release given by a Secured Party (whether in respect of the obligations of any Person or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(i)	the liability of the Company and the relevant security shall continue as if the payment, discharge, release, avoidance or reduction had not occurred; and

(ii)	the relevant Secured Party shall be entitled to recover the value or amount of that security or payment from the Company, as if the payment, discharge, avoidance or reduction had not occurred.

(b)	The Collateral Agent may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

14.3	Waiver of defences

None of the obligations of the Company under this Agreement or any Transaction Security shall be affected by any act, omission, matter or thing (whether or not known to the Company or any Secured Party) which, but for this provision, would reduce, release, prejudice or provide a defence to any of those obligations including:

(a)	any time, waiver, release or consent granted to, or composition with, any Loan Party or any other Person;

(b)	the release of any Loan Party or any other Person under the terms of any composition or arrangement with any creditor of any Loan Party or any other Person;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over the assets of, any Loan Party or any other Person;

(d)

any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any rights against, or security over the assets of, any Loan Party or any other Person;

14

(e)	any incapacity or lack of power, authority or legal personality of, or dissolution or change in, the members or status of any Loan Party or any other Person;

(f)	any amendment (however fundamental and including any amendment that may increase the liability of a Loan Party) or replacement of a Loan Document or any other document or security;

(g)	any unenforceability, illegality or invalidity of any obligation of any Person under any Loan Document or any other document or security; or

(h)	any insolvency or similar proceedings.

For the avoidance of doubt, without derogating from the remainder of this Clause 14.3, the Company hereby expressly waives all rights and defences under sections 4(b), 4(c), 5, 6, 7(b), 8, 9, 11, 12, 15 and 17 of the Guarantee Law, and all rights and defences under sections 7(b) and 13(b) of the Pledges Law, and confirms that the provisions of the Guarantee Law and the Pledges Law affording such rights or defences to the Company shall not apply to the rights granted to the Secured Parties under this Agreement.

14.4	Immediate recourse

(a)

The Company waives any right it may have of first requiring any Secured Party to proceed against or enforce any other rights or security or claim payment from any Person before claiming from or enforcing against the Company under this Agreement.

(b)	The waiver in this Clause 14.4 applies irrespective of any Applicable Law or any provision of a Loan Document to the contrary.

14.5	Appropriations

On and after the occurrence of, and during the continuation of, an Event of Default and until Payment in Full, each Secured Party may at its sole discretion but subject to Applicable Law:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it considers fit (whether against those amounts or otherwise) and the Company shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Company or on account of the Company’s liability under this Agreement.

14.6	Additional security/non-merger

The Transaction Security is in addition to and not in substitution for or derogation of, and shall not be merged into or in any way be excluded or prejudiced by, any other Security Interest (whether given by a Company or otherwise) at any time held by or on behalf of any Secured Party in respect of or in connection with any or all of the Secured Obligations or any other amount due by the Company to the Secured Parties.

15.	CURRENCY CONVERSION

(a)	If any Secured Party receives any amounts due to it under the Loan Documents in a currency other than the currency in which any payment obligation is expressed to be

15

payable (the “Other Currency”), such Secured Party may convert the Other Currency into the currency necessary for the full or partial discharge of the Secured Obligations due to the Secured Parties.

(b)

For the purposes of this Clause 15, the rate of exchange shall be set in accordance with normal banking procedures in the relevant jurisdiction in which the exchange is to occur at the time elected in the sole discretion of the relevant Secured Party, with all fees, costs and expenses associated with such exchange to be borne by the Company.

16.	POWER OF ATTORNEY

16.1	Appointment

The Company irrevocably appoints the Collateral Agent and each Receiver severally as its attorney, with full power of substitution, on its behalf and in its name or otherwise, at such time and in such manner as the attorney considers fit:

(a)

subject to and in accordance with Clause 8.3 (Collateral Agent’s right to perform), prior to the occurrence of an Event of Default, to do anything which the Company is obliged to do under this Agreement (but has not done); and

(b)	on and after the occurrence of, and during the continuation of, an Event of Default, to do anything which the Company is obliged to do under this Agreement.

16.2	Ratification

(a)

The Company ratifies and confirms and agrees to ratify and confirm whatever any attorney shall do in the exercise or purported exercise of the power of attorney granted by it in Clause 16.1 (Appointment).

(b)

The Company hereby releases the Collateral Agent and any Receiver in advance from all liability should the Collateral Agent or such Receiver not exercise any of the powers conferred upon the Collateral Agent under the power of attorney created in Clause 16.1 (Appointment) and, in particular, without prejudice to the generality of the release aforesaid, in any case where the Collateral Agent does not effect insurance at all, in time or in the correct manner or, where the insurance providers shall not, as a result of any defect or of a lack of sufficiency in the insurance cover or because of the absence of demand or for any other reason, pay for any damage or loss.

(c)

The Company hereby waives in advance any claims or demands against the Collateral Agent and any Receiver on account of, or in connection with any claim, negotiation or arrangement, made by the Collateral Agent under the powers granted to it under this Clause 16 except as resulting from the Collateral Agent’s gross negligence, bad faith, willful misconduct or material breach of this Agreement or that of any of its Affiliates, directors, officers, employees, advisors, agents, controlling persons or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision).

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17.	APPLICATION OF PROCEEDS

17.1	Order of application

(a)

The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization of any Security Asset, including any Security Asset consisting of cash, in accordance with Section 8.04 (Application of Funds) of the Credit Agreement.

(b)

Upon any sale of the Security Assets by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale of the purchase price thereof shall be a sufficient discharge to the purchaser or purchasers of the Security Assets so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase price paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Security Asset are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Collateral Agent or any Lender to collect such deficiency. Notwithstanding the foregoing, the proceeds of any collection, sale, foreclosure or realization upon any Security Asset of the Company, including any collateral consisting of cash, shall not be applied to any Excluded Swap Obligation of the Company and shall instead be applied to other obligations.

(c)	The order of application referred to in paragraphs (a) and (b) above shall override any appropriation by the Company.

18.	SET OFF

The provisions of Section 10.09 (Setoff) of the Credit Agreement shall apply to this Agreement as if set out expressly in full in this Clause 18.

19.	EXPENSES AND INDEMNITIES

(a)

The Company shall indemnify each Secured Party, Receiver and each Related Party of any of the foregoing Persons and permitted successors and assigns of any of the foregoing Persons, without duplication (each, an Indemnified Person) as provided in Section 10.04 (Attorney Costs and Expenses) of the Credit Agreement.

(b)

The Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder for its actions in connection herewith as provided in Section 10.04 (Attorney Costs and Expenses) of the Credit Agreement

(c)	Any Indemnified Person who is not a party to this Agreement may rely on this Clause 19 and enforce its terms.

20.	CHANGES TO PARTIES

20.1	Transfer by the Collateral Agent

The Collateral Agent may at any time assign or otherwise transfer all or any part of its rights under this Agreement to any successor appointed in accordance with the Loan Documents. The Company shall, promptly upon a request from the Collateral Agent and to the extent commercially reasonable, enter into such documents and do all such acts as may be necessary or desirable to effect such an assignment or transfer.

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20.2	Changes to the Company

The Company may not assign or otherwise transfer any of its respective rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

21.	WAIVERS AND AMENDMENTS

The provisions of Section 10.01 (Amendments, Etc) of the Credit Agreement shall apply to this Agreement as if expressly set out in this Clause 21.

22.	MISCELLANEOUS

22.1	Further Loans

This Agreement secures Loans and financial accommodation already made under the Loan Documents and further Loans and financial accommodation to be made under the Loan Documents.

22.2	Collateral Agent’s and Receiver’s liability

Neither the Collateral Agent nor any Receiver shall (either by reason of taking possession of the Security Assets or for any other reason) be liable to the Company or any other Person for any costs, losses, liabilities or expenses relating to the realization of any Security Assets or from any act, default, omission or misconduct of the Collateral Agent or any Receiver or their respective officers, employees or agents in relation to the Security Assets or in connection with the Loan Documents except as resulting from the Collateral Agent’s gross negligence, bad faith, willful misconduct or material breach of this Agreement or that of any of its Affiliates, directors, officers, employees, advisors, agents, controlling persons or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision).

22.3	Determinations

The Company acknowledges that any certification or determination by any Secured Party or any Receiver, or any books, records and accounts of any Secured Party or Receiver, shall, in the absence of manifest error, conclusive evidence of the matters to which it relates. Copies of such certificates, determinations, books, records or accounts shall serve as admissible evidence to prove the authenticity of their content.

22.4	Relationship with other documents

Nothing contained in this Agreement shall operate to prejudice or affect any obligations of the Company towards the Secured Parties conferred by documentation of any kind that has been or will be signed by the Company towards the Collateral Agent or the Secured Parties or the rights of the Secured Parties under such documentation.

22.5	Translation

A convenience translation of this Agreement into Hebrew shall be prepared by the Company as required by Requirements of Law or reasonably requested by the Collateral Agent for the purpose of registration and perfection of this Agreement with the Israeli Registrar of Companies. The parties acknowledge that this English language Agreement shall prevail in the case of any inconsistency and that the Hebrew translation is for convenience only.

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22.6	Intercreditor Agreement

Notwithstanding any provision to the contrary in this Agreement, if any intercreditor agreement is entered into in accordance with the Credit Agreement, in the event of any inconsistency between the provisions of such intercreditor agreement and this Agreement, the provisions of such intercreditor agreement shall prevail.

23.	SECURED CASH MANAGEMENT OBLIGATIONS AND SECURED HEDGING OBLIGATIONS

No Secured Party that obtains the benefit of this Agreement shall have any right to notice of any action or to consent to, direct or object to, any action hereunder or otherwise in respect of the Security Assets (including, without limitation, the release or impairment of any Security Asset) other than in its capacity as a Lender or the Collateral Agent, as applicable, and, in any such case, only to the extent expressly provided in the Loan Documents, including without limitation Article VIII (The Collateral Agent) of the Credit Agreement. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Collateral Agent pursuant to the terms of the Credit Agreement, including, without limitation, under Article VIII (The Collateral Agent) of the Credit Agreement.

24.	PARTIAL INVALIDITY

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction, that shall not affect the legality, validity or enforceability of the remaining provisions in that jurisdiction or of that provision in any other jurisdiction.

25.	SURVIVAL

The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall:

(a)	survive the execution and delivery of this Agreement and the other Loan Documents; and

(b)

be deemed to be material and to have been relied upon by the Collateral Agent and the other Secured Parties, regardless of any investigation of the subject matter thereof made by or on behalf of the Collateral Agent or the other Secured Parties.

26.	NOTICES

The provisions of Section 10.02 (Notices and Other Communications; Facsimile Copies) of the Credit Agreement shall apply to this Agreement as if set out expressly in full in this Clause 26 (as appropriate).

27.	COUNTERPARTS

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

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28.	GOVERNING LAW AND ENFORCEMENT

28.1	Governing law and Jurisdiction

This Agreement is governed by and shall be construed in accordance with the laws of the State of Israel and each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of Tel-Aviv-Jaffa in relation to all matters arising out of or in connection with this Agreement.

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SIGNATORIES TO THE SECURITY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COLLATERAL AGENT

ING CAPITAL LLC, as Collateral Agent

BY:
Name:
Title:

THE COMPANY

LUPERT LTD, as the Company

BY:
Name:
Title:

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SCHEDULE 1

EVENTS OF DEFAULT

If any of the following events of default (each such event, an “Event of Default”) shall occur:

1.

Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document or Ancillary Facility; or

2.

Specific Covenants. The Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.03(a) or Section 6.04 (solely with respect to the Borrower) or Section 6.12(b)(v) or Article VII (other than Section 7.09) or (ii) Section 7.09; provided that an Event of Default shall not occur until the Cure Deadline has occurred; or

3.

Other Defaults. Any Loan Party or any Restricted Subsidiary thereof fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

4.

Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

5.

Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due or as to which an offer to prepay is required to be made as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and (y) any Indebtedness permitted to exist or be incurred under the terms of this Agreement that is required to be repurchased, prepaid, defeased or redeemed (or as to which an offer to repurchase, prepay, defease or redeem is required to be made) in connection with any asset sale event, casualty or condemnation event, change of control (without limiting the rights of the Agents and the Lenders under Section 8.01(j) below), excess cash flow or other customary provision in such Indebtedness giving rise to such requirement to offer or prepay in the absence of any default thereunder; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness; or

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6.

Insolvency Proceedings, Etc. Holdings, the Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary or any Restricted Subsidiary that could at such time, upon designation by the Borrower, become an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any Controller (as defined in the Corporations Act), receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any Controller (as defined in the Corporations Act), receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days (including in respect of the grant of a freeze order (“hakpaat halichim”) pursuant to Chapter 3 of Part 9 of the Companies Law); or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or

7.

Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance or by an enforceable indemnity) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days after the entry thereof; or

8.

ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (ii) a Foreign Pension Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a Material Adverse Effect; or

9.

Invalidity of Collateral Documents. (i) Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or as a result of acts or omissions by the Administrative Agent or the Collateral Agent not taken by the Administrative Agent or the Collateral Agent or the satisfaction in full of all the Obligations and termination of the Aggregate Commitments, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any material provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document or (ii) a material part of the Liens purported to be created by the Collateral Documents (subject to (x) the terms of the Collateral and Guarantee Requirement and (y) any Lien permitted by Section 7.01) cease to be perfected Liens in each case, other than (x) as a result of a release of Collateral permitted under Section 10.20, or (y) solely as a result of the Administrative Agent’s or the Collateral Agent’s failure to (1) maintain possession of any stock certificates, promissory notes or other instruments actually delivered to it under the Loan Documents or (2) file Uniform Commercial Code continuation statements; or

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10.	Change of Control. There occurs any Change of Control.

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SCHEDULE 2

EQUITY INTERESTS

Name of company in which shares are held	Company number	Class of shares held	Number of shares held	Issued share capital
Syneron Medical Ltd	512986514	Ordinary	35,501,804	35,501,804

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SCHEDULE 3

IRREVOCABLE INSTRUCTIONS

To: Syneron Medical Ltd

Company No: 512986514

Address: P.O. Box 550, Tavor Building 3rd Floor, Yokneam Illit 2069200, Israel (The Pledged Subsidiary)

Re: Irrevocable Instructions

WHEREAS,	we, Lupert Ltd, company number 515596542, are the sole owners of 35,501,804 ordinary shares par value NIS 0.01 each of the Pledged Subsidiary; and

WHEREAS,	on September , 2017 a Credit Agreement (as may be amended from time to time, the Credit Agreement) was signed between, among others, Syneron Medical Ltd and ING Capital LLC (the Collateral Agent);

WHEREAS,	on September , 2017, the Security Agreement/Debenture (Shares) attached as Exhibit 1 hereto (as may be amended from time to time, the Debenture) was signed between us and the Collateral Agent in respect of the Security Assets (as defined in the Debenture); and

WHEREAS,	in accordance with the Debenture we have created a pledge in favour of the Collateral Agent (the Pledge), all as set forth in the Debenture;

NOW THEREFORE, we hereby provide to you these irrevocable instructions and notifications as follows:

1.    Capitalised terms used in these irrevocable instructions shall have the meaning given to such terms in the Credit Agreement or the Debenture unless otherwise defined herein.

2.    To register the Pledge in favour of the Collateral Agent in the register of shareholders of the Pledged Subsidiary.

3.    Not to issue any share certificate and/or certificates in our name or in the name of any third party whatsoever with respect to the Security Assets, in whole or in part.

4.    Not to register any transaction which in any way conflicts with the terms of the Debenture.

5.    Upon receipt by you of written notice from the Collateral Agent that an Event of Default has occurred and is continuing, you will transfer to the Collateral Agent (where applicable, through a bank account in respect of which details will be provided to you by the Collateral Agent), all payments, amounts, moneys, dividends and other similar distributions (including those referred to in Clause 9(a)(ii) (Voting Rights, Dividends and Interest) of the Debenture) which are due or which may become due in the future to us from you in respect of the Security Assets.

6.    In addition, and without derogating from the generality of the foregoing, you must notify the Collateral Agent in writing of:

6.1    the occurrence of any seizure, requisition, expropriation or forfeiture of the Security Assets or any part thereof; and

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6.2    the appointment of a Receiver or any other similar official (including any motion to appoint a temporary Receiver) and/or any application for or the grant of a stay of proceedings order in respect of the Pledged Subsidiary pursuant to Chapter 3 of Part 9 of the Companies Law (“hakpaat halichim”).

7.    Any notice to the Company in accordance with the stipulated in writing in this irrevocable instructions shall be made to the following address: P.O. Box 550, Tavor Building 3rd Floor, Yokneam Illit 2069200, Israel.

8.    These provisions are not capable of being revoked or cancelled or changed and it is acknowledged that the Secured Parties’ rights are dependent upon them.

9.    Please confirm your acknowledgement and agreement to Collateral Agent that you will act in accordance with these instructions.

Sincerely

Lupert Ltd

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Date: September     , 2017

To: ING CAPITAL LLC (as Collateral Agent)

1.    We acknowledge receipt of the above instructions and agree to act in compliance with the instructions.

2.    We confirm the registration of the Pledge in favour of the Collateral Agent in the register of shareholders of Syneron Medical Ltd. This registration reflects our waiver of any security interest or other rights we have or may have over the Security Assets according to our constitutional documents and indicates that there is no restriction under our constitutional documents on the assignment, transfer or pledge of the Security Assets.

3.    We confirm the proxy granted by Lupert Ltd to the Collateral Agent pursuant to Clause 9(c) (Voting rights, Dividends and Interest) of the Debenture and we confirm that such proxy is in compliance with our constitutional documents and, to the extent exercised, will be accepted and recognised by us.

Syneron Medical Ltd

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Dated September     , 2017

BETWEEN

DION HOLDCO LIMITED

as the Company

AND

ING CAPITAL LLC

as Collateral Agent

SECURITY AGREEMENT/DEBENTURE (SHARES)

UNLIMITED IN AMOUNT

THIS SECURITY AGREEMENT/DEBENTURE (SHARES) is made on the      day of September 2017

BETWEEN:

(1)

DION HOLDCO LIMITED, a non-cellular company with liability limited by shares, duly incorporated under the laws of Guernsey under company number 63694 and having its registered office at P.O. Box 656, East Wing, Trafalgar Court, Les Banques, St. Peter Port, Guernsey GY1 3PP (the “Company”); and

(2)	ING CAPITAL LLC, in its capacity as collateral agent for the benefit of the Secured Parties (as defined in the Credit Agreement (as defined below)) (the “Collateral Agent”).

WHEREAS:

(A)    On September     , 2017, a credit agreement was entered into between, among others, Syneron Medical Limited and Syneron Inc. as Borrowers (the “Borrower”) and the Collateral Agent, pursuant to which the Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein (the “Credit Agreement”).

(B)    In order to secure the full and punctual payment and performance when due of the Obligations, the Company has agreed to charge and pledge the Security Assets in favour of the Collateral Agent in accordance with the terms hereof.

(C)    The obligations of the Lenders to extend credit under the Credit Agreement are conditioned upon, among other things, the execution of this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Security Agreement/Debenture (this “Agreement”), unless the context otherwise requires:

(a)	capitalised terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement; and

(b)	in addition:

Applicable Law means:

(a)

any constitution, treaty, statute, code, law, regulation, ordinance, rule, judgement, rule of law, official order, judicial order, writ, decree, request, approval, concession, grant, franchise, licence, directive, guideline, policy, standard, plan, requirement; and

(b)	any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing (whether or not having the force of law) of any Governmental Authority,

whether in effect as of the date hereof or thereafter and in each case as amended, re-enacted or replaced.

1

Equity Interests means shares, partnership interests, membership interests, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

Event of Default means an Event of Default as set out in Section 8.01 (Events of Default) of the Credit Agreement, a copy of which clause is attached for information purposes as Schedule 1 (Events of Default) to this Agreement.

Guarantee Law means the Israeli Guarantee Law, 5727-1967.

NIS means the lawful currency of the State of Israel from time to time.

Payment in Full means when all Obligations under the Credit Agreement are paid in full in accordance with Section 10.20(b) of the Credit Agreement.

Pledged Subsidiary means Lupert Ltd, a private company duly incorporated under the laws of the State of Israel under certificate of incorporation number 51-559654-2.

Pledges Law means the Israeli Pledges Law, 5727-1967.

Receiver means a receiver, conservator, liquidator, trustee, administrator, custodian, assignee for the benefit of creditors, officer for the implementation of a reorganization process (“halichei havraa”) or similar Person charged with the reorganization or liquidation of the Company’s business.

Related Rights means:

(a)

subject to Clause 9 (Voting Rights, Dividends and Interest), all payments of principal, and all interest, dividends or other distributions, whether paid or payable in cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the Equity Interests in the Pledged Subsidiary;

(b)	subject to Clause 9 (Voting Rights, Dividends and Interest), all other rights and privileges of the Company with respect to the Equity Interests in the Pledged Subsidiary; and

(c)	all proceeds of any of the foregoing.

Secured Obligations has the meaning given to it in Clause 2 (Secured Obligations).

Security Assets means all the assets of the Company from time to time mortgaged, charged or assigned or expressed to be mortgaged, charged or assigned pursuant to this Agreement.

Security Interest means any mortgage, pledge, lien, charge (whether fixed or floating), assignment, hypothecation, deposit arrangement, encumbrance, conditional sale, title retention, preferential right, priority, trust arrangement or security interest or any other agreement or arrangement having a similar effect.

Transaction Security means the Security Interests created or expressed to be created in favour of the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement.

2

1.2	Construction

(a)

Unless a contrary indication appears in this Agreement, the provisions of Section 1.02 (Other Interpretive Provisions) of the Credit Agreement shall apply to this Agreement as if set out in full in this Agreement.

(b)

The word “asset” shall be construed to refer to any and all present and future, real and personal, tangible and intangible assets, rights and property, including cash, securities, accounts, accounts receivables, revenues, inventory, equipment, contractual rights, Intellectual Property of every description and proceeds of the foregoing.

(c)	The fact that the details of any assets in the Schedules are incorrect or incomplete shall not affect the validity or enforceability of this Agreement in respect of the assets of the Company.

(d)

Headings used in this Agreement are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

2.	SECURED OBLIGATIONS

(a)

This Agreement secures the due and punctual payment and discharge in full of the Obligations when due and payable, without limitation in amount, under the terms of and in the manner provided for in the Loan Documents (the “Secured Obligations”).

(b)	The Company acknowledges to the Collateral Agent that the amount secured by this Agreement is the full amount of the Obligations.

3.	CREATION OF FIXED SECURITY

As continuing security for the full and punctual payment or performance when due and payable (whether at stated maturity, acceleration or otherwise) of the Secured Obligations, the Company hereby absolutely and unconditionally charges in favour of the Collateral Agent (as collateral agent for the benefit of the Secured Parties), by way of first ranking fixed charge and first ranking assignment by way of security:

(a)	all of its Equity Interests in the Pledged Subsidiary (including those Equity Interests set forth in Schedule 2 (Equity Interests)) together with all Related Rights;

(b)

all of its rights to any exemption, relief or discount which may reduce or minimize any tax rate or tax liability or any part thereof (to the extent the Company is entitled to such at the date of the realization of the Security Assets) (the “Tax Reliefs”);

(c)

its rights to compensation (including under the Property Tax and Compensation Fund Law, 1961), indemnification and any other right that it shall have against any third party for the loss, damage or expiration of the Security Assets or in relation to any Tax Reliefs; and

(d)	all proceeds of the foregoing.

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4.	RELEASE

Immediately after Payment in Full (but subject to paragraph (c) of Clause 5 (Provisions relating to Transaction Security) and to Section 10.20 (Release of Collateral and Guarantee Obligations; Subordination of Liens) of the Credit Agreement), the Collateral Agent shall, at the written request and cost of the Company, execute such notices to any applicable Governmental Authority as the Company may reasonably require in order to give effect to that release.

5.	PROVISIONS RELATING TO TRANSACTION SECURITY

(a)	All security created under this Agreement:

(i)	is created in favour of the Collateral Agent for itself and on behalf of each of the other Secured Parties;

(ii)	is, to the maximum extent permitted by Applicable Law, created over the present and future assets of the Company;

(iii)

is a continuing security for the payment, discharge and performance of all of the Secured Obligations, shall extend to the ultimate balance of all sums payable under the Loan Documents regardless of any intermediate payment or discharge in whole or in part and shall remain in full force and effect until confirmation in writing by the Collateral Agent (not to be unreasonably withheld) that Payment in Full has occurred; and

(iv)	is in addition to, is independent of and is not in any way prejudiced or affected by any of the other Loan Documents.

(b)	The Collateral Agent shall not be bound to enforce any of the other Security Documents before enforcing the Security Interests created by this Agreement.

(c)

If an amount paid to a Secured Party under a Loan Document is avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, the Transaction Security and the liability of the Company under this Agreement shall continue and that amount will not be considered to have been irrevocably paid for the purposes of the definition of Payment in Full.

(d)

Until Payment in Full, the Company remains liable to observe and perform all conditions and obligations assumed by it in relation to the Security Assets. The Collateral Agent is under no obligation to perform or fulfil any such condition or obligation or to make any payment in respect of any such condition or obligation.

(e)

The exercise by the Collateral Agent of any of the rights or remedies hereunder shall not release the Company from any of its liabilities or obligations under the Loan Documents or any other agreement or instrument included in the Security Assets until Payment in Full. For the avoidance of doubt, until Payment in Full, the application of the Security Assets to satisfy part of the Secured Obligations shall not release the Company from its obligation to pay and perform the Secured Obligations in full.

(f)

Following an Event of Default and during the continuation thereof, should any Secured Party decide to realize any of the Security Assets deposited with it in accordance with the provisions of Section 17(3) and 19(a) of the Pledges Law, then seven (7) Business Days advance notice to the Company regarding the steps that the Collateral Agent intends to take shall be deemed to be reasonable advance notice for the purpose of Section 19(b) of the Pledges Law.

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(g)

In the event that any Governmental Authority amends existing Applicable Law at any time hereafter in a manner which adversely affects the rights of the Secured Parties hereunder (including by way of amending the order of priority for distribution of assets on bankruptcy or insolvency in whole or in part), the Company undertakes, upon the reasonable demand by the Collateral Agent, to take all commercially reasonable steps necessary to ensure that the Secured Parties remain first ranking secured creditors of the Company in respect of all the Security Assets with the rights and priority existing as at the date of this Agreement.

6.	RESTRICTION ON DEALINGS

The Company may not:

(a)	create or permit to subsist any Security Interest on any of the Security Assets; or

(b)

(whether by a single transaction or a number of related or unrelated transactions and whether voluntarily or involuntarily) assign, charge, lease, transfer or otherwise dispose of all or any part of its right, title and interest in and to the Security Assets, in each case unless permitted to do so under the Credit Agreement.

7.	REPRESENTATIONS AND WARRANTIES

7.1	General representations and warranties

The Company represents and warrants to the Collateral Agent for the benefit of the Secured Parties that:

(a)

it is the sole legal and beneficial owner of, and absolutely entitled to, the Security Assets (except for minor defects in title that would not reasonably be expected to have a Material Adverse Effect);

(b)	the Security Assets are free from any Security Interest or option to purchase or similar right (except as permitted under the Credit Agreement);

(c)

the Company has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in the Security Assets and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than (i) any consent or approval that has been obtained, and (ii)filings necessary to perfect the Liens created under this Agreement;

(d)

there is no restriction or condition under any law or agreement which is applicable to pledging or charging the Security Assets and the Company is permitted to charge the Security Assets, except as would not reasonably be expected to have a Material Adverse Effect;

(e)

the Transaction Security creates in favor of the Collateral Agent for the benefit of the Secured Parties a first ranking Security Interest over the Security Assets and is not subject to any prior ranking or pari passu ranking Security Interest (except as permitted by the Credit Agreement);

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(f)

there is no restriction or condition under any law or agreement which is applicable to the transfer or realization of the Security Assets, except as would not reasonably be expected to have a Material Adverse Effect;

(g)

the Company’s signature on this Agreement and the performance of all of its obligations included herein do not conflict or contradict any ruling, order, directive or instruction of any Governmental Authority of any kind whatsoever and do not contravene the Company’s constitutional documents, except as would not reasonably be expected to have a Material Adverse Effect;

(h)

this Agreement has been duly executed, and each of the obligations expressed to be assumed by it under this Agreement, are legal, valid, binding and enforceable obligations, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and have been duly authorized by all necessary corporate or other organizational action;

(i)	Schedule 2 (Equity Interests) sets forth, as of the Closing Date, a true and complete list of all the Equity Interests owned by the Company in the Pledged Subsidiary;

(j)

The Pledged Subsidiary is a wholly-owned Subsidiary of the Company, beneficially and of record, and the Equity Interests held by the Company in the Pledged Subsidiary are fully paid and non-assessable; and

(k)

as of the date of this Agreement, no Event of Default has occurred nor, to the best of the Company’s knowledge, have any circumstances occurred which, with the passage of time or following the provision of any notice or warning, shall constitute an Event of Default.

7.2	Times for making representations and warranties

The representations and warranties set out in this Agreement are:

(a)	made by the Company on the date of this Agreement; and

(b)

(unless expressed to be given at a specific date) deemed to be repeated by the Company on each date prior to Payment in Full on which any of the representations and warranties set out in the Loan Documents are repeated, in each case by reference to the circumstances existing at that time.

8.	UNDERTAKINGS

8.1	General Undertakings

The Company hereby undertakes to the Collateral Agent for the benefit of the Secured Parties from the date of this Agreement until Payment in Full:

(a)	to deliver to the Collateral Agent:

(i)

on the Closing Date, all share certificates relating to the Security Assets, together with executed but undated deeds of transfer in respect of all Equity Interests held by the Company in the Pledged Subsidiary (in a form reasonably satisfactory to the Collateral Agent); and

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(ii)

as promptly as practicable and, in any event, within 60 days (or such longer period as the Collateral Agent may, in its sole discretion, agree to in writing) after the acquisition thereof, any additional share certificates relating to new Equity Interests held by the Company in the Pledged Subsidiary, together with new executed but undated deeds of transfer in respect of such additional Equity Interests (in a form reasonably satisfactory to the Collateral Agent);

(b)

to the extent the Pledged Subsidiary issues any noncash dividends, interest, principal or other distributions that would constitute Security Assets, whether resulting from a subdivision, combination or reclassification of the issued and outstanding Equity Interests in the Pledged Subsidiary or received in exchange for Equity Interests in the Pledged Subsidiary or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Pledged Subsidiary may be a party or otherwise, such noncash dividends, interest, principal or other distributions shall be and become part of the Security Assets and, if required by the Collateral Agent, the Company shall promptly duly execute and deliver a supplement to this Agreement or an additional Security Agreement in respect of such noncash dividends, interest, principal or other distributions;

(c)	to procure that the Security Interests created in favour of the Collateral Agent under this Agreement are noted in the register of shareholders of the Pledged Subsidiary;

(d)

on the Closing Date, to furnish an irrevocable notice to the Pledged Subsidiary, countersigned by the Pledged Subsidiary, in the form attached as Schedule 3 (Irrevocable Instructions) to this Agreement.

(e)	to hold and manage the Security Assets in accordance with the provisions of this Agreement and the Loan Documents;

(f)

unless permitted by the Loan Documents, not to sell, transfer, assign, lease, borrow, rent, provide or remove from its possession any of the Security Assets or any related right and not to permit any other Person to make use of any Security Asset in any way or provide any other Person an attorney of power or proxy in connection with the Security Assets, in each case, unless permitted to do so under the Credit Agreement;

(g)	to be liable towards the Secured Parties for any act or omission of the Company which causes any impairment to any proprietary right of the Company in the Security Assets;

(h)	to be bound by the provisions of Sections 3.01, 6.05, 6.06, 6.07, 6.08, 6.09, 6.12, 6.14 and 6.17 of the Credit Agreement, mutatis mutandis, as if set out expressly in full in this Agreement

(i)

that the Collateral Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Security Assets that are not permitted by the Credit Agreement, and may pay for the maintenance and preservation of the Security Assets to the extent the Company fails to do so as required by this Agreement or the other Loan Documents after the Collateral Agent has requested in writing that the Company does so and the Company fails to do so within five (5) Business Days, and the Company agrees to reimburse the Collateral Agent reasonably promptly on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization (and any such payment made or expense waived shall be an additional Obligation secured hereby); provided, however that nothing in this Section 8.1(i) shall be interpreted as

7

excusing the Company from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other obligations of the Company with respect to Taxes, assessments, charges, fees and Liens and maintenance as set forth herein or in the other Loan Documents;

(j)

none of the Collateral Agent or the Secured Parties shall have any responsibility for, or liability for its failure in, observing or performing any obligations to be observed and performed by the Company under any contract, agreement or instrument relating to the Security Assets, and the Company agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance;

(k)

upon an Event of Default and after receiving written notice from the Collateral Agent with respect thereto, to provide the Collateral Agent the Security Assets, in whole or in part, in accordance with and subject to the provisions of the Loan Documents. In the event that the Company refuses to comply with the provisions of this subsection (k), the Collateral Agent shall be permitted, without the Company’s written consent, to seize and remove from its possession the Security Assets and retain possession of them at the Company’s expense.

8.2	Notice Obligations

The Company hereby undertakes to the Collateral Agent for the benefit of the Secured Parties from the date of this Agreement until Payment in Full, to notify the Collateral Agent in writing, as soon as possible after it becomes aware of (except to the extent permitted by the Credit Agreement) any motion filed for the dissolution of the Company or for the appointment of a Receiver for the Company or any other similar official (including any motion to appoint a temporary Receiver) and/or any application for or the grant of a stay of proceedings order in respect of the Company pursuant to Chapter 3 of Part 9 of the Companies Law (“hakpaat halichim”), or, in each case, of the Company’s intent for any such appointment.

8.3	Collateral Agent’s right to perform

If the Company for any reason whatsoever fails to duly and punctually observe or perform or comply with any of its obligations under this Agreement, including under this Clause 8 (Undertakings), after the Collateral Agent has requested in writing that the Company do so and the Company fails to do so within five (5) Business Days, the Collateral Agent shall have the power, on behalf of or in the name of the Company or otherwise, to perform the obligation and to take any steps which the Collateral Agent may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of the failure, but without in any way becoming liable therefore (except as a result of its bad faith, gross negligence or willful misconduct) and provided that the exercise of this power, or the failure to exercise it, shall in no circumstances prejudice the Collateral Agent’s rights hereunder. The Company shall reimburse the Collateral Agent for any loss, costs or expenses incurred in connection with exercising its right under this Clause 8.3.

9.	VOTING RIGHTS, DIVIDENDS AND INTEREST

(a)

Unless and until an Event of Default shall have occurred and, other than in the case of an Event of Default under paragraph (a) or (f) of Section 8.01 (Events of Default and Remedies) of the Credit Agreement, the Collateral Agent shall have provided written

8

notice to the Company that the Company’s rights, in whole or in part, under this Clause 9 are being suspended:

(i)

the Company shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to the Equity Interests in the Pledged Subsidiary or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Loan Documents; and

(ii)

the Company shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Security Assets; provided that any noncash dividends, interest, principal or other distributions that would constitute Security Assets, whether resulting from a subdivision, combination or reclassification of the issued and outstanding Equity Interests in the Pledged Subsidiary or received in exchange for Equity Interests in the Pledged Subsidiary or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Pledged Subsidiary may be a party or otherwise, shall be and become part of the Security Assets and, if received by the Company, required to be delivered to the Collateral Agent hereunder, shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Collateral Agent in the form in which they shall have been received (with any endorsements, stock or note powers, deeds of transfer and other instruments of transfer reasonably requested by the Collateral Agent);

(b)

Upon the occurrence and during the continuation of an Event of Default, and, other than in the case of an Event of Default under paragraph (a) or (f) of Section 8.01 (Events of Default and Remedies) of the Credit Agreement, after the Collateral Agent shall have provided written notice to the Company of the suspension of the Company’s rights under Clause 9(a)(ii) above, all rights of the Company to dividends, interest, principal or other distributions that the Company is authorized to receive pursuant to Clause 9(a)(ii) above, shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal and other distributions received by the Company contrary to the provisions of this Clause 9 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of the Company and shall be forthwith delivered to the Collateral Agent upon written demand in the form in which they shall have been received (with any necessary endorsements, stock powers or other instruments of transfer). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this 9(b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property, shall be held as security for the payment of the Secured Obligations and shall be applied in accordance with the provisions of Clause 17 (Application of Proceeds). After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to the Company (without interest) all dividends, interest, principal or other distributions that the Company would otherwise have been permitted to retain pursuant to the terms of Clause 9(a)(ii) above and that remain in such account and the Company will have the right to exercise the voting and consent rights that the Company would otherwise be entitled to exercise pursuant to the terms of Clause 9(a) above; and

(c)

Upon the occurrence and during the continuation of an Event of Default, and, other than in the case of an Event of Default under paragraph (a) or (f) of Section 8.01 (Events of Default and Remedies) of the Credit Agreement, after the Collateral Agent

9

shall have provided written notice to the Company of the suspension of the Company’ rights under Clause 9(a)(i) above, all rights of the Company to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Clause 9(a)(i) above, shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Company to exercise such rights. After all Events of Default have been cured or waived, all rights vested in the Collateral Agent pursuant to this paragraph (c) shall cease, the Company shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise prior to such vesting.

The Company hereby appoints the Collateral Agent as its proxy in respect of the Equity Interests in the Pledged Subsidiary and any Related Rights owned by it, such that the Collateral Agent shall be entitled, upon the voting and consensual rights and powers becoming vested in the Collateral Agent: (i) to vote the Equity Interests in the Pledged Subsidiary owned by the Company in the Company’s name and on the Company’s behalf on all resolutions of the shareholders of the Pledged Subsidiary in any general meeting, extraordinary meeting or any other shareholder meeting (including any adjourned meeting) held from to time; (ii) to appoint directors to the board of directors of the Pledged Subsidiary in the Company’s name and on the Company’s behalf; and (iii) to exercise all other shareholders’ rights in respect of the Equity Interests in the Pledged Subsidiary and any Related Rights owned by the Company, in each case, in such manner as the Collateral Agent may deem fit.

(d)

Any written notice given by the Collateral Agent to the Company suspending the Company’s rights under Clause 9(a) above may suspend the rights and powers of the Company under Clause 9(a)(i) or Clause 9(a)(ii) above in part without suspending all such rights or powers (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.

10.	PREPAYMENT

Other than as permitted in the Loan Documents, neither the Company nor any Person having a right liable to be affected by the pledges and charges hereby created or the realization thereof shall have any right under Section 13(b) of the Pledges Law or any other statutory provisions in substitution therefore.

11.	ENFORCEMENT OF TRANSACTION SECURITY

11.1	Timing and manner of enforcement

(a)	The Transaction Security shall become enforceable immediately:

(i)	upon the occurrence and during the continuation of an Event of Default; or

(ii)	upon the appointment of a Receiver over any of the assets of the Company.

(b)

Without prejudice to any specific provisions contained in this Agreement, immediately after the Transaction Security has become enforceable, the Collateral Agent may in its absolute discretion enforce all or any part of the Transaction Security in any manner or order it sees fit or as the Lenders direct.

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(c)

No Secured Party shall be liable to the Company for any loss arising from the manner in which the Collateral Agent or any other Secured Party enforces or refrains from enforcing the Transaction Security.

11.2	Protection of third parties

(a)	No Person (including a purchaser) dealing with the Collateral Agent or a Receiver or any of its or their respective agents shall be concerned to enquire:

(i)	whether the Secured Obligations have become payable;

(ii)	whether any power which the Collateral Agent or that Receiver may purport to exercise has become exercisable or is being properly exercised;

(iii)	whether any amount remains due under the Loan Documents; or

(iv)	how any money paid to the Collateral Agent or to the Receiver is to be applied.

(b)

The receipt by the Collateral Agent or any Receiver of any moneys paid to the Collateral Agent or that Receiver by any Person (including a purchaser) shall be an absolute and conclusive discharge and shall relieve any Person dealing with the Collateral Agent or that Receiver of any obligation to see to the application of any moneys paid to or at the direction of the Collateral Agent or that Receiver.

(c)	In paragraphs (a) and (b) above, purchaser includes any Person acquiring, for money or money’s worth, any interest or right whatsoever in relation to any Security Asset.

12.	COLLATERAL AGENT AND RECEIVER

12.1	Collateral Agent

(a)

If an Event of Default occurs and the Collateral Agent gives notice to the Company that the Transaction Security is enforceable, the Collateral Agent shall be entitled to take all such steps as it sees fit to collect the total amount outstanding under the Secured Obligations and to realize, at the Company’s expense, any of the Security Interests created under this Agreement by any means allowed by Applicable Law including, without limitation:

(i)	exercising any of the rights, remedies and powers available to it under Applicable Law (including under Article VIII (Events of Default and Remedies) of the Credit Agreement); and

(ii)	appointing or applying to the competent court for appointment of a Receiver (as set out in Clause 12.2 (Receiver)).

(b)

To the extent permitted by Applicable Law, all or any of the powers, authorities and discretions which are conferred by this Agreement upon a Receiver may be exercised by the Collateral Agent following an Event of Default without first appointing a Receiver or notwithstanding the appointment of a Receiver.

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Without derogating from the above, following an Event of Default, the Collateral Agent shall be entitled to exercise any right charged or pledged hereunder in the same manner in which the Company is entitled to exercise such right in accordance with the terms of Section 20 of the Pledges Law.

(c)

Subject to Applicable Law and without derogating from subclauses (a) and (b) above, the Collateral Agent shall be entitled, in any proceedings concerning the bankruptcy, liquidation, winding up or receivership (or similar proceedings) of the Company, to:

(i)	demand, claim, collect and enforce and prove the Secured Obligations and give acquittal thereunder;

(ii)	file any claims and proofs, give receipts and take all such proceedings and do all such things as the Collateral Agent sees fit to recover the Secured Obligations; and

(iii)	receive all distributions on and payments with respect to the Secured Obligations.

(d)

The Company irrevocably makes, constitutes and appoints the Collateral Agent (and its designees) as the Company’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuation of an Event of Default and written notice to the Company of its intent to exercise its remedies under Article VIII (Events of Default and Remedies) of the Credit Agreement, of making, settling and adjusting claims in respect of the Security Assets under policies of insurance, endorsing the name of the Company on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable reasonably promptly upon demand by the Company to the Collateral Agent and shall be additional Obligations secured by this Agreement. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, all insurance payments, proceeds of insurance and any awards arising from condemnation of any Security Assets received by the Collateral Agent in connection with any loss, damage or destruction of any Security Assets shall be transferred to the Company.

(e)

The Collateral Agent shall have all powers that it may, in its full discretion, determine to be desirable or necessary to preserve the Security Assets and the Security Interests created hereby and to take all such steps for such purpose at the Company’s expense.

12.2	Receiver

(a)	The Receiver shall have all powers conferred by Applicable Law, including, among others, the following rights, powers and discretions:

(i)	to receive the Security Assets or any part thereof, seize possession of and eject any Person and thing situated thereon, on behalf of the Company;

(ii)	to carry on the Company’s business as it deems fit;

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(iii)

to sell or agree to the sale of the Security Assets in whole or in part, or otherwise dispose of the same on such conditions as he deems fit, and apply the proceeds thereof towards the Secured Obligations;

(iv)

to realize, collect and take such action as will be required vis-à-vis the various authorities to exercise the Company’s tax rights in respect of the Security Assets, including obtaining an exemption or discount or concession or right to set off losses, of any kind whatsoever; and

(v)

to effect any other act in relation to the Security Assets in its entirety or in part, as he deems fit, to take immediate possession of and collect any Security Assets and to require payment to it or to the Collateral Agent of any monetary claims or credit balance on any account.

(b)

The Company alone shall be responsible for the acts and omissions of the Receiver (other than for the Receiver’s gross negligence or willful misconduct) and for the Receiver’s remuneration. Under no circumstances shall the Collateral Agent or any of the Secured Parties be responsible for the acts and omissions of the Receiver or for the Receiver’s remuneration.

12.3	Collateral Agent and Receiver

(a)

Neither the Collateral Agent nor the Receiver, nor any of their respective agents, managers, officers, employees, delegates, and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense which arises out of the exercise or the attempted or purported exercise or the failure to exercise any of their respective rights, powers and discretions under this Agreement in the absence of gross negligence or willful misconduct.

(b)

Neither the Collateral Agent nor any Receiver, nor any of their respective agents, managers, officers, employees, delegates, and advisers shall be under any duty to exercise any of their respective rights, powers and discretions under this Agreement.

(c)

To the extent permitted by Applicable Law, the Company hereby waives any requirements with respect to notice, form or the terms of the exercise by the Collateral Agent, the Receiver, or any of their respective agents, managers, officers, employees, delegates, and advisers of their respective rights, powers and discretions under this Agreement, except as provided otherwise in the Loan Documents.

13.	DELEGATION

(a)

To the extent permitted by Applicable Law, the Collateral Agent or any Receiver may delegate by power of attorney or in any other manner to any Person any right, power or discretion exercisable by it under this Agreement.

(b)

Any delegation under this Clause 13 may be made upon such terms (including the power to sub-delegate) and subject to such conditions and regulations as the Collateral Agent or any Receiver may consider fit.

(c)

Neither the Collateral Agent nor any Receiver shall be in any way liable or responsible to the Company for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate.

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(d)

References in this Agreement to the Collateral Agent or a Receiver shall be deemed to include references to any delegate of the Collateral Agent or Receiver appointed in accordance with this Clause 13.

14.	PRESERVATION OF SECURITY

14.1	Guarantee and Indemnity

To the extent enforcement of the Transaction Security or the guarantee provided under this Agreement becomes unenforceable, invalid or illegal, the Company, as an independent and primary obligation, hereby indemnifies each of the Secured Parties promptly on demand against any cost, loss or liability it incurs as a result of the Company not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Loan Document on the date when it would have been due.

14.2	Reinstatement

(a)

If any payment by the Company or any discharge or release given by a Secured Party (whether in respect of the obligations of any Person or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(i)	the liability of the Company and the relevant security shall continue as if the payment, discharge, release, avoidance or reduction had not occurred; and

(ii)	the relevant Secured Party shall be entitled to recover the value or amount of that security or payment from the Company, as if the payment, discharge, avoidance or reduction had not occurred.

(b)	The Collateral Agent may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

14.3	Waiver of defences

None of the obligations of the Company under this Agreement or any Transaction Security shall be affected by any act, omission, matter or thing (whether or not known to the Company or any Secured Party) which, but for this provision, would reduce, release, prejudice or provide a defence to any of those obligations including:

(a)	any time, waiver, release or consent granted to, or composition with, any Loan Party or any other Person;

(b)	the release of any Loan Party or any other Person under the terms of any composition or arrangement with any creditor of any Loan Party or any other Person;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over the assets of, any Loan Party or any other Person;

(d)

any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any rights against, or security over the assets of, any Loan Party or any other Person;

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(e)	any incapacity or lack of power, authority or legal personality of, or dissolution or change in, the members or status of any Loan Party or any other Person;

(f)	any amendment (however fundamental and including any amendment that may increase the liability of a Loan Party) or replacement of a Loan Document or any other document or security;

(g)	any unenforceability, illegality or invalidity of any obligation of any Person under any Loan Document or any other document or security; or

(h)	any insolvency or similar proceedings.

For the avoidance of doubt, without derogating from the remainder of this Clause 14.3, the Company hereby expressly waives all rights and defences under sections 4(b), 4(c), 5, 6, 7(b), 8, 9, 11, 12, 15 and 17 of the Guarantee Law, and all rights and defences under sections 7(b) and 13(b) of the Pledges Law, and confirms that the provisions of the Guarantee Law and the Pledges Law affording such rights or defences to the Company shall not apply to the rights granted to the Secured Parties under this Agreement.

14.4	Immediate recourse

(a)

The Company waives any right it may have of first requiring any Secured Party to proceed against or enforce any other rights or security or claim payment from any Person before claiming from or enforcing against the Company under this Agreement.

(b)	The waiver in this Clause 14.4 applies irrespective of any Applicable Law or any provision of a Loan Document to the contrary.

14.5	Appropriations

On and after the occurrence of, and during the continuation of, an Event of Default and until Payment in Full, each Secured Party may at its sole discretion but subject to Applicable Law:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it considers fit (whether against those amounts or otherwise) and the Company shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Company or on account of the Company’s liability under this Agreement.

14.6	Additional security/non-merger

The Transaction Security is in addition to and not in substitution for or derogation of, and shall not be merged into or in any way be excluded or prejudiced by, any other Security Interest (whether given by a Company or otherwise) at any time held by or on behalf of any Secured Party in respect of or in connection with any or all of the Secured Obligations or any other amount due by the Company to the Secured Parties.

15.	CURRENCY CONVERSION

(a)	If any Secured Party receives any amounts due to it under the Loan Documents in a currency other than the currency in which any payment obligation is expressed to be

15

payable (the “Other Currency”), such Secured Party may convert the Other Currency into the currency necessary for the full or partial discharge of the Secured Obligations due to the Secured Parties.

(b)

For the purposes of this Clause 15, the rate of exchange shall be set in accordance with normal banking procedures in the relevant jurisdiction in which the exchange is to occur at the time elected in the sole discretion of the relevant Secured Party, with all fees, costs and expenses associated with such exchange to be borne by the Company.

16.	POWER OF ATTORNEY

16.1	Appointment

The Company irrevocably appoints the Collateral Agent and each Receiver severally as its attorney, with full power of substitution, on its behalf and in its name or otherwise, at such time and in such manner as the attorney considers fit:

(a)

subject to and in accordance with Clause 8.3 (Collateral Agent’s right to perform), prior to the occurrence of an Event of Default, to do anything which the Company is obliged to do under this Agreement (but has not done); and

(b)	on and after the occurrence of, and during the continuation of, an Event of Default, to do anything which the Company is obliged to do under this Agreement.

16.2	Ratification

(a)

The Company ratifies and confirms and agrees to ratify and confirm whatever any attorney shall do in the exercise or purported exercise of the power of attorney granted by it in Clause 16.1 (Appointment).

(b)

The Company hereby releases the Collateral Agent and any Receiver in advance from all liability should the Collateral Agent or such Receiver not exercise any of the powers conferred upon the Collateral Agent under the power of attorney created in Clause 16.1 (Appointment) and, in particular, without prejudice to the generality of the release aforesaid, in any case where the Collateral Agent does not effect insurance at all, in time or in the correct manner or, where the insurance providers shall not, as a result of any defect or of a lack of sufficiency in the insurance cover or because of the absence of demand or for any other reason, pay for any damage or loss.

(c)

The Company hereby waives in advance any claims or demands against the Collateral Agent and any Receiver on account of, or in connection with any claim, negotiation or arrangement, made by the Collateral Agent under the powers granted to it under this Clause 16 except as resulting from the Collateral Agent’s gross negligence, bad faith, willful misconduct or material breach of this Agreement or that of any of its Affiliates, directors, officers, employees, advisors, agents, controlling persons or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision).

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17.	APPLICATION OF PROCEEDS

17.1	Order of application

(a)

The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization of any Security Asset, including any Security Asset consisting of cash, in accordance with Section 8.04 (Application of Funds) of the Credit Agreement.

(b)

Upon any sale of the Security Assets by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale of the purchase price thereof shall be a sufficient discharge to the purchaser or purchasers of the Security Assets so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase price paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Security Asset are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Collateral Agent or any Lender to collect such deficiency. Notwithstanding the foregoing, the proceeds of any collection, sale, foreclosure or realization upon any Security Asset of the Company, including any collateral consisting of cash, shall not be applied to any Excluded Swap Obligation of the Company and shall instead be applied to other obligations.

(c)	The order of application referred to in paragraphs (a) and (b) above shall override any appropriation by the Company.

18.	SET OFF

The provisions of Section 10.09 (Setoff) of the Credit Agreement shall apply to this Agreement as if set out expressly in full in this Clause 18.

19.	EXPENSES AND INDEMNITIES

(a)

The Company shall indemnify each Secured Party, Receiver and each Related Party of any of the foregoing Persons and permitted successors and assigns of any of the foregoing Persons, without duplication (each, an Indemnified Person) as provided in Section 10.04 (Attorney Costs and Expenses) of the Credit Agreement.

(b)

The Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder for its actions in connection herewith as provided in Section 10.04 (Attorney Costs and Expenses) of the Credit Agreement

(c)	Any Indemnified Person who is not a party to this Agreement may rely on this Clause 19 and enforce its terms.

20.	CHANGES TO PARTIES

20.1	Transfer by the Collateral Agent

The Collateral Agent may at any time assign or otherwise transfer all or any part of its rights under this Agreement to any successor appointed in accordance with the Loan Documents. The Company shall, promptly upon a request from the Collateral Agent and to the extent commercially reasonable, enter into such documents and do all such acts as may be necessary or desirable to effect such an assignment or transfer.

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20.2	Changes to the Company

The Company may not assign or otherwise transfer any of its respective rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

21.	WAIVERS AND AMENDMENTS

The provisions of Section 10.01 (Amendments, Etc) of the Credit Agreement shall apply to this Agreement as if expressly set out in this Clause 21.

22.	MISCELLANEOUS

22.1	Further Loans

This Agreement secures Loans and financial accommodation already made under the Loan Documents and further Loans and financial accommodation to be made under the Loan Documents.

22.2	Collateral Agent’s and Receiver’s liability

Neither the Collateral Agent nor any Receiver shall (either by reason of taking possession of the Security Assets or for any other reason) be liable to the Company or any other Person for any costs, losses, liabilities or expenses relating to the realization of any Security Assets or from any act, default, omission or misconduct of the Collateral Agent or any Receiver or their respective officers, employees or agents in relation to the Security Assets or in connection with the Loan Documents except as resulting from the Collateral Agent’s gross negligence, bad faith, willful misconduct or material breach of this Agreement or that of any of its Affiliates, directors, officers, employees, advisors, agents, controlling persons or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision).

22.3	Determinations

The Company acknowledges that any certification or determination by any Secured Party or any Receiver, or any books, records and accounts of any Secured Party or Receiver, shall, in the absence of manifest error, conclusive evidence of the matters to which it relates. Copies of such certificates, determinations, books, records or accounts shall serve as admissible evidence to prove the authenticity of their content.

22.4	Relationship with other documents

Nothing contained in this Agreement shall operate to prejudice or affect any obligations of the Company towards the Secured Parties conferred by documentation of any kind that has been or will be signed by the Company towards the Collateral Agent or the Secured Parties or the rights of the Secured Parties under such documentation.

22.5	Translation

A convenience translation of this Agreement into Hebrew shall be prepared by the Company as required by Requirements of Law or reasonably requested by the Collateral Agent for the purpose of registration and perfection of this Agreement with the Israeli Registrar of Companies. The parties acknowledge that this English language Agreement shall prevail in the case of any inconsistency and that the Hebrew translation is for convenience only.

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22.6	Intercreditor Agreement

Notwithstanding any provision to the contrary in this Agreement, if any intercreditor agreement is entered into in accordance with the Credit Agreement, in the event of any inconsistency between the provisions of such intercreditor agreement and this Agreement, the provisions of such intercreditor agreement shall prevail.

23.	SECURED CASH MANAGEMENT OBLIGATIONS AND SECURED HEDGING OBLIGATIONS

No Secured Party that obtains the benefit of this Agreement shall have any right to notice of any action or to consent to, direct or object to, any action hereunder or otherwise in respect of the Security Assets (including, without limitation, the release or impairment of any Security Asset) other than in its capacity as a Lender or the Collateral Agent, as applicable, and, in any such case, only to the extent expressly provided in the Loan Documents, including without limitation Article VIII (The Collateral Agent) of the Credit Agreement. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Collateral Agent pursuant to the terms of the Credit Agreement, including, without limitation, under Article VIII (The Collateral Agent) of the Credit Agreement.

24.	WAIVER OF DROITS

The Company acknowledges that (save for this provision) should the Royal Court in Guernsey be asked to enforce any guarantee or indemnity in this agreement against the Company, that party might be able to claim certain rights under Guernsey law, known as the “droit de division” and the “droit de discussion”, being respectively a right to require that any liability of that party be divided or apportioned with another person or persons and a right to require that the assets of the principal obligor (or any other person) be exhausted before any claim is enforced against that party unless that company has agreed to waive such rights. Therefore the Company hereby irrevocably and unconditionally waives any such rights whatsoever that it may have under the laws of Guernsey or elsewhere at any time pursuant to the droit de division or the droit de discussion (whether or not now existing), in relation to this agreement and any document, agreement or arrangement referred to in or relating to it.

25.	PARTIAL INVALIDITY

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction, that shall not affect the legality, validity or enforceability of the remaining provisions in that jurisdiction or of that provision in any other jurisdiction.

26.	SURVIVAL

The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall:

(a)	survive the execution and delivery of this Agreement and the other Loan Documents; and

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(b)

be deemed to be material and to have been relied upon by the Collateral Agent and the other Secured Parties, regardless of any investigation of the subject matter thereof made by or on behalf of the Collateral Agent or the other Secured Parties.

27.	NOTICES

The provisions of Section 10.02 (Notices and Other Communications; Facsimile Copies) of the Credit Agreement shall apply to this Agreement as if set out expressly in full in this Clause 27 (as appropriate).

28.	COUNTERPARTS

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

29.	GOVERNING LAW AND ENFORCEMENT

29.1	Governing law and Jurisdiction

This Agreement is governed by and shall be construed in accordance with the laws of the State of Israel and each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of Tel-Aviv-Jaffa in relation to all matters arising out of or in connection with this Agreement.

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SIGNATORIES TO THE SECURITY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COLLATERAL AGENT

ING CAPITAL LLC, as Collateral Agent

BY:
Name:
Title:

THE COMPANY

DION HOLDCO LIMITED, as the Company

BY:
Name:
Title:

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SCHEDULE 1

EVENTS OF DEFAULT

If any of the following events of default (each such event, an “Event of Default”) shall occur:

1.

Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document or Ancillary Facility; or

2.

Specific Covenants. The Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.03(a) or Section 6.04 (solely with respect to the Borrower) or Section 6.12(b)(v) or Article VII (other than Section 7.09) or (ii) Section 7.09; provided that an Event of Default shall not occur until the Cure Deadline has occurred; or

3.

Other Defaults. Any Loan Party or any Restricted Subsidiary thereof fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

4.

Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

5.

Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due or as to which an offer to prepay is required to be made as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and (y) any Indebtedness permitted to exist or be incurred under the terms of this Agreement that is required to be repurchased, prepaid, defeased or redeemed (or as to which an offer to repurchase, prepay, defease or redeem is required to be made) in connection with any asset sale event, casualty or condemnation event, change of control (without limiting the rights of the Agents and the Lenders under Section 8.01(j) below), excess cash flow or other customary provision in such Indebtedness giving rise to such requirement to offer or prepay in the absence of any default thereunder; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness; or

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6.

Insolvency Proceedings, Etc. Holdings, the Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary or any Restricted Subsidiary that could at such time, upon designation by the Borrower, become an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any Controller (as defined in the Corporations Act), receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any Controller (as defined in the Corporations Act), receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days (including in respect of the grant of a freeze order (“hakpaat halichim”) pursuant to Chapter 3 of Part 9 of the Companies Law); or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or

7.

Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance or by an enforceable indemnity) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days after the entry thereof; or

8.

ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (ii) a Foreign Pension Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a Material Adverse Effect; or

9.

Invalidity of Collateral Documents. (i) Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or as a result of acts or omissions by the Administrative Agent or the Collateral Agent not taken by the Administrative Agent or the Collateral Agent or the satisfaction in full of all the Obligations and termination of the Aggregate Commitments, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any material provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document or (ii) a material part of the Liens purported to be created by the Collateral Documents (subject to (x) the terms of the Collateral and Guarantee Requirement and (y) any Lien permitted by Section 7.01) cease to be perfected Liens in each case, other than (x) as a result of a release of Collateral permitted under Section 10.20, or (y) solely as a result of the Administrative Agent’s or the Collateral Agent’s failure to (1) maintain possession of any stock certificates, promissory notes or other instruments actually delivered to it under the Loan Documents or (2) file Uniform Commercial Code continuation statements; or

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10.	Change of Control. There occurs any Change of Control.

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SCHEDULE 2

EQUITY INTERESTS

Name of company in which shares are held	Company number	Class of shares held	Number of shares held	Issued share capital
Lupert Ltd	515596542	Redeemable shares	9,900,000	9,900,000
Lupert Ltd	515596542	Ordinary shares	200,000	200,000

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SCHEDULE 3

IRREVOCABLE INSTRUCTIONS

To: Lupert Ltd

Company No: 515596542

Address: c/o Apax Partners, Berkovitz 4, Tel Aviv 6423806, Israel (The Pledged Subsidiary)

Re: Irrevocable Instructions

WHEREAS,	we, Dion Holdco Limited., a limited non-cellular company duly incorporated under company number 63694, are the sole owners of 9,900,000 redeemable shares of no par value, and of 200,000 ordinary shares with no par value of the Pledged Subsidiary; and

WHEREAS,	on September , 2017 a Credit Agreement (as may be amended from time to time, the Credit Agreement) was signed between, among others, Lupert Ltd and ING Capital LLC (the Collateral Agent);

WHEREAS,	on September , 2017, the Security Agreement/Debenture (Shares) attached as Exhibit 1 hereto (as may be amended from time to time, the Debenture) was signed between us and the Collateral Agent in respect of the Security Assets (as defined in the Debenture); and

WHEREAS,	in accordance with the Debenture we have created a pledge in favour of the Collateral Agent (the Pledge), all as set forth in the Debenture;

NOW THEREFORE, we hereby provide to you these irrevocable instructions and notifications as follows:

1.    Capitalised terms used in these irrevocable instructions shall have the meaning given to such terms in the Credit Agreement or the Debenture unless otherwise defined herein.

2.    To register the Pledge in favour of the Collateral Agent in the register of shareholders of the Pledged Subsidiary.

3.    Not to issue any share certificate and/or certificates in our name or in the name of any third party whatsoever with respect to the Security Assets, in whole or in part.

4.    Not to register any transaction which in any way conflicts with the terms of the Debenture.

5.    Upon receipt by you of written notice from the Collateral Agent that an Event of Default has occurred and is continuing, you will transfer to the Collateral Agent (where applicable, through a bank account in respect of which details will be provided to you by the Collateral Agent), all payments, amounts, moneys, dividends and other similar distributions (including those referred to in Clause 9(a)(ii) (Voting Rights, Dividends and Interest) of the Debenture) which are due or which may become due in the future to us from you in respect of the Security Assets.

6.    In addition, and without derogating from the generality of the foregoing, you must notify the Collateral Agent in writing of:

6.1    the occurrence of any seizure, requisition, expropriation or forfeiture of the Security Assets or any part thereof; and

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6.2    the appointment of a Receiver or any other similar official (including any motion to appoint a temporary Receiver) and/or any application for or the grant of a stay of proceedings order in respect of the Pledged Subsidiary pursuant to Chapter 3 of Part 9 of the Companies Law (“hakpaat halichim”).

7.    Any notice to the Company in accordance with the stipulated in writing in this irrevocable instructions shall be made to the following address: c/o Apax Partners, Berkovitz 4, Tel Aviv 6423806, Israel.

8.    These provisions are not capable of being revoked or cancelled or changed and it is acknowledged that the Secured Parties’ rights are dependent upon them.

9.    Please confirm your acknowledgement and agreement to Collateral Agent that you will act in accordance with these instructions.

Sincerely

Dion Holdco Limited

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Date: September     , 2017

To: ING CAPITAL LLC (as Collateral Agent)

1.    We acknowledge receipt of the above instructions and agree to act in compliance with the instructions.

2.    We confirm the registration of the Pledge in favour of the Collateral Agent in the register of shareholders of Lupert Ltd. This registration reflects our waiver of any security interest or other rights we have or may have over the Security Assets according to our constitutional documents and indicates that there is no restriction under our constitutional documents on the assignment, transfer or pledge of the Security Assets.

3.    We confirm the proxy granted by Dion Holdco Limited to the Collateral Agent pursuant to Clause 9(c) (Voting rights, Dividends and Interest) of the Debenture and we confirm that such proxy is in compliance with our constitutional documents and, to the extent exercised, will be accepted and recognised by us.

Lupert Ltd

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Dated September     , 2017

BETWEEN

SYNERON MEDICAL LTD

as the Company

AND

ING CAPITAL LLC

as Collateral Agent

SECURITY AGREEMENT/DEBENTURE (FLOATING CHARGE)

UNLIMITED IN AMOUNT

THIS SECURITY AGREEMENT/DEBENTURE (FLOATING CHARGE) is made on the          day of September 2017

BETWEEN:

(1)

SYNERON MEDICAL LTD, a company duly incorporated under the laws of the State of Israel under certificate of incorporation number 51-298651-4 and having its registered office at P.O. Box 550, Tavor Building 3rd Floor, Yokneam Illit 2069200, Israel (the “Company”); and

(2)	ING CAPITAL LLC in its capacity as collateral agent for the benefit of the Secured Parties (as defined in the Credit Agreement (as defined below)) (the “Collateral

Agent”).

WHEREAS:

(A) On September         , 2017, a credit agreement was entered into between, among others, the Company and Syneron Inc. as Borrowers (the “Borrower”) and the Collateral Agent, pursuant to which the Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein (the “Credit Agreement”).

(B) In order to secure the full and punctual payment and performance when due of the Obligations, the Company has agreed to charge and pledge the Security Assets in favour of the Collateral Agent in accordance with the terms hereof.

(C) The obligations of the Lenders to extend credit under the Credit Agreement are conditioned upon, among other things, the execution of this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Security Agreement/Debenture (this “Agreement”), unless the context otherwise requires:

(a)	capitalised terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement; and

(b)	in addition:

Applicable Law means:

(a)

any constitution, treaty, statute, code, law, regulation, ordinance, rule, judgement, rule of law, official order, judicial order, writ, decree, request, approval, concession, grant, franchise, licence, directive, guideline, policy, standard, plan, requirement; and

(b)	any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing (whether or not having the force of law) of any Governmental Authority,

whether in effect as of the date hereof or thereafter and in each case as amended, re-enacted or replaced.

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Event of Default means an Event of Default as set out in Section 8.01 (Events of Default) of the Credit Agreement, a copy of which clause is attached for information purposes as Schedule I (Events of Default) to this Agreement.

Guarantee Law means the Israeli Guarantee Law, 5727-1967.

Intercompany Liabilities means all Indebtedness of any Subsidiary owing to the Company, including Indebtedness evidenced by the Subordinated Intercompany Note or any other promissory note entered into by the Company and any Subsidiary (or any analogous document).

NIS means the lawful currency of the State of Israel from time to time.

Payment in Full means when all Obligations under the Credit Agreement are paid in full in accordance with Section 10.20(b) of the Credit Agreement.

Pledges Law means the Israeli Pledges Law, 5727-1967.

Receiver means a receiver, conservator, liquidator, trustee, administrator, custodian, assignee for the benefit of creditors, officer for the implementation of a reorganization process (“halichei havraa”) or similar Person charged with the reorganization or liquidation of the Company’s business.

Secured Obligations has the meaning given to it Clause 2 (Secured Obligations).

Security Assets means all the assets of the Company from time to time mortgaged, charged or assigned or expressed to be mortgaged, charged or assigned pursuant to this Agreement.

Security Interest means any mortgage, pledge, lien, charge (whether fixed or floating), assignment, hypothecation, deposit arrangement, encumbrance, conditional sale, title retention, preferential right, priority, trust arrangement or security interest or any other agreement or arrangement having a similar effect.

Transaction Security means the Security Interests created or expressed to be created in favour of the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement.

1.2	Construction

(a)

Unless a contrary indication appears in this Agreement, the provisions of Section 1.02 (Other Interpretive Provisions) of the Credit Agreement shall apply to this Agreement as if set out in full in this Agreement.

(b)

The word “asset” shall be construed to refer to any and all present and future, real and personal, tangible and intangible assets, rights and property, including cash, securities, accounts, accounts receivables, revenues, inventory, equipment, contractual rights, Intellectual Property of every description and proceeds of the foregoing.

(c)	The fact that the details of any assets in the Schedules are incorrect or incomplete shall not affect the validity or enforceability of this Agreement in respect of the assets of the Company.

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(d)

Headings used in this Agreement are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

1.3	IIA-Funded Know-How

Notwithstanding anything contained in this Agreement to the contrary, any Security Interest created under this Agreement over any IIA-Funded Know-How and any realization thereof shall, in each case, be subject to the provisions of the Research Law.

2.	SECURED OBLIGATIONS

(a)

This Agreement secures the due and punctual payment and discharge in full of the Obligations when due and payable, without limitation in amount, under the terms of and in the manner provided for in the Loan Documents (the “Secured Obligations”).

(b)	The Company acknowledges to the Collateral Agent that the amount secured by this Agreement is the full amount of the Obligations.

3.	CREATION OF SECURITY

3.1	Floating Charge

As continuing security for the full and punctual payment or performance when due and payable (whether at stated maturity, acceleration or otherwise) of the Secured Obligations, and to the extent not pledged in accordance with Clause 3.2 (Fixed charges) below, the Company hereby absolutely and unconditionally charges in favour of the Collateral Agent (as collateral agent for the benefit of the Secured Parties), by way of first ranking floating charge, all of the Company’s assets now or at any time belonging to the Company and all proceeds, products and benefits deriving from such assets, including those received upon any collection, exchange, sale or other disposition of such assets and any property into which such assets are converted (be they cash or non-cash) other than, in each case, the Excluded Assets (the

“Floating Charge”).

3.2	Fixed charges

As continuing security for the full and punctual payment or performance when due and payable (whether at stated maturity, acceleration or otherwise) of the Secured Obligations, the Company hereby absolutely and unconditionally charges in favour of the Collateral Agent (as collateral agent for the benefit of the Secured Parties), by way of first ranking fixed charge and first ranking assignment by way of security:

(a)	all of its rights in relation to its share capital which have not yet been issued or its share capital which has been issued but not yet paid;

(b)	its goodwill;

(c)	its rights under the Intercompany Liabilities (including rights to all payments made or to be made in connection therewith, whether in cash or in kind);

(d)

all of its rights to any exemption, relief or discount which may reduce or minimize any tax rate or tax liability or any part thereof (to the extent the Company is entitled to such at the date of the realization of the Security Assets) (the “Tax Reliefs”); and

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(e)

its rights to compensation (including under the Property Tax and Compensation Fund Law, 1961), indemnification and any other right that it shall have against any third party for the loss, damage or expiration of the Security Assets or in relation to any Tax Reliefs, in each case, other than the Excluded Assets.

4.	RELEASE

Immediately after Payment in Full (but subject to paragraph (c) of Clause 5 (Provisions relating to Transaction Security) and to Section 10.20 (Release of Collateral and Guarantee Obligations; Subordination of Liens) of the Credit Agreement), the Collateral Agent shall, at the written request and cost of the Company, execute such notices to any applicable Governmental Authority as the Company may reasonably require in order to give effect to that release.

5.	PROVISIONS RELATING TO TRANSACTION SECURITY

(a)	All security created under this Agreement:

(i)	is created in favour of the Collateral Agent for itself and on behalf of each of the other Secured Parties;

(ii)	is, to the maximum extent permitted by Applicable Law, created over the present and future assets of the Company (other than the Excluded Assets);

(iii)

is a continuing security for the payment, discharge and performance of all of the Secured Obligations, shall extend to the ultimate balance of all sums payable under the Loan Documents regardless of any intermediate payment or discharge in whole or in part and shall remain in full force and effect until confirmation in writing by the Collateral Agent (not to be unreasonably withheld) that Payment in Full has occurred; and

(iv)	is in addition to, is independent of and is not in any way prejudiced or affected by any of the other Loan Documents.

(b)	The Collateral Agent shall not be bound to enforce any of the other Security Documents before enforcing the Security Interests created by this Agreement.

(c)

If an amount paid to a Secured Party under a Loan Document is avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, the Transaction Security and the liability of the Company under this Agreement shall continue and that amount will not be considered to have been irrevocably paid for the purposes of the definition of Payment in Full.

(d)

Until Payment in Full, the Company remains liable to observe and perform all conditions and obligations assumed by it in relation to the Security Assets. The Collateral Agent is under no obligation to perform or fulfil any such condition or obligation or to make any payment in respect of any such condition or obligation.

(e)

The exercise by the Collateral Agent of any of the rights or remedies hereunder shall not release the Company from any of its liabilities or obligations under the Loan Documents or any other agreement or instrument included in the Security Assets until Payment in Full. For the avoidance of doubt, until Payment in Full, the

4

application of the Security Assets to satisfy part of the Secured Obligations shall not release the Company from its obligation to pay and perform the Secured Obligations in full.

(f)

Following an Event of Default and during the continuation thereof, should any Secured Party decide to realize any of the Security Assets deposited with it in accordance with the provisions of Section 17(3) and 19(a) of the Pledges Law, then seven (7) Business Days advance notice to the Company regarding the steps that the Collateral Agent intends to take shall be deemed to be reasonable advance notice for the purpose of Section 19(b) of the Pledges Law.

(g)

In the event that any Governmental Authority amends existing Applicable Law at any time hereafter in a manner which adversely affects the rights of the Secured Parties hereunder (including by way of amending the order of priority for distribution of assets on bankruptcy or insolvency in whole or in part), the Company undertakes, upon the reasonable demand by the Collateral Agent, to take all commercially reasonable steps necessary to ensure that the Secured Parties remain first ranking secured creditors of the Company in respect of all the Security Assets with the rights and priority existing as at the date of this Agreement.

6.	RESTRICTION ON DEALINGS

The Company may not:

(a)	create or permit to subsist any Security Interest on any of the Security Assets; or

(b)

(whether by a single transaction or a number of related or unrelated transactions and whether voluntarily or involuntarily) assign, charge, lease, transfer or otherwise dispose of all or any part of its right, title and interest in and to the Security Assets, in each case unless permitted to do so under the Credit Agreement.

7.	REPRESENTATIONS AND WARRANTIES

7.1	General representations and warranties

The Company represents and warrants to the Collateral Agent for the benefit of the Secured Parties that:

(a)

it is the sole legal and beneficial owner of, and absolutely entitled to, the Security Assets (except for minor defects in title that would not reasonably be expected to have a Material Adverse Effect);

(b)	the Security Assets are free from any Security Interest or option to purchase or similar right (except as permitted under the Credit Agreement);

(c)

the Company has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in the Security Assets and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than (a) any consent or approval that has been obtained, (b) as contemplated by the IIA Provision and (c) filings necessary to perfect the Liens created under this Agreement;

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(d)

subject to the IIA Provision, there is no restriction or condition under any law or agreement which is applicable to pledging or charging the Security Assets and the Company is permitted to charge the Security Assets, except as would not reasonably be expected to have a Material Adverse Effect;

(e)

the Transaction Security creates a first ranking Security Interest over the Security Assets and is not subject to any prior ranking or pari passu ranking Security Interest (except as permitted by the Credit Agreement);

(f)

subject to the IIA Provision, there is no restriction or condition under any law or agreement which is applicable to the transfer or realization of the Security Assets, except as would not reasonably be expected to have a Material Adverse Effect;

(g)

the Company’s signature on this Agreement and the performance of all of its obligations included herein do not conflict or contradict any ruling, order, directive or instruction of any Governmental Authority of any kind whatsoever and do not contravene the Company’s constitutional documents, except as would not reasonably be expected to have a Material Adverse Effect;

(h)

this Agreement has been duly executed, and each of the obligations expressed to be assumed by it under this Agreement, are legal, valid, binding and enforceable obligations, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and have been duly authorized by all necessary corporate or other organizational action; and

(i)

as of the date of this Agreement, no Event of Default has occurred nor, to the best of the Company’s knowledge, have any circumstances occurred which, with the passage of time or following the provision of any notice or warning, shall constitute an Event of Default.

7.2	Times for making representations and warranties

The representations and warranties set out in this Agreement are:

(a)	made by the Company on the date of this Agreement; and

(b)

(unless expressed to be given at a specific date) deemed to be repeated by the Company on each date prior to Payment in Full on which any of the representations and warranties set out in the Loan Documents are repeated, in each case by reference to the circumstances existing at that time.

8.	UNDERTAKINGS

8.1	General Undertakings

The Company hereby undertakes to the Collateral Agent for the benefit of the Secured Parties from the date of this Agreement until Payment in Full:

(a)	to hold and manage the Security Assets in accordance with the provisions of this Agreement and the Loan Documents;

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(b)

unless permitted by the Loan Documents, not to sell, transfer, assign, lease, borrow, rent, provide or remove from its possession any of the Security Assets or any related right and not to permit any other Person to make use of any Security Asset in any way or provide any other Person an attorney of power or proxy in connection with the Security Assets;

(c)	to be liable towards the Secured Parties for any act or omission of the Company which causes any impairment to any proprietary right of the Company in the Security Assets;

(d)	to be bound by the provisions of Sections 3.01, 6.05, 6.06, 6.07, 6.08, 6.09, 6.12, 6.14 and 6.17 of the Credit Agreement, mutatis mutandis, as if set out expressly in full in this Agreement;

(e)

at its own expense, to use commercially reasonable efforts to defend the Security Interests granted to the Collateral Agent in the Security Assets and the priority thereof against any Person asserting any Lien not permitted pursuant to Section 7.01 (Liens) of the Credit Agreement;

(f)

that the Collateral Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Security Assets that are not permitted by the Credit Agreement, and may pay for the maintenance and preservation of the Security Assets to the extent the Company fails to do so as required by this Agreement or the other Loan Documents after the Collateral Agent has requested in writing that the Company does so and the Company fails to do so within five (5) Business Days, and the Company agrees to reimburse the Collateral Agent reasonably promptly on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization (and any such payment made or expense waived shall be an additional Obligation secured hereby); provided, however that nothing in this Section 8.1(f) shall be interpreted as excusing the Company from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other obligations of the Company with respect to Taxes, assessments, charges, fees and Liens and maintenance as set forth herein or in the other Loan Documents;

(g)

none of the Collateral Agent or the Secured Parties shall have any responsibility for, or liability for its failure in, observing or performing any obligations to be observed and performed by the Company under any contract, agreement or instrument relating to the Security Assets, and the Company agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance;

(h)

(i) without the prior written consent of the Collateral Agent, not to initiate any change to any of the IIA approved plans, programs or approvals which form part of the Security Assets to the extent such change may adversely affect in any material respect the interests of any Secured Party, and (ii) to fulfil in all material respects all obligations under Requirements of Law in connection with the IIA-Funded Know-How (including payment of all amounts due to any Governmental Authority in connection with the IIA-Funded Know-How); and

(i)	upon an Event of Default:

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(i)

to procure that all Intercompany Liabilities due to the Company by any Subsidiary shall instead be directed to the Collateral Agent (or any account as otherwise instructed in writing by the Collateral Agent); and

(ii)

in whole or in part, to provide the Collateral Agent the Security Assets, in accordance with and subject to the provisions of the Loan Documents. In the event that the Company refuses to comply with the provisions of this subsection (i)(ii), the Collateral Agent shall be permitted, without the Company’s written consent, to seize and remove from its possession the Security Assets and retain possession of them at the Company’s expense (including through an appropriate agent of the Collateral Agent).

8.2	Notice Obligations

The Company hereby undertakes to the Collateral Agent for the benefit of the Secured Parties from the date of this Agreement until Payment in Full, to notify the Collateral Agent in writing, as soon as possible after it becomes aware of (except to the extent permitted by the Credit Agreement) any motion filed for the dissolution of the Company or for the appointment of a Receiver for the Company or any other similar official (including any motion to appoint a temporary Receiver) and/or any application for or the grant of a stay of proceedings order in respect of the Company pursuant to Chapter 3 of Part 9 of the Companies Law (“hakpaat halichim”), or, in each case, of the Company’s intent for any such appointment.

8.3	Collateral Agent’s right to perform

If the Company for any reason whatsoever fails to duly and punctually observe or perform or comply with any of its obligations under this Agreement, including under this Clause 8 (Undertakings), after the Collateral Agent has requested in writing that the Company do so and the Company fails to do so within five (5) Business Days, the Collateral Agent shall have the power, on behalf of or in the name of the Company or otherwise, to perform the obligation and to take any steps which the Collateral Agent may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of the failure, but without in any way becoming liable therefore (except as a result of its bad faith, gross negligence or willful misconduct) and provided that the exercise of this power, or the failure to exercise it, shall in no circumstances prejudice the Collateral Agent’s rights hereunder. The Company shall reimburse the Collateral Agent for any loss, costs or expenses incurred in connection with exercising its right under this Clause 8.3.

9.	PREPAYMENT

Other than as permitted in the Loan Documents, neither the Company nor any Person having a right liable to be affected by the pledges and charges hereby created or the realization thereof shall have any right under Section 13(b) of the Pledges Law or any other statutory provisions in substitution therefore.

10.	CONVERSION OF FLOATING CHARGE

10.1	Conversion

The Floating Charge shall automatically and immediately be converted into a fixed charge over all of the Company’s assets not already subject to an effective fixed charge (other than Excluded Assets):

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(a)	upon the occurrence of an Event of Default under clause (f) or (g) of Article VIII (Events of Default and Remedies) of the Credit Agreement;

(b)	upon the appointment of a Receiver over any of the assets of the Company; or

(c)	by notice in writing by the Collateral Agent to the Company upon the occurrence of an Event of Default,

and, in each case, the Company will, at its own expense and to the maximum extent permitted by Applicable Law, promptly take such actions as directed by the Collateral Agent or Receiver (as applicable).

10.2	No waiver

The giving by the Collateral Agent of a notice under Clause 10.1(c) (Conversion) in relation to any asset shall not be construed as a waiver or abandonment of the Collateral Agent’s rights to serve any other notice in respect of any other asset or of any other right of any Secured Party under this Agreement or any other Loan Document.

11.	ENFORCEMENT OF TRANSACTION SECURITY

11.1	Timing and manner of enforcement

(a)	The Transaction Security shall become enforceable immediately:

(i)	upon the occurrence and during the continuation of an Event of Default; or

(ii)	upon the appointment of a Receiver over any of the assets of the Company.

(b)

Without prejudice to any specific provisions contained in this Agreement, immediately after the Transaction Security has become enforceable, the Collateral Agent may in its absolute discretion enforce all or any part of the Transaction Security in any manner or order it sees fit or as the Lenders direct.

(c)

No Secured Party shall be liable to the Company for any loss arising from the manner in which the Collateral Agent or any other Secured Party enforces or refrains from enforcing the Transaction Security.

11.2 Protection of third parties

(a)	No Person (including a purchaser) dealing with the Collateral Agent or a Receiver or any of its or their respective agents shall be concerned to enquire:

(i)	whether the Secured Obligations have become payable;

(ii)	whether any power which the Collateral Agent or that Receiver may purport to exercise has become exercisable or is being properly exercised;

(iii)	whether any amount remains due under the Loan Documents; or

(iv)	how any money paid to the Collateral Agent or to the Receiver is to be applied.

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(b)

The receipt by the Collateral Agent or any Receiver of any moneys paid to the Collateral Agent or that Receiver by any Person (including a purchaser) shall be an absolute and conclusive discharge and shall relieve any Person dealing with the Collateral Agent or that Receiver of any obligation to see to the application of any moneys paid to or at the direction of the Collateral Agent or that Receiver.

(c)	In paragraphs (a) and (b) above, purchaser includes any Person acquiring, for money or money’s worth, any interest or right whatsoever in relation to any Security Asset.

12.	COLLATERAL AGENT AND RECEIVER

12.1	Collateral Agent

(a)

If an Event of Default occurs and the Collateral Agent gives notice to the Company that the Transaction Security is enforceable, the Collateral Agent shall be entitled to take all such steps as it sees fit to collect the total amount outstanding under the Secured Obligations and to realize, at the Company’s expense, any of the Security Interests created under this Agreement by any means allowed by Applicable Law including, without limitation:

(i)	exercising any of the rights, remedies and powers available to it under Applicable Law (including under Article VIII (Events of Default and Remedies) of the Credit Agreement);

(ii)

notifying the Company of the crystallisation immediately or on a date specified by the Collateral Agent of the floating charge over the Security Assets subject to a floating charge (as provided in Clause 10 (Conversion of Floating Charge)) or any part thereof; and

(iii)	appointing or applying to the competent court for appointment of a Receiver (as set out in Clause 12.2 (Receiver)).

(b)

To the extent permitted by Applicable Law, all or any of the powers, authorities and discretions which are conferred by this Agreement upon a Receiver may be exercised by the Collateral Agent following an Event of Default without first appointing a Receiver or notwithstanding the appointment of a Receiver.

Without derogating from the above, following an Event of Default, the Collateral Agent shall be entitled to exercise any right charged or pledged hereunder in the same manner in which the Company is entitled to exercise such right in accordance with the terms of Section 20 of the Pledges Law.

(c)

Subject to Applicable Law and without derogating from subclauses (a) and (b) above, the Collateral Agent shall be entitled, in any proceedings concerning the bankruptcy, liquidation, winding up or receivership (or similar proceedings) of the Company, to:

(i)	demand, claim, collect and enforce and prove the Secured Obligations and give acquittal thereunder;

(ii)	file any claims and proofs, give receipts and take all such proceedings and do all such things as the Collateral Agent sees fit to recover the Secured Obligations; and

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(iii)	receive all distributions on and payments with respect to the Secured Obligations.

(d)

The Company irrevocably makes, constitutes and appoints the Collateral Agent (and its designees) as the Company’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuation of an Event of Default and written notice to the Company of its intent to exercise its remedies under Article VIII (Events of Default and Remedies) of the Credit Agreement, of making, settling and adjusting claims in respect of the Security Assets under policies of insurance, endorsing the name of the Company on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable reasonably promptly upon demand by the Company to the Collateral Agent and shall be additional Obligations secured by this Agreement.

Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, all insurance payments, proceeds of insurance and any awards arising from condemnation of any Security Assets received by the Collateral Agent in connection with any loss, damage or destruction of any Security Assets shall be transferred to the Company.

(e)

The Collateral Agent shall have all powers that it may, in its full discretion, determine to be desirable or necessary to preserve the Security Assets and the Security Interests created hereby and to take all such steps for such purpose at the Company’s expense.

12.2	Receiver

(a)	The Receiver shall have all powers conferred by Applicable Law, including, among others, the following rights, powers and discretions:

(i)	to receive the Security Assets or any part thereof, seize possession of and eject any Person and thing situated thereon, on behalf of the Company;

(ii)	to carry on the Company’s business as it deems fit;

(iii)

to sell or agree to the sale of the Security Assets in whole or in part, or otherwise dispose of the same on such conditions as he deems fit, and apply the proceeds thereof towards the Secured Obligations;

(iv)

to realize, collect and take such action as will be required vis-à-vis the various authorities to exercise the Company’s tax rights in respect of the Security Assets, including obtaining an exemption or discount or concession or right to set off losses, of any kind whatsoever; and

(v)

to effect any other act in relation to the Security Assets in its entirety or in part, as he deems fit, to take immediate possession of and collect any Security Assets and to require payment to it or to the Collateral Agent of any monetary claims or credit balance on any account.

(b)

The Company alone shall be responsible for the acts and omissions of the Receiver (other than for the Receiver’s gross negligence or willful misconduct) and for the Receiver’s remuneration. Under no circumstances shall the Collateral Agent or any of the Secured Parties be responsible for the acts and omissions of the Receiver or for the Receiver’s remuneration.

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12.3	Collateral Agent and Receiver

(a)

Neither the Collateral Agent nor the Receiver, nor any of their respective agents, managers, officers, employees, delegates, and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense which arises out of the exercise or the attempted or purported exercise or the failure to exercise any of their respective rights, powers and discretions under this Agreement in the absence of gross negligence or willful misconduct.

(b)

Neither the Collateral Agent nor any Receiver, nor any of their respective agents, managers, officers, employees, delegates, and advisers shall be under any duty to exercise any of their respective rights, powers and discretions under this Agreement.

(c)

To the extent permitted by Applicable Law, the Company hereby waives any requirements with respect to notice, form or the terms of the exercise by the Collateral Agent, the Receiver, or any of their respective agents, managers, officers, employees, delegates, and advisers of their respective rights, powers and discretions under this Agreement, except as provided otherwise in the Loan Documents.

13.	DELEGATION

(a)

To the extent permitted by Applicable Law, the Collateral Agent or any Receiver may delegate by power of attorney or in any other manner to any Person any right, power or discretion exercisable by it under this Agreement.

(b)

Any delegation under this Clause 13 may be made upon such terms (including the power to sub-delegate) and subject to such conditions and regulations as the Collateral Agent or any Receiver may consider fit.

(c)

Neither the Collateral Agent nor any Receiver shall be in any way liable or responsible to the Company for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate.

(d)

References in this Agreement to the Collateral Agent or a Receiver shall be deemed to include references to any delegate of the Collateral Agent or Receiver appointed in accordance with this Clause 13.

14.	PRESERVATION OF SECURITY

14.1	Guarantee and Indemnity

To the extent enforcement of the Transaction Security or the guarantee provided under this Agreement becomes unenforceable, invalid or illegal, the Company, as an independent and primary obligation, hereby indemnifies each of the Secured Parties promptly on demand against any cost, loss or liability it incurs as a result of the Company not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Loan Document on the date when it would have been due.

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14.2	Reinstatement

(a)

If any payment by the Company or any discharge or release given by a Secured Party (whether in respect of the obligations of any Person or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(i)	the liability of the Company and the relevant security shall continue as if the payment, discharge, release, avoidance or reduction had not occurred; and

(ii)	the relevant Secured Party shall be entitled to recover the value or amount of that security or payment from the Company, as if the payment, discharge, avoidance or reduction had not occurred.

(b)	The Collateral Agent may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

14.3	Waiver of defences

None of the obligations of the Company under this Agreement or any Transaction Security shall be affected by any act, omission, matter or thing (whether or not known to the Company or any Secured Party) which, but for this provision, would reduce, release, prejudice or provide a defence to any of those obligations including:

(a)	any time, waiver, release or consent granted to, or composition with, any Loan Party or any other Person;

(b)	the release of any Loan Party or any other Person under the terms of any composition or arrangement with any creditor of any Loan Party or any other Person;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over the assets of, any Loan Party or any other Person;

(d)

any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any rights against, or security over the assets of, any Loan Party or any other Person;

(e)	any incapacity or lack of power, authority or legal personality of, or dissolution or change in, the members or status of any Loan Party or any other Person;

(f)	any amendment (however fundamental and including any amendment that may increase the liability of a Loan Party) or replacement of a Loan Document or any other document or security;

(g)	any unenforceability, illegality or invalidity of any obligation of any Person under any Loan Document or any other document or security; or

(h)	any insolvency or similar proceedings.

For the avoidance of doubt, without derogating from the remainder of this Clause 14.3, the Company hereby expressly waives all rights and defences under sections 4(b), 4(c), 5, 6, 7(b), 8, 9, 11, 12, 15 and 17 of the Guarantee Law, and all rights and defences under sections 7(b)

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and 13(b) of the Pledges Law, and confirms that the provisions of the Guarantee Law and the Pledges Law affording such rights or defences to the Company shall not apply to the rights granted to the Secured Parties under this Agreement.

14.4	Immediate recourse

(a)

The Company waives any right it may have of first requiring any Secured Party to proceed against or enforce any other rights or security or claim payment from any Person before claiming from or enforcing against the Company under this Agreement.

(b)	The waiver in this Clause 14.4 applies irrespective of any Applicable Law or any provision of a Loan Document to the contrary.

14.5	Appropriations

On and after the occurrence of, and during the continuation of, an Event of Default and until Payment in Full, each Secured Party may at its sole discretion but subject to Applicable Law:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it considers fit (whether against those amounts or otherwise) and the Company shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Company or on account of the Company’s liability under this Agreement.

14.6	Additional security/non-merger

The Transaction Security is in addition to and not in substitution for or derogation of, and shall not be merged into or in any way be excluded or prejudiced by, any other Security Interest (whether given by a Company or otherwise) at any time held by or on behalf of any Secured Party in respect of or in connection with any or all of the Secured Obligations or any other amount due by the Company to the Secured Parties.

15.	CURRENCY CONVERSION

(a)

If any Secured Party receives any amounts due to it under the Loan Documents in a currency other than the currency in which any payment obligation is expressed to be payable (the “Other Currency”), such Secured Party may convert the Other Currency into the currency necessary for the full or partial discharge of the Secured Obligations due to the Secured Parties.

(b)

For the purposes of this Clause 15, the rate of exchange shall be set in accordance with normal banking procedures in the relevant jurisdiction in which the exchange is to occur at the time elected in the sole discretion of the relevant Secured Party, with all fees, costs and expenses associated with such exchange to be borne by the Company.

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16. POWER OF ATTORNEY

16.1 Appointment

The Company irrevocably appoints the Collateral Agent and each Receiver severally as its attorney, with full power of substitution, on its behalf and in its name or otherwise, at such time and in such manner as the attorney considers fit:

(a)

subject to and in accordance with Clause 8.3 (Collateral Agent’s right to perform), prior to the occurrence of an Event of Default, to do anything which the Company is obliged to do under this Agreement (but has not done); and

(b)	on and after the occurrence of, and during the continuation of, an Event of Default, to do anything which the Company is obliged to do under this Agreement.

16.2	Insurance

In the event that the Company at any time or times shall fail to obtain or maintain any of the policies of insurance required pursuant to Section 6.06 (Maintenance of Insurance) of the Credit Agreement, or to pay any premium in whole or in part relating thereto, the Collateral Agent may, if such failure results in a breach of such covenant after giving effect to any applicable cure period under the Credit Agreement, without waiving or releasing any obligation or liability of the Company hereunder or any Event of Default, in its reasonable discretion, after requesting in writing that the Company remedies such issue and the Company fails to do so within 10 Business Days, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems reasonably necessary. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable reasonably promptly upon demand by the Company to the Collateral Agent and shall be additional Obligations secured hereby. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, all insurance payments, proceeds of insurance and any awards arising from condemnation of any Collateral received by the Collateral Agent in connection with any loss, damage or destruction of any Collateral shall be transferred to the Company.

16.3	Ratification

(a)

The Company ratifies and confirms and agrees to ratify and confirm whatever any attorney shall do in the exercise or purported exercise of the power of attorney granted by it in Clause 16.1 (Appointment).

(b)

The Company hereby releases the Collateral Agent and any Receiver in advance from all liability should the Collateral Agent or such Receiver not exercise any of the powers conferred upon the Collateral Agent under the power of attorney created in Clause 16.1 (Appointment) and, in particular, without prejudice to the generality of the release aforesaid, in any case where the Collateral Agent does not effect insurance at all, in time or in the correct manner or, where the insurance providers shall not, as a result of any defect or of a lack of sufficiency in the insurance cover or because of the absence of demand or for any other reason, pay for any damage or loss.

(c)

The Company hereby waives in advance any claims or demands against the Collateral Agent and any Receiver on account of, or in connection with any claim, negotiation or arrangement, made by the Collateral Agent under the powers granted

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to it under this Clause 16 except as resulting from the Collateral Agent’s gross negligence, bad faith, willful misconduct or material breach of this Agreement or that of any of its Affiliates, directors, officers, employees, advisors, agents, controlling persons or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision).

17.	APPLICATION OF PROCEEDS

17.1	Order of application

(a)

The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization of any Security Asset, including any Security Asset consisting of cash, in accordance with Section 8.04 (Application of Funds) of the Credit Agreement.

(b)

Upon any sale of the Security Assets by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale of the purchase price thereof shall be a sufficient discharge to the purchaser or purchasers of the Security Assets so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase price paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Security Asset are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Collateral Agent or any Lender to collect such deficiency. Notwithstanding the foregoing, the proceeds of any collection, sale, foreclosure or realization upon any Security Asset of the Company, including any collateral consisting of cash, shall not be applied to any Excluded Swap Obligation of the Company and shall instead be applied to other obligations.

(c)	The order of application referred to in paragraphs (a) and (b) above shall override any appropriation by the Company.

18.	SET OFF

The provisions of Section 10.09 (Setoff) of the Credit Agreement shall apply to this Agreement as if set out expressly in full in this Clause 18.

19.	EXPENSES AND INDEMNITIES

(a)

The Company shall indemnify each Secured Party, Receiver and each Related Party of any of the foregoing Persons and permitted successors and assigns of any of the foregoing Persons, without duplication (each, an Indemnified Person) as provided in Section 10.04 (Attorney Costs and Expenses) of the Credit Agreement.

(b)

The Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder for its actions in connection herewith as provided in Section 10.04 (Attorney Costs and Expenses) of the Credit Agreement.

(c)	Any Indemnified Person who is not a party to this Agreement may rely on this Clause 19 and enforce its terms.

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20.	CHANGES TO PARTIES

20.1	Transfer by the Collateral Agent

The Collateral Agent may at any time assign or otherwise transfer all or any part of its rights under this Agreement to any successor appointed in accordance with the Loan Documents. The Company shall, promptly upon a request from the Collateral Agent and to the extent commercially reasonable, enter into such documents and do all such acts as may be necessary or desirable to effect such an assignment or transfer.

20.2	Changes to the Company

The Company may not assign, delegate or otherwise transfer any of its respective rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

21.	WAIVERS AND AMENDMENTS

The provisions of Section 10.01 (Amendments, Etc) of the Credit Agreement shall apply to this Agreement as if expressly set out in this Clause 21.

22.	MISCELLANEOUS

22.1	Further Loans

This Agreement secures Loans and financial accommodation already made under the Loan Documents and further Loans and financial accommodation to be made under the Loan Documents.

22.2	Collateral Agent’s and Receiver’s liability

Neither the Collateral Agent nor any Receiver shall (either by reason of taking possession of the Security Assets or for any other reason) be liable to the Company or any other Person for any costs, losses, liabilities or expenses relating to the realization of any Security Assets or from any act, default, omission or misconduct of the Collateral Agent or any Receiver or their respective officers, employees or agents in relation to the Security Assets or in connection with the Loan Documents except as resulting from the Collateral Agent’s gross negligence, bad faith, willful misconduct or material breach of this Agreement or that of any of its Affiliates, directors, officers, employees, advisors, agents, controlling persons or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision).

22.3	Determinations

The Company acknowledges that any certification or determination by any Secured Party or any Receiver, or any books, records and accounts of any Secured Party or Receiver, shall, in the absence of manifest error, conclusive evidence of the matters to which it relates. Copies of such certificates, determinations, books, records or accounts shall serve as admissible evidence to prove the authenticity of their content.

22.4	Relationship with other documents

Nothing contained in this Agreement shall operate to prejudice or affect any obligations of the Company towards the Secured Parties conferred by documentation of any kind that has been or will be signed by the Company towards the Collateral Agent or the Secured Parties or the rights of the Secured Parties under such documentation.

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22.5	Translation

A convenience translation of this Agreement into Hebrew shall be prepared by the Company as required by Applicable Law or reasonably requested by the Collateral Agent for the purpose of registration and perfection of this Agreement with the Israeli Registrar of Companies. The parties acknowledge that this English language Agreement shall prevail in the case of any inconsistency and that the Hebrew translation is for convenience only.

22.6	Intercreditor Agreement

Notwithstanding any provision to the contrary in this Agreement, if any intercreditor agreement is entered into in accordance with the Credit Agreement, in the event of any inconsistency between the provisions of such intercreditor agreement and this Agreement, the provisions of such intercreditor agreement shall prevail.

23.	SECURED CASH MANAGEMENT OBLIGATIONS AND SECURED HEDGING OBLIGATIONS

No Secured Party that obtains the benefit of this Agreement shall have any right to notice of any action or to consent to, direct or object to, any action hereunder or otherwise in respect of the Security Assets (including, without limitation, the release or impairment of any Security Asset) other than in its capacity as a Lender or the Collateral Agent, as applicable, and, in any such case, only to the extent expressly provided in the Loan Documents, including without limitation Article IX (Administrative Agent and Other Agents) of the Credit Agreement. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Collateral Agent pursuant to the terms of the Credit Agreement, including, without limitation, under Article IX

(Administrative Agent and Other Agents) of the Credit Agreement.

24.	PARTIAL INVALIDITY

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction, that shall not affect the legality, validity or enforceability of the remaining provisions in that jurisdiction or of that provision in any other jurisdiction.

25.	SURVIVAL

The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall:

(a)	survive the execution and delivery of this Agreement and the other Loan Documents; and

(b)

be deemed to be material and to have been relied upon by the Collateral Agent and the other Secured Parties, regardless of any investigation of the subject matter thereof made by or on behalf of the Collateral Agent or the other Secured Parties.

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26.	NOTICES

The provisions of Section 10.02 (Notices and Other Communications; Facsimile Copies) of the Credit Agreement shall apply to this Agreement as if set out expressly in full in this Clause 26 (as appropriate).

27.	COUNTERPARTS

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

28.	GOVERNING LAW AND ENFORCEMENT

28.1	Governing law and Jurisdiction

This Agreement is governed by and shall be construed in accordance with the laws of the State of Israel and each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of Tel-Aviv-Jaffa in relation to all matters arising out of or in connection with this Agreement.

19

SIGNATORIES TO THE SECURITY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COLLATERAL AGENT

ING CAPITAL LLC, as
Collateral Agent

BY:
Name:
Title:

THE COMPANY

SYNERON MEDICAL LTD, as the
Company

BY:
Name:
Title:

20

SCHEDULE 1

EVENTS OF DEFAULT

If any of the following events of default (each such event, an “Event of Default”) shall occur:

1.

Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document or Ancillary Facility; or

2.

Specific Covenants. The Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.03(a) or Section 6.04 (solely with respect to the Borrower) or Section 6.12(b)(v) or Article VII (other than Section 7.09) or (ii) Section 7.09; provided that an Event of Default shall not occur until the Cure Deadline has occurred; or

3.

Other Defaults. Any Loan Party or any Restricted Subsidiary thereof fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

4.

Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

5.

Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due or as to which an offer to prepay is required to be made as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and (y) any Indebtedness permitted to exist or be incurred under the terms of this Agreement that is required to be repurchased, prepaid, defeased or redeemed (or as to which an offer to repurchase, prepay, defease or redeem is required to be made) in connection with any asset sale event, casualty or condemnation event, change of control (without limiting the rights of the Agents and the Lenders under Section 8.01(j) below), excess cash flow or other customary provision in such Indebtedness giving rise to such requirement to offer or prepay in the absence of any default thereunder; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness; or

21

6.

Insolvency Proceedings, Etc. Holdings, the Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary or any Restricted Subsidiary that could at such time, upon designation by the Borrower, become an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any Controller (as defined in the Corporations Act), receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any Controller (as defined in the Corporations Act), receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days (including in respect of the grant of a freeze order (“hakpaat halichim”) pursuant to Chapter 3 of Part 9 of the Companies Law); or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or

7.

Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance or by an enforceable indemnity) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days after the entry thereof; or

8.

ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (ii) a Foreign Pension Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a Material Adverse Effect; or

9.

Invalidity of Collateral Documents. (i) Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or as a result of acts or omissions by the Administrative Agent or the Collateral Agent not taken by the Administrative Agent or the Collateral Agent or the satisfaction in full of all the Obligations and termination of the Aggregate Commitments, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any material provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document or (ii) a material part of the Liens purported to be created by the Collateral Documents (subject to (x) the terms of the Collateral and Guarantee Requirement and (y) any Lien permitted by Section 7.01) cease to be perfected Liens in each case, other than (x) as a result of a release of Collateral permitted under Section 10.20, or (y) solely as a result of the Administrative Agent’s or the Collateral Agent’s failure to (1) maintain possession of any stock certificates, promissory notes or other instruments actually delivered to it under the Loan Documents or (2) file Uniform Commercial Code continuation statements; or

22

10.	Change of Control. There occurs any Change of Control.

23

EXHIBIT I

TO THE CREDIT AGREEMENT

IIA UNDERTAKING

[See Attached]

24

To:        The National Technological Innovation Authority (“Innovation Authority”)

Relating to projects that have been by or are currently being financed by the Innovation Authority (or have been financed by the Office of the Chief Scientist of the Ministry of Economy and Industry - hereinafter referred to as the “OCS”), as set forth on Annex 1 hereto (the “Projects”) and to projects of the Companies (as this term is defined below) that may be financed by the Innovation Authority in the future (the

“Projects”).

Undertaking

We, the undersigned, ING Capital LLC, a corporation incorporated, organized and existing under the laws of the State of Delaware and whose registered office is at 1133 Avenue of the Americas, NY10036, have committed, as Administrative Agent and Collateral Agent on behalf of a group of lenders (the “Agent”), by an agreement dated 20 September 2017 between, among others, Lupert Ltd, Syneron Medical Ltd (the “Company”), Syneron Inc. (the “US Borrower”) and the Agent (the “Agreement”) to make certain loans available to the Company and the US Borrower, which shall be secured, among others, by a first ranking fixed charge over intellectual property assets of the Company and its wholly owned subsidiary Ultra Shape Ltd (the “Companies”) or a floating charge which may include intellectual property assets of the Companies to be executed with the Agent (acting in its capacity as Collateral Agent) (the “Fixed Charge”);

Recognizing that the Companies’ research and development or technological innovation Projects are currently, have been or will be financially supported by the Innovation Authority or the OCS under and subject to the provisions of The Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 (the “Innovation Law”) and the, applicable regulations, rules, procedures and benefit plans;

Recognizing that the Innovation Law places strict constraints on the transfer of know-how and/or production rights, making all such transfers subject to the absolute discretion of the Innovation Authority’s research committee (the “Research Committee”), acting in accordance with the aims of the Innovation Law and requiring that any such transfer receive the prior written approval of the Research Committee;

Hereby declare and undertake:

In the event of realization of the Fixed Charges with respect to any intellectual property of the Companies which was developed as part of the Projects, to observe strictly, all the requirements of the Innovation Law and the provisions of the applicable regulations, rules, procedures and benefit plans, as applied to the Companies and as directed by the Research Committee, in particular those requirements relating to the prohibitions on the transfer of know-how and/or production rights.

Date	Name (block letters) and signature of Authorized
Company Representative and Company Seal

25

Annex 1

Projects

28932

29474

31191

44632

26

EXHIBIT J-1

TO THE CREDIT AGREEMENT

FORM OF CLOSING CERTIFICATE

[●], 2017

Reference is made to the Credit Agreement, dated as of September 20, 2017 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among SYNERON MEDICAL LTD, a company formed under the laws of the State of Israel (the “Israeli Borrower”), SYNERON, INC., a Delaware corporation (the “U.S. Borrower”, and, together with the Israeli Borrower, the “Borrower”), LUPERT LTD, a company formed under the laws of the State of Israel (“Holdings”), ING CAPITAL LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”).

1. The undersigned, [                ], a [Responsible Officer] of each company listed on Schedule I hereto (each, a “Certifying Loan Party”), hereby certifies that [                ] is a duly elected and qualified [Responsible Officer] of each Certifying Loan Party and the signature set forth on the signature line for such signatory below is such signatory’s true and genuine signature, and such signatory is duly authorized to execute and deliver on behalf of each Certifying Loan Party each Loan Document to which it is a party and any certificate or other document to be delivered by each Certifying Loan Party pursuant to such Loan Documents.

2. The undersigned Responsible Officer of each Certifying Loan Party, hereby certifies as follows:

(a) Each Certifying Loan Party is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation.

(b) Attached hereto as Exhibit A is a complete and correct copy of the resolutions duly adopted by the board of directors (or a duly authorized committee thereof) (in the case of a corporation), board of managers or applicable member or members (in the case of a limited liability company), as applicable, of each Certifying Loan Party on the date indicated therein, authorizing the execution, delivery and performance of the Loan Documents (and any agreements relating thereto) to which it is a party; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate or company proceedings of each Certifying Loan Party now in force relating to or affecting the matters referred to therein.

(c) The persons set forth on Exhibit B are now duly elected and qualified responsible officers of each Certifying Loan Party holding the offices indicated next to their respective names, and such officers hold such offices with such Certifying Loan Party on the date hereof, and the signatures appearing opposite their respective names are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of each Certifying Loan Party each Credit Document to which it is a party and any certificate or other document to be delivered by such Certifying Loan Party pursuant to such Credit Documents.

27

(d) Attached hereto as Exhibit C is a true and complete copy of the by-laws, operating agreement or limited liability company agreement, as applicable, of each Certifying Loan Party as in effect on the date hereof.

(e) Attached hereto as Exhibit D is a true and complete copy of certificate of incorporation or certificate of formation, as applicable, of each Certifying Loan Party as in effect on the date hereof, certified by the Secretary of State of each Certifying Loan Party’s jurisdiction of organization as of a recent date.

(f) Attached hereto as Exhibit E is a true and complete copy of the certificate of good standing of each Certifying Loan Party issued by the Secretary of State of the State or appropriate Governmental Authority in its jurisdiction of organization, as applicable.

28

IN WITNESS WHEREOF, the undersigned have hereto set our names as of the date first written above

Name:	Name:
Title: [ ]	Title: [ ]

29

SCHEDULE I

30

Exhibit A

to the Closing Certificate

Board Resolutions

31

Exhibit B

to the Closing Certificate

Incumbency

32

Exhibit C

to the Closing Certificate

Bylaws / LLC Agreement

33

Exhibit D

to the Closing Certificate

Certificate of Incorporation or Certificate of Formation

34

EXHIBIT E

to the Closing Certificate

Good Standing Certificates

35

EXHIBIT J-2

TO THE CREDIT AGREEMENT

FORM OF ISRAELI CLOSING CERTIFICATE

[See Attached]

36

FORM OF ISRAELI CLOSING CERTIFICATE

CLOSING CERTIFICATE OF [                ]

September [                 ], 2017

Reference is made to the Credit Agreement, dated as of September [                 ], 2017 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among Lupert Ltd, as Holdings, Syneron Medical Ltd and Syneron Inc., as Borrower, the Lenders party thereto, ING Capital LLC, as Administrative Agent, Collateral Agent, Joint Lead Arranger and Joint Bookrunner, and HSBC Bank USA, National Association as Joint Lead Arranger and Joint Bookrunner. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Pursuant to Section 4.01(a)(v) of the Credit Agreement, the undersigned Authorized Officer of [                ] (the “Company”) certifies, in the name and on behalf of the Company, and not individually, that:

1. Attached hereto as Exhibit A is a true, correct and complete copy of an up-to-date extract from the Registrar of Companies together with the Certificate of Incorporation and Certificates of Change of Name of the Company.

2. Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Association of the Company. Such Articles of Association have not been amended, repealed, modified, superseded, revoked or restated, and are in full force and effect on the date hereof and no amendment to such Articles of Association is pending.

3. Attached hereto as Exhibit C is a true, correct and complete copy of the resolutions (the “Resolutions”) duly adopted by the board of directors of the Company (the “Authorizing Body”), authorizing the execution, delivery and performance of each of the Loan Documents to which the Company is a party and the transactions contemplated thereby. The Resolutions (a) were duly adopted by the Authorizing Body and have not been amended, modified, superseded or revoked in any respect and (b) are in full force and effect on the date hereof.

4. [Reserved]

37

5. Each individual set forth below is a duly authorized representative of the Company and is authorized to sign the Loan Documents and all other agreements, documents and instruments relating thereto on behalf of the Company. The signature written below opposite the name of such officer is his or her genuine signature.

Name	Office	Signature

38

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

Name:
Title:

I, a duly authorized signatory of the Company, do hereby certify that the person whose signature appears immediately above is a duly authorized signatory of the Company and the signature of such person set forth immediately above is true and genuine.

Name:
Title:

[Signature Page to Closing Certificate]

39

EXHIBIT K

TO THE CREDIT AGREEMENT

[Reserved]

40

EXHIBIT L

TO THE CREDIT AGREEMENT

[Reserved]

41

EXHIBIT M

TO THE CREDIT AGREEMENT

[Reserved]

42

EXHIBIT N

TO THE CREDIT AGREEMENT

SOLVENCY CERTIFICATE

Form of Solvency Certificate

Date:                    , 201[     ]

To the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below:

I, the undersigned, the Responsible Officer of LUPERT LTD, a company formed under the laws of the State of Israel (“Holdings”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such fact and circumstances after the date hereof), that:

1. This certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 4.01(a)(vi) of the Credit Agreement, dated as of September 20, 2017 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among SYNERON MEDICAL LTD, a company formed under the laws of the State of Israel (the “Israeli Borrower”), SYNERON, INC., a Delaware corporation (the “U.S. Borrower”, and, together with the Israeli Borrower, the “Borrower”), Holdings, ING CAPITAL LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and each lender from time to time party thereto

2. For purposes of this certificate, the terms below shall have the following definitions:

(a) “Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of Holdings and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b) “Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of Holdings and its Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

(c) “Stated Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of Holdings and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof), determined in accordance with GAAP consistently applied.

43

(d) “Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of Holdings and its Subsidiaries taken as a whole after giving effect to the Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof) (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of Holdings on its behalf.

(e) “Can pay their Stated Liabilities and Identified Contingent Liabilities as they mature”

Holdings and its Subsidiaries taken as a whole after giving effect to the Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof) have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.

(f) “Do not have Unreasonably Small Capital”

Holdings and its Subsidiaries taken as a whole after giving effect to the Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof) have sufficient capital to ensure that it is a going concern.

3. For purposes of this certificate, I, or officers of Holdings under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)	I have reviewed the financial statements (including the pro forma financial statements) referred to in Section 6.01 of the Credit Agreement.

(b)	I have knowledge of and have reviewed to my satisfaction the Credit Agreement.

(c)	As a Responsible Officer of Holdings, I am familiar with the financial condition of Holdings and its Subsidiaries.

4. Based on and subject to the foregoing, I hereby certify that after giving effect to the consummation of the Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof), it is my opinion that (i) each of the Fair Value and the Present Fair Salable Value of the assets of Holdings and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) Holdings and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) Holdings and its Subsidiaries taken as a whole can pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

44

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as Chief Financial Officer of Holdings, as of the date first written above.

LUPERT LTD

By:
Name:
Title: Chief Financial Officer

45

EXHIBIT O

TO THE CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

FORM OF

NON-BANK TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of September 20, 2017 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among SYNERON MEDICAL LTD, a company formed under the laws of the State of Israel (the “Israeli Borrower”), SYNERON, INC., a Delaware corporation (the “U.S. Borrower”, and, together with the Israeli Borrower, the “Borrower”), LUPERT LTD, a company formed under the laws of the State of Israel (“Holdings”), ING CAPITAL LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the U.S. Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

46

[Lender]

By:
Name:
Title:
[Address]

Dated:                     , 20[     ]

47

FORM OF

NON-BANK TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of September 20, 2017 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among SYNERON MEDICAL LTD, a company formed under the laws of the State of Israel (the “Israeli Borrower”), SYNERON, INC., a Delaware corporation (the “U.S. Borrower”, and, together with the Israeli Borrower, the “Borrower”), LUPERT LTD, a company formed under the laws of the State of Israel (“Holdings”), ING CAPITAL LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members claiming the portfolio interest exemption (the “applicable partners”) is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of the applicable partners is a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of the applicable partners is a “controlled foreign corporation” related to the U.S. Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or any applicable partner’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E (or W-8IMY, accompanied by associated Forms W-8BEN or W-8BEN-E) from each of its applicable partners. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

48

[Lender]
By:
Name:
Title:
[Address]

Dated:                     , 20[    ]

49

FORM OF

NON-BANK TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of September 20, 2017 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among SYNERON MEDICAL LTD, a company formed under the laws of the State of Israel (the “Israeli Borrower”), SYNERON, INC., a Delaware corporation (the “U.S. Borrower”, and, together with the Israeli Borrower, the “Borrower”), LUPERT LTD, a company formed under the laws of the State of Israel (“Holdings”), ING CAPITAL LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

Pursuant to provision of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the U.S. Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

50

[Participant]
By:
Name:
Title:
[Address]

Dated:                     , 20[    ]

51

FORM OF

NON-BANK TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of September 20, 2017 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among SYNERON MEDICAL LTD, a company formed under the laws of the State of Israel (the “Israeli Borrower”), SYNERON, INC., a Delaware corporation (the “U.S. Borrower”, and, together with the Israeli Borrower, the “Borrower”), LUPERT LTD, a company formed under the laws of the State of Israel (“Holdings”), ING CAPITAL LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members claiming the portfolio interest exemption (the “applicable partners”) is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none the applicable partners is a “10-percent shareholder” of the. Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of the applicable partners is a “controlled foreign corporation” related to the U.S. Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or any applicable partner’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E (or W-8IMY accompanied by associated Forms W-8BEN or W-8BEN-E) from each of its applicable partners claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

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[Participant]
By:
Name:
Title:
[Address]

Dated:                     , 20[    ]

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EXHIBIT P

TO THE CREDIT AGREEMENT

[Reserved]

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EXHIBIT Q

TO THE CREDIT AGREEMENT

FORM OF SUBORDINATED INTERCOMPANY NOTE

New York

[●], 20[    ]

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America, in immediately available funds, at such location as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Capitalized terms used in this Intercompany Note (this “Note”) but not otherwise defined herein shall have the meanings given to them, as applicable, in that certain Credit Agreement, dated as of September 20, 2017 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among SYNERON MEDICAL LTD, a company formed under the laws of the State of Israel (the “Israeli Borrower”), SYNERON, INC., a Delaware corporation (the “U.S. Borrower”, and, together with the Israeli Borrower, the “Borrower”), LUPERT LTD, a company formed under the laws of the State of Israel (“Holdings”), ING CAPITAL LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent and each lender from time to time party thereto

This Note shall be pledged by each Payee that is a Loan Party (a “Loan Party Payee”) to the Collateral Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement, the “Secured Parties”), as collateral security for such Payee’s Obligations. Each Payee hereby acknowledges and agrees that after the occurrence of and during the continuance of an Event of Default under and as defined in the Credit Agreement, the Collateral Agent may exercise all rights of the Loan Party Payees with respect to this Note.

Upon the commencement of any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relating to any Payor owing any amounts evidenced by this Note to any Loan Party, or to any property of any such Payor, or upon the commencement of any proceeding for voluntary liquidation, dissolution or other winding up of any such Payor, all amounts evidenced by this Note owing by such Payor to any and all Loan Parties shall become immediately due and payable, without presentment, demand, protest or notice of any kind.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is a Loan Party to any Payee shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest and fees thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest and fees are allowed or allowable claims in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness” until the Termination Date (as defined in the Security Agreement).

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(i)

In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or its creditor or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor (except as expressly permitted by the Credit Agreement), whether or not involving insolvency or bankruptcy, then, if an Event of Default (as defined in the Credit Agreement) has occurred and is continuing after prior written notice from the Collateral Agent to the Borrower, (x) the holders of Senior Indebtedness shall be irrevocably paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than (i) Hedging Obligations in respect of any Secured Hedging Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) contingent indemnification obligations and other contingent obligations that are not then due and payable) before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are irrevocably paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than (i) Hedging Obligations in respect of any Secured Hedging Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) contingent indemnification obligations and other contingent obligations that are not then due and payable), any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii)

If any Event of Default (under and as defined in the Credit Agreement) occurs and is continuing after prior written notice from the Collateral Agent to the Borrower, then (x) no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note and (y) upon the request of the Collateral Agent, no amounts evidenced by this Note owing by any Payor to any Payee that is a Loan Party shall be forgiven or otherwise reduced in any way, other than as a result of payment in full thereof made in cash;

(iii)

If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) above before all Senior Indebtedness shall have been irrevocably paid in full in cash (other than (i) Hedging Obligations in respect of any Secured Hedging Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) contingent indemnification obligations and other contingent obligations that are not then due and payable), such payment or distribution shall be held in trust (segregated from other property of such Payee) for the benefit of the Collateral Agent, and shall be paid over or delivered in accordance with, the Credit Agreement and Intercreditor Agreement; and

(iv)

Each Payee agrees to file all claims against each relevant Payor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Senior Indebtedness, and the Collateral Agent shall be entitled to all of such Payee’s rights thereunder. If for any reason a Payee fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Payee hereby irrevocably appoints the Collateral Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Payee’s name to file such claim or, in the Collateral Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Collateral Agent or its nominee. In all such cases,

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whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Collateral Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Payee hereby assigns to the Collateral Agent all of such Payee’s rights to any payments or distributions to which such Payee otherwise would be entitled. If the amount so paid is greater than such Payee’s liability hereunder, the Collateral Agent shall pay the excess amount to the party entitled thereto. In addition, each Payee hereby irrevocably appoints each Collateral Agent as its attorney in fact to exercise all of such Payee’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of each relevant Payor.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Collateral Agent and the other Secured Parties. The Collateral Agent and the other Secured Parties are obligees under this Note to the same extent as if their names were written herein as such and the Collateral Agent may, on behalf of itself, and the Secured Parties, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Payor that is not a Loan Party shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein; provided that the failure of any Payee to record such information shall not affect any Payor’s obligations in respect of intercompany indebtedness extended by such Payee to such Payor.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

It is understood that this Note shall only evidence Indebtedness.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and their respective successors and assigns, including subsequent holders hereof. Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any other promissory note or other instrument, this Note replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on, before or after the date hereof by any Payee to any other Subsidiary.

From time to time after the date hereof, additional Subsidiaries of Holdings may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page hereto, which shall automatically be incorporated into this Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived

57

by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Payor or Payee hereunder.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

58

SYNERON MEDICAL LTD
By:
Name:
Title:
SYNERON, INC.
By:
Name:
Title:
LUPERT LTD
By:
Name:
Title:
[RESTRICTED SUBSIDIARIES]
By:
Name:
Title:

59

EXHIBIT R

TO THE CREDIT AGREEMENT

[Reserved]

60

EXHIBIT S

TO THE CREDIT AGREEMENT

[Reserved]

61

EXHIBIT T

TO THE CREDIT AGREEMENT

[Reserved]

62

EXHIBIT U-1

TO THE CREDIT AGREEMENT

FORM OF HEDGE BANK DESIGNATION

ING Capital LLC, as Administrative Agent

Attention: Patrick Kennedy

1133 Avenue of the Americas, 7F1

New York, NY

Telephone: +1 (646) 424-8235

Fax: +1 (646) 424-8223

Email: patrick.kennedy@ing.com

  DLNYCLoanAgencyTeam@ing.com

Designation of Secured Hedge Agreement (“Designation”)

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of September 20, 2017 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among SYNERON MEDICAL LTD, a company formed under the laws of the State of Israel (the “Israeli Borrower”), SYNERON, INC., a Delaware corporation (the “U.S. Borrower”, and, together with the Israeli Borrower, the “Borrower”), LUPERT LTD, a company formed under the laws of the State of Israel (“Holdings”), ING CAPITAL LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”). Unless otherwise defined herein, capitalized terms used in this Designation shall have the respective meanings given to them in the Credit Agreement.

Notice is hereby given to the Administrative Agent that the Borrower designates [    ] (the “Hedge Bank”) as a “Hedge Bank” pursuant to and in accordance with the terms of the Credit Agreement. The Hedge Bank hereby (i) appoints the Administrative Agent and Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 9.15, 10.05, 10.14, 10.15, 10.18 and Article IX of the Credit Agreement as if it were a Lender.

Each of the Borrower and the undersigned Hedge Bank hereby designates each Hedge Agreement entered into pursuant to the [Master Agreement], dated as of [                    ], 201[    ], between [the Borrower] and [such Hedge Bank] (as amended, restated, supplemented or otherwise modified from time to time, together with each confirmation effected pursuant thereto) as a “Secured Hedge Agreement” pursuant to, and in accordance with, the terms of the Credit Agreement.]

[signature page follows]

63

Very truly yours,

SYNERON MEDICAL LTD

By:
Name:
Title:

SYNERON, INC.

By:
Name:
Title:

64

EXHIBIT U-2

TO THE CREDIT AGREEMENT

FORM OF CASH MANAGEMENT BANK DESIGNATION

ING Capital LLC, as Administrative Agent

Attention: Patrick Kennedy

1133 Avenue of the Americas, 7F1

New York, NY

Telephone: +1 (646) 424-8235

Fax: +1 (646) 424-8223

Email: patrick.kennedy@ing.com

  DLNYCLoanAgencyTeam@ing.com

Designation of Cash Management Agreement (“Designation”)

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of September 20, 2017 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among SYNERON MEDICAL LTD, a company formed under the laws of the State of Israel (the “Israeli Borrower”), SYNERON, INC., a Delaware corporation (the “U.S. Borrower”, and, together with the Israeli Borrower, the “Borrower”), LUPERT LTD, a company formed under the laws of the State of Israel (“Holdings”), ING CAPITAL LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”). Unless otherwise defined herein, capitalized terms used in this Designation shall have the respective meanings given to them in the Credit Agreement.

Notice is hereby given to the Administrative Agent that the Borrower designates [    ] (the “Cash Management Bank”) as a “Cash Management Bank” pursuant to and in accordance with the terms of the Credit Agreement. The Cash Management Bank hereby (i) appoints the Administrative Agent and Collateral Agent as its agent under the applicable Loans Documents and (ii) agrees to be bound by the provisions of agrees to be bound by the provisions of Sections 9.15, 10.05, 10.14, 10.15, 10.18 and Article IX of the Credit Agreement as if it were a Lender.

[signature page follows]

65

Very truly yours,

SYNERON MEDICAL LTD

By:
Name:
Title:

SYNERON, INC.

By:
Name:
Title:

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